Exhibit _____
$450,000,000
CREDIT AGREEMENT
by and among
EH/TRANSEASTERN, LLC
and
TE/TOUSA SENIOR, LLC
as the Borrowers
DEUTSCHE BANK TRUST COMPANY AMERICAS,
and
THE INSTITUTIONS FROM TIME TO TIME PARTY HERETO
as Lenders
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as the Administrative Agent for the Lenders
DEUTSCHE BANK SECURITIES INC.,
as Sole Lead Arranger and Sole Book Running Manager
Dated as of August 1, 2005

i

SCHEDULES AND EXHIBITS

SCHEDULES:
Schedule 4.1	Material Obligations and Liabilities
Schedule 4.6	Material Litigation
Schedule 4.7	Taxes
Schedule 4.9	Subsidiary Entities
Schedule 4.11	ERISA Compliance
Schedule 4.14	Required Consents
Schedule 4.15	Hazardous Materials
Schedule 4.17	Existing Insurance
Schedule 4.23(5)	Purchase and Option Agreements
Schedule 4.27	Taxpayer Identification Number
Schedule 4.29	Blocked Accounts
Schedule 5.1(2)	Conditions to Funding of Loan
Schedule 5.5	Insurance Requirements
Schedule 6.5	Investments
Schedule 6.6	Affiliate Transactions
Schedule 6.12(1)	Liens
Schedule 6.21	Permitted Indebtedness
Schedule 9.6	Notices
Schedule I	Pro Rata Shares
Schedule II	Mortgaged Property/Operating Company Entitys/ Security Instruments

v

EXHIBITS
Exhibit A-1	Form of Guaranty
Exhibit A-2	Form of Carve-Out Guaranty
Exhibit B	Form of Assignment and Acceptance Agreement
Exhibit C	Form of Closing Certificate
Exhibit D	Form of Rate Request
Exhibit E-l	Form of Term Loan Note
Exhibit E-2	Form of Revolving Loan Note
Exhibit E-3	Form of Swing Line Note
Exhibit F	Form of Pledge Agreement
Exhibit G	Form of Borrowing Base Certificate
Exhibit H	Form of Blocked Deposit Account Agreement
Exhibit I	Form of Borrowing Request
Exhibit J	Form of Funding Notice
Exhibit K	Form of Letter of Credit Request
Exhibit L	Form of Environmental Indemnity
Exhibit M	Form of Compliance Certificate
Exhibit N	Form of Assignment of Contracts
Exhibit O	Form of Completion Guaranty
Exhibit P	Assignment of Qualified Contract

CREDIT AGREEMENT
     THIS CREDIT AGREEMENT (this “Agreement”) is made and dated as of the 1st day of August, 2005 (“Effective Date”), by and among EH/TRANSEASTERN, LLC, a limited liability company organized under the laws of the state of Delaware (the “Operating Company”), TE/TOUSA SENIOR, LLC, a limited liability company organized under the laws of the state of Delaware (“TOUSA Senior” and together with Operating Company, jointly and severally, the “Borrowers” and each a “Borrower”); THE LENDERS FROM TIME TO TIME PARTY HERETO (collectively and severally, the “Lenders”); and DEUTSCHE BANK TRUST COMPANY AMERICAS (“DBTCA”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).
RECITALS
     A. The Borrowers have requested that the Lenders extend certain credit facilities to Company, in an initial principal amount of $450,000,000, consisting of $335,000,000 aggregate principal amount of Term Loans, and up to $115,000,000 aggregate principal amount of Revolving Commitments. Proceeds from the Term Loans and the Revolving Loans shall be used to finance the acquisition (“Acquisition”) of the Transeastern Assets (as defined below), and pay transaction costs and expenses. Proceeds from the Revolving Loans shall be used for the corporate needs of the Borrowers, including working capital and a $75,000,000 sub-facility for letters of credit.
     B. The Lenders party hereto have agreed to extend such credit facilities and DBTCA has agreed to act as administrative agent on behalf of the Lenders on the terms and subject to the conditions set forth herein and in the other Loan Documents (as that term and other capitalized terms used herein are defined in, or the location of the definitions thereof referenced in, Article I).
     NOW, THEREFORE, in consideration of the above Recitals and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:
AGREEMENT
ARTICLE I
DEFINED TERMS
     1.1 Defined terms. As used in this Agreement, the following terms have the following meanings:
     “Account Collateral” shall mean (a) the Blocked Accounts and all cash, checks, drafts, certificates, instruments and other property, including, without limitation, all deposits and/or wire transfers from time to time deposited or held in, credited to or made to the Blocked Accounts; (b) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise payable in respect of, or in exchange for, any or all of the foregoing; and (c) to the extent not covered by clauses (a) or (b) above, all proceeds (as defined under the UCC) of any or all of the foregoing.

     “Acquisition” shall have the meaning set forth in Section 4.24 of this Agreement.
     “Acquisition Cost” shall mean the cost of the Entitled Land, Lots Under Development, and/or Finished Lots in question, determined in accordance with GAAP (including any write downs in such costs required under GAAP).
     “Act” shall have the meaning set forth in Section 4.13 of this Agreement.
     “Additional Letter of Credit Facility” shall have the meaning set forth in Section 2.22(3) of this Agreement.
     “Administrative Agent” shall have the meaning given such term in the preamble to this Agreement and shall include any successor to DBTCA as the initial “Administrative Agent” thereunder.
     “Affiliate” shall mean, as to any Person, any other Person directly or indirectly Controlling, Controlled by or under direct or indirect common Control with, such Person. In the case of a Lender which is a fund that invests in loans, any other fund that invests in loans which is managed by the same investment advisor as such Lender, or by another Affiliate of such Lender or such investment advisor, shall be deemed an Affiliate of such Lender.
     “Agents” shall mean the Administrative Agent, the Lead Arranger and any other Persons acting in the capacity of an agent for the Lenders under this Agreement, together with their permitted successors and assigns.
     “Aggregate Commitments” shall mean the sum of (i) the outstanding principal amount under the Term Loans; and (ii) the Total Revolving Commitments (whether or not then funded).
     “Agreement” shall mean this Credit Agreement, as the same may be Modified.
     “Allocated Cost” shall mean, with respect to each Unit, the Acquisition Cost and the Unit Construction Cost.
     “ALTA” shall mean American Land Title Association, or any successor thereto.
     “Anti-Terrorism Laws” shall have the meaning set forth in Section 4.28(1) of this Agreement.
     “Applicable Base Rate” shall mean the floating rate per annum equal to the daily average Base Rate in effect during the applicable calculation period plus 1.50%.
     “Applicable LIBO Rate” shall mean, with respect to the applicable Interest Period, the per annum rate equal to the Reserve Adjusted LIBO Rate plus a “LIBOR Spread” of 2.75%.
     “Applicable Unused Line Fee Percentage” shall mean, for any day, with respect to the unused line fee payable under Section 2.19, the applicable rate per annum set forth below under the caption “Unused Line Fee Rate” based upon the average daily Usage Percentage during the immediately preceding month or shorter period if calculated on the Revolving Commitment Termination Date:

Usage Percentage	Unused Line Fee Rate
Less than 50% 50% up to but not including 100%	0.50% 0.375%
     “Appraisal” shall mean a real estate appraisal conducted in accordance with the Uniform Standards of Professional Appraisal Practice (as promulgated by the Appraisal Standards Board of the Appraisal Foundation) and all Requirements of Law applicable to Lenders, including in conformity with the Financial Institutions Reform Recovery and Enforcement Act (FIRREA), undertaken by an independent appraisal firm reasonably satisfactory to Administrative Agent, and providing an assessment of fair market value of the subject Real Property.
     “Appraised Value” shall mean the most recent fair market value established by an Appraisal reasonably acceptable to Administrative Agent.
     “Asset Purchase Agreement” shall mean that certain Asset Purchase Agreement dated as of June 6, 2005 by and among Operating Company, Seller, Arthur J. Falcone, Edward W. Falcone and Falcone/Ritchie, LLC.
     “Assignee” shall have the meaning given such term in Section 9.8(1) of this Agreement.
     “Assignment and Acceptance Agreement” shall mean an agreement in the form of that attached to this Agreement as Exhibit B.
     “Assumption Agreement” shall have the meaning given such term in Section 2.22(2) of this Agreement.
     “Available Credit” shall mean, at any time, an amount equal to (a) the Maximum Credit, minus (b) the aggregate principal amount of the Revolving Loans at such time; minus (c) the aggregate principal amount of any Swing Line Loan.
     “Bankruptcy Code” shall mean Title 11, U.S.C.A., as amended from time to time and any successor thereto.
     “Base Distribution Conditions” shall have the meaning given such term in Section 6.8(2)(iv) of this Agreement.
     “Base Rate” shall mean on any day the higher of: (a) the Prime Rate in effect on such day, and (b) the sum of the Federal Funds Rate in effect on such day plus one half of one percent (0.50%).
     “Base Rate Loans” shall mean any Swing Line Loan and any other Loan bearing interest at a rate determined by reference to the Base Rate.
     “Beneficial” when used in the context of beneficial ownership has the analogous meaning to that specified in Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

     “Blocked Account” shall mean a bank account with a financial institution approved by Agent in its reasonable discretion, which bank account is subject to a Blocked Deposit Account Agreement.
     “Blocked Deposit Account Agreements” shall mean each of the Blocked Deposit Account Agreements, to be executed by Borrowers, the Administrative Agent and the applicable financial institution at which a Blocked Account is established, which Agreement shall be substantially in the form of Exhibit H.
     “Bona Fide Employee Sale” shall mean a sale to an employee or officer of an Operating Company Entity in the Ordinary Course of Business and (1) pursuant to a Bona Fide Sales Contract (except with respect to the affiliation of such person), and (2) upon fair and reasonable terms no less than favorable to the Operating Company Entity than would be obtained in a comparable arm’s length transaction with a Person who is not an employee or officer of such Operating Company Entity (provided, however, that in the event no brokerage commission or fee will be incurred in connection with such transaction, a reasonable sum in respect thereof may be deducted from the fair market purchase price).
     “Bona Fide Sales Contract” shall mean a duly executed contract, in substantially a form approved by Administrative Agent, for the sale of a Unit to a Person who is not related or affiliated with any Transaction Party (other than in connection with a Bona Fide Employee Sale), and: (i) which contract is in full force and effect without any default thereunder on the part of the purchaser or seller, (ii) for which contract all rescission rights under Law or Regulation have expired, (iii) which contract is subject to no contingencies or conditions other than completion of construction, and (iv) a deposit in an amount customary for the type of property has been made by the buyer, and is non-refundable except as provided in clause (iii) above.
     “Borrowers” and “Borrower” shall have the meaning given to such term in the preamble to this Agreement.
     “Borrower Parties” shall mean, jointly and severally, each of the Borrowers, Guarantors, Pledgor and any Affiliate of the foregoing executing any Loan Document.
     “Borrowing” shall mean (a) all Base Rate Loans made, converted or continued on the same date, or (b) all LIBO Rate Loans of the same Interest Period. For purposes hereof, the date of a Borrowing comprising one or more Loans that have been converted or continued shall be the effective date of the most recent conversion or continuation of such Loan or Loans.
     “Borrowing Base” shall mean, at any time, with respect to the Borrowing Base Assets, the sum of:
           (i) the product of (x) 0.35 and (y) the Fair Market Value of the Qualified Purchase/Option Agreements; provided that at no time shall the aggregate sum under this clause (i) exceed 20% of the Borrowing Base as a whole;
           (ii) the product of (x) 0.50 and (y) the Fair Market Value of the Unimproved Land owned by the Operating Company Entities; provided that at no time shall the aggregate sum under this clause (ii) exceed 25% of the Borrowing Base as a whole;

           (iii) the product of (x) 0.65 and (y) the Fair Market Value of the Lots Under Development and Finished Lots owned by the Operating Company Entities; provided that at no time shall the aggregate sum under this clause (iii) exceed 50% of the Borrowing Base as a whole;
           (iv) the product of (x) 0.80 and (y) the Fair Market Value of the Unsold Homes Under Construction owned by the Operating Company Entities;
           (v) the product of (x) 0.80 and (y) the Fair Market Value of the Completed Unsold Homes owned by the Operating Company Entities;
           (vi) the product (x) 0.90 and (y) the Fair Market Value of the Sold Homes owned by the Operating Company Entities; and
          (vii) the product of (x) 1.00 and (y) the sum of (a) Escrow Proceeds Receivables and (b) Unrestricted Cash in excess of $10,000,000;
provided, however, that (i) Unentitled Land shall receive zero ($0) credit with respect to Borrowing Base determinations and at no time shall the Fair Market Value of such Unentitled Land exceed $40 million, (ii) all assets of the Operating Company Entities included in the Borrowing Base shall not be subject to any Lien (other than Permitted Encumbrances, excluding those described in clause (iv) and (v) of such definition) and shall be owned 100% by the Operating Company Entities.
     “Borrowing Base Assets” shall mean each of the following: Qualified Purchase/Option Agreements, Unimproved Land, Lots Under Development, Finished Lots, Unsold Homes Under Construction, Completed Unsold Homes, Sold Homes, Escrow Proceeds Receivables and Unrestricted Cash in excess of $10,000,000 included in the calculation of the Borrowing Base; provided that with respect to any Real Property acquired after the Closing Date (including any Real Property acquired pursuant to a Qualified Purchase/Option Agreement), the acquisition of such Real Property complies with the requirements set forth in Section 6.5(8).
     “Borrowing Base Certificate” shall mean a certificate of the Borrower substantially in the form of Exhibit G.
     “Borrowing Request” shall mean a request by the Borrowers for a Borrowing in accordance with Section 2.5, substantially in the form of Exhibit I.
     “Bulk Sale” shall mean the Disposition of portions of the Mortgaged Property with a Fair Market Value in excess of $10 million in a single transaction or related series of transactions.
     “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banks in New York are authorized or obligated to close their regular banking business.
     “Capital Stock” shall mean (i) with respect to any Person that is a corporation, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including, without limitation, each class or series of common stock and preferred stock of such Person and (ii) with respect to any Person that is not a corporation, any and all investment units, partnership, membership or other equity interests of such Person.
     “Carveout Guaranties” shall mean each Guaranty (Carveout) of even date herewith executed by Guarantors in favor of Administrative Agent in the form of Exhibit A-2.
     “Cash Equivalents” shall mean, with respect to any Person: (a) securities issued, guaranteed or insured by the United States of America or any of its agencies with maturities of not more than one year from the date acquired; (b) certificates of deposit with maturities of not more than one year from the date acquired by a United States federal or state chartered commercial bank of recognized standing, which has capital and unimpaired surplus in excess of $500,000,000 and which bank or its holding company has a short-term commercial paper rating of at least A-2 or the equivalent by S&P or at least P-2 or equivalent by Moody’s; (c) reverse repurchase agreements with terms of not more than seven days from the date acquired, for securities of the type described in clause (a) above and entered into only with commercial banks having the qualifications described in clause (b) above; (d) commercial paper issued by any Person incorporated under the laws of the United States of America or any state thereof and rated at least A-2 or the equivalent thereof by S&P or at least P-2 or the equivalent thereof of Moody’s, in each case with maturities of not more than one year from the date acquired; and (e) investments in money market funds registered under the Investment Company Act of 1940, which have net assets of at least $500,000,000 and at least 85% of whose assets consist of securities and other obligations of the type described in clauses (a) through (d) above and (f) other investments of comparable security and liquidity to those enumerated in clauses (a) through (e) above.
     “Casualty” shall mean a fire, explosion, flood, collapse, hurricane, or other casualty affecting one or more Mortgaged Property.
     “CERCLIS” shall have the meaning set forth in Section 4.15 of this Agreement.
     “Change in Control” shall mean, at any time, the occurrence of any of the following:
           (i) TOUSA shall cease to own and control, directly or indirectly, one hundred percent (100%) of the Capital Stock of TOUSA Member; or
           (ii) TOUSA Member shall cease to be the sole managing member of Investment Vehicle.
     “Change in Law” shall mean (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or by any lending office of such Lender or by such Lender’s holding company, if any) with any guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.
     “Closing Certificate” shall mean a certificate in the form of that attached to this Agreement as Exhibit C.

     “Closing Date” shall mean the date as of which all conditions set forth in Section 5.1 of this Agreement shall have been satisfied or waived and the Loan shall have been funded.
     “Code” shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder, as from time to time in effect.
     “Commitment” shall mean, collectively, the Term Loan Commitment and the Total Revolving Commitments.
     “Completed Unsold Homes” shall mean, as of any date, all Units (including all Model Homes), for which construction has been “completed”, but for which there is in existence no Bona Fide Sales Contract. Construction will be considered “completed” when a temporary certificate of occupancy, a certificate of occupancy, or substantially equivalent approval has been issued.
     “Completion Guaranty” shall mean that certain Completion Guaranty of even date herewith executed by the TOUSA Guarantors in favor of Administrative Agent substantially in the form attached hereto as Exhibit O.
     “Compliance Certificate” shall have the meaning set forth in Section 5.1(3)(i) of this Agreement.
     “Condemnation” shall mean a taking or voluntary conveyance during the term hereof of all or any part of the Mortgaged Property or any interest therein or right accruing thereto or use thereof, as the result of, or in settlement of, any condemnation or other eminent domain proceeding by any Governmental Authority, whether or not the same shall have actually been commenced.
     “Consolidated” shall mean with respect to any Person, the consolidation of accounts of such Person and its Subsidiaries, in conformity with GAAP. “Consolidation” shall have a meaning correlative thereto.
     “Consolidated Entity” shall mean, with respect to any Person, (a) any Subsidiary of such Person and (b) any Person consolidated in the financial statements of such Person in accordance with GAAP.
     “Consolidated Net Income” shall mean, for any period, the net income (or loss) of the Borrowers for such period, determined on a Consolidated basis in conformity with GAAP.
     “Contact Office” shall mean the office of DBTCA located at Deutsche Bank Trust Company Americas, 60 Wall Street, MS NYC60-1110, New York, NY 10005-2858, Attention: Loan Administration, or such other offices in New York, New York as the Administrative Agent may notify the Borrowers and the Lenders from time to time in writing.
     “Contractual Obligation” as to any Person shall mean any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

     “Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise, and the terms “Controlled,” “Controlling” and “Common Control” shall have correlative meanings.
     “Credit Date” means the date of the making of a Revolving Loan or a Swing Line Loan or the issuing of a Letter of Credit.
     “DBTCA” shall mean Deutsche Bank Trust Company Americas.
     “Defaulted Loan” shall have the meaning set forth in Section 2.16(2) of this Agreement.
     “Defaulting Lender” shall have the meaning set forth in Section 2.16(2) of this Agreement.
     “De Minimis Accounts” means Deposit Accounts with a balance, in the aggregate of less than $500,000.
     “Deposit Account” means a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit.
     “Disposition” shall mean the sale, conveyance, pledge, hypothecation, ground lease, encumbrance, creation of a security interest with respect to, or other transfer, whether voluntary or involuntary, direct or indirect, of any legal or beneficial interest in a Mortgaged Property, or other Property of the Borrowers; provided, however, that Disposition shall not include any Permitted Encumbrances.
     “Distribution” shall mean with respect to any Borrower Party: (i) any distribution of cash or Cash Equivalent, directly or indirectly, to the partners or holders of Capital Stock of such Persons, or any other distribution on or in respect of any partnership, company or equity interests of such Persons; (ii) the declaration or payment of any dividend on or in respect of any shares of any class of Capital Stock of such Persons; or (iii) the purchase, redemption, or other retirement of any shares of any class of Capital Stock of such Persons, directly or indirectly.
     “Dollars” and the sign “$” mean the lawful money of the United States of America.
     “EBITDA” shall mean for the Borrowers and their Subsidiaries for any period ending on any date of determination, an amount equal to (a) the Consolidated Net Income for such period, minus (b) gains from extraordinary items for such period, to the extent included in the calculation of Consolidated Net Income for such period in conformity with GAAP, but without duplication, plus (c) the sum of (i) any provision for income taxes for such period, (ii) Interest Expense deducted in the calculation of Consolidated Net Income for such period in conformity with GAAP (including, without duplication, previously capitalized Interest Expense which would be included in “cost of goods sold” and deducted from Consolidated revenues in determining Consolidated Net Income), (iii) the amount of depreciation and amortization for such period (including the amortization or write-down of goodwill associated with the purchase price under the Asset Purchase Agreement of Four Hundred Seventeen Million One Hundred

Forty-Two Thousand Five Hundred Dollars ($417,142,500.00) plus the Permitted Post Closing Payments, (iv) any write-off of goodwill, and (v) the amount of (x) any item of extraordinary loss not paid in cash in such period and (y) any non-cash impairment charges in such period, in each case to the extent included in the calculation of Consolidated Net Income for such period in conformity with GAAP, but without duplication.
     “Effective Date” shall mean the date first written in the introductory paragraph of this Agreement.
     “Eligible Assignee” shall mean any of the following:
          (a) A commercial bank organized under the laws of the United States, or any state thereof, and having a combined capital and surplus of at least $100,000,000;
          (b) A commercial bank organized under the laws of any other country which is a member of the Organization for Economic Cooperation and Development (the “OECD”), or a political subdivision of any such country, and having a combined capital and surplus of at least $100,000,000 (provided that such bank is acting through a branch or agency located in the country in which it is organized or another country which is also a member of the OECD);
          (c) A Person that is engaged in the business of commercial banking and that is: (1) an Affiliate of a Lender, (2) an Affiliate of a Person of which a Lender is an Affiliate, or (3) a Person of which a Lender is an Affiliate;
          (d) An insurance company, mutual fund or other financial institution organized under the laws of the United States, any state thereof, any other country which is a member of the OECD or a political subdivision of any such country which invests in bank loans and has total assets of $500,000,000; and
          (e) Any fund which invests in bank loans and whose assets exceed $100,000,000;
provided, however, that no Person shall be an “Eligible Assignee” unless at the time of the proposed assignment to such Person: (i) such Person is able to make or maintain, as applicable, its portion of the Loan in Dollars, (ii) such Person is exempt from withholding of tax on interest and is able to deliver the documents related thereto pursuant to Section 2.18(5) of this Agreement, and (iii) such Person is not a Transaction Party or an Affiliate thereof.
     “Eligible Collateral” shall mean U.S. Government Obligations, Letter of Credit Collateral or cash and Cash Equivalents, or any combination thereof.
     “Entitled Land” shall mean Real Property with respect to which all applicable discretionary land use and environmental approvals, including zoning and discretionary subdivision (not including recordation of a final subdivision plat), have been obtained from federal, state, and local agencies with jurisdiction over the subject property; provided, however, that “entitled” shall not require Borrower to obtain any permits or other approvals that are administrative, ministerial, or otherwise subject to issuance upon satisfaction of or compliance with objective criteria (such as building permits, grading permits or similar approvals).

     “Environmental Claim” shall mean any claim, action, cause of action, investigation or written notice by any Person alleging potential liability (including potential liability for investigatory costs, cleanup costs, natural resource damages, property damages, personal injuries or penalties) arising out of, based upon or resulting from (a) the presence, threatened presence, release or threatened release into the environment of any Hazardous Materials from or at the Mortgaged Property, or (b) the violation, or alleged violation, of any Hazardous Materials Law relating to the Mortgaged Property.
     “Environmental Indemnity” shall mean the Environmental Indemnity, dated the date hereof, made by Borrowers and Guarantors in favor of Administrative Agent.
     “Environmental Law” shall have the meaning provided in the Environmental Indemnity.
     “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as Modified, and the rules and regulations promulgated thereunder as from time to time in effect.
     “ERISA Affiliate” shall mean any trade or business (whether or not incorporated) under common control with any Consolidated Entity within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) for purposes of provisions relating to Section 412 of the Code).
     “ERISA Event” shall mean (a) a Reportable Event with respect to a Pension Plan or a Multiemployer Plan; (b) a withdrawal by any Consolidated Entity or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Consolidated Entity or any ERISA Affiliate from a Multiemployer Plan or notification that a multiemployer is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) a failure by any Consolidated Entity to make required contributions to a Pension Plan, Multiemployer Plan or other Plan subject to Section 412 of the Code; (f) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (g) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Consolidated Entity or any ERISA Affiliate; or (h) an application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code with respect to any Plan.
     “Escrow Proceeds Receivables” shall mean with respect to any Operating Company Entity, the aggregate amount of funds held in escrow by a title company or escrow agent which are payable (without any requirement of the satisfaction or waiver of any further condition) to the Operating Company Entity and which constitute proceeds of sales of Units.
     “Eurodollar Business Day” shall mean a Business Day on which commercial banks in London, England are open for domestic and international business.

     “Event of Default” shall have the meaning given such term in Section 7.1 of this Agreement.
     “Evidence of No Withholding” shall have the meaning given such term in Section 2.18(5) of this Agreement.
     “Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of the Borrowers hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by any state, locality or foreign jurisdiction under the laws of which such recipient is organized or in which it maintains an office or permanent establishment, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrowers are located and (c) in the case of a Foreign Lender, any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender’s failure to comply with Section 2.18(5) of this Agreement; provided, however, Excluded Taxes shall not include any withholding tax resulting from any inability to comply with Section 2.18(5) of this Agreement solely by reason of there having occurred a Change in Law.
     “Executive Order” shall have the meaning set forth in Section 4.28(1) of this Agreement.
     “Extension Fee” shall have the meaning set forth in Section 2.6(5)(ii)(B) of this Agreement.
     “Extension Period” shall have the meaning set forth in Section 2.6(5)(i).
     “F/R Member” shall mean Falcone/Ritchie, LLC, a Florida limited liability company.
     “Facility Increase” shall have the meaning set forth in Section 2.22 of this Agreement.
     “Facility Increase Effective Date” shall have the meaning set forth in Section 2.22(2) of this Agreement.
     “Facing Fee” shall have the meaning set forth in Section 2.19(2)(ii) of this Agreement.
     “Fair Market Value” shall mean:
          (i) with respect to any Real Property that is part of the Borrowing Base as of the Closing Date, the Appraised Value thereof;
          (ii) with respect to a Qualified Purchase/Option Agreement, the sum of (a) the Appraised Value of the Qualified Option Land subject to such agreement; less (b) the purchase price under the Qualified Purchase/Option Agreement.
          (iii) with respect to all other Real Property, the lesser of (a) the Allocated Cost of such Real Property; and (b) the Appraised Value of such Real Property.

     “Federal Funds Rate” shall mean for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 1:00 p.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.
     “Fee Letter” shall mean the letter agreement dated August 1, 2005 between DBTCA, the Borrowers and the Mezzanine Borrowers relating to fees.
     “Finished Lots” shall mean lots of Entitled Land as to which offsite construction has been substantially completed, utilities and all major infrastructure have been completed and stubbed to the site, and building permits for Units may be promptly pulled and vertical construction commenced without the satisfaction of any further conditions.
     “Fiscal Quarter” or “fiscal quarter” shall mean any three-month period ending on March 31, June 30, September 30 or December 31 of any Fiscal Year.
     “Fiscal Year” or “fiscal year” shall mean the 12-month period ending on December 31 in each year or such other period as any Borrower may designate and the Administrative Agent may approve in writing.
     “Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
     “Funding Default” shall have the meaning set forth in Section 2.16(2) of this Agreement.
     “Funding Notice” means a notice substantially in the form of Exhibit J.
     “GAAP” shall mean generally accepted accounting principles in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination; provided that with respect to determining compliance with any financial covenants set forth in Section 6.9 (including related definitions), “GAAP” shall be determined based upon those accounting principles referred to above as of the Closing Date.
     “Good Faith Contest” shall mean the contest of an item if (1) no Event of Default shall exist and be continuing; (2) the item is diligently contested in good faith, and, if appropriate, by proceedings timely instituted, (3) the Borrowers shall keep the Administrative Agent informed of the status of such contest at reasonable intervals; (4) if the Borrowers are not providing security as provided in clause (5) below, adequate reserves are established in accordance with GAAP with respect to the contested item; (5) either such contest operates to suspend collection or enforcement (as the case may be) of the contested item or the Borrowers have deposited with Administrative Agent security (which may be in the form of a bond) in amount and form reasonably satisfactory to Administrative Agent; and (6) the failure to pay or comply with the contested item during the period of the contest is not reasonably likely to result in a Material Adverse Effect.
     “Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any court or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
     “Guaranties” shall mean individually and collectively, (i) the Carveout Guaranties, executed by the TOUSA Guarantors and F/R Member in favor of the Administrative Agent, in each case in the form attached to this Agreement as Exhibit A-2; (ii) the Recourse Guaranty executed by each Operating Company Entity (other than Borrowers) in favor of the Administrative Agent, in each case in the form attached to this Agreement as Exhibit A-1; and (iii) the Completion Guaranty executed by the TOUSA Guarantors in favor of the Administrative Agent, in the form attached to this Agreement as Exhibit O.
     “Guarantors” shall mean, individually and collectively, the TOUSA Guarantors, F/R Member and the Operating Company Entities (other than Borrowers), each in its capacity as a guarantor under the Guaranties to which it is a party.
     “Hazardous Materials” shall mean any flammable materials, explosives, radioactive materials, hazardous wastes, toxic substances or related materials, including, without limitation, any substances defined as or included in the definitions of “hazardous substances,” “hazardous wastes,” “hazardous materials,” or “toxic substances” under any applicable federal, state, or local laws or regulations.
     “Hazardous Materials Claims” shall mean any enforcement, cleanup, removal or other governmental or regulatory action or order with respect to the Property, pursuant to any Hazardous Materials Laws, and/or any claim asserted in writing by any third party relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials.
     “Hazardous Materials Laws” shall mean any applicable federal, state or local laws, ordinances or regulations relating to Hazardous Materials.
     “Hedging Contracts” shall mean all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the rights of any Person arising from fluctuations in interest rates, currency valves or commodity prices.
     “Impositions” shall mean all taxes (including all ad valorem, sales (including those imposed on lease rentals), use, single business, gross receipts, value added, intangible transaction, privilege or license or similar taxes), governmental assessments (including all assessments for public improvements or benefits, whether or not commenced or completed prior to the date of this Agreement and whether or not commenced or completed within the term of this Agreement), water, sewer or other rents and charges, excises, levies, fees (including license, permit, inspection, authorization and similar fees), and all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Mortgaged Property and/or any Rents (including all interest and penalties thereon), which at any time prior to, during or in respect of the term of the Loan may be assessed or imposed on or in respect of or be a Lien upon (a) Borrowers or their Subsidiary Entities (including all income, franchise, single business or other taxes), (b) the Mortgaged Property, or any other collateral delivered or pledged to the Administrative Agent, or any Rents therefrom or any estate, right, title or interest therein, or (c) any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Mortgaged Property.
     “Improvements” shall have the meaning set forth in the Security Instruments.
     “Increased-Cost Lender” shall have the meaning set forth in Section 2.16(3) of this Agreement.
     “Indebtedness” of any Person shall mean without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments that bear interest, (c) all reimbursement and all obligations with respect to letters of credit and bankers’ acceptances, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the Ordinary Course of Business that are not overdue, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property), (f) all capital lease obligations of such Person and the present value of future rental payments under all synthetic leases, (g) all guaranty obligations of such Person with respect to obligations of another Person that would otherwise constitute Indebtedness hereunder, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any stock or stock equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary liquidation preference and its involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and (j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any lien upon or in Property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness but only to the extent of the lesser of (x) the amount of such Indebtedness and (y) the fair market value of the Property securing such Indebtedness. Notwithstanding the foregoing, “Indebtedness” shall not include (x) the face amount of any undrawn Performance Letters of Credit, (y) Indebtedness Associated with Assets Not Owned, or (z) obligations with respect to options to purchase Real Property that have not been exercised.

     “Indebtedness Associated with Assets Not Owned” shall mean any Indebtedness of any land bank, or any other third party Indebtedness that would be required to be included on the balance sheet or financial statements of the Borrowers pursuant to any accounting rule requiring such Consolidation, except to the extent that such Indebtedness would otherwise fall under clause (g) of the definition of “Indebtedness” with respect to any of the Borrowers.
     “Indemnified Liabilities” shall have the meaning given such term in Section 9.14 of this Agreement.
     “Indemnified Person” shall have the meaning given such term in Section 9.14 of this Agreement.
     “Indemnified Taxes” shall mean Taxes other than Excluded Taxes.
     “Initial Maturity Date” shall mean the earlier of (i) August 1, 2008, and (ii) the date that all Loans shall become due and payable in full hereunder, whether by acceleration or otherwise.
     “Insurance Requirements” shall mean, collectively, (i) all material terms of any insurance policy required pursuant to this Agreement and (ii) all material regulations and then current standards applicable to or affecting the Mortgaged Property or any part thereof or any use or condition thereof, which may, at any time, be recommended by the Board of Fire Underwriters, if any, having jurisdiction over the Mortgaged Property, or such other body exercising similar functions.
     “Interest Coverage Ratio” shall mean, at any time, the ratio of (i) EBITDA for the fiscal quarter then most recently ended, to (ii) Interest Incurred for such period.
     “Interest Expense” shall mean, for any period, for any Person for any period, total interest expense of such Person and its Subsidiaries for such period determined on a Consolidated basis in conformity with GAAP. Notwithstanding that GAAP may otherwise provide, the Borrowers shall not be required to include in Interest Expense the amount of any premium paid to prepay Indebtedness.
     “Interest Incurred” shall mean for any period the aggregate amount (without duplication and determined in each case in conformity with GAAP) of interest incurred during such period, whether such interest was expensed or capitalized, paid, accrued, or scheduled to be paid or accrued by Borrowers and their Subsidiary Entities during such period, including (a) original issue discount and non-cash interest payments of accruals on any Indebtedness, (b) the interest portion of all deferred payment obligations, and (c) all commissions, discounts, and other fees and charges owed with respect to bankers’ acceptances and letter of credit financings and Interest Rate Contracts. For purposes of this definition, (i) interest on any capital lease obligations shall be deemed to accrue at an interest rate reasonably determined by Borrowers to be the rate of interest implicit in such obligations in conformity with GAAP, and (ii) interest incurred attributable to any Indebtedness represented by the guaranty of an obligation of another Person shall be deemed to be the interest incurred attributable to the Indebtedness so guaranteed.
     “Interest Period” shall mean (i) with respect to any portion of the Loan which bears interest at the Applicable Base Rate or the default rate under Section 2.9(5), the period commencing on the date of such borrowing and ending on the last day of the calendar month in which made, and each succeeding calendar month thereafter; provided, that if any Base Rate Borrowing is converted to a LIBO Rate Borrowing, the applicable Base Rate Interest Period shall end on such date of conversion; and (ii) with respect to any portion of the Loan which bears interest at the Applicable LIBO Rate, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as specified in the applicable Borrowing Request or Rate Request. Notwithstanding the foregoing: (x) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a LIBO Rate Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (y) any Interest Period pertaining to a LIBO Rate Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan.
     “Interest Rate Contracts” shall mean all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.
     “Interest Rate Determination Date” means, with respect to any Interest Period, the date that is two Business Days prior to the first day of such Interest Period.
     “Investment” shall mean, with respect to any Person, (i) any purchase or other acquisition by that Person of Securities, or of a beneficial interest in Securities, issued by any other Person, (ii) any purchase by that Person of a Property or assets (Real Property or Personal Property) from a Person other than a wholly owned Subsidiary of the Borrowers, and (iii) any loan (other than loans to employees), advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable, advances to employees and similar items made or incurred in the Ordinary Course of Business) or capital contribution by that Person to any other Person, including, without limitation, all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business. The amount of any Investment shall be the original cost of such Investment, plus the cost of all additions thereto less the amount of any return of capital or principal to the extent such return is in cash with respect to such Investment without any adjustments for increases or decreases in value or write-ups, write-downs or write-offs with respect to such Investment.
     “Investment Vehicle” shall mean TE/TOUSA, LLC, a Delaware limited liability company.
     “Investment Vehicle Limited Liability Company Agreement” shall mean the limited liability company agreement dated as of July 28, 2005 by and between TOUSA Member and F/R Member.
     “Issuing Lender” shall mean DBTCA, in its capacity as the issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.3(10) of this Agreement.

     “IRS” shall mean the Internal Revenue Service or any entity succeeding to any of its principal functions under the Code.
     “Joint Venture” shall mean, as to any Person: (i) any corporation fifty percent (50%) or less of the outstanding securities having ordinary voting power of which shall at the time be owned or controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (ii) any partnership, limited liability company, association, joint venture or similar business organization fifty percent (50%) or less of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.
     “Junior Mezzanine Borrower” shall mean TE/TOUSA Mezzanine Two, LLC, a Delaware limited liability company, in its capacity as the borrower under the Junior Mezzanine Credit Agreement.
     “Junior Mezzanine Credit Agreement” shall mean that certain Junior Mezzanine Credit Agreement, dated as of the Closing Date, by and among Junior Mezzanine Borrower and the lenders (each, a “Junior Mezzanine Lender”) and any Mezzanine Agent party thereto, in form and substance reasonably satisfactory to Administrative Agent, as such agreement may be Modified.
     “Knowledge” shall mean the knowledge of any Responsible Officer of any Borrower or any Transaction Party, as applicable, or any other Person delegated by such Responsible Officer as to any particular matter, of the facts or matters that each such Person could reasonably be expected to discover or otherwise become aware of after due inquiry in the course of performing their duties for any Borrower or any Transaction Party, as applicable, in the Ordinary Course of Business.
     “Lead Arranger” shall mean Deutsche Bank Securities Inc., in its capacity as lead arranger for the credit facility evidenced by this Agreement, together with its permitted successors and assigns.
     “Lease” shall mean any lease, sublease or subsublease, letting, license, concession, or other agreement (whether written or oral and whether now or hereafter in effect) pursuant to which any Person is granted or permitted to have by the applicable Operating Company Entity a possessory interest in, or right to use or occupy all or any portion of any space in the Mortgaged Property or any facilities at the Mortgaged Property, and every Modification thereto and every guarantee of the performance and observance of the covenants, conditions and agreements to be performed and observed by the other party thereto.
     “Lenders” shall mean each of the lenders from time to time party to this Agreement, including any Assignee permitted pursuant to Section 9.8 of this Agreement.
     “Letter of Credit” shall mean any standby letter of credit issued pursuant to this Agreement.
     “Letter of Credit Collateral” shall have the meaning given such term in Section 2.3(11)(iii) of this Agreement.

     “Letter of Credit Collateral Account” shall have the meaning given such term in Section 2.3(11)(i) of this Agreement.
     “Letter of Credit Disbursement” shall mean a payment made by the Issuing Lender pursuant to a Letter of Credit.
     “Letter of Credit Exposure” shall mean, at any time, the sum of (a) the aggregate undrawn amount of all outstanding Letters of Credit at such time plus (b) the aggregate amount of all Letter of Credit Disbursements that have not yet been reimbursed by or on behalf of the Borrowers at such time. The Letter of Credit Exposure of any Lender at any time shall be its Applicable Percentage of the total Letter of Credit Exposure at such time.
     “Letter of Credit Fee” shall have the meaning given such term in Section 2.19(2) of this Agreement.
     “Letter of Credit Request” shall have the meaning given such term in Section 2.3(2) of this Agreement.
     “Letter of Credit Sublimit” means the lesser of (i) $75,000,000 (as it may be increased pursuant to Section 2.22(3) of this Agreement) and (ii) the aggregate unused amount of the Revolving Commitments then in effect.
     “LIBO Rate” shall mean, with respect to any Interest Period, the per annum rate for such Interest Period and for an amount equal to the amount of the Loan shown on Dow Jones Telerate Page 3750 (or any equivalent successor page) at approximately 11:00 (London time) two Eurodollar Business Days prior to the first day of such Interest Period or if such rate is not quoted, the arithmetic average as determined by the Administrative Agent of the rates at which deposits in immediately available Dollars in an amount equal to the amount of the Loan having a maturity approximately equal to such Interest Period are offered to four (4) reference banks to be selected by the Administrative Agent in the London interbank market, at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period.
     “LIBO Rate Loan” shall mean a Loan bearing interest at a rate determined by reference to the LIBO Rate.
     “LIBO Reserve Percentage” shall mean with respect to an Interest Period, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments) which is imposed under Regulation D on eurocurrency liabilities. As of the Closing Date, the LIBO Reserve Percentage is zero, provided, however, there can be no assurance as to what such amount may be in the future.
     “Loan” shall mean any loan made by any Lender pursuant to this Agreement.
     “Lien” shall mean any security interest, mortgage, pledge, lien, claim on property, charge or encumbrance (including any conditional sale or other title retention agreement), any lease in the nature thereof, and any agreement to give any security interest.

     “Loan Documents” shall mean, collectively, this Agreement, the Notes, the Guaranties, each Security Instrument, the Pledge Agreement, the Environmental Indemnity, and all other documents executed and/or delivered by Borrowers in connection with the Loan including any certifications or representations delivered by or on behalf of Borrower Parties.
     “Lots Under Development” shall mean Entitled Land where (i) all governmental permits, consents and approvals have been obtained for all work necessary to improve such Entitled Land to Finished Lot stage; and (ii) substantial physical site improvement has commenced and is continuing.
     “Management Fee Payment Date” shall mean the later of (i) October 1, 2006; and (ii) the date (at the end of a calendar quarter) the ratio (expressed as a percentage) of Total Funded Debt to Total Book Capitalization (calculated on a pro forma basis with effect given to the Permitted Management Fee being paid) is less than 70%.
     “Margin Stock” shall mean “margin stock” as defined in Regulation U.
     “Material Adverse Effect” shall mean any of the following: (1) with respect to (a) TOUSA Guarantors, taken as a whole, or (b) Borrowers and Borrowers’ Subsidiaries taken as a whole, a material adverse change in, or a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of such Persons from and after the Closing Date; (2) a material impairment of the ability of any Borrower Party to otherwise perform under any Loan Document; or (3) a material adverse effect upon the legality, validity, binding effect or enforceability against any Borrower Party of any Loan Document.
     “Material Casualty” shall have the meaning set forth in Section 5.5(2).
     “Material Condemnation” shall have the meaning set forth in Section 5.5(6).
     “Material Lease” shall mean any Lease (a) demising a premises within a Mortgaged Property that is more than 10,000 net rentable square feet or (b) that is for a term equal to or greater than sixty (60) months (exclusive of existing renewal options in such Lease).
     “Maturity Date” shall mean the Initial Maturity Date as the same may be extended as provided in Section 2.6. The Maturity Date shall be subject to acceleration upon an Event of Default as otherwise provided in this Agreement.
     “Maximum Credit” shall mean, at any time, the lesser of (a) the Revolving Commitments in effect at such time and (b) the amount by which Borrowing Base at such time exceeds the amount of Senior Funded Debt outstanding at such time.
     “Mezzanine Agent” shall mean the Administrative Agent under each of the Mezzanine Loans.
     “Mezzanine Borrowers” shall mean, collectively, the Junior Mezzanine Borrower and the Senior Mezzanine Borrower.

     “Mezzanine Credit Agreements” shall mean, collectively, the Junior Mezzanine Credit Agreement and the Senior Mezzanine Credit Agreement.
     “Mezzanine Debt Service” shall mean for any period, all scheduled payments due and owing in connection with the Mezzanine Loans, in accordance with the terms of the Mezzanine Loan Documents, including all payments of interest and principal. Mezzanine Debt Service shall not include any payments of principal upon maturity or the acceleration of the Mezzanine Loans following an event of default thereunder.
     “Mezzanine Funded Debt” shall mean Indebtedness of the Mezzanine Borrowers arising from the Mezzanine Loans.
     “Mezzanine Lender” shall mean the lenders from time to time party to the Junior Mezzanine Credit Agreement and the Senior Mezzanine Credit Agreement.
     “Mezzanine Loan” shall mean a term loan made pursuant to the Junior Mezzanine Credit Agreement or the Senior Mezzanine Credit Agreement.
     “Mezzanine Loan Documents” shall mean any of the Mezzanine Credit Agreements and all other documents or agreements executed and delivered by Mezzanine Borrowers for the benefit of any Mezzanine Agent or any Mezzanine Lender in connection therewith, as each may be Modified.
     “Model Homes” shall mean all Units which are used as models, sales offices, or design centers to market a particular real estate development project and the contents thereof.
     “Modifications” shall mean any amendments, supplements, modifications, renewals, replacements, consolidations, severances, substitutions and extensions of any document or instrument from time to time; “Modify,” “Modified,” or related words shall have meanings correlative thereto.
     “Moody’s” shall mean Moody’s Investors Service, Inc., or any successor thereto.
     “Mortgaged Property” shall mean the “Property” or the “Collateral” as such term is defined in the Security Instruments and, if the context requires, “Mortgaged Property” shall mean the individual subject or applicable Mortgaged Property and “Mortgaged Property” or “Mortgaged Properties” shall mean each and every Mortgaged Property collectively, less, however, any immaterial property or any individual Mortgaged Property released from the Lien of any Security Instrument pursuant to the terms hereof. The initial Mortgaged Properties are identified in Schedule II to this Agreement.
     “Multiemployer Plan” shall mean a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) and to which any Consolidated Entity or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

     “Net Worth” shall mean the net worth of the Borrowers as determined in conformance with GAAP; for the purposes of calculating Net Worth it is understood that equity in the Borrowers will include member loans to the extent permitted under this Agreement.
     “Non-Consenting Lender” shall have the meaning set forth in Section 2.16(3) of this Agreement.
     “Note” shall mean a promissory note in substantially the form of that attached to this Agreement as Exhibit E-l, Exhibit E-2 or Exhibit E-3, as applicable (or such other form approved by the Borrowers, the applicable Lender and the Administrative Agent) issued by the Borrowers at the request of a Lender pursuant to this Agreement.
     “NPL” shall have the meaning set forth in Section 4.15 of this Agreement.
     “Obligations” shall mean any and all debts, obligations and liabilities of the Borrower or the other Borrower Parties to the Administrative Agent, the other Agents and the Lenders (whether now existing or hereafter arising, voluntary or involuntary, whether or not jointly owed with others, direct or indirect, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created or incurred), arising out of or related to the Loan Documents. Subject to Section 9.21 hereof, for purposes of defining “Obligations” secured by the Security Instruments, “Obligations” shall not include any obligation or liability of any Borrower hereunder which survives the repayment of Loans and the termination of this Agreement.
     “Officers’ Certificate” shall mean as to any entity, a certificate executed on behalf of such entity by a Responsible Officer.
     “Operating Company” shall mean EH/TRANSEASTERN, LLC, a limited liability company organized under the laws of the state of Delaware.
     “Operating Company Entities” shall mean the Operating Company and any of its wholly owned Subsidiaries that own any portion of the Mortgaged Property.
     “Ordinary Course of Business” shall mean, with respect to a specific Person, the ordinary course of such Person’s business, substantially as conducted by any such Person prior to and as of the Closing Date, and (A) undertaken by such Person in good faith and not for purposes of evading any covenant or restriction in any Loan Document, and (B) which shall not in any event interfere with the ongoing operation of the Property of such Person in a manner consistent with similar properties and shall not interfere with the day-to-day operations of such Property as contemplated in the Loan Documents.
     “Originating Lender” shall have the meaning set forth in Section 9.8(4) of this Agreement.
     “Organizational Documents” shall mean: (a) for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of designation or instrument relating to the rights of preferred shareholders of such corporation, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (b) for any partnership, the partnership agreement, any certificate of formation, and any other instrument or agreement relating to the rights between the partners or pursuant to which such partnership is formed, (c) for any limited liability company, the operating agreement, any articles of organization or formation, and any other instrument or agreement relating to the rights between the members, pertaining to the manager, or pursuant to which such limited liability company is formed, and (d) for any trust, the trust agreement and any other instrument or agreement relating to the rights between the trustors, trustees and beneficiaries, or pursuant to which such trust is formed.
     “Original Revolving Commitment Termination Date” shall mean the earliest to occur of (i) August 1, 2008, (ii) the date the Revolving Commitments are permanently reduced to zero pursuant to Section 2.6(2), and (iii) the date of the termination of the Revolving Commitments pursuant to Section 7.1.
     “Other Charges” shall mean maintenance charges, impositions other than Impositions, and any other charges, including, without limitation, vault charges and license fees for the use of vaults, chutes and similar areas adjoining the Mortgaged Property, now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof by any Governmental Authority, other than those required to be paid by a Tenant pursuant to its respective Lease.
     “Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of a Governmental Authority with respect to any payment made under any Loan Document or from the execution, delivery or enforcement of any Loan Document.
     “Participant” shall have the meaning given such term in Section 9.8(4) of this Agreement.
     “Payment Date” shall mean the date payments of interest are due pursuant to Section 2.9(3).
     “PBGC” shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any of its principal functions under ERISA.
     “Pension Plan” shall mean a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA which the Consolidated Entities or any ERISA Affiliate sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five (5) plan years, but excluding any Multiemployer Plan.
     “Performance Letters of Credit” shall mean any letter of credit issued (a) on behalf of a Person in favor of a Governmental Authority, including, without limitation, any utility, water, or sewer authority, or other similar entity, for the purpose of assuring such Governmental Authority that such Person or an Affiliate of such Person will properly and timely complete work it has agreed to perform for the benefit of such Governmental Authority; or (b) in lieu of other contract performance, including, without limitation, bid and performance bonds.

     “Permitted Debt” shall mean collectively,
               (i) the Obligations;
               (ii) the Indebtedness described in Schedule 6.21 to this Agreement;
               (iii) trade payables and other liabilities incurred in the Ordinary Course of Business of the applicable Transaction Party and payable by on or behalf of such Person in respect of the operation of the Mortgaged Property, not secured by Liens on the Mortgaged Property (other than those liens which are the subject of a Good Faith Contest or Liens which are Permitted Encumbrances), provided, however, that (but subject to the remaining terms of this definition) each such amount shall be paid within sixty (60) days following the date on which each such amount is incurred;
               (iv) with respect to the Operating Company Entities, Indebtedness (if any) under agreements otherwise permitted under the Loan Documents (including Purchase/Option Agreements and equipment leases); and
               (v) with respect to the Operating Company Entities, non-recourse Indebtedness secured by Real Property the Fair Market Value of which does not exceed $10 million.
     “Permitted Encumbrances” shall mean:
               (i) Liens pursuant to any Loan Document;
               (ii) Liens (other than environmental Liens and Liens in favor of the PBGC) with respect to the payment of Taxes, assessments or governmental charges, including liens securing community development district bonds or similar bonds issued by any Governmental Authority to accomplish similar purposes, and in all cases which are not yet due and payable or which are the subject of a Good Faith Contest;
               (iii) Liens listed on Schedule 6.12(1) of this Agreement;
               (iv) Purchase money Liens on Personal Property granted by the Borrowers or their Subsidiary Entities or Capital Leases as otherwise permitted under this Agreement and limited in each case to the property purchased with the proceeds of such purchase money Indebtedness or subject to such Capital Lease; provided, however, that no such Lien shall attach to any Mortgaged Property;
               (v) Liens on the Real Property owned by the Operating Company and securing Indebtedness as permitted under clause (v) of the definition of Permitted Debt;
               (vi) Liens incurred or deposits made in the Ordinary Course of Business in connection with worker’s compensation, unemployment insurance and other types of social security, other than any Lien imposed by ERISA; and

               (vii) Any Liens with respect to the Mortgaged Property consisting of the following:
                    (A) Liens or deposits to secure the performance of bids, tenders, sales, options, contracts (other than for the repayment of borrowed money), surety, stay, appeal, customs, indemnity, performance obligations or other similar bonds or obligations (not constituting Indebtedness), arising in the Ordinary Course Of Business;
                    (B) Liens incidental to the conduct of the business of the Borrowers and their Subsidiary Entities consisting of encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of Real Property which (i) do not materially detract from the value of such Real Property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such Real Property, (ii) violate any other terms and conditions of this Agreement; and (iii) are not incurred in connection with the borrowing of money or the obtaining of advances or credit;
                    (C) Liens arising under leases or subleases of Real Property not otherwise prohibited under the terms of this Agreement and which do not in the aggregate materially detract from the value of such Real Property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such Real Property;
                    (D) Liens arising from filing UCC financing statements relating solely to leases not prohibited by this Agreement and otherwise in the Ordinary Course Of Business of Borrowers;
                    (E) Liens set forth in the Title Policy issued with respect to the Security Instruments;
                            (F) Liens securing judgments for the payment of money not constituting an Event of Default or securing appeal or other surety bonds related to such judgments;
provided, that with respect to any Liens described in subsections (vii)(A), (B) or (F), all such Liens shall be junior and subordinate to the lien of the Administrative Agent created by the Security Instruments.
     “Permitted Entitlement Cure Payment” shall mean a one-time capital contribution by TOUSA Member made to Operating Company (through the Upper Tier Entities) to prevent a default by Operating Company under the Asset Purchase Agreement as a result of its failure to timely make a Permitted Entitlement Payment.
     “Permitted Entitlement Payment” shall mean the “Entitlement Payments” described in Section 3.6(b) of the Asset Purchase Agreement, provided that each of the conditions to such payments have been fully satisfied in accordance with the Asset Purchase Agreement and Administrative Agent has received reasonable evidence thereof.

     “Permitted Management Fee” shall mean the management fee to be paid to TOUSA Member or its designated Affiliate pursuant to Section 6.6 of the Investment Vehicle Limited Liability Company Agreement, provided that such fee is then due and payable thereunder.
     “Permitted Post Closing Sale Payments” shall mean the payments to be made to Seller pursuant to Section 3.6 of the Asset Purchase Agreement, provided that: (i) in no event shall the aggregate amount of such payments exceed $75 million; (ii) each of the conditions to such payments have been fully satisfied in accordance with the Asset Purchase Agreement and Administrative Agent has received reasonable evidence thereof.
     “Permitted Tax Distribution” shall mean for any period, an amount equal to the taxable income of the Investment Vehicle taking into account the taxable income of its direct and indirect Subsidiary Entities, multiplied by the highest marginal tax rate (including federal, state and local taxes) applicable to a corporation residing in New York, New York in effect for the taxable period with respect to which the income is deemed earned for federal income tax purposes, taking into account the character and type of income earned and the deductibility of state and local income taxes for federal income tax purposes, which Permitted Tax Distribution shall be made to the Investment Vehicle for distribution to its members in accordance with its Organizational Documents.
     “Person” shall mean an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, Joint Venture or other entity, or a Governmental Authority.
     “Personal Property” shall have the meaning set forth in the granting clause of the Security Instruments.
     “Plan” shall, mean an employee benefit plan (as defined in Section 3(3) of ERISA) which the Consolidated Entities or any ERISA Affiliate sponsors or maintains or to which the Consolidated Entities or any ERISA Affiliate makes, is making, or is obligated to make contributions and includes any Pension Plan, other than a Multiemployer Plan.
     “Pledge Agreement” shall mean the Pledge Agreement dated as of even date herewith, in substantially the form attached to this Agreement as Exhibit F, executed by the Pledgor, pursuant to which shall be pledged to Administrative Agent, for the ratable benefit of the Lenders, all of each Pledger’s direct ownership interests in the Operating Company.
     “Pledgor” shall mean TOUSA Senior, in its capacity as pledgor under the Pledge Agreement.
     “Potential Default” shall mean an event which but for the lapse of time or the giving of notice, or both, would constitute an Event of Default.
     “Preferential Payment” shall have the meaning set forth in Section 2.20(5) of this Agreement.
     “Prime Rate” shall mean the fluctuating per annum rate announced from time to time by DBTCA or any successor Administrative Agent at its principal office in New York, New York as its “prime rate”. The Prime Rate is a rate set by DBTCA as one of its base rates and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto, and is evidenced by the recording thereof after its announcement in such internal publication or publications as DBTCA may designate. The Prime Rate is not tied to any external index and does not necessarily represent the lowest or best rate of interest actually charged to any class or category of customers. Each change in the Prime Rate will be effective on the day the change is announced within DBTCA.
     “Principal Office” means, for each of Administrative Agent, Swing Line Lender and Issuing Lender, the Contact Office, or such other office as such Person may from time to time designate in writing to Borrowers, Administrative Agent and each Lender.
     “Priority Capital Investment” shall mean the priority capita] provided by TOUSA Member to the Investment Vehicle in the amount of $20 million.
     “Pro Rata Share” means (i) with respect to all payments, computations and other matters relating to the Term Loan of any Lender, the percentage obtained by dividing (a) the Term Loan Exposure of that Lender by (b) the aggregate Term Loan Exposure of all Lenders and (ii) with respect to all payments, computations and other matters relating to the Revolving Commitment or Revolving Loans of any Lender or any Letters of Credit issued or participations purchased therein by any Lender or any participations in any Swing Line Loans purchased by any Lender, the percentage obtained by dividing (a) the Revolving Exposure of that Lender by (b) the aggregate Revolving Exposure of all Lenders. For all other purposes with respect to each Lender, “Pro Rata Share” means the percentage obtained by dividing (A) an amount equal to the sum of the Term Loan Exposure and the Revolving Exposure by (B) an amount equal to the sum of the aggregate Term Loan Exposure and the aggregate Revolving Exposure.
     “Proceeds” shall mean amounts, awards or payments payable to or for the benefit of the Borrower (including, without limitation, amounts payable under any title insurance policies covering the Mortgaged Property owner’s ownership interest in the Mortgaged Property) or the Administrative Agent in respect of all or any part of the Mortgaged Property in connection with a Casualty or Condemnation thereof (after the deduction therefrom and payment to the Borrower and the Administrative Agent, respectively, of any and all reasonable expenses incurred by the Borrower and the Administrative Agent in the recovery thereof, including all attorneys’ fees and disbursements, the fees of insurance experts and adjusters and the costs incurred in any litigation or arbitration with respect to such Casualty or Condemnation).
     “Property” of any Person shall mean, collectively and severally, any and all Real Property and all Personal Property owned or occupied by the subject Person. “Property” shall include all Capital Stock owned by the subject Person in a Subsidiary Entity.
     “Purchase/Option Agreements” shall mean (i) those certain purchase and option agreements identified in Schedule 4.23(5); and (ii) agreements pursuant to which the Operating Company Entities have the option or right to purchase Real Property; provided, however, that the agreement is either substantially in the form previously approved by Administrative Agent or Administrative Agent reasonably approves the agreement.

     “Qualified Purchase/Option Agreement” shall mean a Purchase/Option Agreement with respect to Qualified Option Land.
     “Qualified Option Land” shall mean Real Property that satisfies each of the following conditions:
               (i) the Real Property is the subject of a Purchase/Option Agreement as to which each of the representations set forth in Section 4.23 are true, correct, and complete;
               (ii) the Operating Company Entity party to such Purchase/Option Agreement has made a non-refundable cash deposit to the owner of the Real Property (which deposit may be in the form of a letter of credit), which deposit (or letter of credit) is in an amount which equals or exceeds 10% of the purchase price for the subject Real Property pursuant to such Purchase/Option Agreement;
               (iii) the Operating Company Entity party to such Purchase/Option Agreement has satisfied all conditions to the closing of the purchase of the subject Real Property other than those exclusively within the control of the Operating Company Entity to perform or waive and (A) all such conditions are customary and commercially reasonable, and (B) upon performance or waiver of such conditions, the owner of the subject Real Property shall be obligated to convey it to the Operating Company Entity;
               (iv) Administrative Agent shall have received a Title Policy in the amount of 120% of the Fair Market Value of the Real Property (unless Administrative Agent shall have approved, in its sole discretion, such lesser amount of insurance), naming Administrative Agent as the insured, covering the subject Real Property and Qualified Purchase/Option Agreement, reflecting no Liens on such Real Property other than Permitted Encumbrances, and otherwise in form and substance reasonably satisfactory to Administrative Agent. In no event shall any borrowed indebtedness secured by such Real Property be deemed a Permitted Encumbrance without the express written consent of Administrative Agent in its sole and absolute discretion (and, without limiting Administrative Agent’s other options, it shall have the right to condition any consent with respect thereto upon Administrative Agent’s review and approval of the underlying loan documents evidencing and securing such Indebtedness and upon the lender’s execution and delivery of a non-disturbance agreement in form a substance satisfactory to Administrative Agent in its sole discretion).
               (v) Administrative Agent shall have received reports and other information, in form, scope and substance reasonably satisfactory to Administrative Agent regarding environmental matters relating to the Real Property, which reports shall include a Phase I Report and shall demonstrate compliance with Section 4.15..
               (vi) Administrative Agent shall have received a duly executed Collateral Assignment of Contracts, Contract Rights, and Related Property Interests (a “Assignment of Qualified Contract”) in recordable form with respect to the subject Real Property and Qualified Purchase/Option Agreement, which Assignment of Qualified Contract shall be substantially in the form attached hereto as Exhibit P.

               (vii) Administrative Agent shall have received an Appraisal with respect to the subject Real Property; and
               (viii) Administrative Agent shall have received a Consent and Estoppel Agreement from the fee owner of the subject Real Property, which agreement shall specifically acknowledge Administrative Agent’s rights under the Assignment of Qualified Contract, Administrative Agent’s reasonable cure rights in the event of a default by the Operating Company Entity under the Qualified Purchase/Option Agreement, and shall otherwise be in form and substance satisfactory to Administrative Agent.
     “Rate Request” shall mean a request for the conversion or continuation of a Base Rate Loan or LIBO Rate Loan as set forth in
Section 2.5(2).
     “Real Property” shall mean each of those parcels (or portions thereof) of real property, improvements and fixtures thereon and appurtenances thereto now or hereafter owned or leased by the Borrowers and their Subsidiaries.
     “Recourse Guaranty” shall mean a Guaranty to be executed by any Subsidiary Entity of the Borrowers pursuant to Section 6.5(5).
     “Refunded Swing Line Loans” shall have the meaning given to such term in Section 2.2(b)(b)(iv).
     “Register” shall have the meaning set forth in Section 9.8(2) of this Agreement.
     “Regulation D” shall mean Regulation D of the Board of Governors of the Federal Reserve System from time to time in effect and shall include any successor or other regulation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.
     “Regulation U” shall mean Regulation U of the Board of Governors of the Federal Reserve System (12 C.F.R. § 221), as the same may from time to time be Modified.
     “Regulation T” shall mean Regulation T of the Board of Governors of the Federal Reserve System (12 C.F.R. § 221), as the same may from time to time be Modified.
     “Regulation X” shall mean Regulation X of the Board of Governors of the Federal Reserve System (12 C.F.R. § 221), as the same may from time to time be Modified.
     “Release Property” shall have the meaning set forth in Section 6.4(5)(iii) of this Agreement.
     “Rents” shall mean all rents, rent equivalents, moneys payable as damages or in lieu of rent or rent equivalents, royalties (including, without limitation, all oil and gas or other mineral royalties and bonuses), income, receivables, receipts, revenues, deposits (including, without limitation, security, utility and other deposits), accounts, cash, issues, profits, charges for services rendered, termination or surrender fees, penalties and other consideration of whatever form or nature arising from the use or enjoyment of all or any portion of the Mortgaged Property, or received by or paid to or for the account of or benefit of the Borrowers or any Operating Company Entity from any and all sources arising from or attributable to the Mortgaged Property, including the rental or surrender of any office space, retail space, parking space, halls, stores, and offices of every kind, the rental or licensing of signs, sign space or advertising space and all membership fees and dues, receipts, accounts receivable, cancellation fees, credit card receipts and other receivables relating to or arising from rentals, rent equivalent income, income and profits from guest rooms, meeting rooms, conference and banquet rooms, food and beverage facilities, health clubs, spas, vending machines, parking facilities, telecommunication and television systems, guest laundry, the provision or sale of other goods and services, and Proceeds, if any, from business interruption or other loss of income insurance.
     “Replacement Lender” shall have the meaning set forth in Section 2.16(3) of this Agreement.
     “Reportable Event” shall mean any of the events set forth in Section 4043(b) of ERISA or the regulations thereunder, other than any such event for which the thirty (30)-day notice requirement under ERISA has been waived in regulations issued by the PBGC.
     “Requisite Class Lenders” shall mean, at any time of determination, (i) for the class of Lenders having Term Loan Exposure, Lenders holding more than 66 2/3% of the aggregate Term Loan Exposure of all Lenders; and (ii) for the class of Lenders having Revolving Exposure, Lenders holding more than 66 2/3% of the aggregate Revolving Exposure of all Lenders.
     “Required Lenders” shall mean at any date, Lenders holding not less than 66 2/3% of the Aggregate Commitments.
     “Requirements of Law” shall mean, as to any Person, the Organizational Documents of such Person, and any law, treaty, rule or regulation, or a final and binding determination of an arbitrator or a determination of a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, including, without limitation, Environmental Laws and all covenants, restrictions and conditions now or hereafter of record which may be applicable to the Borrowers or to the Mortgaged Property and the Improvements and the Building Equipment thereon, or to the use, manner of use, occupancy, possession, operation, maintenance, alteration, repair or reconstruction of the Mortgaged Property and the Improvements and the Building Equipment thereon including, without limitation, building and zoning codes and ordinances and laws relating to handicap accessibility.
     “Reserve Adjusted LIBO Rate” shall mean the rate per annum (rounded upward, if necessary, to the next higher 1/16 of one percent) calculated as of the first day of such Interest Period in accordance with the following formula:

Reserve Adjusted LIBO Rate =	LR
1-LRP
where
LR = LIBO Rate
LRP = LIBO Reserve Percentage

     “Responsible Financial Officer” shall mean, with respect to any Person, the chief financial officer, controller or treasurer of such Person or any other officer, partner or member having substantially the same authority and responsibility.
     “Responsible Officer” shall mean, with respect to any Person, the president, chief executive officer, vice president, Responsible Financial Officer, general partner, managing member of such Person or any other officer, partner or member having substantially the same authority and responsibility.
     “Restoration” shall have the meaning set forth in Section 5.5(3) of this Agreement.
     “Revolving Commitment” means the commitment of a Revolving Lender to make or otherwise fund any Revolving Loan and to acquire participations in Letters of Credit and Swing Line Loans hereunder and “Revolving Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Revolving Commitment, if any, is set forth on Appendix II-2 or in the applicable Assignment and Acceptance Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof.
     “Revolving Commitment Period” means the period from the Closing Date to but excluding the Revolving Commitment Termination Date.
     “Revolving Commitment Termination Date” shall mean the Original Revolving Commitment Termination Date as the same may be extended pursuant to Section 2.6(5).
     “Revolving Exposure” means, with respect to any Lender as of any date of determination, (i) prior to the termination of the Revolving Commitments, that Lender’s Revolving Commitment; and (ii) after the termination of the Revolving Commitments, the sum of (a) the aggregate outstanding principal amount of the Revolving Loans of that Lender, (b) in the case of Issuing Bank, the aggregate Letter of Credit Exposure in respect of all Letters of Credit issued by that Lender (net of any participations by Lenders in such Letters of Credit), (c) the aggregate amount of all participations by that Lender in any outstanding Letters of Credit or any unreimbursed drawing under any Letter of Credit, (d) in the case of Swing Line Lender, the aggregate outstanding principal amount of all Swing Line Loans (net of any participations therein by other Lenders), and (e) the aggregate amount of all participations therein by that Lender in any outstanding Swing Line Loans.
     “Revolving Lender” means any Lender that has a Pro Rata Share in the Revolving Loans.
     “Revolving Loan” means a Loan made by a Lender to Borrowers pursuant to Section 2.2(a).
     “S&P” shall mean Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or any successor thereto.
     “Securities” shall mean any stock, shares, partnership interests, membership interests, voting trust certificates, certificates of interest or participation in any profit sharing agreement or arrangement, bonds, debentures, options, warrants, notes, or other evidences of indebtedness, secured or unsecured, convertible, subordinated or otherwise, or in general any instruments commonly known as “securities” or any certificates of interest, shares or participations in temporary or interim certificates for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing.
     “Security Instruments” shall mean, individually and collectively, with respect to each Mortgaged Property, the mortgage, deed of trust, collateral assignment, or other document set forth opposite the name of such Mortgaged Property on Schedule II to this Agreement.
     “Seller” shall mean, collectively, Transeastern Properties, Inc. and various of its affiliate “Companies” as further described in the Asset Purchase Agreement.
     “Senior Funded Debt” shall mean Indebtedness of the Borrowers arising from the Obligations.
     “Senior Mezzanine Borrower” shall mean TE/TOUSA Mezzanine, LLC, a Delaware limited liability company, in its capacity as the borrower under the Senior Mezzanine Credit Agreement.
     “Senior Mezzanine Credit Agreement” shall mean that certain Senior Mezzanine Credit Agreement, dated as of the Closing Date, by and among Senior Mezzanine Borrower and the lenders (each, a “Senior Mezzanine Lender”) and any Mezzanine Agent party thereto, in form and substance reasonably satisfactory to Administrative Agent, as such agreement may be Modified.
     “Single Purpose Entity” means a Person, other than an individual, which (A) is formed or organized solely for the purpose of holding, directly or indirectly, an ownership interest in the Mortgaged Property or the Capital Stock of Persons holding directly or indirectly, ownership interests in the Mortgaged Property (in respect of such Person, its “Purpose”), (B) does not engage in any business unrelated to its Purpose, (C) has not and will not have any assets other than those related to its Purpose, and has not or will not have any Indebtedness, other than as expressly permitted by the Loan Documents or Mezzanine Loan Documents, as applicable, (D) maintains its own separate books and records and its own accounts, in each case which are separate and apart from the books and records and accounts of any other Person, (E) holds itself out as being a Person, separate and apart from any other Person, (F) does not and will not commingle its funds or assets with those of any other Person, (G) conducts its own business in its own name, (H) maintains separate financial statements (except where consolidated financial statements are permitted or required by applicable law or GAAP, provided that such consolidated statements shall reflect that such Person and any other Person covered by such financial statements are separate legal entities) and files its own tax returns (except as otherwise required or permitted by applicable law), (I) pays its own debts and liabilities when they become due out of its own funds, (J) observes all partnership, corporate, limited liability company or trust formalities, as applicable, and does all things necessary to preserve its existence as an entity, (K) except as expressly permitted by the Loan Documents or Mezzanine Loan Documents, as applicable, maintains an arm’s-length relationship with its Affiliates and shall not enter into any Contractual Obligations with any Affiliates except upon terms and conditions that are intrinsically fair and substantially similar to those that would be available on an arms-length basis (taking into account the relative standards of quality and reputation of the party rendering the service) with third parties other than an Affiliate, (L) pays the salaries of its own employees and maintains a sufficient number of employees in light of its contemplated business operations, (M) does not guarantee or otherwise obligate itself with respect to the debts of any other Person, or hold out its credit as being available to satisfy the obligations of any other Person, except as expressly contemplated by the Loan Documents or Mezzanine Loan Documents, as applicable, (N) does not acquire obligations or securities of its partners, members or shareholders, (O) allocates fairly and reasonably shared expenses, including any overhead for shared office space, (P) uses separate stationery, invoices, and checks, (Q) does not and will not pledge its assets for the benefit of any other Person (except in connection with Permitted Encumbrances) or make any loans or advances to any other Person, (R) does and will correct any known misunderstanding regarding its separate identity, (S) maintains adequate capital in light of its contemplated business operations, and (T) has and will have a partnership or operating agreement, certificate of incorporation or other organizational document which complies with the requirements set forth in this definition. In addition, the Organizational Documents of such Person shall provide that such Person without the unanimous consent of all of the partners, directors or members, as applicable, shall not with respect to itself or to any other Person in which it has a direct or indirect legal or beneficial interest (i) seek or consent to the appointment of a receiver, liquidator, assignee, trustee, sequestrator, custodian or other similar official for the benefit of the creditors of such Person or all or any portion of such Person’s properties, or (b) take any action that might cause such Person to become insolvent, petition or otherwise institute insolvency proceedings or otherwise seek any relief under any laws relating to the relief from debts or the protection of debtors generally.
     “Sold Homes” shall mean all Units (including Model Homes) on which a building permit has been issued and construction has begun or has been completed, for which the Operating Company Entity has entered into a Bona Fide Sales Contract.
     “Solvent” shall mean, when used with respect to any Person, that at the time of determination: (i) the fair saleable value of its assets is in excess of the total amount of its liabilities (including, without limitation, contingent liabilities); (ii) the present fair saleable value of its assets is greater than its probable liability on its existing debts as such debts become absolute and matured; (iii) it is then able and expects to be able to pay its debts (including, without limitation, contingent debts and other commitments) as they mature; and (iv) it has capital sufficient to carry on its business as conducted and as proposed to be conducted.
     “Subordinated Creditor” shall have the meaning given such term in Section 5.15(1) of this Agreement.
     “Subordinated Indebtedness” shall have the meaning given such term in Section 5.15(1) of this Agreement.
     “Subsidiary” shall mean, with respect to any Person: (a) any corporation more than fifty percent (50%) of the outstanding securities having ordinary voting power of which shall at the time be owned or Controlled, directly or indirectly, by such Person or by one or more of its Subsidiaries or by such Person and one or more of its Subsidiaries, or (b) any partnership, limited liability company, association, joint venture or similar business organization more than fifty percent (50%) of the ownership interests having ordinary voting power of which shall at the time be so owned or Controlled.
     “Subsidiary Entities” with respect to any Person, shall mean a Subsidiary or Joint Venture of such Person.
     “Survey” shall mean a survey of the Mortgaged Property prepared by a surveyor licensed in the State and satisfactory to the Administrative Agent and the company or companies issuing the Title Policy, and containing a certification of such surveyor satisfactory to the Administrative Agent.
     “Swing Line Lender” means DBTCA in its capacity as Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.
     “Swing Line Loan” means a Loan made by Swing Line Lender to Borrowers pursuant to Section 2.2(b).
     “Swing Line Note” means a promissory note in the form of Exhibit E-3, as it may be Modified, in accordance with the terms hereof.
     “Swing Line Sublimit” means the lesser of (i) $20,000,000, and (ii) the aggregate unused amount of Revolving Commitments then in effect.
     “Tax Affiliate” shall mean, with respect to any Person, (a) any Subsidiary of such Person, and (b) any Affiliate of such Person with which such Person files or is eligible to file Consolidated, combined or unitary tax returns.
     “Tax Expense” shall mean (without duplication), for any period, total tax expense (if any) attributable to income and franchise taxes based on or measured by income, whether paid or accrued, of the Consolidated Entities.
     “Tax Returns” shall have the meaning set forth in Section 4.7 of this Agreement.
     “Taxes” shall mean any and all federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security, unemployment, disability, Real Property, Personal Property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
     “Tenant” shall mean any Person leasing, subleasing or otherwise occupying any portion of the Mortgaged Property or permitted to use any portion of the facilities at the Mortgaged Property, other than the Manager and its employees, agents and assigns.
     “Term Lender” shall mean a Lender under a Term Loan.
     “Term Loan” means a Term Loan made by a Term Lender to Borrowers pursuant to Section 2.1.

     “Term Loan Commitment” means the commitment of a Lender to make or otherwise fund a Term Loan and “Term Loan Commitments” means such commitments of all Lenders in the aggregate. The amount of each Lender’s Term Loan Commitment, if any, is set forth on Appendix II-1 or in the applicable Assignment and Acceptance Agreement, subject to any adjustment or reduction pursuant to the terms and conditions hereof. The aggregate amount of the Term Loan Commitments as of the Closing Date is $335,000,000.
     “Term Loan Exposure” means, with respect to any Term Lender, as of any date of determination, the outstanding principal amount of the Term Loans of such Lender.
     “Terminated Lender” shall have the meaning given set forth in Section 2.16(3) of this Agreement.
     “Title Company” shall mean Chicago Title Insurance Company.
     “Title Policy” shall mean an ALTA mortgagee title insurance policy in a form reasonably acceptable to the Administrative Agent (or, if the Mortgaged Property is in a state which does not permit the issuance of such ALTA policy, such form as shall be permitted in such state and acceptable to the Administrative Agent ) issued by the Title Company with respect to the Mortgaged Property and insuring the lien of a Security Instrument.
     “Total Book Capitalization” shall mean the sum of (i) Total Funded Debt and (ii) Borrowers’ Net Worth.
     “Total Funded Debt” shall mean the sum of (i) the Senior Funded Debt; and (ii) the Mezzanine Funded Debt.
     “Total Utilization of Revolving Commitments” means, as at any date of determination, the sum of (i) the aggregate principal amount of all outstanding Revolving Loans (other than Revolving Loans made for the purpose of repaying any Refunded Swing Line Loans or made for the purpose of reimbursing Issuing Lender for any amount drawn under any Letter of Credit, but not yet so applied), (ii) the aggregate principal amount of all outstanding Swing Line Loans, and (iii) the Letter of Credit Exposure.
     “Total Revolving Commitments” shall mean the Revolving Commitments of all Revolving Lenders in the aggregate. The Total Revolving Commitments as of the Closing Date are $115,000,000.
     “TOUSA” shall mean Technical Olympic USA, Inc., a Delaware corporation.
     “TOUSA Guarantors” shall mean TOUSA and TOUSA Member.
     “TOUSA Member” shall mean TOUSA Homes, L.P., a Delaware limited partnership.
     “TOUSA Senior” shall mean TE/TOUSA SENIOR, LLC, a Delaware limited liability company.

     “Transaction Parties” shall mean, jointly and severally, each of the Borrower Parties and the Upper Tier Entities.
     “Transactional Affiliate” shall have the meaning set forth in Section 6.6 of this Agreement.
     “Transeastern Assets” shall mean the assets being acquired under the Asset Purchase Agreement.
     “Transfer” shall mean to, directly or indirectly, sell, assign, convey, mortgage, transfer, pledge, hypothecate, encumber, grant a security interest in, exchange or otherwise dispose of any beneficial interest or grant any option or warrant with respect to, or where used as a noun, a direct or indirect sale, assignment, conveyance, transfer, pledge or other disposition of any beneficial interest by any shall mean whatsoever whether voluntary, involuntary, by operation of law or otherwise.
     “Type” of Loan shall mean (i) with respect to either Term Loans or Revolving Loans, a Base Rate Loan or a LEBO Rate Loan, and (ii) with respect to Swing Line Loans, a Base Rate Loan.
     “UCC” shall mean the Uniform Commercial Code in effect in the State.
     “Unfunded Pension Liability” shall mean the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan’s assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
     “Unentitled Land” shall mean any Real Property owned by the Operating Company Entity that is not Entitled Land or does not otherwise meet the criteria necessary for inclusion in the Borrowing Base.
     “Unimproved Land” shall mean Entitled Land owned exclusively by a Operating Company Entity on which no construction of on-site infrastructure improvements has begun.
     “Unit” shall mean a single or multi family residential unit, including a condominium unit and a townhouse unit.
     “Unit Construction Cost” shall mean, with respect to each Unit, the sum of (i) the “hard costs” associated with the construction of the Unit; (ii) the “soft costs” associated with the construction of the Unit, including property taxes, appraisal costs, architects, and engineers fees, entitlement costs, project supervision costs and review and inspection fees; (iii) “up-front fees” with respect to such Unit including building permit fees, tap fees and fees of Governmental Authorities which are required to be paid prior to the start of the construction of the Unit; and (iv) any amount representing the allocated financing costs and other costs with respect to such Unit (determined in accordance with GAAP). With respect to Model Homes, the Unit Construction Cost shall also include upgrades associated with the use of such Unit as a Model Home.

     “Unrestricted Cash” shall mean all cash and Cash Equivalents of the Borrowers and their Subsidiary Entities that is (i) not subject to a Lien or other restriction (including, without limitation, any escrow in connection with a Bona Fide Sales Contract); and (ii) are held in a Deposit Account subject to a Blocked Deposit Account Agreement.
     “Unsold Homes Under Construction” shall mean all Units on Finished Lots for which building permits have been issued and substantial construction has commenced, but which have not been completed, and for which there is no Bona Fide Sales Contract.
     “Upper Tier Entities” shall mean the Mezzanine Borrowers, the Investment Vehicle and any other Person that is a borrower or pledgor under the Mezzanine Loans.
     “USA Patriot Act” shall have the meaning set forth in Section 4.28(1) of this Agreement.
     “Usage Percentage” shall mean, for any period, the ratio, expressed as a percentage, of (i) the sum of (x) the average daily outstanding amount of the Revolving Loans and (y) the average daily drawn face amount of all outstanding Letters of Credit, to (ii) the Total Revolving Commitments during such period.
     “U.S. Government Obligations” shall mean any direct obligations of, or obligations guaranteed as to principal and interest by, the United States Government or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States. Any such obligation must be limited to instruments that have a predetermined fixed dollar amount of principal due at maturity that cannot vary or change. If any such obligation is rated by S&P, it shall not have an “r” highlighter affixed to its rating. Interest must be fixed or tied to a single interest rate index plus a single fixed spread (if any), and move proportionately with said index. U.S. Government Obligations include, but are not limited to: U.S. Treasury direct or fully guaranteed obligations, Farmers Home Administration certificates of beneficial ownership, General Services Administration participation certificates, U.S. Maritime Administration guaranteed Title XI financing, Small Business Administration guaranteed participation certificates or guaranteed pool certificates, U.S. Department of Housing and Urban Development local authority bonds, and Washington Metropolitan Area Transit Authority guaranteed transit bonds. In no event shall any such obligation have a maturity in excess of 365 days.
     1.2 Other Interpretive Provisions.
          In this Agreement and in the other Loan Documents, except as otherwise expressly provided:
               (i) words expressing the singular include the plural and vice versa;
               (ii) words denoting gender include all genders;
               (iii) words denoting the whole of a matter or thing include a part of the matter or thing;

               (iv) the term “Mortgaged Property” shall be construed to be followed by the phrase “or any part or portion thereof or interest therein”;
               (v) words and expressions importing natural Persons include Persons that are not natural Persons and vice versa;
               (vi) the words “hereof, “herein” and “hereunder” and words of similar import shall refer to this Agreement or the applicable Loan Document, as the case may be, as a whole and not to any particular provision of this Agreement or such Loan Document;
               (vii) the words “include”, “includes”, “including” and similar terms shall be construed as if followed by the words “without being limited to”;
               (viii) the words “shall” and “will” shall be construed as obligatory terms;
               (ix) the word “may” shall be construed as a discretionary term (and, as if followed by “but shall not be obligated to”);
               (x) all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement or the applicable Loan Document, as the case may be;
               (xi) article, section, subsection and paragraph headings and captions and any tables of contents are included solely for convenience of reference only and shall not constitute a part of this Agreement or the applicable Loan Document, as the case may be, for any other purpose;
               (xii) exhibits and schedules annexed to this Agreement or the applicable Loan Document, as the case may be, are hereby incorporated into this Agreement or such Loan Document, as the case may be, as a part of this Agreement or such Loan Document, as the case may be, with the same effect as if set forth in the body of this Agreement or such Loan Document, as the case may be;
               (xiii) the recitals to this Agreement are incorporated into this Agreement and form a part of this Agreement and the Borrowers represent and warrant that, as of the date hereof, Recital A is true and correct;
               (xiv) a reference to a document or agreement, including this Agreement or any Loan Document, includes a reference to such document or agreement as novated, amended, modified, supplemented or replaced from time to time;
               (xv) derivatives of a word defined herein or therein, as the case may be, have a corresponding meaning;
               (xvi) a reference to writing includes printing, engraving, typewriting, lithography, photography and any other mode of reproducing or representing words, figures or symbols in a permanent and visible form;

               (xvii) a reference to any legislation or to any provision of any legislation shall include any amendment to, and any modification, replacement or re-enactment thereof, any legislative provision substituted therefor, and all regulations, rules, rulings and statutory instruments issued thereunder or pursuant thereto;
               (xviii) a reference to a party to this Agreement, any Loan Document or another agreement or document includes such party’s executors, administrators, successors and permitted assigns (provided that the foregoing shall not be deemed to permit any Transfer of any ownership interest that is otherwise prohibited hereunder);
               (xix) if a provision binds two or more parties that provision binds those parties jointly and severally;
               (xx) if a party comprises two or more Persons, the provisions of this Agreement or the applicable Loan Document, as the case may be, binding that party bind those Persons jointly and severally;
               (xxi) if a payment obligation comes due on a day which is not a Business Day, payment shall be due on the immediately following Business Day;
               (xxii) attorneys’, consultants’ and experts’ fees shall include customary disbursements and related charges of the professional involved;
               (xxiii) “Approval”, “Approved”, “approval” or “approved” shall mean, as the context so determines, an approval in writing given to the party seeking approval after full disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted. Approvals by Agent or any Lender may be granted or withheld in the absolute and sole discretion of Agent or such Lender unless this Agreement or any Loan Document expressly provides otherwise. Similarly, where a matter is stated to be in Agent’s or any Lender’s opinion, in Agent’s or any Lender’s judgment, acceptable to Agent or any Lender, satisfactory to Agent or any Lender, required by Agent or any Lender, determined by Agent or any Lender or subject to Agent’s or any Lender’s consent or like phrases, unless this Agreement or any Loan Document expressly provides otherwise, such terms shall be construed to mean in Agent’s or such Lender’s sole opinion, in Agent’s or such Lender’s sole judgment, acceptable to Agent or such Lender in its sole discretion, satisfactory to Agent or such Lender in its sole discretion, required by Agent or such Lender in its sole discretion, determined by Agent or such Lender in its sole discretion, and subject to Agent’s or such Lender’s consent in its sole discretion;
               (xxiv) whenever a consent, approval, request or like act may not be unreasonably withheld, it shall also not be unreasonably delayed or conditioned; and
               (xxv) the principle of construing this Agreement or any other Loan Document against the party that drafted the same is expressly excluded.

ARTICLE II
CREDIT FACILITY
     2.1 Term Loans.
          (a) Term Loan Commitments. Subject to the terms and conditions hereof, each Term Lender severally agrees to make, on the Closing Date, a Term Loan to Borrowers in an amount equal to such Lender’s Term Loan Commitment, if any. Borrowers may make only one borrowing under the Term Loan Commitment which shall be on the Closing Date. Any amount borrowed under this Section 2.1(1) and subsequently repaid or prepaid may not be reborrowed. All amounts owed hereunder with respect to the Term Loans shall be paid in full no later than the Maturity Date. Each Lender’s Term Loan Commitment shall terminate immediately and without further action on the Closing Date after giving effect to the funding of such Lender’s Term Loan Commitment on such date.
          (b) Borrowing Mechanics for Term Loans.
               (i) Borrowers shall deliver to Administrative Agent a fully executed Borrowing Request no later than one (1) day prior to the Closing Date. Promptly upon receipt by Administrative Agent of such Borrowing Request, Administrative Agent shall notify each Term Lender of the proposed borrowing.
               (ii) Each Term Lender shall make its Term Loan available to Administrative Agent not later than 12:00 p.m. (New York time) on the Closing Date, by wire transfer of same day funds in Dollars, at Administrative Agent’s Contact Office. Upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of the Term Loans available to Borrowers on the Closing Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Loans received by Administrative Agent from Lenders to be credited to the account of Borrowers at Administrative Agent’s Contact Office or to such other account as may be designated in writing to Administrative Agent by Borrowers.
     2.2 (a) Revolving Loans.
           (1) Revolving Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, each Revolving Lender severally agrees to make Revolving Loans to Borrowers in an aggregate amount up to but not exceeding such Lender’s Revolving Commitment, if any; provided, that after giving effect to the making of any Revolving Loans in no event shall (i) any Lender be obligated to make a Revolving Loan in excess of such Lender’s Pro Rata Share of the Available Credit; and (ii) the Total Utilization of Revolving Commitments exceed the Available Credit. Amounts borrowed pursuant to this Section 2.2(a)(1) may be repaid and reborrowed during the Revolving Commitment Period. Each Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Revolving Loans and all other amounts owed hereunder with respect to the Revolving Loans and the Revolving Commitments shall be paid in full no later than such date.

     (2) Borrowing Mechanics for Revolving Loans.
               (i) Except pursuant to Section 2.3(3), Revolving Loans that are Base Rate Loans or LIBO Rate Loans shall be made in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.
               (ii) Whenever Borrowers desire that Lenders make Revolving Loans, Borrowers shall deliver to Administrative Agent a fully executed and delivered Borrowing Request no later than 10:00 a.m. (New York time) at least three Business Days in advance of the proposed Credit Date in the case of a LIBO Rate Loan, and at least one Business Day in advance of the proposed Credit Date in the case of a Revolving Loan that is a Base Rate Loan. Except as otherwise provided herein, a Borrowing Request for a Revolving Loan that is a LIBO Rate Loan shall be irrevocable on and after the related Interest Rate Determination Date, and Borrowers shall be bound to make a borrowing in accordance therewith.
               (iii) Notice of receipt of each Borrowing Request in respect of Revolving Loans, together with the amount of each Lender’s Pro Rata Share thereof, if any, together with the applicable interest rate, shall be provided by Administrative Agent to each applicable Revolving Lender by telefacsimile with reasonable promptness, but (provided Administrative Agent shall have received such notice by 10:00 a.m. (New York time)) not later than 2:00 p.m. (New York time) on the same day as Administrative Agent’s receipt of such Notice from Borrowers.
               (iv) Each Revolving Lender shall make the amount of its Revolving Loan available to Administrative Agent not later than 12:00 p.m. (New York time) on the applicable Credit Date by wire transfer of same day funds in Dollars, at Administrative Agent’s Contact Office. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Revolving Loans available to Borrowers on the applicable Credit Date by causing an amount of same day funds in Dollars equal to the proceeds of all such Revolving Loans received by Administrative Agent from Revolving Lenders to be credited to the account of Borrowers at Administrative Agent’s Contact Office or such other account as may be designated in writing to Administrative Agent by Borrowers.
     2.2(b) Swing Line Loans.
          (a) Swing Line Loan Commitments. During the Revolving Commitment Period, subject to the terms and conditions hereof, Swing Line Lender hereby agrees to make Swing Line Loans to Borrowers in the aggregate amount up to but not exceeding the lesser of the Swing Line Sublimit and the Available Credit; provided, that after giving effect to the making of any Swing Line Loan, in no event shall the Total Utilization of Revolving Commitments exceed the Revolving Commitments then in effect. Amounts borrowed pursuant to this Section 2.2(b) may be repaid and reborrowed during the Revolving Commitment Period. Swing Line Lender’s Revolving Commitment shall expire on the Revolving Commitment Termination Date and all Swing Line Loans and all other amounts owed hereunder with respect to the Swing Line Loans and the Revolving Commitments shall be paid in full no later than such date.

          (b) Borrowing Mechanics for Swing Line Loans.
               (i) Swing Line Loans shall be made in an aggregate minimum amount of $1,000,000 and integral multiples of $100,000 in excess of that amount.
               (ii) Whenever Borrowers desire that Swing Line Lender make a Swing Line Loan, Borrowers shall deliver to Administrative Agent a Funding Notice no later than 12:00 p.m. (New York City time) on the proposed Credit Date.
               (iii) Swing Line Lender shall make the amount of its Swing Line Loan available to Administrative Agent not later than 2:00 p.m. (New York City time) on the applicable Credit Date by wire transfer of same day funds. Except as provided herein, upon satisfaction or waiver of the conditions precedent specified herein, Administrative Agent shall make the proceeds of such Swing Line Loans available to Borrowers on the applicable Credit Date by causing an amount of same day funds equal to the proceeds of all such Swing Line Loans received by Administrative Agent from Swing Line Lender to be credited to the account of Borrowers maintained with Administrative Agent in New York City, or to such other account as may be designated in writing to Administrative Agent by Borrowers.
               (iv) With respect to any Swing Line Loans which have not been voluntarily prepaid by Borrowers pursuant to Section 2.8, Swing Line Lender may at any time in its sole and absolute discretion, deliver to Administrative Agent (with a copy to Borrowers), no later than 11:00 a.m. (New York City time) at least one Business Day in advance of the proposed Credit Date, a notice (which shall be deemed to be a Funding Notice given by Borrowers) requesting that each Lender holding a Revolving Commitment make Revolving Loans that are Base Rate Loans to Borrowers on such Credit Date in an amount equal to the amount of such Swing Line Loans (the “Refunded Swing Line Loans”) outstanding on the date such notice is given which Swing Line Lender requests Lenders to prepay. Anything contained in this Agreement to the contrary notwithstanding, (1) the proceeds of such Revolving Loans made by the Lenders pursuant to this Section 2.2(b)(b)(iv) (other than Swing Line Lender) shall be immediately delivered by Administrative Agent to Swing Line Lender (and not to Borrowers) and applied to repay a corresponding portion of the Refunded Swing Line Loans and (2) on the day such Revolving Loans are made, Swing Line Lender’s Pro Rata Share of the Refunded Swing Line Loans shall be deemed to be paid with the proceeds of a Revolving Loan made by Swing Line Lender to Borrowers, and such portion of the Swing Line Loans deemed to be so paid shall no longer be outstanding as Swing Line Loans and shall no longer be due under the Swing Line Note of Swing Line Lender but shall instead constitute part of Swing Line Lender’s outstanding Revolving Loans to Borrowers and shall be due under the Revolving Loan Note issued by Borrowers to Swing Line Lender. Borrowers hereby authorize Administrative Agent and Swing Line Lender to charge Borrowers’ accounts with Administrative Agent and Swing Line Lender (up to the amount available in each such account) in order to immediately pay Swing Line Lender the amount of the Refunded Swing Line Loans to the extent of the proceeds of such Revolving Loans made by Lenders, including the Revolving Loans deemed to be made by Swing Line Lender, are not sufficient to repay in full the Refunded Swing Line Loans. If any portion of any such amount paid (or deemed to be paid) to Swing Line Lender should be recovered by or on behalf of Borrowers from Swing Line Lender in bankruptcy, by assignment for the benefit of creditors or otherwise, the loss of the amount so recovered shall be ratably shared among all Lenders in the manner contemplated by Section 2.11.
               (v) If for any reason Revolving Loans are not made pursuant to Section 2.2(b)(b)(iv) in an amount sufficient to repay any amounts owed to Swing Line Lender in respect of any outstanding Swing Line Loans on or before the third Business Day after demand for payment thereof by Swing Line Lender, each Lender holding a Revolving Commitment shall be deemed to, and hereby agrees to, have purchased a participation in such outstanding Swing Line Loans, and in an amount equal to its Pro Rata Share of the applicable unpaid amount together with accrued interest thereon. Upon one Business Day’s notice from Swing Line Lender, each Lender holding a Revolving Commitment shall deliver to Swing Line Lender an amount equal to its respective participation in the applicable unpaid amount in same day funds at the Principal Office of Swing Line Lender. In order to evidence such participation each Lender holding a Revolving Commitment agrees to enter into a participation agreement at the request of Swing Line Lender in form and substance reasonably satisfactory to Swing Line Lender. In the event any Lender holding a Revolving Commitment fails to make available to Swing Line Lender the amount of such Lender’s participation as provided in this paragraph, Swing Line Lender shall be entitled to recover such amount on demand from such Lender together with interest thereon for three Business Days at the rate customarily used by Swing Line Lender for the correction of errors among banks and thereafter at the Base Rate, as applicable.
               (vi) Notwithstanding anything contained herein to the contrary, (1) each Lender’s obligation to make Revolving Loans for the purpose of repaying any Refunded Swing Line Loans pursuant to the second preceding paragraph and each Lender’s obligation to purchase a participation in any unpaid Swing Line Loans pursuant to the immediately preceding paragraph shall be absolute and unconditional and shall not be affected by any circumstance, including without limitation (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against Swing Line Lender, any Borrower Party or any other Person for any reason whatsoever; (B) the occurrence or continuation of a Potential Default or Event of Default; (C) any adverse change in the business, operations, properties, assets, condition (financial or otherwise) or prospects of any Borrower Party; (D) any breach of this Agreement or any other Loan Document by any party thereto; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing; provided that such obligations of each Lender are subject to the condition that Swing Line Lender believed in good faith that all conditions under Section 3.3 to the making of the applicable Refunded Swing Line Loans or other unpaid Swing Line Loans, were satisfied at the time such Refunded Swing Line Loans or unpaid Swing Line Loans were made, or the satisfaction of any such condition not satisfied had been waived by the Required Lenders prior to or at the time such Refunded Swing Line Loans or other unpaid Swing Line Loans were made; and (2) Swing Line Lender shall not be obligated to make any Swing Line Loans (A) if it has elected not to do so after the occurrence and during the continuation of a Potential Default or Event of Default or (B) at a time when a Funding Default exists unless Swing Line Lender has entered into arrangements reasonably satisfactory to it and Borrowers to eliminate Swing Line Lender’s risk with respect to the Defaulting Lender’s participation in such Swing Line Loan, including by cash collateralizing such Defaulting Lender’s Pro Rata Share of the outstanding Swing Line Loans.

     2.3 Issuance of Letters of Credit.
          (1) General. Subject to the terms and conditions set forth herein, in addition to the Revolving Loans and the Swing Line Loans provided for in Section 2.2(a) and Section 2.2(b), respectively, the Borrowers may request the Issuing Lender to issue Letters of Credit for its own account in such form as is acceptable to the Issuing Lender in its reasonable determination at any time prior to the date that is thirty (30) days prior to the Revolving Commitment Maturity Date. Letters of Credit issued hereunder shall constitute utilization of the Revolving Commitments. All Letters of Credit issued pursuant to this Agreement must be denominated in Dollars and must be standby letters of credit. The only drawings permitted on the Letters of Credit issued pursuant to this Agreement shall be sight drawings.
          (2) Notice of Issuance, Amendment, Renewal or Extension. Whenever it requires that a Letter of Credit be issued, the Borrowers shall give the Administrative Agent and the Issuing Lender written notice thereof at least three (3) Business Days (or such shorter period acceptable to the Issuing Lender) in advance of the proposed date of issuance (which shall be a Business Day), which notice shall be in the form of Exhibit L (each such notice being a “Letter of Credit Request”). Whenever the Borrowers require an amendment, renewal or extension of any outstanding Letter of Credit, the Borrowers shall, on their letter head, give the Administrative Agent and the Issuing Lender written notice thereof at least three (3) Business Days (or such shorter period acceptable to the Issuing Lender) in advance of the proposed date of the amendment (which shall be a Business Day). Letter of Credit Requests and amendment requests may be delivered by facsimile. Promptly after the issuance or amendment (including a renewal or extension) of a Letter of Credit; the Issuing Lender shall notify the Borrowers and the Administrative Agent, in writing, of such issuance or amendment and such notice will be accompanied by a copy of such issuance or amendment. Upon receipt of such notice, the Administrative Agent shall promptly notify each Revolving Lender of such issuance or amendment and if requested to do so by any Revolving Lender, the Administrative Agent shall provide such Revolving Lender with a copy of such issuance or amendment.
          (3) Limitations on Amounts. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) the aggregate Letter of Credit Exposure shall not exceed the Letter of Credit Sublimit; and (ii) the sum of the total Revolving Exposures shall not exceed the Maximum Credit. Each Letter of Credit shall be in an amount of $50,000 or larger.
          (4) Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) the date twelve months after the date of the issuance of such Letter of Credit or, in the case of any renewal or extension thereof (which renewals or extensions, subject to clause (ii) hereof may be automatic pursuant to the terms of such Letter of Credit), twelve months after the then-current expiration date of such Letter of Credit and (ii) the date that is thirty days prior to the Revolving Commitment Maturity Date.
          (5) Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) by the Issuing Lender, and without any further action on the part of the Issuing Lender or the Revolving Lenders, the Issuing Lender hereby grants to each Revolving Lender, and each Revolving Lender hereby acquires from the Issuing Lender, an undivided interest and participation in such Letter of Credit equal to such Revolving Lender’s Pro Rata Share of the aggregate amount available to be drawn under such Letter of Credit. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this section in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for account of the Issuing Lender, such Revolving Lender’s Pro Rata Share of each Letter of Credit Disbursement made by the Issuing Lender promptly upon the request of the Issuing Lender at any time from the time of such Letter of Credit Disbursement until such Letter of Credit Disbursement is reimbursed by Borrowers or at any time after any reimbursement payment is required to be refunded to Borrowers for any reason. Each such payment shall be made in the same manner as provided in Section 2.7 with respect to Loans made by such Revolving Lender (and Section 2.7 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to the Issuing Lender the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrowers pursuant to the next following paragraph, the Administrative Agent shall distribute such payment to the Issuing Lender or, to the extent that the Revolving Lenders have made payments pursuant to this paragraph to reimburse the Issuing Lender, then to such Revolving Lenders and the Issuing Lender as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse the Issuing Lender for any Letter of Credit Disbursement shall not constitute a Revolving Loan and shall not relieve the Borrowers of their obligation to reimburse such Letter of Credit Disbursement.
          (6) Reimbursement. If the Issuing Lender shall make any Letter of Credit Disbursement in respect of a Letter of Credit, the Borrowers shall reimburse the Issuing Lender in respect of such Letter of Credit Disbursement by paying to the Administrative Agent an amount equal to such Letter of Credit Disbursement not later than 1:00 p.m. (New York time) on (i) the Business Day that the Borrowers receive notice of such Letter of Credit Disbursement, if such notice is received prior to 11:00 a.m. (New York time) or (ii) the Business Day immediately following the day that the Borrowers receive such notice, if such notice is not received prior to such time; provided that, anything contained in this Agreement to the contrary notwithstanding, (A) unless the Borrowers shall have notified Administrative Agent and such Issuing Lender prior to 1:00 P.M. (New York time) on the date of such Letter of Credit Disbursement that the Borrowers intend to reimburse such Issuing Lender for the amount of such payment with funds other than the proceeds of a Base Rate Loan, the Borrowers shall be deemed to have delivered an irrevocable Borrowing Request to Administrative Agent containing all of the representations set forth in Exhibit I requesting Revolving Lenders to make Base Rate Loans on the Business Day following such Letter of Credit Disbursement in an amount equal to the amount of such payment and (B) subject to satisfaction or written waiver of the conditions specified in Section 2.2(a) and 3.2 in accordance with the terms thereof, Revolving Lenders shall, on such date, make Base Rate Loans in the amount of such payment, the proceeds of which shall be applied directly by

Administrative Agent to reimburse such Issuing Lender for the amount of such payment; provided, further, that no Default or Event of Default shall be deemed to exist by reason of a failure of the Borrowers to reimburse such Issuing Lender pending the making of such Revolving Loans in accordance with the terms hereof, including the prior satisfaction or written waiver of the conditions specified in Section 2.2(a) and 3.2 in accordance with the terms thereof; and ‘ provided, further that, if for any reason proceeds of Revolving Loans are not received by Issuing Lender on such date in an amount equal to the amount of such payment, Borrowers shall immediately reimburse Issuing Lender, on demand, in an amount in same day funds equal to the excess of the amount of such payment over the aggregate amount of such Revolving Loans, if any, which are so received. If the Borrowers fail to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable Letter of Credit Disbursement, the payment then due from the Borrowers in respect thereof and such Revolving Lender’s Pro Rata Share thereof. The Issuing Lender shall promptly notify the Administrative Agent upon the making of each Letter of Credit Disbursement.
          (7) Obligations Absolute. The Borrowers’ obligation to reimburse Letter of Credit Disbursements as provided in Section 2.3(6) shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the Issuing Lender under a Letter of Credit against presentation of a draft or other document that does not comply strictly with the terms of such Letter of Credit, and (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrowers’ obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Lender shall have any liability or responsibility by reason of or in connection with the issuance or amendment of any Letter of Credit by the Issuing Lender or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the Issuing Lender; provided that the foregoing shall not be construed to excuse the Issuing Lender from liability to the Borrowers to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by the Issuing Lender’s gross negligence or willful misconduct (as determined by a final and non-appealable judgment of a court of competent jurisdiction) when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that: (i) the Issuing Lender may accept documents that appear on their face to be in substantial compliance with the terms of a Letter of Credit without responsibility for further investigation, and may make payment upon presentation of documents that appear on their face to be in substantial compliance with the terms of such Letter of Credit; (ii) the Issuing Lender shall have the right, in its sole discretion, to decline to accept such documents and to make such payment if such documents are not in strict compliance with the terms of such Letter of Credit; and (iii) this sentence shall establish the standard of care to be exercised by the Issuing Lender when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof (and the parties hereto hereby waive, to the extent permitted by applicable law, any standard of care inconsistent with the foregoing).
          (8) Disbursement Procedures. The Issuing Lender shall, within a reasonable time following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. The Issuing Lender shall promptly after such examination notify the Administrative Agent and the Borrowers by telephone (confirmed by facsimile) of such demand for payment and whether the Issuing Lender has made or will make a Letter of Credit Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrowers of its obligation to reimburse the Issuing Lender and the Revolving Lenders with respect to any such Letter of Credit Disbursement.
          (9) Interim Interest. If the Issuing Lender shall make any Letter of Credit Disbursement, then, unless the Borrowers shall reimburse such Letter of Credit Disbursement in full on the date Borrowers receive notice that such Letter of Credit Disbursement was made, the unpaid amount thereof shall bear interest, for each day from and including the date such Letter of Credit Disbursement is made to but excluding the date that the Borrowers reimburse such Letter of Credit Disbursement, at the rate per annum then applicable to Base Rate Loans; provided that, if the Borrowers fail to reimburse such Letter of Credit Disbursement within three (3) days when due pursuant to Section 2.3(7), then an Event of Default described in Section 7.1(1) shall have occurred. Interest accrued pursuant to this section shall be for account of the Issuing Lender, except that a pro rata portion of the interest accrued on and after the date of payment by any Revolving Lender pursuant to Section 2.3(5) of this Section to reimburse the Issuing Lender shall be for account of such Revolving Lender to the extent of such payment.
          (10) Replacement of the Issuing Lender. The Issuing Lender may be replaced at any time by written agreement between the Borrowers, the Administrative Agent, the replaced Issuing Lender and the successor Issuing Lender. The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Issuing Lender. From and after the Closing Date of any such replacement, (i) the successor Issuing Lender shall have all the rights and obligations of the replaced Issuing Lender under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Lender” shall be deemed to refer to such successor or to any previous Issuing Lender, or to such successor and all previous Issuing Lenders, as the context shall require. After the replacement of an Issuing Lender hereunder, the replaced Issuing Lender shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Lender under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.
          (11) Cash Collateralization.
               (i) If an Event of Default shall occur and be continuing and the Borrowers receive notice from the Administrative Agent or the Requisite Class Lenders of the Revolving Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with Letter of Credit Exposure representing more than 50% of the total Letter of Credit Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the

Borrowers shall immediately deposit into an account (the “Letter of Credit Collateral Account”) established by the Administrative Agent an amount in cash equal to the Letter of Credit Exposure with respect to such Borrowers as of such date plus any accrued and unpaid interest thereon; provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default described in Section 7.1(6). Such deposit shall be held by the Administrative Agent in the Letter of Credit Collateral Account as collateral in the first instance for the Letter of Credit Exposure with respect to the Borrowers under this Agreement and thereafter for the payment of the other Obligations of the Borrowers.
               (ii) The Letter of Credit Collateral Account shall be maintained in the name of the Administrative Agent (on behalf of the Lenders) and under its sole dominion and control at such place as shall be designated by the Administrative Agent. Interest shall accrue on the Letter of Credit Collateral Account at a rate equal to the rate on overnight funds.
               (iii) The Borrowers hereby pledge, assign and grant to the Administrative Agent, as Administrative Agent for its benefit and the ratable benefit of the Lenders, a lien on and a security interest in the following collateral (the “Letter of Credit Collateral”):
                    (A) the Letter of Credit Collateral Account, all cash deposited therein and all certificates and instruments, if any, from time to time representing or evidencing the Letter of Credit Collateral Account;
                    (B) all notes, certificates of deposit and other cash-equivalent instruments from time to time hereafter delivered to or otherwise possessed by the Administrative Agent for or on behalf of the Borrowers in substitution for or in respect of any or all of the then existing Letter of Credit Collateral;
                    (C) all interest, dividends, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the then existing Letter of Credit Collateral; and
                    (D) to the extent not covered by the above clauses, all proceeds of any or all of the foregoing Letter of Credit Collateral.
The lien and security interest granted hereby secures the payment of all obligations of the Borrowers now or hereafter existing hereunder and under any other Loan Document.
               (iv) Neither the Borrowers nor any Person claiming or acting on behalf of or through the Borrowers shall have any right to withdraw any of the funds held in the Letter of Credit Collateral Account, except as provided in Section 2.3(11)(vii).
               (v) The Borrowers agree that they will not (i) sell or otherwise dispose of any interest in the Letter of Credit Collateral or (ii) create or permit to exist any lien, security interest or other charge or encumbrance upon or with respect to any of the Letter of Credit Collateral, except for the security interest created by this Section 2.3(11).

               (vi) At any time an Event of Default shall be continuing:
                    (A) The Administrative Agent may, in its sole discretion, without notice to the Borrowers except as required by law and at any time from time to time, instruct the Administrative Agent to charge, set off or otherwise apply all or any part of the Letter of Credit Collateral Account to first, the aggregate amount of Letter of Credit Disbursements that have not been reimbursed by the Borrowers and second, any other unpaid Obligations then due and payable, in such order as the Administrative Agent shall elect. The rights of the Administrative Agent under this Section 2.3(11) are in addition to any rights and remedies which any Agent or any Lender may have.
                    (B) The Administrative Agent may also exercise, in its sole discretion, in respect of the Letter of Credit Collateral Account, in addition to the other rights and remedies provided herein or otherwise available to it, all the rights and remedies of a secured party upon default under the UCC.
               (vii) At such time as all Events of Default have been cured or waived in writing and there are no unreimbursed Letter of Credit Disbursements outstanding, all amounts remaining in the Letter of Credit Collateral Account shall be promptly returned to the Borrowers. Any surplus of the funds held in the Letter of Credit Collateral Account remaining after payment in full of all of the Obligations, the termination of the Revolving Commitments and the return of all outstanding Letters of Credit shall be paid to the Borrowers or to whomsoever may be lawfully entitled to receive such surplus.
     2.4 Funding of Borrowings.
          (1) Funding by Lenders. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds to the Administrative Agent at the Contact Office, ABA 021-001-033 for the Administrative Agent’s Account No. 99-401-268, Ref: TE/TOUSA Senior LLC, no later than 12:00 p.m. (New York time). The Administrative Agent will make such Loans available to the Borrowers pursuant to the terms and conditions hereof by promptly crediting the amounts so received, in like funds, to an account of the Borrowers maintained with the Administrative Agent in New York City and designated by the Borrowers in the applicable Borrowing Request; provided that Base Rate Loans made to finance the reimbursement of a Letter of Credit Disbursement as provided in Section 2.3(6) shall be remitted by the Administrative Agent to the Issuing Lender.
          (2) Presumption by the Administrative Agent. Unless the Administrative Agent shall have received notice from a Revolving Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with Section 2.4(1) and may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Rate or (ii) in the case of the Borrowers, the interest rate applicable to Base Rate Loans (it being intended that such interest payment shall be the only interest payment payable by the Borrowers with respect to any amount repaid by the Borrowers to the Administrative Agent in accordance with this paragraph, except that Section 2.18(5) shall apply if the Borrowers fail to make such repayment within three (3) days after the date of such payment as required hereunder). If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
     2.5 Interest Elections.
          (1) Elections by the Borrowers for Borrowings. Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a LIBO Rate Loan, shall have an initial Interest Period as specified in such Borrowing Request (which shall be a period contemplated by the definition of the term “Interest Period”). Thereafter, the Borrowers may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a LIBO Rate Loan, may elect Interest Periods therefor, all as provided in this Section; provided, however, any conversion or continuation of LIBO Rate Loans shall be subject to the provisions of Sections 2.2(a)(2)(iii) and (iv). The Borrowers may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. At any time, the Borrowers may have only eight (8) Interest Periods then in effect.
          (2) Notice of Elections. To make an election pursuant to this Section, the Borrowers shall notify the Administrative Agent in writing of such election (which notice may be by facsimile) by the time that a Borrowing Request would be required under Section 2.4 if the Borrowers were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such Rate Request shall be irrevocable, shall be signed by a Responsible Officer and shall be in the form of Exhibit D hereto.
          (3) Information in Interest Election Requests. Each Rate Request shall specify the following information in compliance with Section 2.2:
                    (A) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (C) and (D) of this section shall be specified for each resulting Borrowing);
                    (B) the effective date of the election made pursuant to such Rate Request, which shall be a Business Day;

                    (C) whether the resulting Borrowing is to be a Base Rate Loan or a LIBO Rate Loan; and
                    (D) if the resulting Borrowing is a LIBO Rate Loan, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.
If any such Rate Request requests a LIBO Rate Loan but does not specify an Interest Period, then the Borrowers shall be deemed to have selected an Interest Period of one month’s duration.
          (4) Notice by the Administrative Agent to Lenders. Promptly following receipt of a Rate Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.
          (5) Failure to Elect; Potential Default and Events of Default. If the Borrowers fail to deliver a timely Rate Request with respect to a LIBO Rate Loan prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to a Base Rate Loan. Notwithstanding any contrary provision hereof, if a Potential Default or an Event of Default has occurred and is continuing on the day occurring three Eurodollar Business Days prior to the date of, or on the date of, the requested funding, continuation or conversion, then, so long as a Potential Default or an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a LIBO Rate Loan and (ii) unless repaid, each LIBO Rate Loan shall be converted to a Base Rate Loan at the end of the Interest Period applicable thereto.
     2.6 Termination; Reduction and Extension of the Revolving Commitments; Maturity.
          (1) Scheduled Termination; Initial Maturity Date. Unless previously terminated, or extended pursuant to Section 2.6(5) below, the Revolving Commitments shall terminate at 1:00 p.m., New York time, on the Revolving Commitment Termination Date. Unless previously accelerated, or extended pursuant to Section 2.6(5) below, all Obligations with respect to the Loans shall be paid in full no later than 1:00 p.m., New York time on the Initial Maturity Date.
          (2) Voluntary Termination or Reduction. The Borrowers may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in a minimum amount of $5,000,000 and integral multiples of $1,000,000 in excess thereof and (ii) the Borrowers shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.8, the total Revolving Exposures would exceed the Available Credit.
          (3) Notice of Voluntary Termination or Reduction. The Borrowers shall notify the Administrative Agent of any election to terminate or reduce the Revolving Commitments under Section 2.6(2) above at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrowers pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the Borrowers may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrowers (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
          (4) Effect of Termination or Reduction. Any termination or reduction of the Revolving Commitments shall be permanent. Each reduction of the Revolving Commitments shall be made ratably among the Revolving Lenders in accordance with their respective Revolving Commitments.
          (5) Extension of Revolving Commitment Termination Date and Initial Maturity Date.
               (i) Provided that no Potential Default or Event of Default shall have occurred and be continuing, the Borrowers shall have the option, to be exercised by giving written notice to the Administrative Agent at least thirty (30) days prior to the Original Revolving Commitment Termination Date and the Initial Maturity Date, subject to the terms and conditions set forth in this Agreement, to extend the Original Revolving Commitment Termination Date and Initial Maturity Date by twelve (12) months to August 1, 2009 (the “Extension Period”). The request by the Borrowers for the extension of the Original Revolving Commitment Termination Date and Initial Maturity Date shall constitute a representation and warranty by the Borrowers that no Potential Default or Event of Default then exists and that all of the conditions set forth in Section 2.6(5)(ii) below shall have been satisfied on the Original Revolving Commitment Termination Date and the Initial Maturity Date.
               (ii) The obligations of the Administrative Agent and the Lenders to extend the Original Revolving Commitment Termination Date and Initial Maturity Date as provided in Section 2.6(5)(i) shall be subject to the prior satisfaction of each of the following conditions precedent as determined by the Administrative Agent in its good faith judgment:
                    (A) on the Original Revolving Commitment Termination Date and Initial Maturity Date there shall exist no Potential Default or Event of Default;
                    (B) the Borrowers shall have paid to the Administrative Agent for the ratable benefit of the Lenders an extension fee (the “Extension Fee”) equal to one-quarter of one percent (0.25%) of the Aggregate Commitments (which fee Borrowers hereby agree shall be fully earned and nonrefundable under any circumstances when paid);
                    (C) the representations and warranties made by the Borrower Parties in the Loan Documents shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Original Revolving Commitment Termination Date and Initial Maturity Date, unless such representations and warranties specifically relate to an earlier date, in which case, they shall have been true and correct in all material respects as of such earlier date (provided, however, that any factual matters disclosed in the Schedules referenced in Article 4 shall be subject to update in accordance with clause (D) below);

                    (D) the Borrower Parties shall have delivered updates to the Administrative Agent of all the Schedules set forth in Article 4 hereof and such updated Schedules shall be acceptable to Administrative Agent in its reasonable judgment;
                    (E) the Borrowers shall have delivered to the Administrative Agent a Compliance Certificate demonstrating the Borrowers are in compliance with the covenants set forth in Article 6;
                    (F) the Borrowers shall have paid all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and all reasonable fees and expenses paid to third party consultants (including reasonable attorneys’ fees and expenses) by Administrative Agent in connection with such extension;
                    (G) the ratio (expressed as a percentage) of Total Funded Debt to Total Book Capitalization, shall be 60% or less;
                    (H) the initial maturity date of the Mezzanine Loans shall have been extended for one year such that the maturity date thereof does not occur before August 1, 2010; and
                    (I) the Borrower Parties shall have acknowledged and ratified that their obligations under the applicable Loan Documents remain in full force and effect, and continue to guaranty the Obligations under the Loan Documents, as extended.
     (iii) The Administrative Agent shall notify each of the Lenders in the event that the Borrowers request that the Original Revolving Commitment Termination Date and Initial Maturity Date be extended as provided in this Section 2.6(5).
     2.7 Manner of Payment of Loans; Evidence of Debt.
          (1) Repayment. Subject to any earlier acceleration of the Loans following an Event of Default, the Borrowers hereby unconditionally promise to pay to the Administrative Agent for account of the Lenders the outstanding principal amount of the Loans on the Maturity Date.
          (2) Manner of Payment.
               (i) The Borrowers shall notify the Administrative Agent in writing (which notice may be by facsimile or electronic mail) of any repayment or prepayment hereunder (i) in the case of repayment or prepayment of a LIBO Rate Loan with an Interest Period not expiring on the date of payment, not later than 1:00 p.m. (New York time) three Business Days before the date of repayment or prepayment, or (ii) in the case of repayment or prepayment of a LIBO Rate Loan with Interest Periods expiring on the date of repayment or prepayment or a Base Rate Loan, not later than 1:00 p.m. (New York time) on the date of repayment or prepayment. Each such notice shall be irrevocable and shall specify the repayment or prepayment date and the principal amount of each Borrowing or portion thereof to be repaid or prepaid; provided that, if a notice of repayment or prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.6, then such notice of repayment or prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.6. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each repayment or prepayment of a Borrowing shall be applied ratably to the Loans included in the repaid or prepaid Borrowing. Repayments and prepayments shall be accompanied by (A) accrued interest to the extent required by Section 2.9 and (B) any payments due pursuant to Section 2.8. If the Borrowers fail to make a timely selection of the Borrowing or Borrowings to be repaid or prepaid, such payment shall be applied, first, to pay any outstanding Base Rate Loans and, second, to other Borrowings in the order of the remaining duration of their respective Interest Periods (the Borrowing with the shortest remaining Interest Period to be repaid first).
               (ii) The Borrowers shall make each payment required to be made by them hereunder (whether of principal, interest or fees or reimbursement of Letter of Credit Disbursements) or under any other Loan Document (except to the extent otherwise provided therein) prior to 1:00 p.m. (New York time) (unless otherwise specified in this Agreement), on the date when due, in immediately available funds, without set-off or counterclaim; provided that if a new Loan is to be made by any Lender on a date the Borrowers are to repay any principal of an outstanding Loan of such Lender, such Lender shall apply the proceeds of such new Loan to the payment of the principal to be repaid and only an amount equal to the difference between the principal to be borrowed and the principal to be repaid shall be made available by such Lender to the Administrative Agent as provided in Section 2.4 or paid by the Borrowers to the Administrative Agent pursuant to this paragraph, as the case may be. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be wired to the Administrative Agent at the Contact Office, ABA 021-001-033 for the Administrative Agent’s Account No. 99-401-268, Ref: TE/TOUSA Senior LLC, except as otherwise expressly provided in the relevant Loan Document, and except payments to be made directly to the Issuing Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.17, 2.18 and 9.14 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder or under any other Loan Document (except to the extent otherwise provided therein) shall be made in Dollars.
          (3) Maintenance of Loan Accounts by Lenders. Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrowers to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
          (4) Maintenance of Loan Accounts by the Administrative Agent. The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
          (5) Effect of Entries. The entries made in the accounts maintained pursuant to Sections 2.7(3) and (4) above shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.
          (6) Promissory Notes. Upon the request of a Lender, the Borrowers shall promptly execute and deliver to such Lender a Note evidencing such Lender’s Commitment.
     2.8 Repayment and Prepayment of Loans.
          (1) Mandatory Prepayments. The Borrowers shall remit to the Administrative Agent as a mandatory prepayment for application against the outstanding principal balance of the Loan:
               (i) Concurrently with the consummation of any Disposition of a Mortgaged Property, the sums required to be repaid, if any, in accordance with Section 6.4(5)(iii) below.
               (ii) The Proceeds of a Casualty or Condemnation of a Mortgaged Property to the extent required to be applied to the prepayment of the Loan under this Agreement.
               (iii) Beginning on the July 1, 2007 and on the first day of October, January, April and July thereafter, Borrowers shall make quarterly payments of $10 million each, which installments (so long as no Event of Default has occurred and is then continuing) shall be applied against the outstanding principal amount under the Term Loans. Any voluntary prepayments of the Loan pursuant to Section 2.8(2) or payments pursuant to Section 2.8(1)(i) above, shall be credited against (and shall reduce pro tanto) the Borrowers obligation to make quarterly principal installment payments as provided in this subsection (iii).
               (iv) Concurrently with any prepayment of principal of the Mezzanine Loans., Borrowers shall prepay the principal amount of the Term Loans (or if the full amount of the Term Loans has been prepaid, the Revolving Loans) on a pro rata basis based on the outstanding principal balance of the Loans and the Mezzanine Loans.
          (2) Optional Prepayments. Upon not less than five (5) Business Days’ prior written notice to the Administrative Agent (which shall promptly provide telephonic notice of the receipt thereof to each of the Lenders), the Borrowers may voluntarily prepay principal amounts outstanding under the Loan in whole or in part (without any release of collateral securing the Loan except as provided in Section 6.4(5)(iii) hereof); provided, however, that voluntary prepayments shall be in the minimum amount of $1,000,000 and integral multiples of $100,000 in excess thereof. Voluntary prepayments of principal pursuant to this Section 2.8(2), shall be credited against Borrowers’ obligation to make prepayments pursuant to Section 2.8(1)(iii).

          (3) Accrued Interest. The Borrowers shall pay in connection with any prepayment hereunder, whether voluntary or mandatory, all interest accrued but unpaid on that portion of the Loan to which such prepayment is applied, and all amounts payable pursuant to Section 2.8(1)(i) above, concurrently with payment of any principal amounts.
          (4) Priority of Payments.
               (i) Any voluntary prepayment of any Loan pursuant to Section 2.8(2) shall be applied as specified by Borrowers in the applicable notice of prepayment; provided however, so long as no Event of Default has occurred and is continuing, in the event Borrowers fail to specify the Loans to which any such prepayment shall be applied, such prepayment shall be applied first to repay outstanding Swing Line Loans to the full extent thereof; second, to repay outstanding Revolving Loans to the full extent thereof; and third, to prepay the Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof).
               (ii) Any mandatory prepayment of any Loan pursuant to Section 2.8(1) shall be applied as follows:
                    (A) first, to prepay Term Loans on a pro rata basis (in accordance with the respective outstanding principal amounts thereof) and shall be further applied on a pro rata basis to the remaining scheduled installments of principal of the Term Loans;
                    (B) second, to prepay the Swing Line Loans to the full extent thereof and, if the prepayment is pursuant to Section 2.8(1)(iv), to permanently reduce the Revolving Commitments by the amount of such prepayment;
                    (C) third, to prepay the Revolving Loans on a pro rata basis (in accordance with the respective Revolving Commitments) to the full extent thereof and, if the prepayment is pursuant to Section 2.8(1)(iv), to further permanently reduce the Revolving Commitments by the amount of such prepayment;
                    (D) fourth, to prepay outstanding reimbursement obligations with respect to Letters of Credit and to further permanently reduce the Revolving Commitments by the amount of such prepayment; and
                    (E) fifth, to cash collateralize Letters of Credit and to further permanently reduce the Revolving Commitments by the amount of such cash collateralization.
               (iii) Following the occurrence and continuance of an Event of Default, all amounts received by the Administrative Agent on account of the Obligations, shall be promptly disbursed by the Administrative Agent as follows:
                    (A) First, to the payment of expenses incurred by the Administrative Agent in the performance of its duties and the enforcement of the rights of the Lenders under the Loan Documents, including, without limitation, all costs and expenses of collection, reasonable attorneys’ fees (including all allocated costs of internal counsel), court costs and other amounts payable as provided in Section 9.14 below;

                    (B) Then, to the Lenders, pro rata in accordance with their respective Pro Rata Shares, until interest accrued on the Loan has been paid in full;
                    (C) Then, to the Lenders, pro rata in accordance with their respective Pro Rata Shares, until principal under the Loan has been paid in full;
                    (D) Then, to the Lenders, pro rata to each Lender in accordance with the amount expressed in a percentage, which the amount of remaining Obligations owed to such Lender bears to all remaining Obligations held by all Lenders, until all other Obligations have been paid in full.
               (iv) The order of priority set forth in Section 2.8(4)(iii) and the related provisions of this Agreement are set forth solely to determine the rights and priorities of the Administrative Agent and the other Lenders as among themselves. The order of priority set forth in clauses (B) through (D) of Section 2.8(4)(iii) may at any time and from time to time be changed by the Required Lenders without necessity of notice to or consent of or approval by the Borrowers or any other Person. The order of priority set forth in clause (A) of Section 2.8(4)(iii) may be changed only with the prior written consent of the Administrative Agent.
     2.9 Interest.
          (1) Base Rate Loans. The Loans comprising each Base Rate Loan shall bear interest at a rate per annum equal to the Applicable Base Rate.
          (2) LIBO Rate Loans. The Loans constituting each LIBO Rate Loan shall bear interest at a rate per annum equal to the Applicable LIBO Rate for the Interest Period for such Borrowing.
          (3) Payment of Interest.
               (i) The Borrowers shall pay interest on Base Rate Loans quarterly, in arrears, on the last Business Day of each calendar quarter, as set forth on an interest billing statement delivered by the Administrative Agent to the Borrowers (which delivery may be by facsimile transmission) no later than 1:00 p.m. (New York time) on a date at least one Business Day prior to the date such interest is due.
               (ii) The Borrowers shall pay interest on the LIBO Rate Loans on the last day of the applicable Interest Period or, in the case of LIBO Rate Loans with an Interest Period ending later than three months after the date funded, converted or continued, at the end of each three month period from the date funded, converted or continued and on the last day of the applicable Interest Period, as set forth on an interest billing statement delivered by the Administrative Agent to the Borrowers (which delivery may be by facsimile transmission) no later than 1:00 p.m. (New York time) on a date at least one Business Day prior to the date such interest is due.
          (4) Computations. All computations of interest and fees payable hereunder shall be based upon a year of 360 days for the actual number of days elapsed (which results in more interest being paid than if computed on the basis of a 365-day year).

          (5) Default Interest. During such time as there shall have occurred and be continuing an Event of Default, all Obligations outstanding, shall, at the election of the Administrative Agent, bear interest at a per annum rate equal to two percent (2%) above the Applicable Base Rate in effect during the applicable calculation period (whether or not such Applicable Base Rate shall otherwise have been elected by Borrowers in accordance with this Agreement).
     2.10 Presumptions of Payment.
          Unless the Administrative Agent shall have received notice from the Borrowers prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Lender hereunder that the Borrowers will not make such payment, the Administrative Agent may assume that the Borrowers have made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Lender, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payment, then each of the Lenders or the Issuing Lender, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Rate.
     2.11 Pro Rata Treatment.
          Except to the extent otherwise provided herein: (i) each Borrowing shall be made from the Revolving Lenders, each payment of the Unused Line Fee under Section 2.19 shall be made for account of the Revolving Lenders, and each termination or reduction of the amount of the Revolving Commitments under Section 2.6 shall be applied to the respective Revolving Commitments of the Revolving Lenders, pro rata according to the amounts of their respective Revolving Commitments; (ii) each Borrowing shall be allocated pro rata among the Revolving Lenders according to the amounts of their respective Revolving Commitments (in the case of the making of Loans) or their respective Loans (in the case of conversions and continuations of Loans); (iii) each payment or prepayment of principal of Loans by the Borrowers shall be made for account of the Lenders pro rata in accordance with the respective unpaid principal amounts of the Loans held by them; and (iv) each payment of interest on Loans by the Borrowers shall be made for account of the Lenders pro rata in accordance with the amounts of interest on such Loans then due and payable to the respective Lenders.
     2.12 Inability to Determine Rates.
          In the event that the Administrative Agent shall have reasonably determined (which determination shall be conclusive and binding upon the Borrowers) that by reason of circumstances affecting the interbank market adequate and reasonable means do not exist for ascertaining the LDBO Rate for any Interest Period, the Administrative Agent shall forthwith give telephonic notice of such determination to each Lender and to the Borrowers. If such notice is given: (1) no portion of the Loans may be funded as a LIBO Rate Loan, (2) any Base Rate Loan that was to have been converted to a LIBO Rate Loan shall, subject to the provisions hereof, be continued as a Base Rate Loan, and (3) any outstanding LIBO Rate Loan shall be converted, on the last day of the Interest Period applicable thereto, to a Base Rate Loan. Until such notice has been withdrawn by the Administrative Agent, the Borrowers shall not have the right to convert any Base Rate Loan to a LIBO Rate Loan or to continue a LIBO Rate Loan as such. The Administrative Agent shall withdraw such notice in the event that the circumstances giving rise thereto no longer pertain and that adequate and reasonable means shall exist for ascertaining the LIBO Rate for the Interest Period requested by the Borrowers, and, following withdrawal of such notice by the Administrative Agent, the Borrowers shall have the right to convert any Base Rate Loan to a LIBO Rate Loan and to continue any LIBO Rate Loan as such in accordance with the terms and conditions of this Agreement.
     2.13 Illegality.
          Notwithstanding any other provisions herein, if any law, regulation, treaty or directive issued by any Governmental Authority or any change therein or in the interpretation or application thereof, shall make it unlawful for any Lender to maintain LIBO Rate Loans as contemplated by this Agreement: (1) the commitment of such Lender hereunder to continue LIBO Rate Loans or to convert Base Rate Loans to LIBO Rate Loans shall forthwith be cancelled, and (2) LIBO Rate Loans held by such Lender then outstanding, if any, shall be converted automatically to Base Rate Loans at the end of their respective Interest Periods or within such earlier period as may be required by law. In the event of a conversion of any LIBO Rate Loan prior to the end of its applicable Interest Period, the Borrowers hereby agree promptly to pay any Lender affected thereby, upon demand, the amounts required pursuant to Section 2.17 below, it being agreed and understood that such conversion shall constitute a prepayment for all purposes of this Section 2.13. The provisions hereof shall survive the termination of this Agreement and payment of all other Obligations.
     2.14 Funding.
          Each Lender shall be entitled to fund all or any portion of its Commitment to make Loans in any manner it may determine in its sole discretion, including, without limitation, in the Grand Cayman inter-bank market, the London inter-bank market and within the United States, but all calculations and transactions hereunder shall be conducted as though all Lenders actually fund all LIBO Rate Loans through the purchase of offshore Dollar deposits in the amount of such Lender’s Commitment of the relevant LIBO Rate Loan with a maturity corresponding to the applicable Interest Period.
     2.15 Increased Costs.
          (1) In the event that any applicable law, order, regulation, treaty or directive issued by any central bank or other governmental authority, agency or instrumentality or in the governmental or judicial interpretation or application thereof, or compliance by any Lender or the Issuing Lender with any request or directive (whether or not having the force of law) issued by any central bank or other governmental authority, agency or instrumentality:
               (i) Does or shall subject any Lender or the Issuing Lender to any Taxes of any kind whatsoever with respect to this Agreement or any Loan, or change the basis of determining the Taxes imposed on payments to such Lender or the Issuing Lender of principal, fee, interest or any other amount payable hereunder (except for change in the rate of tax on the overall net income of such Lender or Issuing Lender);
               (ii) Does or shall impose, modify or hold applicable any reserve, capital requirement, special deposit, compulsory loan or similar requirements against assets held by, or deposits or other liabilities in or for the account of, advances or loans by, or other credit extended by, or any other acquisition of funds by, any office of such Lender or the Issuing Lender which are not otherwise included in the determination of interest payable on the Obligations; or
               (iii) Does or shall impose on such Lender or Issuing Lender any other condition; and the result of any of the foregoing is to increase the cost to such Lender or Issuing Lender of making, renewing or maintaining its Revolving Commitment, its Revolving Exposure, its Term Loans (as applicable) or to increase the cost of such Lender or the Issuing Lender of participating in, issuing or maintaining any Letter of Credit or to reduce any amount receivable in respect thereof or the rate of return on the capital of such Lender or the Issuing Lender or any corporation controlling such Lender or the Issuing Lender, then, in any such case, the Borrowers shall, without duplication of amounts payable pursuant to Section 2.18, promptly pay to such Lender or Issuing Lender, upon its written demand made through the Administrative Agent, any additional amounts necessary to compensate such Lender or the Issuing Lender for such additional cost or reduced amounts receivable or rate of return as determined by such Lender or Issuing Lender with respect to this Agreement or such Lender’s or Issuing Lender’s Revolving Commitment, its Revolving Exposure, Term Loan, or Letter of Credit obligations, so long as such Lender or Issuing Lender requires substantially all obligors under other commitments of this type made available by such Lender or Issuing Lender to similarly so compensate such Lender or Issuing Lender.
          (2) If a Lender or the Issuing Lender becomes entitled to claim any additional amounts pursuant to this Section 2.15, it shall promptly notify the Borrowers of the event by reason of which it has become so entitled. A certificate specifying the reason for any additional amounts so claimed payable containing the calculation thereof in reasonable detail submitted by a Lender or the Issuing Lender to the Borrowers, accompanied by a certification that such Lender or Issuing Lender has required substantially all obligors under other commitments of this type made available by such Lender or Issuing Lender to similarly so compensate such Lender or Issuing Lender, shall constitute prima facie evidence thereof.
          (3) Failure or delay on the part of any Lender or Issuing Lender to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s or Issuing Lender’s right to demand such compensation. The provisions of this Section 2.15 shall survive the termination of this Agreement and payment of the Loans and all other Obligations.
     2.16 Obligation of Lenders to Mitigate; Defaulting Lenders; Replacement of Lenders.
          (1) As promptly as reasonably practicable after the officer of any Lender responsible for administering such Lender’s Commitment or Term Loan becomes aware of any event or condition that would entitle such Lender to receive payments under Section 2.15 above or Section 2.18 below or to cease maintaining LIBO Rate Loans under Section 2.13 above, such Lender will use reasonable efforts: (i) to maintain its Revolving Commitment, Revolving Exposure, and Term Loans (as applicable) through another lending office of such Lender or (ii) take such other reasonable measures, if as a result thereof the additional amounts which would otherwise be required to be paid to such Lender pursuant to Section 2.15 above or pursuant to Section 2.18 below would be materially reduced or eliminated or the conditions rendering such Lender incapable of maintaining LIBO Rate Loans under Section 2.5 above no longer would be applicable, and if, as determined by such Lender in its sole discretion, the maintaining of such LIBO Rate Loans through such other lending office or in accordance with such other measures, as the case may be, would not otherwise materially adversely affect such LIBO Rate Loans or the interests of such Lender.
          (2) Anything contained herein to the contrary notwithstanding, in the event that any Lender, other than at the direction or request of any regulatory agency or authority, defaults (a “Defaulting Lender”) in its obligation to fund (a “Funding Default”) any Revolving Loan or its portion of any unreimbursed payment under Section 2.3(2)(iv) or 2.3(5) (in each case, a “Defaulted Loan”), then (a) during any Default Period with respect to such Defaulting Lender, such Defaulting Lender shall be deemed not to be a “Lender” for purposes of voting on any matters (including the granting of any consents or waivers) with respect to any of the Loan Documents; (b) to the extent permitted by applicable law, until such time as the Funding Default with respect to such Defaulting Lender shall have been reduced to zero, (i) any voluntary prepayment of the Revolving Loans shall, if Borrowers so direct at the time of making such voluntary prepayment, be applied to the Revolving Loans of other Lenders as if such Defaulting Lender had no Revolving Loans outstanding and the Revolving Exposure of such Defaulting Lender were zero, and (ii) any mandatory prepayment of the Revolving Loans shall, if Borrowers so direct at the time of making such mandatory prepayment, be applied to the Revolving Loans of other Lenders (but not to the Revolving Loans of such Defaulting Lender) as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender, it being understood and agreed that Borrowers shall be entitled to retain any portion of any mandatory prepayment of the Revolving Loans that is not paid to such Defaulting Lender solely as a result of the operation of the provisions of this clause (b); (c) such Defaulting Lender’s Revolving Commitment and outstanding Revolving Loans and such Defaulting Lender’s percentage share of the Letter of Credit Exposure shall be excluded for purposes of calculating the Revolving Commitment fee pursuant to Section 2.19 payable to Lenders in respect of any day during any Default Period with respect to such Defaulting Lender, and such Defaulting Lender shall not be entitled to receive any Revolving Commitment fee pursuant to Section 2.19 with respect to such Defaulting Lender’s Revolving Commitment in respect of any Default Period with respect to such Defaulting Lender; and (d) the Total Utilization of Revolving Commitments as at any date of determination shall be calculated as if such Defaulting Lender had funded all Defaulted Loans of such Defaulting Lender. No Revolving Commitment of any Lender shall be increased or otherwise affected, and, except as otherwise expressly provided in this Section 2.16, performance by Borrowers of their obligations hereunder and the other Loan Documents shall not be excused or otherwise modified as a result of any Funding Default or the operation of this Section 2.16. The rights and remedies against a Defaulting Lender under this Section 2.16 are in addition to other rights and remedies which Borrowers may have against such Defaulting Lender with respect to any Funding Default and which Administrative Agent or any Lender may have against such Defaulting Lender with respect to any Funding Default.
          (3) Anything contained herein to the contrary notwithstanding, in the event that: (a) (i) any Lender (an “Increased-Cost Lender”) shall give notice to Borrowers that such Lender is adversely affected under Section 2.13 (other than in circumstances where events subject to such Section generally affect Lenders) or is entitled to receive payments under Section 2.15 or 2.18 (other than in circumstances where events subject to such Sections generally entitle Lenders to payment), (ii) the circumstances which have caused such Lender to be so adversely affected or which entitle such Lender to receive such payments shall remain in effect, and (iii) such Lender shall fail to withdraw such notice within five Business Days after Borrowers’ request for such withdrawal; or (b) any Lender shall become and then be a Defaulting Lender; or (c) in connection with any proposed amendment, modification, termination, waiver or consent which requires unanimous approval as contemplated by Section 9.2, the consent of Required Lenders shall have been obtained but the consent of one or more of such other Lenders (each a “Non-Consenting Lender”) whose consent is required shall not have been obtained; then so long as no Potential Default or Event of Default is then continuing, with respect to each such Increased-Cost Lender, Defaulting Lender or Non-Consenting Lender (the “Terminated Lender”), Borrowers may, by giving written notice to Administrative Agent and any Terminated Lender of its election to do so, elect to cause such Terminated Lender (and such Terminated Lender hereby irrevocably agrees) to assign its outstanding Loans and its Revolving Commitments, if any, in full to one or more Eligible Assignees (each a “Replacement Lender”) in accordance with the provisions of Section 9.8 and Terminated Lender shall pay any fees payable thereunder in connection with such assignment; provided, (1) on the date of such assignment, the Replacement Lender shall pay to Terminated Lender an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Terminated Lender, (B) an amount equal to all unreimbursed drawings that have been funded by such Terminated Lender, together with all then unpaid interest with respect thereto at such time and (C) an amount equal to all accrued, but theretofore unpaid fees owing to such Terminated Lender pursuant to Section 2.19; (2) on the date of such assignment, Borrowers shall pay any amounts payable to such Terminated Lender pursuant to Section 2.15 and 2.18; or otherwise as if it were a prepayment and (3) in the event such Terminated Lender is a Non-Consenting Lender, each Replacement Lender shall consent, at the time of such assignment, to each matter in respect of which such Terminated Lender was a Non-Consenting Lender; provided, Borrowers may not make such election with respect to any Terminated Lender that is also an Issuing Lender unless, prior to the effectiveness of such election, Borrowers shall have caused each outstanding Letter of Credit issued thereby to be cancelled. Upon the prepayment of all amounts owing to any Terminated Lender and the termination of such Terminated Lender’s Revolving Commitments, if any, such Terminated Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such Terminated Lender to indemnification hereunder shall survive as to such Terminated Lender.
     2.17 Funding Indemnification.
          In the event of (a) the payment of any principal of any LIBO Rate Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any LIBO Rate Loan other than on the last day of the Interest

Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.5 and is revoked in accordance herewith), or (d) the assignment of any LIBO Rate Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrowers pursuant to Section 2.5, then, in any such event, the Borrowers shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a LIBO Rate Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would have accrued on the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Reserve Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for Dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
     2.18 Taxes.
          (1) Any and all payments by or on account of any obligation of the Borrowers hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrowers shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.18) the Administrative Agent, Lender or Issuing Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions and (iii) the Borrowers shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
          (2) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
          (3) The Borrowers shall indemnify the Administrative Agent, each Lender and the Issuing Lender, within ten (10) Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.18) paid by the Administrative Agent, such Lender or such Issuing Lender, as the case may be, and any penalties, interest (except to the extent such penalties and/or interest arise as a result of a Lender’s or Issuing Lender’s delay in dealing with any such Indemnified Tax) and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental

Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Lender, the Issuing Lender or by the Administrative Agent on its own behalf or on behalf of a Lender or Issuing Lender, shall be conclusive absent manifest error.
          (4) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrowers to a Governmental Authority, the Borrowers shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
          (5) Each Foreign Lender shall deliver to the Borrowers (with copies to the Administrative Agent) on or before the date hereof (or in the case of a Foreign Lender who became a Lender by way of an assignment, on or before the date of the assignment) or at least five (5) Business Days prior to the first date for any payment herewith to such Lender, and from time to time as required for renewal under applicable law, such certificates, documents or other evidence, as required by the Code or Treasury Regulations issued pursuant thereto, including, without limitation, Internal Revenue Service Form W-8BEN or W-ECI, as appropriate, and any other certificate or statement of exemption required by Section 871(h) or Section 881(c) of the Code or any subsequent version thereof, properly completed and duly executed by such Lender establishing that payments to such Lender hereunder are not subject to withholding under the Code (“Evidence of No Withholding”). Each Foreign Lender shall promptly notify the Borrowers and the Administrative Agent of any change in its applicable lending office and upon written request of the Borrowers or the Administrative Agent shall, prior to the immediately following due date of any payment by the Borrowers hereunder or under any other Loan Document, deliver Evidence of No Withholding to the Borrowers and the Administrative Agent. The Borrowers shall be entitled to rely on such forms in their possession until receipt of any revised or successor form pursuant to this Section 2.18(5). If a Lender fails to provide Evidence of No Withholding as required pursuant to this Section 2.18(5), then (i) the Borrowers (or the Administrative Agent) shall be entitled to deduct or withhold from payments to Administrative Agent or such Lender as a result of such failure, as required by law, and (ii) the Borrowers shall not be required to make payments of additional amounts with respect to such withheld Taxes pursuant to Section 2.18(1) to the extent such withholding is required solely by reason of the failure of such Lender to provide the necessary Evidence of No Withholding.
     2.19 Fees.
          (1) Unused Line Fee. Until the Obligations have been paid in full and this Agreement terminated, the Borrowers agree to pay, on the first day of each calendar quarter and on the Revolving Commitment Termination Date, to the Administrative Agent, for the ratable account of the Lenders, an unused line fee equal to the Applicable Unused Line Fee Percentage per annum on the average daily amount by which, during the immediately preceding calendar quarter or shorter period if calculated on the Revolving Commitment Termination Date, the Total Revolving Commitments during such period exceeded the sum of (i) the average daily outstanding amount of the Revolving Loans and (ii) the undrawn face amount of all outstanding Letters of Credit. The unused line fee shall be computed on the basis of a 360-day year for the actual number of days elapsed.

          (2) Letter of Credit Fees and Costs.
               (i) The Borrowers agree to pay to the Administrative Agent for distribution to each Non-Defaulting Lender (based on their respective Applicable Percentage) in Dollars, a fee in respect of each Letter of Credit issued for the account of any Borrower (the“Letter of Credit Fee”), in each case for the period from and including the date of issuance of the respective Letter of Credit to and including the date of termination of such Letter of Credit, computed at a rate per annum equal to the applicable “LIBO Spread” as listed in the definition of “applicable LIBO rate” on the daily face amount of such Letter of Credit. Accrued Letter of Credit Fees shall be due and payable on the first Business Day of each August, November, February and May, commencing with the first such day occurring after the Closing Date, and on the Revolving Commitment Termination Date.
               (ii) The Borrowers agree to pay the Issuing Lender, for its own account, in Dollars, a facing fee in respect of each Letter of Credit issued for the account of any Borrower by such Issuing Lender (the “Facing Fee”), for the period from and including the date of issuance of such Letter of Credit to and including the date of the termination of such Letter of Credit, computed at a rate equal to one-eighth of one percent (.125%) per annum of the daily Stated Amount of such Letter of Credit; provided that in no event shall the annual Facing Fee with respect to any Letter of Credit be less than $250. Accrued Facing Fees shall be due and payable in arrears on the first Business Day of each August, November, February and May commencing with the first such day occurring after the Closing Date, and on the Revolving Commitment Termination Date.
               (iii) The Borrowers shall pay, upon each payment under, issuance of, or amendment to, any Letter of Credit, such amount as shall at the time of such event be the administrative charge and the reasonable expenses which the applicable Issuing Lender is generally imposing for payment under, issuance of, or amendment to, Letters of Credit issued by it, not to exceed $500 per issuance or amendment.
          (3) Administrative Agent Fee. The Borrowers agree to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between TOUSA and the Administrative Agent in that certain Fee Letter dated as of August 1, 2005.
          (4) Payment of Fees. All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent (except the Facing Fee which shall be paid to the Issuing Lender) for distribution, in the case of the Unused Line Fee and the Letter of Credit Fee, to the Lenders entitled thereto. Fees paid shall not be refundable under any circumstances.
     2.20 Joint Borrower Provisions.
          (1) Each Borrower hereby irrevocably designates, appoints and authorizes the other Borrower as its agent and attorney-in-fact to take actions under this Agreement and any other Loan Document, together with such powers as are reasonably incidental thereto. The Administrative Agent and the Lenders shall be entitled to rely, and shall be fully protected in relying, upon any communication from or to any of the Borrowers (including, without limitation, any notice, consent or other instructions from any of the Borrowers) without any confirming communication from or to the other Borrower; provided, however, that upon notice to any Borrower (which notice shall be given at the sole and absolute discretion of the Administrative Agent), the Administrative Agent shall be entitled to fail or refuse to take any action under this Agreement or any other Loan Document (to the extent such action requires communication, including, without limitation, any notice, consent, or other instructions, from any of the Borrowers), unless the Administrative Agent has received confirming communications from all Borrowers. Any action taken by one Borrower under this Agreement and any other Loan Document shall be conclusively binding upon the other Borrowers.
          (2) Each Borrower agrees that it is jointly and severally liable to the Administrative Agent and the Lenders for the payment of all Obligations and that such liability is independent of the liability and obligation of the other Borrower with respect thereto, whether such Obligations are due or not due, absolute or contingent, liquidated or unliquidated or whether such Obligations otherwise become unenforceable against the other Borrowers. Any payment by a Borrower of an Obligation shall not reduce its liability and obligation with respect to all other Obligations hereunder. A separate action or actions may be brought and prosecuted against one of the Borrowers whether action is brought against the other Borrower or whether the other Borrower is joined in such action or actions. Each Borrower authorizes the Administrative Agent, on behalf of the Lenders, without notice or demand and without affecting its liability and obligations hereunder, from time to time, to (i) receive and hold security for the payment of the Obligations and exchange, enforce, waive, release, fail to perfect, sell or otherwise dispose of any such security, (ii) apply such security and direct the order or manner of sale thereof as the Administrative Agent in its discretion may determine, and (iii) release or substitute any one or more of endorser, guarantor or co-obligors of the Obligations.
          (3) Each Borrower waives any right to require the Administrative Agent or the Lenders to (i) proceed against the other Borrower, (ii) proceed against or exhaust any security, or (iii) pursue any other remedy in the Administrative Agent’s or the Lenders’ power whatsoever. Each Borrower waives any defense arising by reason of any disability or other defense (excluding defense that all sums have been paid) of the other Borrower, or the cessation from any cause whatsoever of the liability of the other Borrower, or any claim that such Borrower’s Obligations exceed or are more burdensome than those of the other Borrower. Until the Obligations shall have been finally, irrevocably, indefeasibly paid in full, each Borrower waives any right of subrogation, reimbursement, indemnification or contribution (contractual, statutory, or otherwise) including, without limitation, any claim or right of subrogation under the Bankruptcy Code or any successor statute, arising from the existence or performance of this Agreement, and each Borrower waives any right to enforce any remedy which the Administrative Agent and/or the Lenders now have or may hereafter have against the other Borrower and waives any benefit of, and any right to participate in, any security hereafter held by the Administrative Agent, on behalf of the Lenders for the Obligations. Each Borrower waives all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and notices of acceptance of this Agreement and of the existence, creation or incurring of new or additional Obligations by the other Borrower.

          (4) Each Borrower acknowledges and agrees that it will have the sole responsibility for obtaining from the other Borrower such information concerning the other Borrower’s financial conditions or business operations as such Borrower may require, and that the Administrative Agent and the Lenders have no duty at any time to disclose to any Borrower any information relating to the other Borrower, including, without limitation, information regarding its business, operations or financial condition.
          (5) Notwithstanding anything to the contrary contained in this Agreement or in any other Loan Document, if any amount paid on account of the Obligations is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by any Lender or the Administrative Agent or paid over to a trustee, receiver or any other entity, whether under any bankruptcy act or otherwise (such payment, a “Preferential Payment”), then, to the extent of such Preferential Payment, the Obligations or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made.
     2.21 Credit Support
          (1) Guaranties. As credit support for the Obligations, on or before the Closing Date, the Guarantors shall execute and deliver to the Administrative Agent, the Guaranties.
          (2) Pledge Agreement. As credit support for the Obligations, on or before the Closing Date, the Pledger shall execute and deliver to the Administrative Agent, the Pledge Agreement.
          (3) Borrowers Security Documents. As collateral security for the Obligations, on or before the Closing Date, the Borrowers shall execute and deliver to the Administrative Agent, each Security Instrument.
     2.22 Facility Increase.
          At any time after August 1, 2006, the Borrowers may request, in writing, one-time increase in the aggregate Revolving Commitments by up to the sum of $100,000,000 (the “Facility Increase”) in accordance with the terms of this Section 2.22.
          (1) Such request shall be subject to the voluntary participation of Lenders or Eligible Assignees in such Facility Increase as otherwise provided herein and the satisfaction of the each of the following conditions:
               (i) The Borrower shall have given the Administrative Agent at least 30 days prior written notice of its intention to effect a Facility Increase and the desired amount of such Facility Increase;
               (ii) At the time of and after giving effect to such increase, the Borrowers are in pro forma compliance with the financial covenants set forth in Section 6.9 hereof;

               (iii) No Potential Default or Event of Default has occurred and is continuing or would result therefrom;
               (iv) Borrowers shall deliver to Administrative Agent such endorsements to the Title Policy as Administrative Agent may request increasing the insured amount of such Title Policy to include the Facility Increase;
               (v) The Borrower Parties shall have acknowledged and ratified that their obligations under the applicable Loan Documents remain in full force and effect, and continue to guaranty the Obligations under the Loan Documents, as Modified by the Facility Increase;
               (vi) The Borrowers shall have paid all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and all reasonable fees and expenses paid to third party consultants (including reasonable attorneys’ fees and expenses) by Administrative Agent in connection with the Facility Increase;
               (vii) The Borrowers shall have paid all additional mortgage and intangible taxes associated with the Facility Increase; and
               (viii) The conditions precedent to a Borrowing set forth in Section 3.3 are satisfied as of such date.
          (2) The Administrative Agent shall have the right to offer such increase to (x) the existing Lenders, and each existing Lender will have the right, but not the obligation, to commit to all or a portion of the proposed increase or (y) other Eligible Assignees acceptable to the Administrative Agent and each Issuing Lender in its respective sole and absolute discretion; provided, however, that the minimum Revolving Credit Commitment of each such new Eligible Assignee accepting a Revolving Credit Commitment as part of such Facility Increase equals or exceeds $5,000,000, and such Lender or Eligible Assignee executes an Assumption Agreement (each an “Assumption Agreement”) pursuant to which such Lender agrees to commit to all or a portion of such Facility Increase and, in the case of an Eligible Assignee, to be bound by the terms of this Agreement as a Lender. On the effective date provided for in the Assumption Agreement providing for a Facility Increase (each a “Facility Increase Effective Date”), the Revolving Commitments will be increased by the amount committed to by each Lender or Eligible Assignee on the Facility Increase Effective Date. In the event there are Lenders and Eligible Assignees that have committed to a Facility Increase in excess of the maximum amount requested (or permitted), then the Administrative Agent shall have the right to allocate such commitments, first to Lenders and then to Eligible Assignees, on whatever basis the Administrative Agent determines is appropriate.
          (3) Up to 25% of the Facility Increase (not to exceed $25 million) may be allocated by Borrowers as an additional Letter of Credit Sublimit (the “Additional Letter of Credit Facility”) subject to the following conditions: (i) each of the Lenders or Eligible Assignees participating in the Facility Increase will have agreed to be subject to the same rights and obligations with respect to the Additional Letter of Credit Facility as the Revolving Lenders have pursuant to Section 2.3; (ii) unless it determines not to do so (in which event, another

Lender shall have agreed to do so), DBTCA shall serve as the Issuing Lender in respect of the Additional Letter of Credit Facility on the same terms as otherwise set forth in this Agreement; and (iii) Borrowers shall have executed such additional documentation as Administrative Agent and Issuing Lender may reasonably request to evidence the terms and conditions of the Additional Letter of Credit Facility.
ARTICLE III
CONDITIONS PRECEDENT
     3.1 Conditions to Funding of Loans. As conditions precedent to the agreement of the Lenders to fund their respective Pro Rata Shares of the Loans as of the date hereof:
          (1) The Borrower Parties, as applicable, shall have delivered or shall have caused to be delivered to the Administrative Agent, in form and substance satisfactory to the Lenders and their counsel and duly executed by the appropriate Persons (with sufficient copies for each of the Lenders), each of the following:
               (i) This Agreement;
               (ii) To the extent requested by any Lender pursuant to this Section 3.1, a Note payable to such Lender;
               (iii) the Guaranties;
               (iv) the Pledge Agreement;
               (v) each Security Instrument;
               (vi) [reserved];
               (vii) the Environmental Indemnity;
               (viii) Blocked Account Deposit Agreements as required under Section 4.29.
               (ix) A certificate of the Secretary or Assistant Secretary of the general partner or managing member of those Borrower Parties which are partnerships or limited liability companies attaching copies of resolutions duly adopted by the Board of Directors of such general partner or managing member approving the execution, delivery and performance of the Loan Documents on behalf of such Borrower Parties and certifying the names and true signatures of the officers of such general partner or managing member authorized to sign the Loan Documents to which such Borrower Parties are party on behalf of such Borrower Parties;
               (x) A certificate or certificates of the Secretary or an Assistant Secretary of those Borrower Parties which are corporations attaching copies of resolutions duly adopted by the Board of Directors of such Borrower Parties approving the execution, delivery and performance of the Loan Documents to which such Borrower Parties are party and certifying the names and true signatures of the officers of each of such Borrower Parties authorized to sign the Loan Documents to which such Borrower Parties are party on behalf of such Borrower Parties;
               (xi) Opinions of counsel for the Borrower Parties, in form and substance reasonably acceptable to the Administrative Agent and the Lenders;
               (xii) Copies of the Organizational Documents of each of the Transaction Parties, certified by the Secretary of State of the state of formation of such Person as of a recent date;
               (xiii) A certificate of authority and good standing or analogous documentation as of a recent date for each of the Borrower Parties, for each state in which such Person is organized, formed or incorporated, as applicable, and each state with respect to which the failure to be in good standing will have or is reasonably likely to have a Material Adverse Effect with respect to such Person;
               (xiv) From a Responsible Officer of each of the Borrower Parties, a Closing Certificate dated as of the Closing Date and a Borrowing Base Certificate dated as of the Closing Date;
               (xv) Confirmation from the Administrative Agent that all fees required to be paid by the Borrowers on or before the Closing Date (including pursuant to the Fee Letter) have been, or will upon the funding of the Loan be, paid in full;
               (xvi) A complete and accurate copy of the most recent audited financial statement of TEP Holdings Inc. (f/k/a Transeastern Properties, Inc.);
               (xvii) pro forma financial statements for each of the Borrowers as at the Closing Date, and reflecting the consummation of the transactions contemplated under the Asset Purchase Agreement, the related financings and the other transactions contemplated by the Loan Documents to occur on or prior to the Closing Date, which pro forma financial statements shall be in form and substance satisfactory to the Administrative Agent.
               (xviii) Evidence satisfactory to the Administrative Agent that all reasonable costs and expenses of the Administrative Agent and the Lenders, including, without limitation, fees of outside counsel and fees of third party consultants and appraisers, required to be paid by the Borrowers on or prior to the Closing Date have been, or will upon the funding of the Loan be, paid in full;
          (2) Each of the requirements set forth on Schedule 5.1(2) attached hereto shall have been met to the satisfaction of the Administrative Agent and the Lenders.
          (3) All representations and warranties of the Borrower Parties set forth herein and in the other Loan Documents shall be accurate and complete in all material respects as if made on and as of the Closing Date (unless any such representation and warranty speaks as of a particular date, in which case it shall be accurate and complete in all material respects as of such date).

          (4) There shall not have occurred and be continuing as of the Closing Date any Event of Default or Potential Default.
          (5) All acts and conditions (including, without limitation, the obtaining of any third party consents and necessary regulatory approvals and the making of any required filings, recordings or registrations) required to be done and performed and to have happened precedent to the execution, delivery and performance of the Loan Documents by each of the Borrower Parties shall have been done and performed.
          (6) All documentation, including, without limitation, documentation for corporate and legal proceedings in connection with the transactions contemplated by the Loan Documents shall be satisfactory in form and substance to the Administrative Agent, the Lenders and their counsel.
     3.2 Outside Closing Date. If all conditions precedent set forth in Section 3.1 above shall not have been met to the satisfaction of the Administrative Agent and the Lenders on or before August 15, 2005, then the agreement of the Lenders to fund their respective Pro Rata Shares of the Loan shall terminate and this Agreement shall automatically be deemed of no further force or effect (except to the extent terms and provisions of this Agreement specifically provide that they shall survive termination hereof).
     3.3 Conditions Precedent to Each Revolving Loan, Swing Line Loan and Letter of Credit.
          (1) Request for Borrowing or Issuance of Letter of Credit. With respect to any Revolving Loan or Swing Line Loan, as applicable, the Administrative Agent shall have received a duly executed Borrowing Request and with respect to any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.
          (2) Conditions to Borrowing. The obligation of each Lender to make a Loan on the occasion of any new Borrowing (and with respect to subsection (ii) below, any LIBO Rate Loan), and of the Issuing Lender to issue, amend, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
               (i) The representations and warranties of the Borrowers set forth in this Agreement and in the other Loan Documents shall be true and correct in all material respects (subject to updates as approved by the Administrative Agent) on and as of the date of such new Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date);
               (ii) At the time of and immediately after giving effect to a new Borrowing or any LIBO Rate Loan or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, no Potential Default or Event of Default shall have occurred and be continuing;

               (iii) At the time of each new Borrowing or the date of issuance, amendment, renewal or extension of such Letter of Credit, as applicable, a Responsible Officer shall certify that (i) no Potential Default or Event of Default shall have occurred and be continuing and (ii) after giving effect to such new Borrowing or issuance, amendment, renewal or extension of such Letter of Credit, as applicable, the Borrower Parties remain in compliance with the covenants set forth in Articles V and VI, including supporting documentation reasonably satisfactory to the Administrative Agent; and
               (iv) Each new Borrowing and each issuance, amendment, renewal or extension of such Letter of Credit shall be deemed to constitute a representation and warranty by the Borrowers on the date thereof as to the matters specified in the preceding sentence.
          (3) Additional Matters. The Administrative Agent shall have received such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES
     As an inducement to the Administrative Agent, each Lender, and the Issuing Lender to enter into this Agreement, and for the Lenders to advance their respective Pro Rata Shares of the Loans, each of the Borrowers, collectively and severally, represent and warrant as follows:
     4.1 Financial Condition.
          (1) The pro forma Consolidated balance sheets of the Borrowers and their Subsidiary Entities as at June 30, 2005, and the related pro forma Consolidated statements of income, retained earnings and cash flows of the Borrowers and their Subsidiary Entities for the fiscal year or fiscal quarter, as the case may be, then ended, (and the June 30, 2004 financial statements of TEP Holdings Inc. (f/k/a Transeastern Properties, Inc.) certified by independent certified public accountants acceptable to the Administrative Agent), copies of which have been furnished to each Lender, fairly present the pro forma Consolidated financial condition of the Borrowers and their Subsidiary Entities as at such date and the pro forma Consolidated results of the operations of the Borrowers and their Subsidiary Entities for the period ended on such date, all in conformity with GAAP (subject, in the case of the financial statements as of and for the period ended June 30, 2005, to normal year-end adjustments and to the absence of notes).
          (2) Except as set forth on Schedule 4.1, neither the Borrowers nor any of their Subsidiary Entities has any material obligation, material contingent liability or material liability for taxes, material long-term leases or unusual forward or long-term material commitment that is not reflected in the financial statements referred to in clause (1) above or in the notes thereto and not otherwise permitted by this Agreement.
     4.2 No Material Adverse Effect. Since December 31, 2004, no event has occurred which has resulted in, or is reasonably likely to have, a Material Adverse Effect.
     4.3 Compliance with Laws. Each of the Borrowers and their Subsidiary Entities is in compliance with all Requirements of Law and is not in default or in violation of any order, writ,

injunction, decree or demand of any Governmental Authority, except where the failure to do so or such default, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. To the Knowledge of the Borrowers, there are no Requirements of Law applicable to any Transaction Party the compliance with which by such Transaction Party would, in the aggregate, have a Material Adverse Effect. There has not been committed by Borrowers any act or omission affording the federal government or any other Governmental Authority the right of forfeiture as against any Mortgaged Property or any part thereof or any monies paid in performance of Borrowers’ obligations under any of the Loan Documents.
     4.4 Organization, Powers; Authorization; Enforceability.
          (1) Each Borrower Party (A) is either a corporation, a limited partnership or a limited liability company duly incorporated, formed or organized, validly existing, and in good standing under the laws of the state of its incorporation, organization and/or formation, (B) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the failure to be so qualified and in good standing will have or is reasonably expected to have a Material Adverse Effect, and (C) has all requisite corporate, partnership or limited liability company power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement. Each Borrower is a single member limited liability company for purposes of federal income taxation and for purposes of the tax laws of any state or locality in which it is subject to taxation based on its income.
          (2) True, correct and complete copies of the Organizational Documents of each Borrower, Pledgor, and their respective Subsidiary Entities have been delivered to the Administrative Agent and have not been Modified except to the extent indicated therein. All of the Organization Documents are in full force and effect, and there are no defaults under such Organizational Documents (including with respect to any restrictions on Indebtedness contained therein), and no events which, with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents (including with respect to any restrictions on Indebtedness contained therein).
          (3) The Borrower Parties have the requisite power and authority to execute, deliver and perform this Agreement and each of the other Loan Documents which are required to be executed on their behalf. The execution, delivery and performance of each of the Loan Documents which must be executed in connection with this Agreement by any Borrower Party and to which any Borrower Party is a party and the consummation of the transactions contemplated thereby are within such Borrower Party’s partnership, company, or corporate powers, have been duly authorized by all necessary partnership, company, or corporate action and such authorization has not been rescinded. No other partnership, company, or corporate action or proceedings on the part of any Borrower Party is necessary to consummate such transactions.
          (4) Each of the Loan Documents to which any Borrower Party is a party has been duly executed and delivered on behalf of such Borrower Party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to bankruptcy, insolvency, reorganization, or other laws affecting creditors’ rights generally and to principles of equity, regardless of whether considered in a proceeding in equity or at law), is in full force and effect and all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such Borrower Party on or before the Closing Date have been performed or complied with, and no Potential Default or Event of Default exists thereunder.
     4.5 No Conflict. The execution, delivery and performance of the Loan Documents, the borrowing hereunder, and the use of the proceeds thereof, will not violate any material Requirement of Law or any Organizational Document or any material Contractual Obligation of any of the Borrowers or their Subsidiary Entities; or create or result in the creation of any Lien on any material assets of any of the Borrowers or their Subsidiary Entities other than the Liens created by the Loan Documents.
     4.6 No Material Litigation. Except as disclosed on Schedule 4.6 hereto, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to Borrowers’ Knowledge, threatened by or against Borrowers or their Subsidiary Entities or against any such Person’s Properties or revenues which is likely to be adversely determined and which, if adversely determined, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The performance of any action by any Borrower Party required or contemplated by any Loan Documents is not restrained or enjoined (either temporarily, preliminarily or permanently).
     4.7 Taxes. (1) All federal, state, local and foreign income and franchise and other material Tax returns, reports and similar statements or filings of the Borrowers and their Tax Affiliates (collectively, the “Tax Returns”) have been filed with the appropriate Governmental Authorities in all jurisdictions in which such Tax Returns are required to be filed, all such Tax Returns are true and correct in all material respects, and all taxes, charges and other impositions reflected therein have been paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for non-payment thereof except to the extent such Taxes, assessments, fees and other charges of Governmental Authorities are subject to a Good Faith Contest. The Borrower Parties have no Knowledge of any proposed tax assessment against any Borrower Party that will have or is reasonably likely to have a Material Adverse Effect. There are no pending or proposed special or other assessments for public improvements or otherwise affecting the Mortgaged Property, nor are there any contemplated improvements to the Mortgaged Property that may result in such special or other assessments, which would, individually or collectively have or would be reasonably likely to have a material adverse effect on such Mortgaged Property. Except as set forth on Schedule 4.7, no Tax Return is under audit or examination by any Governmental Authority and no notice of such an audit or examination or any assertion of any claim for Taxes has been received from any Governmental Authority. Proper and accurate amounts have been withheld by the Borrowers and each of its Tax Affiliates from their respective employees for all periods in full and complete compliance with the tax, social security and unemployment withholding provisions of applicable Requirements of Law and such withholdings have been timely paid to the respective Governmental Authorities.
          (2) Except as set forth on Schedule 4.7, none of the Borrower or any of its Tax Affiliates has (i) executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for the filing of any Tax Return or the assessment or collection of any charges, (ii) incurred any obligation under any tax sharing agreement or arrangement other than those of which the Administrative Agent has received a copy prior to the date hereof, or (iii) been a member of an affiliated, combined or unitary group other than the group of which the Borrowers (or its Tax Affiliate) is the common parent.
          (3) All mortgage, mortgage recording, stamp, intangible or other similar Tax required to be paid by any Person under applicable Requirements of Law currently in effect in connection with the execution, delivery, recordation, filing, registration, perfection or enforcement of any of the Loan Documents, including, without limitation, the Security Instruments, have been paid or have been collected by the closing agent for payment, and, under current Requirements of Law, the Security Instruments are enforceable against the Borrowers in accordance with their terms by the Administrative Agent (or any subsequent holder thereof) subject only to applicable bankruptcy, insolvency and similar laws affecting rights of creditors generally, and subject as to enforceability, to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law).
     4.8 Regulated Entities. None of the Borrower Parties, nor any Person controlling such entities, is (a) an “investment company” or an “affiliated Person” of, or “promoter” or “principal underwriter” for, or otherwise “controlled” by an “investment company,” as such terms are defined in the Investment Company Act of 1940, as amended. None of the Borrowers and their Subsidiary Entities (1) is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness, or (2) is a “foreign Person” within the meaning of Section 1445 of the Code.
     4.9 Subsidiary Entities. The Borrower Parties have fully disclosed to Administrative Agent all material aspects of the ownership structure of the Transaction Parties and their respective Subsidiary Entities and have disclosed to Administrative Agent the correct legal name of each such Person, the type of organization, and the jurisdiction of its incorporation or organization, and (2) the class of outstanding Capital Stock of Borrowers and their Subsidiary Entities along with the percentage thereof owned, directly or indirectly, by the Transaction Parties. None of such issued and outstanding Capital Stock is subject to any vesting, redemption, or repurchase agreement, and there are no warrants or options outstanding with respect to such Capital Stock, except as disclosed in Schedule 4.9. The outstanding Capital Stock of each Subsidiary Entity is duly authorized, validly issued, fully paid, nonassessable and not subject to any Liens. Each Transaction Party: (A) is a corporation, limited liability company, or partnership, which is duly organized, validly existing and, if applicable, in good standing under the laws of the jurisdiction of its organization, (B) is duly qualified to do business and, if applicable, is in good standing under the laws of each jurisdiction in which failure to be so qualified and in good standing would result in a Material Adverse Effect, and (C) has all requisite power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted hereafter.
     4.10 Federal Reserve Board Regulations. None of the Borrower Parties is engaged or will engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “Margin Stock” within the respective meanings of such terms under Regulations U, T and X. No part of the proceeds of the Loan will be used for “purchasing” or “carrying” “Margin Stock” as so defined or for any purpose which violates, or which would be inconsistent with, the provisions of, the Regulations of the Board of Governors of the Federal Reserve System.
     4.11 ERISA Compliance. Except as disclosed on Schedule 4.11:
          (1) Each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state law failure to comply with which would reasonably be likely to result in a Material Adverse Effect. Each Plan which is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS and to Borrowers’ Knowledge, nothing has occurred which would cause the loss of such qualification.
          (2) There are no pending or, to Borrowers’ Knowledge, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.
          (3) No ERISA Event has occurred or is reasonably expected to occur with respect to any Pension Plan or, to Borrowers’ Knowledge, Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.
          (4) No Pension Plan has any Unfunded Pension Liability which has resulted or could reasonably be expected to result in a Material Adverse Effect.
          (5) None of the Borrower Parties or their respective Subsidiaries, nor any ERISA Affiliate has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA) which has resulted or could reasonably be expected to result in a Material Adverse Effect.
          (6) None of the Borrower Parties or their respective Subsidiaries, nor any ERISA Affiliate has incurred nor reasonably expects to incur any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.
          (7) None of the Borrower Parties or their respective Subsidiaries, nor any ERISA Affiliate has transferred any Unfunded Pension Liability to any Person or otherwise engaged in a transaction that is subject to Section 4069 or 4212(c) of ERISA which has resulted or could reasonably be expected to result in a Material Adverse Effect.
     4.12 Assets and Liens.
          (1) Each of the Borrowers and their Subsidiaries has good and marketable title to all Property and assets reflected in the financial statements referred to in Section 4.1 above,

except Property and assets sold or otherwise disposed of in the Ordinary Course of Business subsequent to the respective dates thereof. The Operating Company Entities have good and marketable title to all of the Mortgaged Property, free and clear of all Liens whatsoever except the Permitted Encumbrances. The Mortgaged Property constitutes all of the Real Property, Personal Property, equipment and fixtures currently owned, leased or licensed by the Operating Company Entities.
          (2) The Security Instruments, when properly recorded in the appropriate records, together with any Uniform Commercial Code financing statements required to be filed in connection therewith, will create (a) a valid, perfected first mortgage lien on the Real Property and the Improvements, subject only to Permitted Encumbrances and (b) perfected security interests in and to, and perfected collateral assignments of, all personality (including any Qualified Purchase/Option Agreements and the Leases), all in accordance with the terms thereof, in each case subject only to any applicable Permitted Encumbrances. Except as may be indicated in and insured over by the Title Policy, to the Borrowers’ Knowledge there are no claims for payment for work, labor or materials affecting the Mortgaged Property which are or may become a lien prior to, or of equal priority with, the Liens created by the Loan Documents. None of the Permitted Encumbrances will have a material adverse affect on the Mortgaged Property which they encumber. Except for Lots released in accordance with Section 6.4(5) hereto, the Operating Company Entities shall each preserve its right, title and interest in and to the Mortgaged Property for so long as any Obligations remain outstanding and will warrant and defend same and the validity and priority of the Lien of the Security Instruments from and against any and all claims whatsoever other than the Permitted Encumbrances.
     4.13 Securities Acts. None of the Borrowers and their Subsidiary Entities have issued any unregistered securities in violation of the registration requirements of Section 5 of the Securities Act of 1933 (as amended from time to time, the “Act”) or any other law, nor are they in violation of any rule, regulation or requirement under the Act, or the Securities Exchange Act of 1934 (as amended from time to time) other than violations which could not reasonably be expected to have a Material Adverse Effect. None of the Borrowers and their Subsidiary Entities is required to qualify an indenture under the Trust Indenture Act of 1939, (as amended from time to time) in connection with its execution and delivery of this Agreement or the incurrence of Indebtedness hereunder.
     4.14 Consents, Etc. Except as disclosed in Schedule 4.14, no consent, approval or authorization of, or registration, declaration or filing with any Governmental Authority or any other Person is required (i) in connection with the execution and delivery of the Loan Documents by the Borrower Parties; or (ii) the performance of or compliance with the terms, provisions and conditions of the Loan Documents by such Persons, other than those that have been obtained, copies of which have been or will be delivered to the Administrative Agent pursuant to Section 3.1, and each of which on the Effective Date will be in full force and effect.
     4.15 Hazardous Materials. The Borrowers and their Subsidiary Entities have caused Phase I and the other environmental assessments as set forth in Schedule 4.15 to be conducted or have taken other steps to investigate the past and present environmental condition and use of their Real Properties. Based on such investigation, except as otherwise disclosed in the assessments listed on Schedule 4.15: (1) during the period of ownership of any Mortgaged

Property by any Operating Company Entity, such Mortgaged Property (or any portion thereof) has not been used for the purpose of, or in any way involving, the handling, manufacture, treatment, storage, use, generation, release, discharge, refining, dumping or disposal of any Hazardous Materials on, under, in or about the Mortgaged Property, or transporting any Hazardous Materials to, from or across the Mortgaged Property, except in all cases in material compliance with Hazardous Materials Laws and only in the course of legitimate business operations at the Mortgaged Property, and to the Borrowers’ Knowledge, (a) no such use occurred at any time prior to the period of ownership of such Mortgaged Property by any Operating Company Entity, and (b) no such use has occurred on any property adjacent to such Mortgaged Property at any time prior to the date hereof; (2) the Operating Company Entities have obtained all material environmental, health and safety permits and licenses necessary for their respective operations, and all such permits are in good standing and the holder of each such permit is currently in compliance with all terms and conditions of such permits; (3) none of the Mortgaged Property is listed or proposed for listing on the National Priorities List (“NPL”) pursuant to CERCLA or on the Comprehensive Environmental Response Compensation Liability Information System List (“CERCLIS”) or any similar applicable state list of sites requiring remedial action under any Hazardous Materials Laws; (3) none of the Operating Company Entities has sent or directly arranged for the transport of any hazardous waste to any site listed or proposed for listing on the NPL, CERCLIS or any similar state list; and (4) to the Borrowers’ Knowledge, there is not now on or in any Mortgaged Property: (a) any landfill or surface impoundment; (b) any underground storage tanks; (c) any asbestos-containing material; or (d) any polychlorinated biphenyls (PCB), which in the case of any of clauses (a) through (d) could reasonably result in a violation of any Hazardous Materials Laws.
     Except as set forth in the environmental reports and studies delivered to the Administrative Agent prior to the date hereof, (i) to Borrowers’ Knowledge, no Hazardous Materials are presently constructed, deposited, stored, or otherwise located on, under, in or about the Mortgaged Property except in material compliance with Hazardous Materials Laws; (ii) to Borrowers’ Knowledge, no Hazardous Materials have migrated from the Mortgaged Property upon or beneath other properties which would reasonably be expected to result in material liability for any Borrowers or Operating Company Entity; and (iii) to Borrowers’ Knowledge, no Hazardous Materials have migrated or threaten to migrate from other properties upon, about or beneath the Mortgaged Property which would reasonably be expected to result in material liability for any Borrowers.
     4.16 Intellectual Property. The Borrowers and their Subsidiary Entities own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names and copyrights that are necessary for the operation of their respective businesses, without any conflict with the rights of any other Person that could reasonably be expected to have a Material Adverse Effect. To Borrowers’ Knowledge no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrowers and their Subsidiary Entities infringes upon any rights held by any other Person.
     4.17 Insurance. Schedule 4.17 accurately describes the insurance coverages for the Borrowers and their Subsidiary Entities as of the Closing Date. Such insurance coverages are currently in full force and effect and in compliance with the applicable requirements of Section

5.5. The Borrowers have obtained and delivered to the Administrative Agent evidence of all insurance policies as required under Section 5.5. The Borrowers have not, and to the Borrowers’ Knowledge no Person has, done by act or omission anything that would impair the coverage of any such policy.
     4.18 Full Disclosure. The information provided to the Administrative Agent and the Lenders by or on behalf of the Borrower Parties relating to such Persons and the transactions contemplated under the Loan Documents does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein or herein not materially misleading.
     4.19 Brokers. None of the Borrower Parties has dealt with any broker or finder with respect to the transactions embodied in this Agreement and the other Loan Documents except for JMP Securities, LLC (“JMP”), and any commissions or fees due to IMP shall have been paid.
     4.20 No Default. No Potential Default or Event of Default has occurred and is continuing.
     4.21 Solvency. After giving effect to the Loan, and the disbursement of the proceeds thereof pursuant to the Borrowers’ instructions, the Transaction Parties shall each be Solvent. None of the Transaction Parties is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of all or a major portion of such entity’s assets or property, and no Transaction Party has any Knowledge of any Person contemplating the filing of any such petition against it or against any other Transaction Party.
     4.22 Contractual Obligations. None of the Borrower Parties is a party to any Contractual Obligation which is reasonably likely to have a Material Adverse Effect. None of the Borrower Parties is in default in any respect in the performance, observance or fulfillment of any of its Contractual Obligations, which default is reasonably likely to have a Material Adverse Effect. None of the Borrower Parties has any material financial obligation (contingent or otherwise) under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it or any Mortgaged Property is otherwise bound, other than (a) obligations incurred in the ordinary course of the operation of the Mortgaged Property, (b) Permitted Encumbrances; and (c) obligations under the Loan Documents.
     4.23 Representations Regarding the Mortgaged Property.
          (1) Condemnation and Casualty. No Condemnation has been commenced or, to Borrower’s Knowledge, is contemplated with respect to all or any material portion of the Mortgaged Property. No portion of the Mortgaged Property has been materially damaged as a result of any Casualty.
          (2) Assessments. To Borrowers’ Knowledge, except as disclosed in the Title Policy, on the real estate tax bill, the existing and/or proposed entitlement and land use and zoning approvals (copies of which tax bills and zoning compliance have been provided to Administrative Agent), there are no pending or proposed special or other assessments for public improvements or otherwise affecting the Mortgaged Property, nor are there any contemplated improvements to the Mortgaged Property that may result in such special or other assessments.

          (3) Flood Plain. The Mortgaged Property is not located in an area identified by the Federal Emergency Management Agency as an area having special flood hazards, except as disclosed on the Surveys or if located in such area, that status has been disclosed to Administrative Agent and does not unreasonably impair the value of the subject Mortgaged Property.
          (4) No Prior Assignment. There are no prior sales, transfers or assignments of any portion of the Rents due and payable or to become due and payable which are presently outstanding following the funding of the Loan, other than those being terminated or assigned to the Administrative Agent concurrently herewith.
          (5) Leases and Purchase/Option Agreements. The Mortgaged Property is not subject to any Leases demising any portion of the Mortgaged Property other than Approved Leases. No Person (other than the Operating Company Entities) has any possessory interest in the Mortgaged Property or right to occupy the same except under and pursuant to the provisions of Approved Leases, the Purchase/Option Agreements, or other Permitted Encumbrances. The Approved Leases and Purchase/Option Agreements are in full force and effect, and are enforceable in accordance with their terms (subject to bankruptcy, insolvency, reorganization, or other laws affecting creditors’ rights generally and to principles of equity, regardless of whether considered in a proceeding in equity or at law). There are no material defaults under the Purchase/Option Agreements and Permitted Encumbrances by Borrowers or their Subsidiary Entities, or to the Borrowers’ Knowledge any other Person, and to the Borrowers’ Knowledge there are no conditions that, with the passage of time or the giving of notice, or both, would constitute material defaults thereunder. There has been no prior sale, transfer or assignment, hypothecation or pledge by the Borrowers or any Operating Company Entity of any Purchase/Option Agreement or of any Rents payable pursuant thereto, which will be outstanding following the funding of the Loan, other than those being assigned to the Administrative Agent concurrently herewith. All construction and other obligations of a material nature to be performed by the Borrowers and the Operating Company Entities under the Purchase/Option Agreements, and other Permitted Encumbrances either have been satisfied or are reasonably capable of being satisfied without undue expense in accordance with the provisions of the subject Purchase/Option Agreement, or Permitted Encumbrance. Any payments by the Borrowers or any Operating Company Entity to the other parties to the Purchase/Option Agreements, and other Permitted Encumbrances for tenant improvements, infrastructure, or land development have been made to the extent then required. No Person party to any Approved Lease, Purchase/Option Agreement, or any Permitted Encumbrance is entitled to any material offsets, abatements, deductions against the Rent payable thereunder from and after the date hereof.
          (6) Options to Acquire. Except in connection with Bona Fide Sales Contracts, none of the Mortgaged Property is subject to any right of first refusal, right of first offer or other options to purchase other than those in favor of the Operating Company Entities pursuant to the Purchase/Option Agreements.
          (7) Borrowing Base Certificates. All Borrowing Base Certificates submitted to Administrative Agent pursuant to Section 5.1(9) hereof, including the statements regarding the satisfaction of the criteria comprising each category of the Borrowing Base (as set forth in the applicable defined terms in Article I) and the calculations pertaining thereto, are true, correct and complete in all material respects.
     4.24 Use of Proceeds. The proceeds of the Loans and the Letters of Credit have been or are being used by the Borrowers solely (a) to finance the acquisition of the Transeastern Assets (“Acquisition”), (b) to pay transaction costs and expenses, and (c) for the general corporate needs of the Borrowers, including the development of the Borrowing Base assets and the acquisition of qualified Borrowing Base assets.
     4.25 Single Purpose Entity. Each Transaction Party (other than the TOUSA Guarantors and F/R Member) is a Single Purpose Entity.
     4.26 Labor. There are no strikes, work stoppages, slowdowns or lockouts pending or to Borrowers’ Knowledge, threatened against or involving the Borrowers or any of their Subsidiary Entities, other than those that in the aggregate would not have a Material Adverse Effect. There are no unfair labor practices, grievances or complaints pending, or, to the Borrowers’ Knowledge, threatened, against or involving the Borrowers or any of their Subsidiary Entities, nor are there any pending or, to the Borrower’s Knowledge, threatened arbitrations or grievances involving the Borrowers or any of their Subsidiary Entities, other than those that, in the aggregate, if resolved adversely to the Borrowers, would not have a Material Adverse Effect.
     4.27 Taxpayer Identification Number. The Borrowers’federal taxpayer identification numbers are as set forth on attached Schedule 4.27.
     4.28 Anti-Terrorism Laws
          (1) Neither of the Borrowers nor, to the Knowledge of any of the Transaction Parties, any of their Affiliates is in violation of any laws relating to terrorism or money laundering (“Anti-Terrorism Laws”), including Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001 (the “Executive Order”), and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (signed into law on October 26, 2001) (the “USA Patriot Act”).
          (2) Neither of the Borrowers nor, to the Knowledge of any of the Transaction Parties, any of their Affiliates acting or benefiting in any capacity in connection with the Loans is any of the following:
               (i) a Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
               (ii) a Person or entity owned or controlled by, or acting for or on behalf of, any Person or entity that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order;
               (iii) a Person or entity with which any Lender is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law;

               (iv) a Person or entity that commits, threatens or conspires to commit or supports “terrorism” as defined in the Executive Order; or
               (v) a Person or entity that is named as a “specially designated national and blocked Person” on the most current list published by the U.S. Treasury Department Office of Foreign Assets Control at its official website or any replacement website or other replacement official publication of such list.
          (3) Neither of the Borrowers nor, to the Knowledge of any Transaction Party, any of their Affiliates acting in any capacity in connection with the Loans (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Person described in clause (2) above, (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.
     4.29 Blocked Accounts. Schedule 4.29 hereof contains as of the Closing Date a complete and accurate list of all Blocked Accounts (including, without limitation, any Deposit Account), other than any De Minimis Accounts, maintained with any bank or other financial institution by the Borrowers or their Subsidiary Entities, each of which financial institutions shall be an Eligible Assignee and shall have executed a Blocked Deposit Account Agreement.
ARTICLE V
AFFIRMATIVE COVENANTS.
     Each of the Borrower Parties, jointly and severally, hereby covenants and agrees with the Administrative Agent and each Lender that, as long as any Obligations or the Revolving Commitments remain unpaid, or any Letters of Credit remain outstanding, it will do, and cause any Transaction Party to do directly or indirectly, the following:
     5.1 Reporting Requirements
     The Borrowers shall furnish to the Administrative Agent each of the following:
          (1) Quarterly Reports.
          Within 60 days after the end of each fiscal quarter (other than fiscal quarters ending December 31), financial information regarding the Borrowers and their Subsidiaries consisting of Consolidated and consolidating unaudited balance sheets as of the close of such quarter and the related statements of income and cash flow for such quarter and that portion of the fiscal year ending as of the close of such quarter, setting forth in comparative form the figures for the corresponding period in the prior year and the figures contained in the Projections, or, if applicable the latest business plan provided pursuant to clause (d) below, for the current fiscal year, in each case certified by the Responsible Financial Officer of the Borrowers as fairly presenting the Consolidated and consolidating financial position of the Borrowers and their Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP (subject to the absence of footnote disclosure and normal year-end audit adjustments).
          (2) Annual Reports.
          Within 90 days after the end of each fiscal year, financial information regarding the Borrowers and their Subsidiaries consisting of Consolidated and consolidating balance sheets of the Borrowers and their Subsidiaries as of the end of such year and related statements of income and cash flows of the Borrowers and their Subsidiaries for such fiscal year, all prepared in conformity with GAAP and certified, in the case of such Consolidated financial statements, without qualification as to the scope of the audit or as to the Borrower being a going concern by independent certified public accountants reasonably acceptable to the Administrative Agent, together with the report of such accounting firm stating that such financial statements fairly present the Consolidated financial position of the Borrowers and their Subsidiaries as at the dates indicated and the results of their operations and cash flow for the periods indicated in conformity with GAAP applied on a basis consistent with prior years (except for changes with which such independent certified public accountants shall concur and which shall have been disclosed in the notes to the financial statements).
          (3) Compliance Certificate. Together with each delivery of any report pursuant to clauses (1) and (2) of this Section 5.1,
               (i) a certificate of a Responsible Officer of the Borrowers (each, a “Compliance Certificate”) (A) showing in reasonable detail the calculations used in demonstrating compliance with each of the financial covenants contained in Section 6.9 as of the end of such quarter, and (B) stating that no Potential Default or Event of Default has occurred and is continuing or, if a Potential Default or an Event of Default has occurred and is continuing, stating the nature thereof and the action that the Borrowers propose to take with respect thereto; and
               (ii) summary Consolidated and consolidating financial statements for the Borrowers.
          (4) Projections/Business Plan.
          Not later than the end of each Fiscal Year, the annual business and financial plans of the Borrowers for the next succeeding Fiscal Year.
          (5) Default Notices.
          As soon as practicable, and in any event within five Business Days after a Responsible Officer of any Transaction Party has Knowledge of the existence of any Potential Default, Event of Default or other event having had a Material Adverse Effect, the Borrowers shall give the Administrative Agent notice specifying the nature of such Potential Default or Event of Default or other event, including the anticipated effect thereof, which notice, if given by telephone, shall be promptly confirmed in writing on the next Business Day.

          (6) Notice of Litigation.
          Promptly after the commencement thereof, the Borrowers shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting the Borrowers or any of their Subsidiary Entities, that, in the reasonable judgment of the Borrowers, expose the Borrowers or their Subsidiary Entities to liability which, if adversely determined could reasonably be expected to have a Material Adverse Effect.
          (7) ERISA Matters.
          The Borrowers shall furnish the Administrative Agent the following:
               (i) promptly and in any event within ten (10) days after the Borrowers, any of their Subsidiaries or any ERISA Affiliate knows or has reason to know that any ERISA Event reasonably likely to result in a liability of the Borrowers or their Subsidiaries in excess of $1,000,000 has occurred, a written statement of a Responsible Officer of the Borrowers describing such ERISA Event and the action, if any, that the Borrowers, their Subsidiaries and ERISA Affiliates propose to take with respect thereto and a copy of any notice filed by the Borrowers, any of their Subsidiaries or any ERISA Affiliate with the PBGC or the IRS pertaining thereto; and
               (ii) promptly following any request therefor, copies of (i) each Schedule B (Actuarial Information) to the annual report (Form 5500 Series) filed by the Borrowers or any ERISA Affiliate with the Internal Revenue Service with respect to each Title IV Plan; (ii) the most recent actuarial valuation report for each Title IV Plan; (iii) all notices received by the Borrowers or any ERISA Affiliate from a Multiemployer Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Title IV Plan (or employee benefit plan sponsored or contributed to by any Company) as the Administrative Agent shall reasonably request.
          (8) Environmental Matters.
          The Borrowers shall provide to the Administrative Agent promptly (and in any event within 10 Business Days): (i) any Hazardous Material Claims Known to the Borrowers (not listed on Schedule 4.15 hereto) which would be reasonably expected to result in a Material Adverse Effect to the portion of the Mortgaged Property subject to such Hazardous Material Claim; (ii) the receipt of any credible notice of any alleged violation of Hazardous Materials Laws with respect to the Mortgaged Property provided that such alleged violation, if true (and if any release of the Hazardous Materials alleged therein were not promptly remediated), would result in a breach of subsections (1) or (2) of Section 5.9; and (iii) the discovery of any occurrence or condition on the Mortgaged Property that could cause the Borrowers to be in violation of clause (1) or, if not promptly remediated, clause (2) of Section 5.9.
          (9) Borrowing Base Determination.
               (i) No later than 20 days after the last day of each calendar month or more frequently as requested by the Administrative Agent, the Borrowers shall provide a

Borrowing Base Certificate as of the first day of such month executed by a Responsible Officer of the Borrowers. The Borrowers agree that each Borrowing Base Certificate delivered by the Borrowers shall be accompanied by appropriate supporting data. The Borrowers agree that the Administrative Agent in the process of its verification may determine, in its reasonable discretion, the particular category to which any Borrowing Base Asset belongs; and the Borrowers further agree that, if Administrative Agent reasonably determines that it would be necessary or desirable, such process of verification may include new Appraisals of the Real Property, provided that, unless an Event of Default shall have occurred and be continuing at the time such Appraisals are undertaken, Borrowers shall not be liable for the expense of more than one Appraisal for each Real Property in any twelve (12) month period.
               (ii) The Administrative Agent may (prior to the occurrence of a Potential Default or an Event of Default, at its sole cost and expense and with reasonable prior written notice (not to exceed three (3) Business Days) to the Borrower, and, after and during the continuance of a Potential Default or an Event of Default, at the Borrower’s sole cost and expense) make physical verifications of the Borrowing Base Assets in any manner and through any medium that the Administrative Agent considers advisable, and the Borrower shall furnish all such assistance and information as the Administrative Agent may require in connection therewith.
          (10) Other Information.
          The Borrower will provide the Administrative Agent or any Lender with such other information respecting the business, properties, condition, financial or otherwise, or operations of the Borrowers or any of their Subsidiary Entities as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.
     5.2 Maintenance of Existence and Rights. The Borrower Parties shall do or cause to be done all things necessary to (i) preserve, renew and keep in full force and effect such Person’s existence, rights, licenses, permits and franchises necessary to comply with all Requirements of Law applicable to them and the Mortgaged Property, except to the extent permitted in Section 6.3; and (ii) remain qualified to do business and maintain its good standing in each jurisdiction in which failure to be so qualified and in good standing would reasonably be expected to have a Material Adverse Effect.
     5.3 Compliance with Laws; Forfeiture.
     Subject to any Good Faith Contest, each of the Borrower Parties shall comply and cause the Mortgaged Property to be in material compliance with all material Requirements of Law applicable to the Borrower Parties and the Mortgaged Property and the uses permitted upon the Mortgaged Property. There shall never be committed by the Borrowers Parties, and the Borrower Parties shall not knowingly permit, any other Person in occupancy of or involved with the operation or use of the Mortgaged Property to commit, any act or omission affording the federal government or any state or local government the right of forfeiture as against the Mortgaged Property or any part thereof or any monies paid in performance of the Borrowers’ obligations under any of the Loan Documents. Borrowers hereby covenant and agree not to commit, knowingly permit or suffer to exist any act or omission affording such right of forfeiture.
     5.4 Access. The Borrowers shall from time to time permit the Administrative Agent and the Lenders, or any agents or representatives thereof, promptly after written notification of the same (except that during the continuance of an Event of Default, no such notice shall be required) to (a) examine and make copies of and abstracts from the records and books of account of the Borrowers and each of their Subsidiary Entities, (b) visit the properties of the Borrowers and each of their Subsidiary Entities, (c) discuss the affairs, finances and accounts of the Borrowers and each of their Subsidiary Entities with any of their respective officers or directors and (d) communicate directly with any of the Borrowers’ certified public accountants. The Borrowers shall authorize their independent certified public accountants to disclose to the Administrative Agent or any Lender during the continuance of an Event of Default any and all financial statements and other information of any kind, as the Administrative Agent or any Lender reasonably requests from the Borrowers and that such accountants may have with respect to the business, financial condition, results of operations or other affairs of the Borrowers or any of their Subsidiary Entities.
     5.5 Insurance; Casualty; Condemnation; Restoration
          (1) Insurance. The Administrative Agent has accepted the Borrowers’ current insurance program and policies through December 31, 2005 and any requirements set forth in this Section 5.5 which are not satisfied by said current insurance program are hereby waived through such date. On and after December 31, 2005, the Borrowers shall, at their sole cost and expense, keep in full force and effect insurance coverage of the types and minimum limits as set forth in Schedule 5.5.
          (2) Insurance Proceeds.
               (i) If any portion of the Mortgaged Property is damaged or destroyed, in whole or in part in any material respect, by a Casualty, the Borrowers shall give prompt written notice thereof to the Administrative Agent, generally describing the nature and extent of such Casualty. Following the occurrence of a Casualty, the Borrowers, regardless of whether proceeds are available, shall in a reasonably prompt manner (unless otherwise required by any Requirement of Law or Insurance Requirement) proceed to restore, repair, replace or rebuild the Mortgaged Property to the extent practicable to be of at least equal value and of substantially the same character as prior to the Casualty.
               (ii) Subject to clause (v) below, in the event of a Casualty where the loss does not exceed $5,000,000, the Borrowers may settle and adjust such claim; provided that such adjustment is carried out in a competent and timely manner. In such case, the Borrowers are hereby authorized to collect and receive for the Administrative Agent any Proceeds.
               (iii) Subject to clause (v) below, in the event of a Casualty where the loss exceeds $10,000,000 (“Material Casualty”), the Borrowers may settle and adjust such claim only with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed) and the Administrative Agent shall have the opportunity to participate in any such adjustments.
               (iv) The proceeds of any Policy in excess of $1,000,000 shall be due and payable jointly to the Administrative Agent and the Borrowers as their interests may appear and held and applied in accordance with the terms hereof, with Administrative Agent to be shown as Mortgagee and Loss Payee on all Property Insurance.
               (v) Notwithstanding the terms of clauses (i) and (ii) above, the Administrative Agent shall have the sole authority to collect all Proceeds if an Event of Default shall have occurred and is continuing.
          (3) Right of the Borrowers to Apply to Restoration. In the event of (a) a Casualty that does not constitute a Material Casualty, or (b) a Condemnation that does not constitute a Material Condemnation, the Administrative Agent shall permit the application of the Proceeds (after reimbursement of any expenses incurred by the Administrative Agent) to reimburse the Borrowers for the cost of restoring, repairing, replacing or rebuilding or otherwise curing title defects at the Mortgaged Property (the “Restoration”), in the manner required hereby, provided and on the condition that (1) no Event of Default shall have occurred and be then continuing and (2) in the reasonable judgment of the Administrative Agent:
               (i) the Mortgaged Property, after such Restoration and stabilization, will adequately secure the outstanding balance of the Loan, and
               (ii) the Restoration can be completed by the 90th day prior to the Maturity Date.
          (4) Material Casualty or Condemnation and the Administrative Agent’s Right to Apply. In the event of a Material Casualty or a Material Condemnation, then the Administrative Agent shall have the option to (i) apply the Proceeds therefrom in respect of the Obligations, or (ii) make such Proceeds available to reimburse the Borrowers for the cost of any Restoration in the manner set forth below in Section 5.5(5) hereof. Notwithstanding anything to the contrary contained herein, in the event of a Material Casualty or a Material Condemnation, if, either, the Administrative Agent determines in its reasonable discretion that the conditions in Sections 5.5(3)(i) or (ii) above will not be satisfied, or the Borrowers cannot restore, repair, replace or rebuild the Mortgaged Property to be of at least substantially equal value and of substantially the same character as prior to the Material Casualty or Material Condemnation or title defect because the Mortgaged Property is a legally non-conforming use or as a result of any other Requirement of Law, the Borrowers hereby agree that the Administrative Agent may apply the Proceeds payable in connection therewith in respect of the Obligations.
          (5) Manner of Restoration and Reimbursement. If the Borrowers are entitled pursuant to Sections 5.5(3) or (4) above to reimbursement out of Proceeds (and the conditions specified therein shall have been satisfied), such Proceeds shall be disbursed by Administrative Agent in accordance with Administrative Agent’s customary renovation and restoration standards.

          (6) Condemnation. Borrowers shall promptly notify, or cause to be notified, Administrative Agent of the actual or threatened commencement of any proceeding for the Condemnation of any Mortgaged Property of which Borrowers have Knowledge and deliver or cause to be diligently delivered to Administrative Agent copies of any and all material papers served in connection with such proceedings. Administrative Agent may participate in any such proceedings, and the Borrowers shall from time to time deliver to Administrative Agent all instruments requested by them to permit such participation. Borrowers shall, at their expense, diligently prosecute or cause to be diligently prosecuted any such proceedings, and shall consult with Administrative Agent, its attorneys, and experts, and cooperate with them in the carrying on or defense of any such proceedings. Borrowers may settle and compromise the Proceeds of any Condemnation where the loss exceeds $5,000,000 (a “Material Condemnation”) only with the consent of the Administrative Agent (which consent shall not be unreasonably withheld or delayed). Notwithstanding any taking by any public or quasi-public authority through Condemnation or otherwise (including but not limited to any transfer made in lieu of or in anticipation of the exercise of such taking), the Borrowers shall continue to pay the Obligations at the time and in the manner provided for herein and the other Loan Documents, and the Obligations shall not be reduced unless and until any Proceeds shall have been actually received and applied by Administrative Agent, after the deduction of expenses of collection, to the reduction or discharge of the Obligations pursuant to the terms of Section 5.5(3) or 5.5(4) above. Administrative Agent shall not be limited to the interest paid on such Proceeds by the condemning authority but shall be entitled to receive out of such Proceeds interest at the rate or rates provided herein applicable to the Loan. To the extent the Proceeds of any Condemnation are to be applied by Administrative Agent pursuant to Section 5.5(3) or 5.5(4) above, the Borrowers shall cause such Proceeds to be paid directly to the Administrative Agent to be held and applied pursuant to such provisions. If any Mortgaged Property or any portion thereof is taken by a condemning authority, the Borrowers shall promptly commence and diligently prosecute the restoration of such Mortgaged Property to the extent practicable to be of at least equal value and of substantially the same character as prior to such Condemnation.
     5.6 Books and Records
          The Borrowers and their Subsidiary Entities shall keep and maintain on a Fiscal Year basis proper books and records in which accurate and complete entries shall be made of all dealings or transactions of or in relation to the Loan, the Mortgaged Property and the business and affairs of the Borrowers relating to the Mortgaged Property which shall reflect all items of income and expense in connection with the operation of the Mortgaged Property and in connection with any services, equipment or furnishings provided in connection with the operation of the Mortgaged Property, in accordance with GAAP.
     5.7 Maintenance of Property.
          The Borrowers and their Subsidiary Entities shall keep and maintain, or cause to be kept and maintained, the Mortgaged Property and every part thereof in good condition and repair, subject to ordinary wear and tear, and, subject to the provisions of this Agreement with respect to damage or destruction caused by a Casualty or Condemnation, shall not permit or commit any waste, impairment, or deterioration of any portion of the Mortgaged Property in any material respect. The Borrowers further covenant to do all other acts which from the character or use of the Mortgaged Property may be reasonably necessary to protect the security hereof, the specific enumerations herein not excluding the general.
     5.8 Taxes.
          (1) The Borrower Parties shall file all Tax Returns required to be filed in any jurisdiction and, if applicable, and except with respect to Taxes subject to any Good Faith Contest, pay and discharge all Taxes imposed upon it or any of its Properties or in respect of any of its franchises, business, income or property before any material penalty shall be incurred with respect to such Taxes.
          (2) The Borrowers shall pay all Impositions now or hereafter levied or assessed or imposed against the Mortgaged Property or any part thereof prior to the imposition of any interest, charges or expenses for the non-payment thereof and shall pay all Other Charges on or before the date they are due. Subject to the Borrowers’ right to pursue a Good Faith Contest, the Administrative Agent, on behalf of the Borrowers, may pay, but shall not be obligated to pay, any delinquent Impositions and Other Charges which are attributable to or affect the Mortgaged Property or the Borrowers directly to the applicable taxing authority with respect thereto, and the Borrowers agree to reimburse the Administrative Agent for such payments promptly on demand.
     5.9 Environmental.
          The Borrowers shall:
          (1) Keep and maintain the Mortgaged Property in material compliance with all Hazardous Materials Laws.
          (2) Promptly cause the removal of any Hazardous Materials discharged, disposed of, or otherwise released in, on or under the Mortgaged Property that are in material violation of any Hazardous Materials Laws, and cause any remediation required by any Hazardous Material Laws or Governmental Authority to be performed, though no such action shall be required if any action is subject to a Good Faith Contest. In the course of carrying out such actions, the Borrowers shall provide the Administrative Agent with such periodic information and notices regarding the status of investigation, removal, and remediation, as the Administrative Agent may reasonably require.
     5.10 Business and Operations. The Borrowers and Operating Company Entities shall continue to engage in the businesses presently conducted by them as and to the extent the same are necessary for the ownership, maintenance, management and operation of the Mortgaged Property.
     5.11 Title to the Mortgaged Property. Each Borrower and Operating Company Entity shall warrant and defend (a) its title to the Mortgaged Property and every part thereof, subject only to Liens permitted hereunder (including Permitted Encumbrances) and (b) the validity and priority of the Liens of the applicable Security Instrument and this Agreement on the Mortgaged Property, subject only to Liens permitted hereunder (including Permitted Encumbrances), in each case against the claims of all Persons whomsoever.

     5.12 Loan Proceeds. The Borrowers shall use the entire amount of the proceeds of the Loans and Letters of Credit as provided in Section 4.24.
     5.13 Hedging Arrangements. Within ninety (90) days after the Closing Date, Borrowers shall enter into Interest Rate Contracts in form and substance reasonably satisfactory to Administrative Agent, and shall be assigned to Administrative Agent pursuant to assignment documents in form and substance satisfactory to Administrative Agent in its reasonable discretion.
     5.14 Single Purpose Entities
          Borrowers shall cause each Transaction Party (other than the TOUSA Guarantors) to maintain themselves as Single Purpose Entities.
     5.15 Subordination.
          (1) Except with respect to Permitted Entitlement Payments permitted under Section 6.8(1), each Borrower Party hereby absolutely and irrevocably subordinates, and agrees that each other Transaction Party shall subordinate (each such Transaction Party, in such capacity, a “Subordinated Creditor”), both in right of payment and in time of payment any and all present or future obligations and liabilities of the Borrowers to such Persons (such obligations and liabilities referred to in clauses (a) or (b) being “Subordinated Indebtedness”), to the prior payment in full in cash of the Obligations. Each Subordinated Creditor agrees to make no claim for, or receive payment with respect to, such Subordinated Indebtedness until all Obligations and such obligations have been fully discharged in cash.
          (2) All amounts and other assets that may from time to time be paid or distributed to or otherwise received by any Subordinated Creditor in respect of Subordinated Indebtedness in violation of this Section 5.15 shall be segregated and held in trust by the Subordinated Creditor for the benefit of the Lenders and promptly paid over to the Administrative Agent.
          (3) Each Subordinated Creditor further agrees not to assign all or any part of the Subordinated Indebtedness unless the Administrative Agent is given prior notice and such assignment is expressly made subject to the terms of this Agreement. If the Administrative Agent so requests, (a) all instruments evidencing the Subordinated Indebtedness shall be duly endorsed and delivered to the Administrative Agent, (b) all security for the Subordinated Indebtedness shall be duly assigned and delivered to Administrative Agent for the benefit of the Lenders, (c) the Subordinated Indebtedness shall be enforced, collected and held by the relevant Subordinated Creditor as trustee for the Lenders and shall be paid over to the Administrative Agent for the benefit of the Lenders on account of the Obligations, and (d) the Subordinated Creditors shall execute, file and record such documents and instruments and take such other action as the Administrative Agent deems necessary or appropriate to perfect, preserve and enforce the Lenders’ rights in and to the Subordinated Indebtedness and any security therefor. If any Subordinated Creditor fails to take any such action, the Administrative Agent, as attorney-in-fact for such Subordinated Creditor, is hereby authorized to do so in the name of the

Subordinated Creditor. The foregoing power of attorney is coupled with an interest and cannot be revoked.
          (4) In any bankruptcy or other proceeding in which the filing of claims is required by Requirements of Law, each Subordinated Creditor shall file all claims relating to the Subordinated Indebtedness that the Subordinated Creditor may have against the obligor thereunder and shall assign to the Administrative Agent, for the benefit of the Lenders, all rights relating to the Subordinated Indebtedness thereunder. If any Subordinated Creditor does not file any such claim, the Administrative Agent, as attorney-in-fact for the Subordinated Creditor, is hereby authorized to do so in the name of the Subordinated Creditor or, in the Administrative Agent’s discretion, to assign the claim to a nominee and to cause proof of claim to be filed in the name of the Administrative Agent or the Administrative Agent’s nominee. The foregoing power of attorney is coupled with an interest and cannot be revoked. The Administrative Agent or its nominee shall have the right, in its reasonable discretion, to accept or reject any plan proposed in such proceeding and to take any other action which a party filing a claim is entitled to do. In all such cases, whether in administration, bankruptcy or otherwise, the Person or Persons authorized to pay such claim shall pay to the Administrative Agent for the benefit of the Lenders the amount payable on such claim and, to the full extent necessary for that purpose, each Subordinated Creditor hereby assigns to the Administrative Agent for the benefit of the Lenders all of the Subordinated Creditor’s rights to any such payments or distributions; provided, however, the Subordinated Creditor’s obligations hereunder shall not be satisfied except to the extent that the Administrative Agent receives cash by reason of any such payment or distribution.
          (5) Each of the Subordinated Creditors hereby agrees that the Administrative Agent and the Lenders may at any time in their discretion renew or extend the time of payment of the Obligations or exercise, fail to exercise, waive or Modify any other of their rights under this Agreement, any Loan Document or any instrument evidencing or securing or delivered in connection therewith, and in reference thereto may make and enter into such agreements as to them may seem proper or desirable, all without notice to or further assent from the Subordinated Creditors (except as otherwise expressly required pursuant to this Agreement), and any such action shall not in any manner impair or affect the subordination set forth in this Section 5.15 or any of the Administrative Agent’s or Lenders’ rights hereunder. The Subordinated Creditors each hereby waive and agree not to assert against the Administrative Agent or the Lenders any rights which a guarantor or surety could exercise with respect to any indebtedness of any Transaction Party, but nothing in this Section 5.15 shall constitute the Subordinated Creditors as a guarantor or surety.
     5.16 Cash Management System
          Borrowers shall, and shall cause each of their Subsidiary Entities to, establish and maintain cash management systems reasonably acceptable to Administrative Agent. At no time shall more than $500,000 be held in any Deposit Account or other account of Borrowers or any of their Subsidiary Entities in which Administrative Agent does not have a perfected first-priority Lien pursuant to a Blocked Deposit Account Agreement.

     5.17 Further Assurances.
          (1) The Borrower Parties shall, and shall cause each of the Borrowers and their Subsidiary Entities to, promptly upon request by the Administrative Agent or any Lender, do any acts or, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent or such Lender, as the case may be, may reasonably require from time to time in order (i) to carry out more effectively the purposes of this Agreement or any other Loan Document, and (ii) to assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and Lenders the rights granted or now or hereafter intended to be granted to the Lenders under any Loan Document or under any other document executed in connection therewith.
          (2) Administrative Agent will take such action as may be reasonably required in order to permit the filing of plats or other documents necessary for the development of improvements on the Mortgaged Property to the extent required by any applicable Governmental Authority and otherwise permitted under the terms of this Agreement.
ARTICLE VI
NEGATIVE COVENANTS.
     The Borrowers, jointly and severally, hereby covenant and agree with the Administrative Agent, the Issuing Lender and each Lender that, as long as any Obligations or the Revolving Commitments remain outstanding:
     6.1 Liens. The Borrowers shall not, and shall not permit any of their Subsidiary Entities to, create, incur, assume or suffer to exist, any Lien upon any of its Property except:
          (1) Permitted Encumbrances; and
          (2) Other Liens which are the subject of a Good Faith Contest.
     6.2 Indebtedness. TOUSA Senior shall not incur any Indebtedness other than the Obligations. The Operating Company Entities shall not incur any Indebtedness other than Permitted Debt.
     6.3 Fundamental Change.
          (1) The Borrowers shall not, and shall not permit any of their Subsidiary Entities to do any or all of the following: merge or consolidate with any Person, or sell, assign, lease or otherwise effect a Disposition, whether in one transaction or in a series of transactions, of all or substantially all of its Properties and assets, whether now owned or hereafter acquired, or enter into any agreement to do any of the foregoing.

          (2) The Borrowers shall not, and shall not permit any of their Subsidiary Entities to engage to any material extent in any business other than such Person’s business as conducted on the date hereof and businesses which are incidental thereto.
     6.4 Disposition.
          The Borrowers shall not cause or permit, and shall not permit any of their Subsidiary Entities to cause or permit, any of the following to occur:
          (1) Any Change of Control; or
          (2) Any Disposition by TOUSA Member or F/R Member of any of the Capital Stock in the Investment Vehicle; or
          (3) Any Disposition by the Investment Vehicle of any of the Capital Stock in any other Upper Tier Entity or indirect ownership of 100% of the Capital Stock in Borrowers; or
          (4) Any Disposition by TOUSA Senior of any of the Capital Stock in the Operating Company or indirect ownership of 100% of the Capital Stock in any other Operating Company Entity; or
          (5) Without the Administrative Agent’s prior written consent in its sole and absolute discretion, a Disposition of legal, Beneficial or direct or indirect equitable interests in all or any part of the Mortgaged Property, except as follows:
               (i) Sale of Personal Property. The Borrowers and their Subsidiary Entities may effect a Disposition of Personal Property (other than Capital Stock as restricted in this Section 6.4), free from the Lien of the applicable Security Instrument, to the extent such Personal Property is being replaced or is no longer necessary in connection with the operation of the Mortgaged Property, and will not materially impair the value, utility, or operation of the subject Mortgaged Property and provided that any new Personal Property acquired by the Borrowers or their Subsidiary Entities (and not so disposed of) shall be subject to the Lien of the applicable Security Instrument. The Administrative Agent shall, from time to time, upon receipt of an Officer’s Certificate requesting the same and confirming satisfaction of the conditions set forth above, execute a written instrument in form reasonably satisfactory to the Administrative Agent to confirm that such Personal Property which is to be, or has been, sold or disposed of is free from the Lien of the applicable Security Instrument.
               (ii) Immaterial Transfers. The Borrowers and their Subsidiary Entities may, without the consent of the Administrative Agent, (a) make immaterial Dispositions (including, but not limited to, lot line adjustments) of portions of the Mortgaged Property to Governmental Authorities for dedication or public use or, portions of the Mortgaged Property to third parties for the purpose of erecting and operating additional structures whose use is integrated with the use of the Mortgaged Property or resolving encroachment issues, and (b) grant easements, restrictions, covenants, reservations and rights of way for resolving minor encroachment issues or for access, water and sewer lines, telephone and telegraph lines, electric lines or other utilities or for other similar purposes, provided that no such Disposition set forth in the foregoing clauses (a) and (b) shall materially impair the value, utility or operation of the subject Mortgaged Property. In connection with any Disposition permitted pursuant to this Section 6.4(5)(ii), the Administrative Agent shall execute and deliver any instrument reasonably necessary or appropriate, in the case of the Dispositions referred to in clause (a) above, to release the portion of the Mortgaged Property affected by such Disposition from the Lien of the applicable Security Instrument or, in the case of clause (b) above, to subordinate the Lien of such Security Instrument to such easements, restrictions, covenants, reservations and rights of way or other similar grants upon receipt by the Administrative Agent of:
                    (A) ten (10) days prior written notice thereof;
                    (B) a copy of the instrument or instruments of Disposition;
                    (C) an Officer’s Certificate stating (x) with respect to any Disposition, the consideration, if any, being paid for the Disposition and (y) that such Disposition does not materially impair the value, utility or operation of the subject Mortgaged Property; and
                    (D) reimbursement of all of the Administrative Agent’s reasonable costs and expenses incurred in connection with such Disposition.
               (iii) Release Property. Provided that no Default or Event of Default then exists, Administrative Agent shall from time to time release from the Lien of the Security Instruments portions of the Mortgaged Property subject to a Bona Fide Sales Contract (“Release Property”) and deliver to the Borrowers a duly executed partial release with respect to such Release Property in recordable form, a UCC-3 release of security interest and other such documents as may be reasonably required to release such Release Property from the Lien of the Security Instruments. Borrower agrees Administrative Agent may process such releases and other documents in batches not more often than twice in any calendar month. The release of any Release Property from the Lien of the Security Instruments shall occur pursuant to an escrow arrangement with the escrow agent and such arrangement shall be reasonably satisfactory to Administrative Agent. Any release pursuant to this Section 6.4(5)(iii) is conditional upon satisfaction of each of the following conditions:
                    (A) The Release Property is being sold in the Ordinary Course of Business or constitutes common areas of the project to be developed and is being conveyed to a community development district, homeowners’ association or condominium association which governs the development of infrastructure improvements for the benefit of the project;
                    (B) Not less than three (3) Business Days prior to the desired release date, the Borrowers shall have given to Administrative Agent a written request for the release accompanied by (i) a release of Liens and related Loan Documents for the applicable portion of the Mortgaged Property for execution by the Administrative Agent, which release documents shall be in a form appropriate in the applicable state and otherwise satisfactory to the Administrative Agent in its reasonable discretion; (ii) an Officer’s Certificate certifying that the requirement described in paragraph (D) below is satisfied in connection with such release; and (iii) all other evidence, information and other items required by Administrative Agent;

                    (C) Neither the release from the Lien of the Security Instrument nor the conveyance to the Purchaser of such Release Property will violate any Requirements of Law (including zoning and subdivision laws and regulations) and the Release Property, the remaining portion of the Mortgaged Property, and the conveyance shall be in compliance with all Requirements of Law (including zoning and subdivision laws and regulations);
                    (D) Either (i) after giving effect to such Release, the Aggregate Commitments shall not exceed the Borrowing Base, or (ii) with respect to a Bulk Sale or any sale which would result in the Aggregate Commitments exceeding the Borrowing Base, Borrowers shall deposit with Administrative Agent immediately available funds as needed to restore Borrowing Base compliance (which deposit may consist of the transfer from escrow of proceeds resulting from such Bulk Sale), and upon receipt by Administrative Agent such sums shall be applied in accordance with Section 2.8(4)(ii) above;
                    (E) Administrative Agent shall have received such other documents, certificates, instruments, opinions or assurances as Administrative Agent may reasonably request; and
                    (F) In the event of a Bulk Sale, Borrowers shall have paid all reasonable out-of-pocket costs and expenses incurred by the Administrative Agent and all reasonable fees and expenses paid to third party consultants (including reasonable attorneys’ fees and expenses) by Administrative Agent and the Lenders in connection with such release.
     6.5 Investments.
          The Borrowers shall not, and shall not permit any of their Subsidiary Entities to, directly or indirectly make or maintain any Investment except:
          (1) Investments existing on the date of this Agreement and disclosed on Schedule 6.5;
          (2) Investments in cash and Cash Equivalents;
          (3) Investments by the Operating Company in accounts, contract, general intangibles and chattel paper (each as defined in the UCC), notes receivable and similar items arising or acquired in the Ordinary Course of Business;
          (4) Investments received in settlement of amounts due to the Borrowers or any Subsidiary Entity of the Borrowers effected in the Ordinary Course of Business;
          (5) Investments by the Operating Company in any wholly owned Subsidiary of Operating Company provided that:
               (i) The Subsidiary is a Single Purpose Entity;
               (ii) The Organization Documents of such Subsidiary are approved by Administrative Agent in its reasonable judgment;

               (iii) The Subsidiary guarantees the Loans pursuant to a Guaranty in form and substance reasonably satisfactory to Administrative Agent;
               (iv) The applicable Operating Company Entity executes a Pledge Agreement in form and substance reasonably satisfactory to Administrative Agent creating a first priority Lien in favor of Administrative Agent in and to all the equity interests in the new Subsidiary and the Operating Company Entities execute and deliver such additional financing statements, security documents, and other materials as may be necessary or appropriate to perfect Administrative Agent’s first priority Lien thereon;
               (v) Unless the Property of such Subsidiary is exempt from the Lien of the Security Instruments pursuant to clause (v) of the definition of Permitted Encumbrances, such Subsidiary shall:
                    (A) execute and deliver a Security Instrument granting Administrative Agent a first priority lien on its Property, which Security Instrument shall be in form and substance reasonably satisfactory to Administrative Agent;
                    (B) satisfy all of the conditions set forth in Section 6.5(8) with respect to any Real Property it owns or will acquire; and
                    (C) execute and deliver such additional financing statements, security documents, and other materials as may be necessary or appropriate to perfect Administrative Agent’s first priority Lien on such Property.
          (6) Loans or advances to employees of the Operating Company Entities in the Ordinary Course Of Business, which loans and advances shall not exceed the aggregate outstanding principal amount of $1,000,000 at any time;
          (7) Advances on sales commissions to the sales agents of the Operating Company Entities; and
          (8) Acquisitions by the Operating Company Entities of Real Property (and ancillary Personal Property in connection therewith) in the Ordinary Course of Business of such Persons, subject to satisfying each of the following conditions (which conditions shall be satisfied regardless of whether the Real Property was subject to a Qualified Purchase/Option Agreement prior to such Acquisition):
               (i) No Potential Default or Event of Default shall have occurred and then be continuing nor shall any Potential Default or Event of Default arise as a result of such acquisition;
               (ii) Administrative Agent shall have received and reasonably approved a fully executed and notarized Security Instrument, in proper form for recording in all appropriate places in all applicable jurisdictions, encumbering the subject Real Property and any related Personal Property;

               (iii) All representations and warranties under Section 4.23 shall be true, correct, and complete with respect to the subject Real Property;
               (iv) Administrative Agent shall have received an opinion of counsel (which counsel shall be reasonably satisfactory to Administrative Agent) with respect to the enforceability of the Security Instrument and such other matters as Administrative Agent may reasonably request, in each case in form and substance reasonably satisfactory to Administrative Agent;
               (v) Administrative Agent shall have received: (a) a Title Policy issued by one or more title companies reasonably satisfactory to Administrative Agent, in amounts not less than the Fair Market Value of such Real Property, dated not more than thirty (30) days prior to the Closing Date and copies of all recorded documents listed as exceptions to title or otherwise referred to therein, each in form and substance reasonably satisfactory to Administrative Agent; (b) evidence satisfactory to Administrative Agent that the Operating Company Entities have paid to the title company or to the appropriate governmental authorities all expenses and premiums of the title company and all other sums required in connection with the issuance of such title policy and all recording, mortgage, transfer, and stamp taxes (including mortgage recording and intangible taxes) payable in connection with recording the Security Instrument in the appropriate real estate records; and (c) a Survey with respect to the subject Real Property.
               (vi) Administrative Agent shall have received reports and other information, in form, scope and substance reasonably satisfactory to Administrative Agent regarding environmental matters relating to the Real Property, which reports shall include a Phase I Report and shall demonstrate compliance with Section 4.15.
               (vii) The Real Property shall be covered by the insurance policies required to be maintained by Borrowers under this Agreement.
               (viii) At the request of Administrative Agent, deliver an Appraisal with respect to the subject Real Property.
               (ix) In no event shall the aggregate Fair Market Value of any Unentitled Land owned by the Operating Company Entities exceed $40 million.
     6.6 Transactions with Affiliates
     The Borrowers shall not, and shall not permit any of their Subsidiary Entities to directly or indirectly enter into or permit to exist any transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with (i) a holder or holders of more than five percent (5%) of any class of Capital Stock of TOUSA Guarantors, F/R Member, or their respective constituent equity holders; or (ii) with any Affiliate of the foregoing which is not a wholly owned Subsidiary of Borrowers (a “Transactional Affiliate”), except (A) as set forth on Schedule 6.6 or (B) upon prior notice to Administrative Agent and upon fair and reasonable terms no less favorable to the Borrowers than would be obtained in a comparable arm’s-length transaction with a Person not a Transactional Affiliate.

     6.7 Modifications to Organizational Documents and Material Agreements
          (1) The Borrowers shall not, and shall not permit any of their Subsidiary Entities to Modify any of their Organizational Documents without the Administrative Agent’s prior written consent, other than (a) Modifications necessary to clarify existing provisions of such Organizational Documents; and (b) Modifications which would have no adverse effect on the rights or interests of Administrative Agent or Lenders in conjunction with the Loan or under the Loan Documents and would not change in any material respect the rights and obligations of the parties to such Organizational Documents.
          (2) The Borrowers shall not, and shall not permit any of their Subsidiary Entities to Modify any Purchase/Option Agreements with respect to Qualified Option Land without the Administrative Agent’s prior written consent, other than Modifications which would have no adverse effect on the rights or interests of Administrative Agent or Lenders in conjunction with the Loan or under the Loan Documents and would not change in any material respect the rights and obligations of the parties to such Purchase/Option Agreements.
     6.8 Restricted Payments.
          (1) If any Event of Default has occurred and is continuing, the Borrowers shall not make, and shall not permit any of their Subsidiary Entities to make any Distributions other than Distributions to the Seller in respect of Permitted Entitlement Payments, provided that such Permitted Entitlement Payments are then due in accordance with the terms of the Asset Purchase Agreement.
          (2) The Borrowers shall not make, and shall not permit any of their Subsidiary Entities to make any other Distributions unless no Event of Default has occurred and is then continuing and such Distribution consists of one or more of the following:
               (i) Such Distribution is to the Seller in respect of Permitted Post Closing Sale Payments, provided that such Permitted Post Closing Sale Payments are then due in accordance with the terms of the Asset Purchase Agreement.
               (ii) Permitted Tax Distributions.
               (iii) Distributions to the Mezzanine Borrowers in an amount equal to the Mezzanine Debt Service in accordance with the terms of the Mezzanine Loan Documents.
               (iv) In the event, as of the end of a calendar quarter, taking into consideration the proposed Distribution, the ratio (expressed as a percentage) of Total Funded Debt to Total Book Capitalization is less than 60% and trailing twelve (12) months EBITDA is $225 million or more (the “Base Distribution Conditions”), Distributions not exceeding $2.5 million in any calendar quarter.
               (v) The Permitted Management Fee may be paid to TOUSA Member subject to the following conditions:

                    (A) The aggregate amount of the fee shall not exceed $5 million with respect to any calendar year;
                    (B) All such fees shall accrue and shall only be payable on and after the Management Fee Payment Date if such payments will not, on a pro-forma basis, result in non-compliance with any of the covenants in Section 6.9 below; and
                    (C) The Permitted Management Fee shall be (and is hereby) fully subordinated to the payment of the Obligations.
               (vi) Distributions to TOUSA Member (through the Upper Tier Entities) as reimbursement for any Permitted Entitlement Cure Payment, provided that each of the following conditions has been satisfied:
                    (A) The aggregate amount of such Distributions does not exceed $37.5 million;
                    (B) The Distributions shall occur quarterly in three equal installments; and
                    (C) At the time of each such quarterly Distribution the ratio (expressed as a percentage) of Total Funded Debt to Total Book Capitalization is less than 70%, and trailing twelve (12) months EBITDA is $225 million or more.
               (vii) Distributions to TOUSA Member (through the Upper Tier Entities) as reimbursement for the Priority Capital Investment provided the following conditions have been satisfied:
                    (A) the Distributions are made only during the Extension Period (provided all conditions thereto have been satisfied, including those under Section 2.6(5)(ii), and the Facilities have in fact been extended);
                    (B) the Distributions shall occur quarterly in four equal installments and the aggregate amount of the Distributions shall not exceed the Priority Capital Investment;
                    (C) no interest or preferred return shall have been or shall be paid in respect of the Priority Capital Investment prior to the repayment in full of all Obligations (including all outstanding principal and interest) and the termination of all Commitments; and
                    (D) at the time of each such quarterly redemption no Potential Default or Event of Default then exists and each of the Base Distribution Conditions shall have been satisfied.

     6.9 Financial Covenants.
               (i) Maximum Total Leverage. At any time during the periods indicated below, the ratio (expressed as a percentage) of Total Funded Debt to Total Book Capitalization, shall not be greater than the percentages set forth below:

Period	Percentage
From December 31, 2005 to December 31, 2006	80%
From December 31, 2006 to September 30, 2007	70%
From September 30, 2007	60%
               (ii) Maximum Senior Leverage. At any time during the periods indicated below, the ratio (expressed as a percentage) of Senior Funded Debt to Total Book Capitalization, shall not be greater than the percentages set forth below:

Period	Percentage
From December 31, 2005 to December 31, 2006	60%
From December 31, 2006 to September 30, 2007	50%
From September 30, 2007	40%
               (iii) Minimum Interest Coverage Ratio. As of the last day of any Fiscal Quarter (beginning with the Fiscal Quarter ending December 31, 2005), the Interest Coverage Ratio shall not be less than 2.5.
               (iv) Minimum Net Worth. At any time, Net Worth shall not be less than $125,000,000.
               (v) Minimum Liquidity. At all times the sum of (A) the Available Credit then in effect; and (B) Unrestricted Cash (other than any Unrestricted Cash then included in the Borrowing Base) shall not be less than $25,000,000.
     6.10 Sale Leaseback
          The Borrowers shall not, and shall not permit any of their Subsidiary Entities to, enter into any sale and leaseback transaction covering any Real Property; provided, however, that the Operating Company Entities may sell Model Homes in the Ordinary Course Of Business and leaseback such Model Homes for a term not to exceed three years so long as none of the Borrowers or any of their Subsidiary Entities has any obligation to sell or repurchase the leased Model Homes at the end of the lease term.

     6.11 Negative Pledges
          The Borrowers shall not, and shall not permit any of their Subsidiary Entities to (a) enter into or suffer to exist or become effective any consensual encumbrance or restriction of any kind on their ability to pay dividends or make any other Distributions or make loans or advances to or other Investments in, or pay any Indebtedness owed to, the Borrowers or any other Subsidiary Entity of the Borrowers, except for customary profit allocation provisions or (b) enter into or suffer to exist or become effective any agreement prohibiting or limiting the ability of the Borrowers or any Subsidiary Entity of the Borrowers to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, to secure the Obligations, including any agreement requiring any other Indebtedness or Contractual Obligation of the Borrowers or any of their Subsidiary Entities to be equally and ratably secured with the Obligations.
ARTICLE VII
EVENTS OF DEFAULT
     7.1 Event of Default. Each of the following shall constitute an event of default under this Agreement (an “Event of Default”):
          (1) (i) The Borrowers shall fail to make any payment of principal or interest on the Loans (including any mandatory prepayments under Section 2.8(1)) or pay any reimbursement obligation in respect of any Letter of Credit Disbursement on the date when due, or (ii) shall fail to pay any other Obligation within five days of the date when due; or
          (2) any representation or warranty made or deemed made by any Borrower Party in any Loan Document or by any Borrower Party (or any of its officers) in connection with any Loan Document shall prove to have been incorrect in any material respect when made or deemed made; or
          (3) Any of the Borrower Parties shall default in the observance or performance of any covenant or agreement contained in Article VI; or
          (4) Any Transaction Party shall fail to perform or observe any term, covenant or agreement contained in this Agreement or in any other Loan Document (other than those that are otherwise the subject of an Event of Default under this Section 7.1), if such failure shall remain unremedied for 30 days after the date on which written notice thereof shall have been given to the Borrowers by the Administrative Agent; or
          (5) The Borrowers or any of their Subsidiary Entities shall fail to make any payment on any Indebtedness (other than the Obligations), and in each such case, such failure relates to Indebtedness having a principal amount of $5,000,000 or more, when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise); or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to any Indebtedness of the Borrowers or any of their Subsidiary Entities having a principal amount of $5,000,000 or more, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Indebtedness; or (iii) any Indebtedness of the Borrowers and any of their Subsidiary Entities having a principal amount of

$5,000,000 or more shall become or be declared to be due and payable, or required to be prepaid or repurchased (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or
          (6) (i) the Borrowers or any of their Subsidiary Entities shall generally not pay its debts as such debts become due, shall admit in writing its inability to pay its debts generally or shall make a general assignment for the benefit of creditors, (ii) any proceeding shall be instituted by or against the Borrowers or any of their Subsidiary Entities seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any Requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a custodian, receiver, trustee or other similar official for it or for any substantial part of its property; provided, however, in the case of any such proceedings instituted against the Borrowers or any of their Subsidiary Entities (but not instituted by the Borrowers or any of their Subsidiary Entities), either such proceedings shall remain undismissed or unstayed for a period of sixty (60) days or any of the actions sought in such proceedings shall occur, or (iii) the Borrowers or any of their Subsidiary Entities shall take any corporate action to authorize any of the actions set forth above in clauses (i) and (ii) of this subsection (6); or
          (7) any final judgment or order (or other similar process) involving, in any single case or in the aggregate, an amount in excess of $10,000,000 in the case of a money judgment, to the extent not covered by insurance, or that could reasonably be expected to have a Material Adverse Effect, in the case of a non-monetary judgment, shall be rendered against one or more of the Borrowers or their Subsidiary Entities by a court having jurisdiction, and such judgment or order shall continue unsatisfied and in effect for a period of thirty (30) days without being vacated, discharged, satisfied, or stayed or bonded pending appeal; or
          (8) (1) an ERISA Event shall occur and the amount of all liabilities and deficiencies resulting therefrom that are or are reasonably likely to be imposed on the Borrowers, any of their Subsidiary Entities, or any ERISA Affiliate, whether or not assessed, exceeds $1,000,000 in the aggregate, (2) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by any of the Borrower Parties or an ERISA Affiliate which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of $1,000,000 or (3) any of the Borrower Parties or an ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan, which has resulted or could reasonably be expected to result in a Material Adverse Effect; or
          (9) Any Guarantor shall attempt to rescind or revoke its Guaranty, with respect to future transactions or otherwise, or shall fail to observe or perform any term or provision of its Guaranty; or
          (10) Any Event of Default shall occur under any of the other Loan Documents; or

          (11) There shall occur a Change of Control; or
          (12) One or more of the Borrowers and their Subsidiary Entities shall have entered into one or more consent or settlement decrees or agreements or similar arrangements with a Governmental Authority or one or more judgments, orders, decrees or similar actions shall have been entered against one or more of the Borrowers and their Subsidiary Entities based on or arising from the violation of or pursuant to any Environmental Law, or the generation, storage, transportation, treatment, disposal or Release of any Contaminant and, in connection with all the foregoing, the Borrowers and their Subsidiary Entities are likely to incur uninsured environmental liabilities and costs in excess of $15,000,000 in the aggregate.
     7.2 Remedies.
          (1) If any Event of Default shall occur, the Administrative Agent may (or at the direction of the Required Lenders shall): (i) declare the outstanding principal balance of the Loans and interest accrued but unpaid thereon and all other Obligations immediately due and payable, without demand upon or presentment to any of the Borrower Parties, which are expressly waived by the Borrower Parties; (ii) exercise, on behalf of the Lenders, all rights and remedies under the Guaranties, the Pledge Agreements, the Security Instruments and any other collateral documents entered into with respect to the Loan, (iii) declare that all or any portion of the Revolving Commitments be terminated, whereupon the obligation of each Lender to make any Loan and each Issuing Lender to issue any Letter of Credit shall immediately be decreased or terminate, as the case may be; and (iv) immediately exercise all rights, powers and remedies available at law, in equity or otherwise, including, without limitation, under the other Loan Documents, all of which rights, powers and remedies are cumulative and not exclusive; provided, however, that upon the occurrence of the Events of Default specified in Section 7.1(6)(ii), the Revolving Commitments of each Lender to make Loans and the commitments of each Lender and Issuer to issue or participate in Letters of Credit shall each automatically be terminated and the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers.
          (2) Upon the occurrence and during the continuance of an Event of Default, with respect to the Account Collateral, the Administrative Agent may:
               (i) without notice to the Borrowers, except as required by law, and at any time or from time to time, charge, set-off and otherwise apply all or any part of the Account Collateral against the Obligations, or any operating or capital expenses with respect to the Mortgaged Property or any part thereof;
               (ii) in the Administrative Agent’s sole discretion, at any time and from time to time, exercise any and all rights and remedies available to it under this Agreement, and/or as a secured party under the UCC;
               (iii) demand, collect, take possession of or receipt for, settle, compromise, adjust, sue for, foreclose or realize upon the Account Collateral (or any portion thereof) as the Administrative Agent may determine in its sole discretion; and

               (iv) take all other actions provided in, or contemplated by, this Agreement.
          (3) With respect to the Borrowers, the Account Collateral, and the Mortgaged Property, nothing contained herein or in any other Loan Document shall be construed as requiring the Administrative Agent to resort to the Mortgaged Property for the satisfaction of any of the Obligations, and, the Administrative Agent may seek satisfaction out of the Mortgaged Property or any part thereof, in its absolute discretion in respect of the Obligations. In addition, the Administrative Agent shall have the right from time to time to partially foreclose this Agreement and the Security Instruments (or any of them) in any manner and for any amounts secured by this Agreement or any Security Instrument then due and payable as determined by the Administrative Agent in its sole discretion; provided, however, that the Administrative Agent shall issue a “Notice of Exclusive Control” pursuant to the Blocked Deposit Account Agreement only upon the occurrence and during the continuance of an Event of Default. Notwithstanding one or more partial foreclosures, the Mortgaged Property shall remain subject to this Agreement and the Security Instruments to secure payment of sums secured by this Agreement and the Security Instruments and not previously recovered.
ARTICLE VIII
THE ADMINISTRATIVE AGENT
     8.1 Appointment. Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under the Loan Documents and each such Lender hereby irrevocably authorizes the Administrative Agent, as the agent for such Lender, to take such action on its behalf under the provisions of the Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of the Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in the Loan Documents, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein or therein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Loan Documents or otherwise exist against the Administrative Agent.
     8.2 Delegation of Duties. The Administrative Agent may execute any of its duties under the Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. With respect to the Lenders, the Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.
     8.3 Exculpatory Provisions. None of the Administrative Agent, the other Agents, nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (1) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Loan Documents (except for its or such Person’s own gross negligence or willful misconduct), or (2) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by the Borrower Parties or any officer thereof contained in the Loan Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with the Loan Documents or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of the Loan Documents or for any failure of the Borrower Parties to perform their obligations hereunder or thereunder. The Administrative Agent and the other Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Loan Documents or to inspect the properties, books or records of the Borrower Parties.
     8.4 Reliance by the Agents. Each of the Agents shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, consent, certification, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to the Borrowers), independent accountants and other experts selected by such Agent. As to the Lenders: (1) the Administrative Agent shall be fully justified in failing or refusing to take any action under the Loan Documents unless it shall first receive such advice or concurrence of one hundred percent (100%) of the Lenders (or, if a provision of this Agreement expressly provides that a lesser number of the Lenders may direct the action of the Administrative Agent, such lesser number of Lenders) or it shall first be indemnified to its satisfaction by the Lenders ratably in accordance with their respective Pro Rata Shares against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any action (except for liabilities and expenses resulting from the Administrative Agent’s gross negligence or willful misconduct), and (2) the Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Loan Documents in accordance with a request of one hundred percent (100%) of the Lenders (or, if a provision of this Agreement expressly provides that the Administrative Agent shall be required to act or refrain from acting at the request of a lesser number of the Lenders, such lesser number of Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.
     8.5 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Potential Default or Event of Default hereunder unless the Administrative Agent has received notice from a Lender or the Borrowers referring to the Loan Documents, describing such Potential Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice and a Potential Default or Event of Default has occurred, the Administrative Agent shall promptly give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Potential Default or Event of Default as shall be reasonably directed by the Required Lenders; provided that, unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Default or Event of Default as it shall deem advisable in the best interest of the Lenders (except to the extent that this Agreement, the Pledge Agreements or the Guaranties expressly require that such action be taken or not taken by the Administrative Agent with the consent or upon the authorization of the Required Lenders or such other group of Lenders, in which case such action will be taken or not taken as directed by the Required Lenders or such other group of Lenders or Lenders).

     8.6 Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that none of the Administrative Agent, the other Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates has made any representations or warranties to it and that no act by the Administrative Agent or the other Agents hereinafter taken, including any review of the affairs of the Borrower Parties, shall be deemed to constitute any representation or warranty by the Administrative Agent or the other Agents to any Lender. Each Lender represents to the Administrative Agent and the other Agents that it has, independently and without reliance upon the Administrative Agent, the other Agents or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Borrower Parties and made its own decision to make its loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon the Administrative Agent, the other Agents or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Borrower Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent and the other Agents shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, financial and other condition or creditworthiness of the Borrower Parties which may come into the possession of the Administrative Agent or any other Agent or any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates.
     8.7 Indemnification. The Lenders agree to indemnify the Administrative Agent and the other Agents in their respective capacity as such (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so), ratably according to the respective amounts of their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including without limitation at any time following the payment of the Obligations) be imposed on, incurred by or asserted against the Administrative Agent or the other Agents in any way relating to or arising out of the Loan Documents or any documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent or the other Agents under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent’s or any other Agent’s gross negligence or willful misconduct, respectively. The provisions of this Section 8.7 shall survive the payment of the Obligations and the termination of this Agreement.
     8.8 Agents in Their Individual Capacity. The Administrative Agent, the other Agents and their affiliates may make loans to, accept deposits from and generally engage in any kind of business with any of the Borrower Parties or any of their respective Subsidiary Entities and Affiliates as though the Administrative Agent and the other Agents were not, respectively, the Administrative Agent, the Lead Arranger or an Agent hereunder. With respect to such loans made or renewed by them and any Note issued to them, the Administrative Agent and the other

Agents shall have the same rights and powers under the Loan Documents as any Lender and may exercise the same as though it were not the Administrative Agent, the Lead Arranger or an Agent, respectively, and the terms “Lender” and “Lenders” shall include the Administrative Agent, the Lead Arranger and each other Agent in its individual capacity.
     8.9 Successor Administrative Agent and Swing Line Lender. The Administrative Agent may resign as Administrative Agent under the Loan Documents upon thirty (30) days’ notice to the Lenders. If the Administrative Agent shall resign, then the Lenders (other than the Lender resigning as Administrative Agent) shall (with, so long as there shall not exist and be continuing an Event of Default, the consent of the Borrowers, such consent not to be unreasonably withheld or delayed) appoint a successor agent or, if the Lenders are unable to agree on the appointment of a successor agent, the Administrative Agent shall appoint a successor agent for the Lenders whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon its appointment, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any of the Loan Documents or successors thereto. After any retiring Administrative Agent’s resignation hereunder as Administrative Agent, the provisions of the Loan Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents. Any resignation or removal of DBTCA or its successor as Administrative Agent pursuant to this Section shall also constitute the resignation or removal of DBTCA or its successor as Swing Line Lender, and any successor Administrative Agent appointed pursuant to this Section shall, upon its acceptance of such appointment, become the successor Swing Line Lender for all purposes hereunder. In such event (a) the Borrowers shall prepay any outstanding Swing Line Loans made by the retiring or removed Administrative Agent in its capacity as Swing Line Lender, (b) upon such prepayment, the retiring or removed Administrative Agent and Swing Line Lender shall surrender any Swing Line Note held by it to the Borrowers for cancellation, and (c) the Borrowers shall issue, if so requested by the successor Administrative Agent and Swing Line Loan Lender, a new Swing Line Note to the successor Administrative Agent and Swing Line Lender, in the principal amount of the Swing Line Loan Sublimit then in effect and with other appropriate insertions.
     8.10 Limitations on Agents Liability. The Lead Arranger, in such capacity, shall not have any right, power, obligation, liability, responsibility or duty under this Agreement or the other Loan Documents.
ARTICLE IX
MISCELLANEOUS PROVISIONS
     9.1 No Assignment by Borrowers. None of the Borrower Parties may assign its rights or obligations under this Agreement or the other Loan Documents without the prior written consent of the Administrative Agent and one hundred percent (100%) of the Lenders. Subject to the foregoing, all provisions contained in this Agreement and the other Loan Documents and in any document or agreement referred to herein or therein or relating hereto or thereto shall inure to the benefit of the Administrative Agent and each Lender, their respective successors and assigns, and shall be binding upon each of the Borrower Parties and such Person’s successors and assigns.
     9.2 Modification.
          (1) Neither this Agreement nor any other Loan Document may be Modified or waived unless such Modification or waiver is in writing and signed by the Administrative Agent, the Swing Line Lender, the Borrowers and, except for the Modifications and waivers requiring consent of one hundred percent (100%) of the Lenders referred to below, the Required Lenders. No such Modification or waiver shall, without the prior written consent of one hundred percent (100%) of the Lenders: (1) reduce the principal of, or rate of interest on, the Loan or fees payable to the Lenders hereunder or under the Fee Letter, (2) except as expressly contemplated by Sections 2.22 and 9.8 below, modify the Pro Rata Share of any Lender, (3) Modify the definition of “Required Lenders”, (4) extend or waive any scheduled payment date for any principal, interest or fees (other than in connection with the permitted extension of the Initial Maturity Date and Original Revolving Commitment Termination Date as provided in Section 2.6(5)), (5) release TOUSA Guarantors from their obligations under the Guaranties entered into by them, release Borrowers from their obligation to repay the Loan, release any of the pledgors under the Pledge Agreements or release any portion of the collateral pledged under the Pledge Agreements (except for such releases as may be specifically authorized by or otherwise approved in accordance with this Agreement), (6) Modify this Section 9.2, (7) Modify any provision of the Loan Documents which by its terms requires the consent or approval of one hundred percent (100%) of the Lenders, or (8) amend, modify, terminate or waive any provision hereof relating to the Swing Line Sublimit or the Swing Line Loans without the consent of Swing Line Lender.
          (2) It is expressly agreed and understood that the election by the Required Lenders to accelerate amounts outstanding hereunder and/or to terminate the obligation of the Lenders to make Loans hereunder shall not constitute a Modification or waiver of any term or provision of this Agreement or any other Loan Document. No Modification of any provision of the Loan Documents relating to the Administrative Agent shall be effective without the written consent of the Administrative Agent.
          (3) Notwithstanding anything to the contrary contained in this Agreement, no consent of the Required Lenders and no unanimous consent of the Lenders shall be required to implement the provisions of Section 2.22, including any Modifications to this Agreement reasonably necessary to reflect the Facility Increase or the Additional Letter of Credit Facility as contemplated by Section 2.22.
     9.3 Cumulative Rights; No Waiver. The rights, powers and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and in addition to all rights, power and remedies provided under any and all agreements among the Borrower Parties, the Administrative Agent and the Lenders relating hereto, at law, in equity or otherwise. Any delay or failure by Administrative Agent and the Lenders to exercise any right, power or remedy shall not constitute a waiver thereof by the Administrative Agent or the Lenders, and no single or partial exercise by the Administrative Agent or the Lenders of any right, power or remedy shall preclude other or further exercise thereof or any exercise of any other rights, powers or remedies.

     9.4 Entire Agreement. This Agreement, the Fee Letter, the other Loan Documents and the schedules, appendices, documents and agreements referred to herein and therein embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.
     9.5 Survival. All representations, warranties, covenants and agreements contained in this Agreement and the other Loan Documents on the part of the Borrower Parties shall survive the termination of this Agreement and shall be effective until the Obligations are paid and performed in full or longer as expressly provided herein.
     9.6 Notices. All notices given by any party to the others under this Agreement and the other Loan Documents shall be in writing unless otherwise provided for herein, and any such notice shall become effective (i) upon personal delivery thereof, including, but not limited to, delivery by overnight mail and courier service, (ii) four (4) days after it shall have been mailed by United States mail, first class, certified or registered, with postage prepaid, or (iii) in the case of notice by a telecommunications device, when properly transmitted, in each case addressed to the party at the address set forth on Schedule 9.6 attached hereto. Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided herein. Such notices shall be effective on the date received or, if mailed, on the third Business Day following the date mailed.
     9.7 Governing Law. This Agreement and the other Loan Documents shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its choice of law rules.
     9.8 Assignments, Participations, Syndication, Etc.
          (1) With the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld or delayed, any Lender may at any time assign and delegate to one or more Eligible Assignees (provided that no written consent of the Administrative Agent shall be required in connection with any assignment and delegation by a Lender to an Affiliate of such Lender) (each an “Assignee”) all or any part of such Lender’s Pro Rata Share of the Loan and the other Obligations held by such Lender hereunder, in a minimum amount of $1,000,000, which minimum amount may be an aggregated amount in the event of simultaneous assignments to or by two or more funds under common management (or if such Lender’s Pro Rata Share of the Loan is less than $1,000,000, one hundred percent (100%) thereof); provided, however, that the Borrowers and the Administrative Agent may continue to deal solely and directly with such Lender in connection with the interest so assigned to an Assignee until (i) written notice of such assignment, together with payment instructions, addresses and related information with respect to the Assignee, shall have been given to the Borrowers and the Administrative Agent by such Lender and the Assignee; (ii) such Lender and its Assignee shall have delivered to the Borrowers and the Administrative Agent an Assignment and Acceptance Agreement, (iii) the assignment shall have been recorded in the Register, and (iv) the Assignee has paid to the Administrative Agent a processing fee in the amount of $3,500.
          (2) The Agent shall, on behalf of the Borrowers, maintain a copy of each Assignment and Acceptance Agreement delivered to it and a register (the “Register”) for the recordation of the names and addresses of the Lenders and the principal amount of the Loan owing to each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, each Lender and the Administrative Agent shall treat each Person whose name is recorded in the Register as the owner of the Loans for all purposes of this Agreement. From and after the date that the Administrative Agent notifies the assignor Lender and the Borrowers that it has received an executed Assignment and Acceptance Agreement and payment of the above-referenced processing fee, and the assignment has been recorded in the Register: (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned to it pursuant to such Assignment and Acceptance Agreement, shall have the rights and obligations of a Lender under the Loan Documents, (ii) the assignor Lender shall, to the extent that rights and obligations hereunder and under the other Loan Documents have been assigned by it pursuant to such Assignment and Acceptance Agreement, relinquish its rights and be released from its obligations under the Loan Documents (but shall be entitled to indemnification as otherwise provided in this Agreement with respect to any events occurring prior to the assignment) and (iii) this Agreement shall be deemed to be amended to the extent, but only to the extent, necessary to reflect the addition of the Assignee and the resulting adjustment of the Pro Rata Shares resulting therefrom.
          (3) Within five Business Days after its receipt of notice by the Administrative Agent that it has received an executed Assignment and Acceptance Agreement and payment of the processing fee (which notice shall also be sent by the Administrative Agent to each Lender), the Borrowers shall, if requested by the Assignee, execute and deliver to the Administrative Agent, a new Note evidencing such Assignee’s Pro Rata Share of the Loan.
          (4) Any Lender may at any time sell to one or more commercial banks or other Persons not Affiliates of the Borrowers (a “Participant”) participating interests in the Loan and the other interests of that Lender (the “Originating Lender”) hereunder and under the other Loan Documents; provided, however, that (i) the Originating Lender’s obligations under this Agreement shall remain unchanged, (ii) the Originating Lender shall remain solely responsible for the performance of such obligations, and (iii) the Borrowers and the Administrative Agent shall continue to deal solely and directly with the Originating Lender in connection with the Originating Lender’s rights and obligations under this Agreement and the other Loan Documents. In the case of any such participation, the Participant shall be entitled to the benefit of Sections 2.13, 2.15, and 2.18 (and subject to the burdens of Sections 2.15, 2.16 and 9.8 above) as though it were also a Lender thereunder, and if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement, and Section 9.10 of this Agreement shall apply to such Participant as if it were a Lender party hereto.
          (5) Notwithstanding any other provision contained in this Agreement or any other Loan Document to the contrary, any Lender may assign all or any portion of its Pro Rata Share of the Loan held by it to any Federal Reserve Lender or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve

System and any Operating Circular issued by such Federal Reserve Lender, provided that any payment in respect of such assigned Pro Rata Share of the Loan made by the Borrowers to or for the account of the assigning and/or pledging Lender in accordance with the terms of this Agreement shall satisfy the Borrowers’ obligations hereunder in respect to such assigned Pro Rata Share of the Loan to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder. Notwithstanding anything to the contrary contained herein, any Lender that is a fund that invests in bank loans may create a security interest in all or any portion of the sums owing to it and the Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such fund as security for such obligations or securities, provided, that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 9.8, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
          (6) Subject to Section 9.8(1) above, the Lead Arranger may syndicate the Loan and the other Obligations held by the Lenders hereunder before or after the Closing Date, and the Lead Arranger (or its designated Affiliates) shall manage all aspects of such syndication, including the number and identity of the potential Lenders participating in the syndication and the Loan amounts and compensation offered in connection therewith. Each Borrower Party agrees to take all actions as the Lead Arranger (or its designated Affiliates) may reasonably request to assist in the syndication, including: (i) making its senior management and representatives available to participate in informational meetings with potential Lenders at such times and places as the Lead Arranger (or its designated Affiliates) may reasonably request;
(ii) using its reasonable efforts to ensure that the syndication efforts benefit from such Borrower Party’s lending relationships; and (iii) providing the Lead Arranger (or its designated Affiliates) with all information reasonably deemed necessary to successfully complete the syndication.
          (7) Until the date the Lead Arranger notifies the Borrowers that the syndication of the Loan has been completed, the Borrower Parties shall not, and shall not permit the Borrowers and their Subsidiary Entities to engage any Person to effect any offering, placement or arrangement of debt securities or any bank financing by or on behalf of any Transaction Party.
     9.9 Counterparts. This Agreement and the other Loan Documents may be executed in any number of counterparts, all of which together shall constitute one agreement.
     9.10 Sharing of Payments. If any Lender shall receive and retain any payment, whether by setoff, application of deposit balance or security, or otherwise, in respect of the Obligations in excess of such Lender’s Pro Rata Share thereof, then such Lender shall purchase from the other Lenders for cash and at face value and without recourse, such participation in the Obligations held by them as shall be necessary to cause such excess payment to be shared ratably as aforesaid with each of them; provided, that if such excess payment or part thereof is thereafter recovered from such purchasing Lender, the related purchases from the other Lenders shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. Each Lender is hereby authorized by the Borrower Parties to exercise any and all rights of setoff, counterclaim or bankers’ lien against the full amount of the Obligations, whether or not held by such Lender. Each Lender hereby agrees to exercise any such rights first against the Obligations and only then to any other Indebtedness of the Borrowers to such Lender.
     9.11 Confidentiality. Each Lender agrees to take normal and reasonable precautions and exercise due care to maintain the confidentiality of all information provided to it by any of the Borrower Parties or by the Administrative Agent on the Borrower Parties’ behalf, in connection with this Agreement or any other Loan Document, and neither it nor any of its Affiliates shall use any such information for any purpose or in any manner other than pursuant to the terms contemplated by this Agreement, except to the extent such information: (1) was or becomes generally available to the public other than as a result of a disclosure by any Lender or any prospective Lender, or (2) was or becomes available from a source other than the Borrower Parties not known to the Lenders to be in breach of an obligation of confidentiality to the Borrower Parties in the disclosure of such information. Nothing contained herein shall restrict any Lender from disclosing such information (i) pursuant to any requirement of any Governmental Authority; (ii) pursuant to subpoena or other court process; (iii) when required to do so in accordance with the provisions of any applicable Requirement of Law; (iv) to the extent reasonably required in connection with any litigation or proceeding to which the Administrative Agent, any Lender or their respective Affiliates may be party; (v) to the extent reasonably required in connection with the exercise of any remedy hereunder or under any other Loan Document; (vi) to such Lender’s independent auditors and other professional advisors; and (vii) to any Participant or Assignee and to any prospective Participant or Assignee, provided that each Participant and Assignee or prospective Participant or Assignee first agrees to be bound by the provisions of this Section 9.11.
     9.12 Consent to Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK LOCATED IN NEW YORK COUNTY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS CREDIT AGREEMENT, EACH OF THE BORROWER PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE BORROWER PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED HERETO. EACH OF THE BORROWER PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS EACH AGREE THAT SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS MAY BE MADE BY ANY MEANS PERMITTED BY NEW YORK LAW.
     9.13 Waiver of Jury Trial. EACH OF THE BORROWER PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS WAIVE ITS RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING

OUT OF OR RELATED TO THIS AGREEMENT, THE OTHER LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH OF THE BORROWER PARTIES, THE ADMINISTRATIVE AGENT AND THE LENDERS AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH OF SUCH PARTIES FURTHER AGREES THAT ITS RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT, THE OTHER LOAN DOCUMENTS OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.
     9.14 Indemnity. Whether or not the transactions contemplated hereby are consummated, each of the Borrower Parties shall indemnify and hold the Administrative Agent, the other Agents and each Lender and each of their respective officers, directors, employees, counsel, agents and attorneys-in-fact (each, an “Indemnified Person”) harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorney’s fees and expenses) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loan and the termination, resignation or replacement of the Administrative Agent or replacement of any Lender) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any insolvency proceeding or appellate proceeding) related to or arising out of this Agreement or the Loan or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the “Indemnified Liabilities”); provided, however, that the Borrower Parties shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting solely from the gross negligence or willful misconduct of such Indemnified Person. Without limiting the foregoing, the Borrower shall pay all reasonable out-of-pocket expenses (including reasonable fees and disbursements of outside counsel) (1) of the Administrative Agent incident to the preparation, negotiation and administration and performance of the Loan Documents, including any proposed Modifications or waivers with respect thereto, the due diligence review undertaken in connection therewith, and the syndication of the Loan (but such expenses shall not include any fees paid to the syndicate members), and the preservation and protection of the rights of the Lenders and the Administrative Agent under the Loan Documents (including expenses incurred in creating and perfecting the Lien in favor of the Administrative Agent pursuant to this Agreement and the other Loan Documents), and (2) of the Administrative Agent and each of the Lenders incident to the enforcement of payment of the Obligations, whether by judicial proceedings or otherwise, including, without limitation, in connection with bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving any

Transaction Party or a “workout” of the Obligations. The agreements in this Section 9.14 shall survive payment of all other Obligations.
     9.15 Telephonic Instruction. Any agreement of the Administrative Agent and the Lenders herein to receive certain notices by telephone is solely for the convenience and at the request of the Borrowers. The Administrative Agent and the Lenders shall be entitled to reasonably rely on the authority of any Person purporting to be a Person authorized by the Borrowers to give such notice and the Administrative Agent and the Lenders shall not have any liability to the Borrowers or other Person on account of any action taken or not taken by the Administrative Agent or the Lenders in reliance upon such telephonic notice. The obligation of the Borrowers to repay the Loans shall not be affected in any way or to any extent by any failure by the Administrative Agent and the Lenders to receive written confirmation of any telephonic notice or the receipt by the Administrative Agent and the Lenders of a confirmation which is at variance with the terms understood by the Administrative Agent and the Lenders to be contained in the telephonic notice.
     9.16 Marshalling; Payments Set Aside. Neither the Administrative Agent nor the Lenders shall be under any obligation to marshal any assets in favor of any of the Borrower Parties or any other Person or against or in payment of any or all of the Obligations. To the extent that any of the Borrower Parties makes a payment or payments to the Administrative Agent or the Lenders, or the Administrative Agent or the Lenders enforce their Liens or exercise their rights of set-off, and such payment or payments or the proceeds of such enforcement or set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent in its discretion) to be repaid to a trustee, receiver or any other party in connection with any insolvency proceeding, or otherwise, then (1) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or set-off had not occurred, and (2) each Lender severally agrees to pay to the Administrative Agent upon demand its ratable share of the total amount so recovered from or repaid by the Administrative Agent.
     9.17 Set-off. In addition to any rights and remedies of the Lenders provided by law, if an Event of Default exists, each Lender is authorized at any time and from time to time, without prior notice to the Borrower Parties, any such notice being waived by the Borrower Parties to the fullest extent permitted by law, to set off and apply in favor of the Lenders any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing to, such Lender to or for the credit or the account of the Borrower Parties against any and all Obligations owing to the Lenders, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured. Each Lender agrees promptly to (i) notify the Borrower Parties and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application and (ii) pay such amounts that are set-off to the Administrative Agent for the ratable benefit of the Lenders.

     9.18 Severability. The illegality or unenforceability of any provision of this Agreement or any other Loan Document or any instrument or agreement required hereunder or thereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions hereof or thereof.
     9.19 No Third Parties Benefited. This Agreement and the other Loan Documents are made and entered into for the sole protection and legal benefit of the Borrower Parties, the Lenders and the Administrative Agent, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.
     9.20 Time. Time is of the essence as to each term or provision of this Agreement and each of the other Loan Documents.
     9.21 Reinstatement. This Agreement and the security interests created herein shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Borrowers’ Obligations hereunder, or any part thereof, is, pursuant to bankruptcy, insolvency or other applicable laws, rescinded or reduced in amount, or must otherwise be restored or returned by Administrative Agent or any Lender. In the event that any payment or any part thereof is so rescinded, reduced, restored or returned, such Obligations and the security interests created herein shall continue to be effective or be reinstated (except to the extent the related collateral has been sold to a bona fide purchaser for value) and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.
[SIGNATURE PAGES FOLLOWING]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

BORROWERS:

EH/TRANSEASTERN, LLC

By:	/s/ Tommy McAden
Name:	Tommy McAden
Title:	Executive Vice President

TE/TOUSA SENIOR, LLC

By:	/s/ Tommy McAden
Name:	Tommy McAden
Title:	Executive Vice President
Signature page to Credit Agreement

LENDERS AND AGENTS:

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent and a Lender

By:	/s/ James Rolison
Name:	James Rolison
Title:	Director

By:	/s/ Linda Wang
Name:	Linda Wang
Title:	Vice President
Signature page to Credit Agreement

SCHEDULE 5.5: INSURANCE REQUIREMENTS
(1)	Property Insurance
A)	Owned, Leased Or Rented Real Or Personal Property. Property insurance insuring against loss or damage by standard perils included within the classification “All Risks of Physical Loss.” Such insurance (i) shall be Replacement Cost Coverage, on a “no coinsurance” or agreed amount basis, in an amount equal to 100% of the actual replacement cost of each property (exclusive of costs of land, excavation, foundation, footings and underground utilities), and (ii) shall have deductibles no greater than $100,000 per occurrence (or, with respect to named storm windstorm insurance, deductibles no greater than 5% subject to a minimum “per occurrence” deductible of the affected property values of the Mortgaged Property). The policies of insurance carried in accordance with this paragraph shall be paid annually in advance or approved periodic installments.

B)	Property in the Course of Construction, Homes Completed but Not Sold, Model Homes, and Other Production Related Property. Builder’s Risk insurance insuring against loss or damage to cover the improvements in the course of construction and while awaiting final sale or transfer on a “special form” (all risk) basis (including materials in storage and while in transit) (i) in an amount equal to 100% of the actual cost of each property (exclusive of costs of land, excavation, foundation, footings and underground utilities), and (ii) shall have deductibles no greater than $100,000 per occurrence (or, with respect to named storm windstorm insurance, deductibles no greater than 5% subject to a minimum “per occurrence” deductible of the affected property values of the Mortgaged Property). The policies of insurance carried in accordance with this paragraph shall be paid annually in advance or approved periodic installments.
(2)	Liability Insurance. Coverage shall be written on an occurrence or modified occurrence form to include all premises, operations, products and completed operations coverage, personal and advertising injury coverage, and contractual liability coverage (applicable to written contracts). Claims-made coverage is not acceptable. The minimum limits of liability are Ten Million Dollars ($10,000,000) Each Occurrence with Ten Million Dollars ($10,000,000) General and Products/Completed Operations Aggregate Limits. Limits can be achieved through primary or excess liability policies, or a combination of both.

(3)	Workers Compensation Insurance. Worker’s compensation insurance with respect to all employees of the Borrowers as and to the extent required by any Governmental Authority or Requirement of Law and employer’s liability coverage of at least One Million Dollars ($1,000,000).

(4)	Flood Insurance. Flood insurance if any part of any structure or improvement comprising the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a “100 year flood plain” and (a) flood insurance is generally available at reasonable premiums and in such amount as generally required by institutional lenders for similar properties or (b) if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available. Deductibles shall not exceed One Million Dollars ($1,000,000) for any one occurrence.

(5)	Terrorism Insurance. Provided that foreign insurance coverage (“Terrorism Insurance”) relating to the acts of terrorism on behalf of foreign individuals or interests as contemplated by the Foreign Terrorism Insurance Act is (i) commercially available; and (ii) commonly obtained by other national homebuilders in the same geographic area as the Mortgaged Property and with similar size and scope of operations, the Borrowers shall carry Terrorism Insurance throughout the term of the Loan (including any extension terms) on a per occurrence basis in policy amounts as required under Section 5.5 (1)(A)&(B), and Section 5.5 (2)

(6)	Other Insurance. Upon sixty (60) days’ written notice, such other reasonable types of insurance not covered in Sections 5.5(1) through 5.5(5) and in such reasonable amounts as the Administrative Agent from time to time may reasonably request against such other insurable hazards (but not earthquake) which at the time are commonly insured against for property similar to the Mortgaged Property located in or around the region in which the Mortgaged Property is located and as may be reasonably required to protect the Administrative Agent’s interests. The Borrowers must maintain seismic insurance as follows:
(A) If a Mortgaged Property is located in an “earthquake prone zone” as determined by the U.S. Geological Survey, earthquake insurance in an amount no less than the probable maximum loss less any applicable deductibles not exceeding 10% of the full replacement value of such property in an amount not less than the amount required under Section 5.5 (1)(A)&(B), all as determined by a recognized earthquake engineering firm, and
(B) sinkhole and mine subsidence insurance, if required, as determined by Administrative Agent in its sole discretion and in form and substance satisfactory to Administrative Agent, provided such insurance is (i) commercially available, and (ii) commonly obtained by other national homebuilders of similar size and scope of operations in the same geographic area as the Mortgaged Property and (iii) that the insurance pursuant to this Section 5.5 (6)(B) shall be on terms consistent with the all risk insurance policy required under Section 5.5 (1)(A)&(B).
(7)	General Requirements

ii

(A)	Ratings of Insurers. All insurance required by Section 5.5 shall be obtained and maintained by, or caused to be maintained, at all times by Borrower under valid and enforceable policies in form and substance acceptable to Administrative Agent. Any new policies for Mortgaged Property shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of “A-” or better by S&P (or such other debt rating agencies approved by Administrative Agent) and a general policy rating of “A-” or better and a Financial size of IX or better by A.M. Best Company, Inc.

(B)	Form of Insurance Policies; Endorsements. All required policies except the workers’ compensation/employer’s liability shall (i) designate Administrative Agent and its successors and assigns as an additional insured, mortgagee and/or loss payee as deemed appropriate by Administrative Agent; (ii) shall include effective waivers by the insurer of all claims for insurance premiums against all loss payees, additional insureds and named insureds (other than the Borrowers) and all rights of subrogation against any loss payee, additional insured or named insured; (iii) shall contain such provisions as the Administrative Agent deems reasonably necessary or desirable to protect its interest, including endorsements providing that neither the Borrowers, the Administrative Agent nor any other party shall be a Contributor-insurer (except deductibles and/or self insured retentions) under said Policies and that no material modification, reduction, cancellation or termination in amount of, or material change (other than an increase) in, coverage of any of the Policies shall be effective until at least thirty (30) days after receipt by each named insured, additional insured and loss payee of written notice thereof or ten (10) days after receipt of such notice with respect to nonpayment of premium; (iv) and shall permit the Administrative Agent to pay the premiums and continue any insurance upon failure of the Borrowers to pay premiums when due, upon the insolvency of any of the Borrowers or through foreclosure or other transfer of title to the Mortgaged Property (it being understood that the Borrowers’ rights to coverage under such policies may not be assignable without the consent of the insurer).

(C)	Premiums; Certificates; Renewals.
(i) The Borrowers shall pay or cause to be paid the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and shall furnish to the Administrative Agent the receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to the Administrative Agent (provided, however, that Borrowers are not required to furnish such evidence of payment to the Administrative Agent if such Insurance Premiums are to be paid by the Administrative Agent pursuant to the terms of this Agreement).
(ii) The Borrowers shall deliver to the Administrative Agent on or prior to the Closing Date acceptable insurance evidence in the form of certificates setting

iii

forth in reasonable detail the material terms (including any applicable notice requirements) of all Policies from the respective insurance companies (or their authorized agents) that issued the Policies, including that such Policies may not be canceled or modified in any material respect without thirty (30) days’ prior notice to the Administrative Agent, or ten (10) days’ notice with respect to nonpayment of premium.
(iii) Prior to the expiration, termination or cancellation of any Policy, the Borrowers shall renew such policy or obtain a replacement policy or policies (or a binding commitment for such replacement policy or policies), which shall be effective no later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to the Administrative Agent acceptable insurance evidence in the form of a certificate in respect of such policy .or policies (A) containing the same information as the certificates required to be delivered by the Borrowers pursuant to clause (ii) above, or a copy of the binding commitment for such policy or policies and (B) confirming that such policy complies with all requirements hereof.
(iv) If the Borrowers do not furnish to the Administrative Agent the certificates as required under clause (iii) above, upon three (3) Business Days prior notice to the Borrowers, the Administrative Agent may procure, but shall not be obligated to procure, such replacement policy or policies and pay the Insurance Premiums thereof, and the Borrowers agree to reimburse the Administrative Agent for the cost of such Insurance Premiums promptly on demand.
(D)	Separate Insurance. The Borrowers shall not take out separate insurance contributing in the event of loss with that required to be maintained pursuant to this Section 5.5 unless such insurance complies with this Section 5.5.

(E)	Blanket Policies. In the event the Borrowers satisfy the requirements under this Section 5.5 through the use of a Policy covering properties in addition to the Mortgaged Property, then (unless such policy is provided in substantially the same manner as it is as of the date hereof), the Borrowers shall provide evidence satisfactory to the Administrative Agent that the Insurance Premiums for the Mortgaged Property are separately allocated under such Policy and that payment of such allocated amount (A) shall maintain the effectiveness of such Policy as to the Mortgaged Property and (B) shall otherwise provide the same protection as would a separate policy that complies with the terms of this Agreement as to the Mortgaged Property, notwithstanding the failure of payment of any other portion of the insurance premiums.

iv

DISCLOSURE SCHEDULES
          This document comprises the Disclosure Schedules referred to in the Credit Agreement (the “Agreement”) dated as of August 1, 2005 by and among EH/Transeastern, LLC, a Delaware limited liability company and TE/TOUSA Senior, LLC, a Delaware limited liability company (collectively, the “Borrowers”), the Lenders from time to time party thereto and Deutsche Bank Trust Company Americas, as administrative agent for the Lenders. All capitalized terms used, but not otherwise defined herein, shall have the meaning ascribed to them in the Agreement.
          The representations and warranties of the Borrowers contained in Section 4 of the Agreement are made and given subject to the disclosures in these Disclosure Schedules. Any disclosures made with respect to a section of Section 4 in these Disclosure Schedules shall be deemed to qualify (a) the corresponding section of Section 4 of the Agreement and (b) other sections of Section 4 of the Agreement to the extent it is clear (notwithstanding the absence of a specific cross reference) from a reading of the disclosure that such disclosure (i) applies to such other sections and (ii) contains sufficient detail to enable a reasonable person to recognize the relevance of such disclosure to such other sections.
          Certain matters set forth in these Disclosure Schedules are included solely for informational purposes for the convenience of the parties to the Agreement. The inclusion of any information in these Disclosure Schedules shall not be deemed to be an admission or acknowledgement, in and of itself, that such information (i) is required by the terms of the Agreement to be disclosed, (ii) is material to the applicable Borrower, (iii) has had or would reasonably be expected to have material adverse effect or (iv) is outside the ordinary course of business of the Borrowers.
          These Disclosure Schedules are qualified in their entirety by reference to the specific provisions of the Agreement and are not intended to constitute, and shall not be construed as constituting any additional representation or warranty or covenant of the Borrowers, except as and to the extent expressly provided in these Disclosure Schedules or in the Agreement.

SCHEDULE 4.1
MATERIAL OBLIGATIONS AND LIABILITIES
None.

2

SCHEDULE 4.6
MATERIAL LITIGATION
None.

3

SCHEDULE 4.7
TAXES
None.

4

SCHEDULE 4.9
SUBSIDIARY ENTITIES
None.

5

SCHEDULE 4.11
ERISA COMPLIANCE
None.

6

SCHEDULE 4.14
REQUIRED CONSENTS
None.

7

SCHEDULE 4.15
HAZARDOUS MATERIALS

PROJECT	TYPE OF REPORT		REPORT PREPARED BY		DATE OF REPORT
Olympia Pointe	•	Phase I Environmental Assessment	•	Ardaman & Associates, Inc.	•	June 18, 2004 and June 14, 2005

	•	Phase I & Limited Phase II	•	Ardaman & Associates, Inc.	•	October 22, 2003

	•	Subsurface Soil Exploration	•	Ardaman & Associates, Inc.	•	October 6, 2003

Laguna Lakes	•	Phase I Environmental Assessment	•	Ardaman & Associates, Inc.	•	March 9, 2001 and June 10, 2005

	•	Phase II Environmental Assessment	•	Ardamon & Associates, Inc.	•	March 29, 2001

	•	Subsurface Soil Exploration	•	Ardaman & Associates, Inc.	•	March 26, 2001

Coral Lakes	•	Phase I Environmental Assessment	•	Ardaman & Associates, Inc.	•	May 27, 2003 and June 8, 2005

Cypress Landing	•	Phase I Environmental Assessment	•	Ardaman & Associates, Inc.	•	August 12, 2002 and June 13, 2005

	•	Subsurface Soil Exploration	•	Ardaman & Associates, Inc.	•	July 29, 2002

South Park	•	Environmental Site Assessment — Phase I and Update	•	US South Engineering & Testing Lab, Inc.	•	April 18, 2003 and Jun 20, 2005

	•	Report of Subsurface Investigation and Recommendations Foundation Recommendation	•	US South Engineering & Testing Lab, Inc.	•	April 18, 2003

Note: Property is located within secondary zone of the Eagle Protection Zone

8

PROJECT	TYPE OF REPORT		REPORT PREPARED BY		DATE OF REPORT
Bayshore	•	Phase I Environmental Assessment Report	•	Ardaman & Associates, Inc.	•	August 3, 2004 and June 9, 2005
	•	Environmental Due Diligence Report	•	Calusa Coast Ecologist, Inc.	•	August 18, 2004

	•	Surface Soil Exploration	•	Ardaman & Associates, Inc.	•	August 26, 2004

Oak Creek	•	Phase I Environmental Assessment and Update	•	Universal Engineers	•	September 17, 2003 and July 15, 2005

	•	Eagle Study	•	Boylan Environmental Consultants, Inc.	• •	May 2004 April 15, 2004

	•	Protected Species Survey	•	US Department of the Interior	•	April 30, 2003

	•	Geotechnical Exploration Phase 1 & 2	•	Allied Engineering & Testing, Inc.	•	December 18, 2003

	•	Test Pit Report

	•	Cultural Resource Assessment	•	Allied Engineering & Testing, Inc.	•	November 2003
			•	Archeological Consultants, Inc.

Daniels Landing	•	Phase I Environmental Assessment and Update	•	Universal Engineering Sciences	•	April 2002 and June 1, 2005

	•	Subsurface Soil Exploration	•	Ardaman & Associates, Inc.	•	May 13, 2002

	•	Report of Geotechnical Exploration	•	Nordarse Associates, Inc.	•	November 4, 2002

Independence	•	Phase I Environmental Assessment	•	Ardaman & Associates, Inc.	•	May 16, 2002 and April 14, 2005
Independence (I)
Independence (I)	•	Phase I Environmental Assessment	•	Ardaman & Associates, Inc.	•	March 17, 2004
Independence (III)	•	Phase I Cultural Resource Survey of the Signature Lakes P.D.	•	Southeast Archeological Research, Inc.	•	June 2003

9

PROJECT		TYPE OF REPORT		REPORT PREPARED BY		DATE OF REPORT
Westyn Bay	•	Phase I Environmental Assessment provided by West Groves Ventures, LLLP	•	Universal Engineering Sciences	•	August 2003 and June 5, 2005

	•	Phase II Environmental Assessment provided by West Groves Ventures, LLLP	• • •	Universal Engineering Sciences Ardaman & Associates, Inc. Universal Engineering Sciences	• • •	August 1999 January 24, 2003 August 17, 2001

	•	Subsurface Soil Exploration	•	Universal Engineering Sciences

	•	Geotechnical Exploration Report

	•	Geotechnical Exploration Report			•	September 30, 2003

Metro West	•	Phase I Environmental Assessment and Update	•	Nodarse & Associates, Inc.	•	October 23, 2003 and June 21, 2005

	•	Report of Subsurface Exploration & Geotechnical Engineering Evaluation	•	Nodarse & Associates, Inc.	•	June 22, 2004

	•	Environmental Assessment	•	Miller Sellen Conner Walsh	•	September 9, 2003

Moss Park	•	Phase I Environmental Assessment and Update	•	Nodarse & Associates, Inc.	•	May 9, 2003 and June 23, 2005

	•	Subsurface Exploration and Geotechnical Engineering Evaluation Cornerstone at Lake Hart — Parcel B	•	Nodarse & Associates, Inc.	• •	November 12, 2003 July 2, 2004

	•	Design Phase Subsurface Exploration and Geotechnical Engineering Evaluation/Lake Hart P.D. — Lot 10	•	Nodarse Associates, Inc.	•	May 9, 2003

	•	Cursory Environmental Assessment	•	Miller Sellen Conner Walsh

10

PROJECT	TYPE OF REPORT		REPORT PREPARED BY		DATE OF REPORT
Young Pines	•	Phase I Environmental Assessment and Update	•	Nordarse Associates, Inc.	•	August 27, 2003 and June 23, 2005

	•	Geotechnical Engineering Evaluation Parcel 3	•	Nordarse Associates, Inc.	•	May 21, 2004

	•	Geotechnical Engineering Evaluation Parcel 2	•	Nordarse Associates, Inc.	•	April 27, 2004

	•	Report of Preliminary Geotechnical Exploration	•	Nordarse Associates, Inc.	•	September 12, 2003

	•	Environmental Assessment	•	Miller Sellen Conner Walsh	•	December 31, 2003

Legacy Park	•	Phase I Environmental Assessment	•	Universal Engineering Sciences	•	January 23, 2003 and June 1, 2005
	•	Phase I Environmental Assessment provided by Legacy Park Ventures, LLLP	•	Universal Engineering Sciences	•	May 9, 2001

	•	Phase II Environmental Assessment	•	Universal Engineering Sciences	•	January 24, 2003

	•	Geotechnical Exploration Report	•	Universal Engineering Sciences	•	August 26, 2002

Bronson	•	Phase I and Phase II Environmental Assessment and Update	•	Universal Engineering Sciences	•	August 2004 and June 20, 2005

	•	Cultural Resource Survey and Assessment	•	SouthArc, Inc.	•	December 8, 2004

	•	Bald Eagle Nest Memo	•	Miller Sellen Conner Walsh	•	May 26, 2004

Tampa Bay Golf & Tennis	•	Report of the Geotechnical Investigation	•	Driggers Engineering Services Incorporated	•	October 22, 2004

11

PROJECT	TYPE OF REPORT		REPORT PREPARED BY		DATE OF REPORT
Live Oak II	•	Report of the Roadway Classification & Pond Boring	•	Driggers Engineering Services Incorporated	•	March 6, 2003

	•	Environmental Site Assessment and Update	•	HSA Engineers	•	November 2002 and June 28, 2005

	•	Transmittal of Test Pit Observation	•	Driggers Engineering Services Incorporated	•	May 24, 2002

Grand Hampton	•	Phase I Environmental Assessment and Update	•	Land Assessment Services, Inc.	•	November 14, 2003 and June 16, 2005

Heller	•	Phase I Environmental Site Assessment	•	Ardaman & Associates, Inc.	•	October 22, 2004

	•	Phase II Environmental Site Assessment	•	Empire Environmental	•	January 5, 2005

	•	Report of the Preliminary Geotechnical Investigation	•	Driggers Engineering Services Incorporated	•	September 8, 2004

Tradition	•	EDR Radius Map Report	•	Environ., Safety & Health, LC	•	July 16, 2003

	•	Phase I Environmental Assessment	•	Synergetic Environ. Services, Inc.	•	April 30, 2002

	•	Phase I Environmental Assessment	•	Envirospec, Inc.	•	July 14, 2005

Versailles	•	Phase I Environmental Assessment	•	Arcadis Geraghley & Miller	•	November 6, 2000

	•	Preliminary Geotechnical Investigation	•	Allterra Engineering	•	March 26, 2001

	•	Source Removal Report	•	Arcadis Geraghley & Miller	•	December 14, 2000

	•	Phase I Environmental Assessment	•	Dunkelberger	•	June 22, 2005

Victoria Grove		Phase I/II Environmental Site Assessment	•	Empire Environmental		November 18, 1999 and July 13, 2005

12

PROJECT	TYPE OF REPORT		REPORT PREPARED BY		DATE OF REPORT
Williams Island	•	Limited — Scope Phase II Environmental Site Assessment	•	Evans Environmental and Geosciences	•	September 2003

	•	Limited Site Assessment Report	•	Evans Environmental and Geosciences		May 2005

Duval Road / Duval Road 2	•	Phase I Environmental Assessment and Update	•	Access Environmental Associates, Inc.	•	July 24, 2003 and June 1, 2005

	Development Issues Letter			• Prosser Hallock	•	September 1, 2004

Cummer	•	Phase I Environmental Assessment and Update	•	United Consulting	•	January 28, 2004 and July 5, 2005

	•	Phase II Environmental Site Assessment	•	United Consulting	•	March 10, 2004

	•	Environmental Site Assessment	•	Environmental Resource Solutions, Inc.	•	July 23, 2004

	•	Preliminary Geotechnical Exploration	•	United Consulting	•	January 23, 2004

	•	Cummer Land Trust Due Diligence Property Report	•	Prosser Hallock	•	December 1, 2003

Kendall Town	•	Geotechnical Investigation submitted to Beazer Homes, Inc.	•	Golder Associates, Inc.	•	November, 2003 September, 2002

Center/Kendall Pointe	•	Phase I Environmental Assessment	•	Golder Associates, Inc.	•	and July 1, 2005

13

PROJECT		TYPE OF REPORT		REPORT PREPARED BY		DATE OF REPORT
Kendall Commons/Vizcaya	•	Phase I Environmental Assessment	•	Nutting Environmental of Florida, Inc.	•	January, 2002 and June 1, 2005

	•	Phase II Environmental Site Assessment	•	Empire Environmental	•	July 10, 2003

	•	Follow-up Phase II	•	Empire Environmental	•	November 4, 2003

Orange Avenue	•	Due Diligence Geotechnical Study	•	Dunkelberger Engineering and Testing, Inc.	•	March 2005

	•	Enhanced Phase I Environmental Site Assessment	•	Dunkelberger Engineering and Testing, Inc.	•	March 2005

Tampa 301	•	Phase I Environmental Assessment and Update	•	Empire Environmental	•	August 6, 2004 and July 14, 2005

Lake Butler Sound	•	Transeastern did not order environmental reports for this project	•	N/A	•	N/A

Weston Reserve	•	Transeastern did not order environmental reports for this project	•	N/A	•	N/A

Westwood	•	Environmental Assessment	•	Boylan Environmental Consultants, Inc.	•	July 3, 2002

	•	Geotechnical Recommendations	•	GFA International	•	February 17, 2004

	•	Phase I Environmental Assessment	•	Universal Engineering Sciences	•	August 2003 and July 8, 2005

	•	Cultural Resource Assessment Survey	•	Archeological Consultants, Inc.	•	March 2004

Westwood (town- homes)	•	Protected Species Survey	•	Boylan Environmental Consultants, Inc.	•	November 17, 2003

	•	Subsurface Soil Exploration	•	Ardaman & Associates, Inc.	•	March 5, 2003

	•	Phase 1 Environmental Site Assessment	•	GFA International	•	Nov. 21, 2003

	•	Environmental Assessment	•	Boylan Environmental Consultants, Inc.	•	November 12, 2003 and July 1, 2005

	Environmental Supplement		•	Boylan Environmental Consultants, Inc.	•	March 14 2004

Summerport / Village Center	•	Phase I Environmental Site Assessment and Update	•	Nordarse & Associates, Inc.	•	Sept. 22, 2004 and June 23, 2005

	•	Report of Preliminary Geotechnical Engineering Evaluation	•	Nordarse & Associates, Inc.	•	Sept. 28, 2004

Cummer West	•	Phase I Environmental Site Assessment and Update	•	United Consulting	•	January 24, 2004 and July 5, 2005

14

SCHEDULE 4.17
EXISTING INSURANCE

Insurer	Description
Homebuilders Umbrella Policy
	Policy Number	9746383
American International	Policy Period	7-27-2005 to 7-27-2006
Specialty Lines Insurance Company		Policy Limits
(AIG Group)	Each Occurrence	$25,000,000
	General Aggregate	$25,000,000
Products/Completed
AM Best Rating: A+XV	Operations Aggregate	$25,000,000

Retained Limits
	General Liability	$2,000,000 Self Insured Retention
(each and every occurrence)
	Employer’s Liability	$1,000,000 Each Accident
$1,000,000 Disease/Each Employee
$1,000,000 Disease/Policy Limit
	Auto Liability	$1,000,000 Combined Single Limit
	Liquor Liability	$1,000,000 Each Claim

TRIA and Non-Cert
	Terrorism	Included ($1,000,000 SIR)
Estimated Annual
	Premium	$2,457,790 plus applicable taxes and fees

15

Insurer	Description
Workers Compensation and Employers’ Liability
	Policy Number	001-WC05A-30708
FCCI Insurance	Policy Period	3/1/2005 to 3/1/2006

Insurance Company (FCCI Group)		Policy Limits
Workers’
	Compensation	Statutory Limits
AM Best Rating: A- IX		$1,000,000 Each Accident
	Employers’ Liability	$1,000,000 Disease/Each Employee
$1,000,000 Disease/Policy Limit

	Reporting Basis	Monthly
Estimated Annual
	Premium	Varies, based on monthly reports

16

Insurer	Description
Primary Property Insurance, including Builder’s Risk
	Policy Number	BK000054Q002
Lexington Insurance Company (London)	Policy Period	7-21-2005 to 5-1-2006 (note short term)
(AIG Group)	Policy Limits and Material Sub-Limits
	Per Occurrence	$7,500,000 Total Policy Limit-
Any One Occurrence
AM Best Rating: A+XV		$7,500,000 Occurrence/Aggregate, except:
	Flood	$2,500,000 Occ/Agg applies for properties
located in 100-year flood plain.
	Earthquake	$7,500,000 Occurrence/Aggregate
	Fixed Property	Limits per Schedule on file
	Terrorism	Included
Deductibles
	Named Windstorm	3% of Affected Values, subject to $250,000 minimum per occurrence
	Flood	$100,000 each occurrence, except:
$500,000 each occurrence applicable to
properties located within the 100 year flood plain.
	Earthquake	$100,000 each occurrence
	All Other Perils	$50,000 each occurrence; except
$10,000 each occurrence — scheduled fixed property locations.
	Estimated Annual	$539,000.00 (Includes Terrorism Premium)
	Premium	(Taxes and Fees Additional)

17

Insurer	Description

Excess Property Insurance, including Builder’s Risk

Lloyds of London (50%)	Policy Number (Lloyds)	BK000052Q002
AM Best Rating: A XV	Policy Number (ACE)	l20855812001
	Policy Period	7-21-2005 to 5-1-2006 (note short term)

Westchester Surplus Lines
Insurance Company (50%)	Policy Limits	$22,500,000 excess of $7,500,000
(ACE INA Group)		primary coverage (see above)
AM Best Rating A X

Estimated Annual
	Premium	$200,000 (Taxes and Fees Additional)

18

Insurer		Description

Chubb ForeFront Portfolio Policy
	Policy Number	6803-1460
Federal Insurance	Policy Term	7-27-2005 to 7-27-2006
Company	Premium	$73,350
(Chubb Group)

Directors and Officers Liability

AM Best Rating-A+XV	Policy Limits
	Maximum Aggregate Limit of Liability	$5,000,000 (including defense costs)
Deductibles
Individual Non-Indemnified
	Liability Coverage	None
Individual Indemnified
	Liability Coverage	$100,000
	Corporate Liability	$100,000

Employment Related Practices Liability

Policy Limits
	Each Claim	$1,000,000 (including defense costs)
	Aggregate	$1,000,000 (including defense costs)
Deductible
	Each Claim	$25,000

Fiduciary Liability

Policy Limits
	Maximum Aggregate Limit of Liability	$1 ,000,000 (including defense costs)
Deductible
	Each Claim	None

19

Insurer	Description

Crime

Policy Limits
	All Coverage Parts	$1,000,000
	Expense Coverage	$25,000
Deductible
	All Coverage Parts	$50,000 Each Claim
	Expense Coverage	None

Kidnap, Ransom, Extortion

	Policy Limit	$1,000,000 (All Coverage Parts)
	Deductible	None

20

SCHEDULE 4.23(5)
PURCHASE AND OPTION AGREEMENTS

Project	Contract Description
Westyn Bay (Parcel 1)	Contract to Purchase dated June 7, 2002, between West Groves Ventures, L.L.L.P., as “seller,” and Transeastern Properties, Inc., as “buyer” Amendment to Contract to Purchase dated July 19, 2002, between West Groves Ventures, L.L.L.P., as “seller,” and Transeastern Properties, Inc., as “buyer” Second Amendment to Contract to Purchase dated June 20, 2003, between West Groves Ventures, LLLP, as “seller,” and Transeastern Properties, Inc., as “buyer”
Third Amendment to Contract to Purchase dated December 12, 2003, between West Groves Ventures, LLLP, as “seller,” and Transeastern Properties, Inc., as “buyer”

Westyn Bay (Parcel 2)	Contract to Purchase date November 5, 2003, between West Groves Ventures, LLLP, as “seller,” and Transeastern Properties, Inc., as “buyer”

Legacy Park	Contract to Purchase between Legacy Park Ventures, LLLP, as “seller,” and Transeastern Properties, Inc., as “buyer,” dated May 6, 2004.

Metro West 1 & 2	Agreement of Sale and Purchase dated August 5, 2004 between Transeastern Properties, Inc., as “seller,” and Metro West Commercial Partners, LLC as “buyer”
First Amendment to Agreement of Purchase and Sale dated December 1, 2004 between Transeastern Properties, Inc., as “seller” and Metro West Commercial Partners, LLC, as “buyer” (assigning the Agreement For Purchase and Sale from Transeastern Properties, Inc. to Transeastern Villa Capri at Metrowest, LLC)

21

Project	Contract Description
Second Amendment to Agreement of Purchase and Sale dated December 30, 2004 between Transeastern Villa Capri at Metrowest, LLC, as “seller” and Metrowest Commercial Partners, LLC, as “buyer”

Moss Park	PUT/Option Agreement between Regional Development/Lake Hart, LLC, as “seller”, Transeastern Properties, Inc., as “buyer” dated February 27, 2004

Maurie Carter	Option and Development Agreement dated April 8, 2004 between Moss Park Landco, LLC and Transeastern Properties, Inc., as amended by the Amendment to Option and Development Agreement dated July 28, 2005.
Purchase and Sale Agreement dated May 3, 2005 between Metro Development, a Florida limited liability Properties, company, as “seller”, and Transeastern Inc., a Florida corporation, as buyer
Purchase and Sale Agreement dated April 18, 2005 between Metro Development, a Florida limited liability company as “seller” and Transeastern Properties, Inc., a Florida corporation, as “buyer”

Bronson 2	Agreement for the Purchase and Sale or Real Property dated May 31, 2005 between Falcon 739 Partners, LLC, a Florida limited liability company, and Transeastern Properties, Inc., a Florida corporation

Cummer 1400	Agreement for the Purchase and Sale of Real Property dated May 6, 2005 between BF South Jacksonville Properties, LLC, a Florida limited liability company, and Transeastern Properties, Inc., a Florida corporation

Cummer 691	Agreement For the Purchase and Sale of Real Property dated May 6, 2005 between BF South Jacksonville Properties, LLC, a Florida limited liability company, and Transeastern Properties, Inc., a Florida corporation

22

Project	Contract Description
Independence 185	Agreement for the Purchase and Sale of Real Property dated as of May 31, 2005 between Independence Land Development, LLC, a Florida limited liability company, and Transeastern Properties, Inc., a Florida corporation

Summerport	Agreement for the Purchase and Sale of Real Property dated June 6, 2005 between Falcon Village Center Partners, LLC, a Florida limited liability company, and Transeastern Properties, Inc., a Florida corporation.

Williams Island	Deferred Purchase Price Covenant and Agreement dated October 15, 2004 between WICC Development, Inc., as “seller” and WI 825 Partners, LLC as “purchaser”
Assignment and Assumption of Deferred Purchase Price Covenant and Agreement dated March, 2005 between WI 825 Partners, LLC, as “assignor” and Transeastern, Inc., as “assignee”
Option and Development Agreement dated October 14, 2004 between WI 825 Partners, LLC (Owner) and Transeastern Properties, Inc. (Builder), as amended by the Amendment to Option and Development Agreement dated July 28, 2005. Construction Agreement dated October 14, 2004 between WI 825 Partners, LLC and Transeastern Properties, Inc. (attached as Exhibit “H” to the Option and Development Agreement between these parties)

Coral Lakes I	Option and Development Agreement dated October 29, 2004, as amended July 12, 2005, between North Cape Development Associates I, LLC, North Cape Development Associates II, LLC and North Cape Development Associates III, LLC, as owner (collectively, the “North Cape Entities”) and Transeastern Properties. Inc., as Builder, as amended by the Amendment to Option and Development Agreement dated July 28, 2005 by and between Landco Investments, LLC (Owner), Transeastern Properties, Inc. (Builder), and the

23

Project	Contract Description
North Cape Entities.
Construction Agreement dated October 29, 2004, as amended July 12, 2005, between North Cape Development Associates I, LLC, North Cape Development Associates II, LLC and North Cape Development Associates III, LLC, as owner and Transeastern Properties, Inc., as Builder (attached as Exhibit “F” to the Option and Development Agreement between these parties)

Coral Lakes II and III	Option and Development Agreement dated November 12, 2004 between Coral Lakes Landbank, LLC (Owner) and Transeastern Properties, Inc. (Builder), as amended by the Amendment to Option and Development Agreement dated July 28, 2005.
Construction Agreement dated November 12, 2004 between Coral Lakes Landbank, LLC (attached as Exhibit “F” to Option and Development Agreement between these parties)

Olympia Pointe (Phase 2)	Option and Development Agreement dated June 21, 2004 between Colonial Crossing Associates, LLC (Owner) and Transeastern Properties, Inc. (Builder), as amended by the Amendment to Option and Development Agreement dated July 28, 2005.
Construction Agreement dated June 21, 2004 between Colonial Crossing Associates, LLC and Transeastern Properties, Inc. (attached as Exhibit “F” to the Option and Development Agreement between these parties)

Independence Land Development	Option and Development Agreement — Phase I dated August 2, 2004 between -Independence Land Development, LLC (Owner) and Transeastern Independence, LLC (Builder), as amended by the First Amendment to Option and Development Agreement dated July 25, 2005 and the Second Amendment to Option and Development Agreement dated July 28, 2005.

24

Project	Contract Description
Construction Agreement — Phase I dated August 2, 2004 between Independence Land Development, LLC and Transeastern Independence, LLC (attached as Exhibit “H” to Option and Development Agreement between these parties)

Bigwater Independence	Option and Development Agreement dated May 31, 2005 between Independence Land Development 23, LLC and Transeastern Independence, LLC.
Construction Agreement dated May 31, 2005 between Independence Land Development 23, LLC and Transeastern Independence, LLC (attached as Exhibit “F” to Option and Development Agreement between these parties)

Moss Park	Option and Development Agreement dated April 8, 2004 between Moss Park Landco, LLC (Owner) and Transeastern Properties, Inc. (Builder), as amended by the Amendment to Option and Development Agreement dated July 28, 2005.
Construction Agreement dated April 8, 2004 between Moss Park Landco, LLC and Transeastern Properties. Inc. (attached as Exhibit “H” to the Option and Development Agreement between these parties)

Tampa Bay Golf & Tennis (Tract 1)	Option and Development Agreement dated July 1 , 2004 between Tampa Bay Landco II, LLC (Owner) and Transeastern Properties, Inc. (Builder), as amended by the Amendment to Option and Development Agreement dated July 28,2005.
Construction Agreement dated July 1 , 2004 between Tampa Bay Landco II, LLC and Transeastern
Properties, Inc. (attached as Exhibit H to the Option and Development Agreement executed by these parties)

Live Oak II	Option and Development Agreement — Live Oak dated January 12, 2005

25

Project	Contract Description
between Live Oak Landbank 2, LLC (Owner) and Live Oak Development II, LLC (Builder), as amended by the Amendment to the Option and Development Agreement dated July 28, 2005.
Construction Agreement dated January 12, 2005 between Live Oak Landbank 2, LLC and Live Oak Development II, LLC (attached as Exhibit F to the Option and Development Agreement executed by these parties)

Grand Hampton	Option and Development Agreement dated June 28, 2004 between Bruce B. Downs Partners, LLC (Owner) and Transeastern Properties, Inc. (Builder), as amended by the Amendment to Option and Development Agreement dated July 28, 2005.
Construction Agreement dated June 28, 2004 between Bruce B. Downs Partners, LLC and Transeastern Properties, Inc. (attached as Exhibit “H” to the Option and Development Agreement between these parties)

Kendall Commons	Option and Development Agreement, dated August 31, 2004 between Kendall Land Development, LLC (Owner) and Transeastern Vizcaya, LLC (Builder), as amended by the Amendment to Option and Development Agreement dated July 28, 2005.
Construction Agreement dated August 31, 2004 between Kendall Land Development, LLC and Transeastern Vizcaya, LLC (attached as Exhibit “H” to the Option and Development Agreement between these parties)

Duval Road 1	Option and Development Agreement dated October 25, 2004 between Equity Investments, LLC (Owner) and Transeastern Properties, Inc. (Builder), as amended by amendments dated April 8, 2005, May 6, 2005, June 30, 2005 and July 28, 2005.
Construction Agreement dated October 25, 2004 between Equity Investments,

26

Project	Contract Description
LLC and Transeastern Properties, Inc. (attached as Exhibit “H” to the Option and Development Agreement between these parties)

Duval Road 2	Option and Development Agreement dated May 3, 2005 between Equity Investments, LLC (Owner) and Transeastern Properties, Inc. (Builder), as amended by the Amendment to Option and Development Agreement dated July 28, 2005.
Construction Agreement dated May 3, 2005 between Equity Investments, LLC and Transeastern Properties, Inc. (attached, as Exhibit “H” to the Option and Development Agreement between these parties)

Cummer 1044	Agreement for the Purchase and Sale of Real Property, dated May 30, 2005, between BF South Jacksonville Properties, LLC and NICKMATDAN LANDBANK, LLC.
Option and Development Agreement dated May 31, 2005 between NICKMATDAN LANDBANK, LLC and Transeastern Properties, Inc. Construction Agreement dated May 31, 2005 between NICKMATDAN LANDBANK, LLC and Transeastern Properties, Inc. (attached as Exhibit “F” to the Option and Development Agreement between these parties)

Cummer West	Option and Development Agreement dated May 31, 2005 between LTK TRANSOI, LLC and Transeastern Properties, Inc.
Construction Agreement dated May 31, 2005 between LTK TRANSOI, LLC and Transeastern Properties, Inc. (attached as Exhibit “F” to the Option and Development Agreement between these parties)

Kendall Town Center	Agreement for Purchase and Sale dated as of June 9, 2004, by and between Transeastern Properties, Inc. and GL National, Inc.

27

Project	Contract Description
Option and Development Agreement dated May 16, 2005 between Kendall Pointe Land Development, LLC and Transeastern Kendall Pointe, LLC, as amended by the Amendment to Option and Development Agreement dated July 28, 2005.
Construction Agreement dated May 16, 2005 between Kendall Pointe Land Development, LLC and Transeastern Kendall Pointe, LLC (attached as Exhibit “F” to the Option and Development Agreement between these parties)

Heller 301	Agreement for the Purchase and Sale of Real Property, dated as of May 30, 2005, by and between Heller 301 Partners Investors, LLC and Heller 301 Landbank, LLC.
Option and Development Agreement dated May 31, 2005 between Heller 301 Landbank, LLC and Transeastern Properties, Inc.
Construction Agreement dated May 31, 2005 between Heller 301 Landbank, LLC and Transeastern Properties, Inc. (attached as Exhibit “F” to the Option and Development Agreement between these parties)

Bayshore	Option and Development Agreement dated May 1 6, 200 between Bayshore 65 Landbank, LLC and Transeastern Properties, Inc.
Construction Agreement dated May 16, 2005 between Bayshore 65 Landbank, LLC and Transeastern Properties, Inc. (attached as Exhibit “F” to the Option and Development Agreement between these parties)

Oak Creek	Real Estate Purchase and Sale Agreement dated October 8, 2004, between S.W. Florida Land 411, LLC, a Florida limited liability company (“Seller”) and Falcon Oak Creek, LLC, a Florida limited liability company (“Purchaser”). First Amendment to Real Estate Purchase and Sale Agreement dated December 14, 2004, between S.W. Florida Land 411, LLC, a Florida limited liability

28

Project	Contract Description
company (“Seller”) and Falcon Oak Creek, LLC, a Florida limited liability company (“Purchaser”).
Second Amendment to Real Estate Purchase and Sale Agreement dated March 23, 2005, between S.W. Florida Land 411, LLC, a Florida limited liability company (“Seller”) and Falcon Oak Creek, LLC, a Florida limited liability company (“Purchaser”).
Agreement for Assignment of Agreement for the Purchase and Sale of Real Property dated May 15, 2005 from Transeastern Oak Creek, LLC, a Florida limited liability company f/k/a Falcon Oak Creek, LLC, to Oak Creek Landbank, LLC, a Florida limited liability company.
Option and Development Agreement dated May 16, 2005 between Oak Creek Landbank, LLC and Transeastern Properties, Inc.
Construction Agreement dated May 16, 2005 between Oak Creek Landbank, LLC and Transeastern Properties, Inc. (attached as Exhibit “F” to the Option and Development Agreement between these parties)

Bronson 1	Option and Development Agreement dated May 31, 2005 between Carroll Dyer Landbank, LLC and Transeastern Properties, Inc.
Construction Agreement dated May 16, 2005 between Carroll Dyer Landbank, LLC and Transeastern Properties, Inc. (attached as Exhibit “F” to the Option and Development Agreement between these parties)

Orange Avenue	Option and Development Agreement dated May 16, 2005 between Fort Pierce Orange Avenue Landbank LLC and Transeastern Properties, Inc.
Construction Agreement dated May 16, 2005 between Fort Pierce Orange Avenue Landbank, LLC and Transeastern Properties, Inc. (attached as Exhibit “F’ to the Option and Development Agreement between these parties)

29

Project	Contract Description
Westwood 1 & 2	Real Estate Purchase and Sale Agreement, dated April 8, 2005, between Westwood, LLC and Falcon Land and Development, LLC.
Assignment dated June 1, 2005 from Falcon Land & Development, LLC, as assignor and Westwood 1191 Associates, LLC, as assignee.
Option and Development Agreement dated May 16, 2005 between Westwood Berkshire Landbank, LLC and Transeastern Properties, Inc.
Construction Agreement dated May 16, 2005 between Westwood Berkshire Landbank, LLC and Transeastern Properties, Inc. (attached as Exhibit “F” to the Option and Development Agreement between these parties)

30

SCHEDULE 4.27
TAXPAYER IDENTIFICATION NUMBER

Entity	Tax Identification Number
TE/TOUSA Senior, LLC	20-2988796

EH/Transeastern, LLC	20-2988874

31

SCHEDULE 4.29
BLOCKED ACCOUNTS
Account Number
2000028091552
Account Name
EH/Transeastern, LLC
State in Which Account is Located
Florida

32

SCHEDULE 5.1(2)
CONDITIONS TO FUNDING OF LOAN
Latham & Watkins to prepare.

33

SCHEDULE 5.5
INSURANCE REQUIREMENTS
(1)	Property Insurance
A)	Owned, Leased Or Rented Real Or Personal Property. Property insurance insuring against loss or damage by standard perils included within the classification “All Risks of Physical Loss.” Such insurance (i) shall be Replacement Cost Coverage, on a “no coinsurance” or agreed amount basis, in an amount equal to 100% of the actual replacement cost of each property (exclusive of costs of land, excavation, foundation, footings and underground utilities), and (ii) shall have deductibles no greater than $100,000 per occurrence (or, with respect to named storm windstorm insurance, deductibles no greater than 5% subject to a minimum “per occurrence” deductible of the affected property values of the Mortgaged Property). The policies of insurance carried in accordance with this paragraph shall be paid annually in advance or approved periodic installments.

B)	Property in the Course of Construction, Homes Completed but Not Sold, Model Homes, and Other Production Related Property. Builder’s Risk insurance insuring against loss or damage to cover the improvements in the course of construction and while awaiting final sale or transfer on a “special form” (all risk) basis (including materials in storage and while in transit) (i) in an amount equal to 100% of the actual cost of each property (exclusive of costs of land, excavation, foundation, footings and underground utilities), and (ii) shall have deductibles no greater than $100,000 per occurrence (or, with respect to named storm windstorm insurance, deductibles no greater than 5% subject to a minimum “per occurrence” deductible of the affected property values of the Mortgaged Property). The policies of insurance carried in accordance with this paragraph shall be paid annually in advance or approved periodic installments.
(2)	Liability Insurance. Coverage shall be written on an occurrence or modified occurrence form to include all premises, operations, products and completed operations coverage, personal and advertising injury coverage, and contractual liability coverage (applicable to written contracts). Claims-made coverage is not acceptable. The minimum limits of liability are Ten Million Dollars ($10,000,000) Each Occurrence with Ten Million Dollars ($10,000,000) General and Products/Completed Operations Aggregate Limits. Limits can be achieved through primary or excess liability policies, or a combination of both.

34

(3)	Workers Compensation Insurance. Worker’s compensation insurance with respect to all employees of the Borrowers as and to the extent required by any Governmental Authority or Requirement of Law and employer’s liability coverage of at least One Million Dollars ($1,000,000).

(4)	Flood Insurance. Flood insurance if any part of any structure or improvement comprising the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as an area federally designated a “100 year flood plain” and (a) flood insurance is generally available at reasonable premiums and in such amount as generally required by institutional lenders for similar properties or (b) if not so available from a private carrier, from the federal government at commercially reasonable premiums to the extent available. Deductibles shall not exceed One Million Dollars ($1,000,000) for any one occurrence.

(5)	Terrorism Insurance. Provided that foreign insurance coverage (“Terrorism Insurance”) relating to the acts of terrorism on behalf of foreign individuals or interests as contemplated by the Foreign Terrorism Insurance Act is (i) commercially available; and (ii) commonly obtained by other national homebuilders in the same geographic area as the Mortgaged Property and with similar size and scope of operations, the Borrowers shall carry Terrorism Insurance throughout the term of the Loan (including any extension terms) on a per occurrence basis in policy amounts as required under Section 5.5 (1)(A)&(B) and Section 5.5 (2)

(6)	Other Insurance. Upon sixty (60) days’ written notice, such other reasonable types of insurance not covered in Sections 5.5(1) through 5.5(5) and in such reasonable amounts as the Administrative Agent from time to time may reasonably request against such other insurable hazards (but not earthquake) which at the time are commonly insured against for property similar to the Mortgaged Property located in or around the region in which the Mortgaged Property is located and as may be reasonably required to protect the Administrative Agent’s interests. The Borrowers must maintain seismic insurance as follows:
(A) If a Mortgaged Property is located in an “earthquake prone zone” as determined by the U.S. Geological Survey, earthquake insurance in an amount no less than the probable maximum loss less any applicable deductibles not exceeding 10% of the full replacement value of such property in an amount not less than the amount required under Section 5.5 (1)(A)&(B), all as determined by a recognized earthquake engineering firm, and
(B) sinkhole and mine subsidence insurance, if required, as determined by Administrative Agent in its sole discretion and in form and substance satisfactory to Administrative Agent, provided such insurance is (i) commercially available, and (ii) commonly obtained by other national homebuilders of similar size and scope of operations in the same geographic area as the

35

Mortgaged Property and (iii) that the insurance pursuant to this Section 5.5 (6)(B) shall be on terms consistent with the all risk insurance policy required under Section 5.5 (1)(A)&(B).
(7)	General Requirements
(A)	Ratings of Insurers. All insurance required by Section 5.5 shall be obtained and maintained by, or caused to be maintained, at all times by Borrower under valid and enforceable policies in form and substance acceptable to Administrative Agent. Any new policies for Mortgaged Property shall be issued by financially sound and responsible insurance companies authorized to do business in the State and having a claims paying ability rating of “A-” or better by S&P (or such other debt rating agencies approved by Administrative Agent) and a general policy rating of “A-” or better and a Financial size of IX or better by A.M. Best Company, Inc.

(B)	Form of Insurance Policies; Endorsements. All required policies except the workers’ compensation/employer’s liability shall (i) designate Administrative Agent and its successors and assigns as an additional insured, mortgagee and/or loss payee as deemed appropriate by Administrative Agent; (ii) shall include effective waivers by the insurer of all claims for insurance premiums against all loss payees, additional insureds and named insureds (other than the Borrowers) and all rights of subrogation against any loss payee, additional insured or named insured; (iii) shall contain such provisions as the Administrative Agent deems reasonably necessary or desirable to protect its interest, including endorsements providing that neither the Borrowers, the Administrative Agent nor any other party shall be a Contributor-insurer (except deductibles and/or self insured retentions) under said Policies and that no material modification, reduction, cancellation or termination in amount of, or material change (other than an increase) in, coverage of any of the Policies shall be effective until at least thirty (30) days after receipt by each named insured, additional insured and loss payee of written notice thereof or ten (10) days after receipt of such notice with respect to nonpayment of premium; (iv) and shall permit the Administrative Agent to pay the premiums and continue any insurance upon failure of the Borrowers to pay premiums when due, upon the insolvency of any of the Borrowers or through foreclosure or other transfer of title to the Mortgaged Property (it being understood that the Borrowers’ rights to coverage under such policies may not be assignable without the consent of the insurer).

(C)	Premiums; Certificates; Renewals.
(i) The Borrowers shall pay or cause to be paid the premiums for such Policies (the “Insurance Premiums”) as the same become due and payable and shall furnish to the Administrative Agent the receipts for the payment of the Insurance Premiums or other evidence of such payment reasonably satisfactory to the Administrative Agent (provided,

36

however, that Borrowers are not required to furnish such evidence of payment to the Administrative Agent if such Insurance Premiums are to be paid by the Administrative Agent pursuant to the terms of this Agreement).
(ii) The Borrowers shall deliver to the Administrative Agent on or prior to the Closing Date acceptable insurance evidence in the form of certificates setting forth in reasonable detail the material terms (including any applicable notice requirements) of all Policies from the respective insurance companies (or their authorized agents) that issued the Policies, including that such Policies may not be canceled or modified in any material respect without thirty (30) days’ prior notice to the Administrative Agent, or ten (10) days’ notice with respect to nonpayment of premium.
(iii) Prior to the expiration, termination or cancellation of any Policy, the Borrowers shall renew such policy or obtain a replacement policy or policies (or a binding commitment for such replacement policy or policies), which shall be effective no later than the date of the expiration, termination or cancellation of the previous policy, and shall deliver to the Administrative Agent acceptable insurance evidence in the form of a certificate in respect of such policy or policies (A) containing the same information as the certificates required to be delivered by the Borrowers pursuant to clause (ii) above, or a copy of the binding commitment for such policy or policies and (B) confirming that such policy complies with all requirements hereof.
(iv) If the Borrowers do not furnish to the Administrative Agent the certificates as required under clause (iii) above, upon three (3) Business Days prior notice to the Borrowers, the Administrative Agent may procure, but shall not be obligated to procure, such replacement policy or policies and pay the Insurance Premiums thereof, and the Borrowers agree to reimburse the Administrative Agent for the cost of such Insurance Premiums promptly on demand.
(D)	Separate Insurance. The Borrowers shall not take out separate insurance contributing in the event of loss with that required to be maintained pursuant to this Section 5.5 unless such insurance complies with this Section 5.5.

(E)	Blanket Policies. In the event the Borrowers satisfy the requirements under this Section 5.5 through the use of a Policy covering properties in addition to the Mortgaged Property, then (unless,such policy is provided in substantially the same manner as it is as of the date hereof), the Borrowers shall provide evidence satisfactory to the Administrative Agent that the Insurance Premiums for the Mortgaged Property are separately allocated under such Policy and that payment of such allocated amount (A) shall maintain the effectiveness of such Policy as to the Mortgaged Property and (B) shall otherwise provide the same protection as would a separate policy that complies with the terms of this Agreement as to the Mortgaged Property, notwithstanding the failure of payment of any other portion of the insurance premiums.

37

SCHEDULE 6.5
INVESTMENTS
None.

38

SCHEDULE 6.6
AFFILIATE TRANSACTIONS
1. First Florida Title Services II, LLC, until such time that it assigns all its pending files (as described in more detail in the Asset Purchase Agreement (“APA”)) to Universal Land Title, Inc.
2. Liberty Mortgage, until the mortgage provider role is taken over by Preferred Home Mortgage Company (“PHMC”)
3. Century Communications of Florida, Inc. as service provider under the Master Cable Services Agreement dated June 2, 2002 with respect to the communities identified for this purpose in the APA
4. TEP Holdings, Inc. under the Transition Agreement and Cooperation Agreements
5. Universal Land Title and its subsidiaries
6. Preferred Home Mortgage Company
7. Alliance Insurance and Information Services, LLC
8. Century Marketing International, LLC
9. Cooperation Agreements
Heller:     Heller 301 Partners Investors, LLC, Heller 301 Landbank, LLC
Cummer: South Jacksonville Properties, LLC, BF South Jacksonville Properties, LLC, Nickmatdan Landbanks, LLC
Bronson: Falcon Land & Development, LLC, Carroll Dyer Landbank, LLC

39

SCHEDULE 6.12(1)
LIENS

Williams Island	• Mortgage between WI 825 Partners, LLC and Ohio Savings Bank, a Federal Savings Bank said Mortgage dated October 15, 2004 recorded October 28, 2004 in Official Records Book 22776, Page 2364.

Coral Lakes I (except with respect to the six lots owned by the Borrowers)
• Mortgage executed by North Cape Development Associates I, LLC, a Florida limited liability company, North Cape Development Associates II, LLC, a Florida limited liability company, and North Cape Development Associates III, LLC, a Florida limited liability company, et al, in favor of KeyBank, dated February 11, 2005, recorded March 3, 2005, in Official Records Book 4613, page 1210, Public Records of Lee County, Florida, given to secure the indebtedness in the original principal sum of $25,000,000,00.

• Mortgage, Security Agreement and Financing Statement from North Cape Development Associates I, LLC, a Florida limited liability company, North Cape Development Associates II, LLC, a Florida limited liability company, North Cape Development Associates III, LLC, a Florida limited liability company, North Cape Holdings, LLC, a Florida limited liability company, North Cape Warehouse Associates, LLC, a Florida limited liability company, to Franklin Bank, SSB, a Texas savings bank, dated May 28, 2003, recorded June 3, 2003 in O.R. Book 3950, Page 618; as modified by Receipt of Future Advance recorded in O.R. Book 4036, Page 1779; and by Mortgage Modification Agreement and Receipt of Future Advance recorded in O.R. Book 4160, Page 319; and as assigned to KeyBank National Association, a national banking association, by Assignment of Notes, Mortgage and Loan Documents recorded in O.R. Book 4503, Page 1815; and further modified by Amended and Restated Mortgage and Security Agreement recorded in O.R. Book 4503, Page 1829.

Coral Lakes II & III
• Mortgage executed by Coral Lakes Landbank, LLC, et al, in favor of KeyBank, dated February 11, 2005, recorded March 3, 2005, in Official Records book 4613, page 1210, Public Record of Lee County, Florida, given to secure the indebtedness in the original principal sum of $25,000,000,00.

• Mortgage from Coral Lakes Landbank, LLC, a Florida limited liability company to Keybank National Association, recorded in Official Records Book 4503, Page 1616.

40

Olympia Pointe (Phase 2)
• Mortgage from Colonial Crossing Associates, LLC, a Florida limited liability company, to BankAtlantic, dated June 21, 2004, recorded June 29, 2004, in Official Records Book 4349, page 3502, as modified by Receipt for Future Advance and Mortgage Modification Agreement recorded in Office Records Book 4722, Page 775.

Independence Land Development	Mortgage executed by Transeastern Independence, LLC, in favor of Colonial Bank, N.A., dated March 15, 2005, recorded in Official Records Book 7879, page 1925, as modified in Official Record Book 7966, page 3357.

Independence Bigwater
• Mortgage from Bigwater Partners, LLC and Falcon Partners Realty and Capital II, LLC to Ohio Savings Bank, recorded September 13, 2002, in Official Records Book 6614; page 8221; being assigned to Wachovia Bank; National Association by Assignment of Note and Other Documents, recorded in Official Records Book 6956, page 4124; Aforesaid Mortgage being restated by Restated Mortgage and Notice of Future Advance Agreement between Bigwater Partners, LLC and Wachovia Bank, National Association, recorded in Official Records Book 6956, Page 4130; Said Mortgage being further modified in Official Records Book 7271, Page 2451, all as affected by Partial Release of Mortgage recorded in Official Records Book 7610, Page 4360, and further modified in Official Records Book 7782, page 813 and Collateral Assignment of Amended and Restated Agreement of Sale and Purchase recorded in Official Records Book 7794, page 85 all of the Public Records of Orange County, Florida.

• Mortgage from Independence Land Development, LLC to Colonial Bank, N.A., recorded September 13, 2004, in Official Records Book 7610, page 4442, Public Records of Orange County, Florida.

Moss Park	Mortgage and Security Agreement (A&D Loan) (Moss Park Road Parcel) between Moss Park Landco, LLC, a Florida limited liability company, and Ohio Savings Bank, a federal savings bank, recorded March 4, 2004, in Official Records Book 7332, Page 526, Public Records of Orange County, Florida (as to all parcels herein).

Tampa Bay Golf & Tennis (Tract I only)
• Mortgage and Security Agreement from Tampa Bay Landco II, LLC, a Florida limited liability company, in favor of Citrus Bank, N.A., dated December 19, 2002, recorded December 27, 2002, in Official Records Book 5183, Page 1851, of the public records of Pasco County, Florida.

Live Oak II	• Mortgage executed by Live Oak Landbank 2, LLC, in favor of Residential Funding Corporation, dated January 12, 2005, recorded January 19, 2005, in Official Records Book 14603, Page 341.

Grand Hampton
• Mortgage and Security Agreement from Bruce B. Downs Partners, LLC, a Florida limited liability company, to Indymac Bank, F.S.B., dated June 30, 2004, recorded July 2, 2004 in O.R. Book 13991, Page 610; and release of mortgage recorded in Official Records Book 13407, page 652, as it affects the subject property under the Cross- Default and Cross Collateralization Agreement recorded in Official Records Book 14583, page 1703, all of the

41

public records of Hillsborough County, Florida.

Kendall Commons
• MORTGAGE AND SECURITY AGREEMENT in favor of City National Bank of Florida filed September 10, 2004 in Official Records Book 22645, page 2442 and Termination of the UCC-1 Financing Statement in Official Records Book 22645, page 2459.

• SECOND MORTGAGE, SECURITY AGREEMENT AND ASSIGNMENT OF RENTS in favor of Falcon Funding, LLC filed September 10, 2004 in Official Records Book 22645, page 2464 and Termination of the UCC- 1 Financing Statement in Official Records Book 22645, page 2493 as Subordinated in Official Records Book 22645, page 2500

• MORTGAGE DEED AND SECURITY AGREEMENT in favor of BankAtlantic, filed December 30, 2004 in Official Records Book 22958, page 4372, together with release of the Assignment of Rents, Leases and Deposits recorded in Official Records Book 22958, page 4412 and Termination of UCC-1 Financing Statement recorded in Official Records Book 22958, page 4428.

Duval Road I	None

Duval Road II	None

Cummer 1044,1400,691
• Mortgage and Security Agreement executed by SOUTH JACKSONVILLE PROPERTIES, LLC, a Florida limited liability company, and JACKSONVILLE WEST 95 PARTNERS, LLC, a Florida limited liability company, to WACHOVIA BANK, NATIONAL ASSOCIATION, dated April 30, 2004, filed on May 4, 2004, in Official Records Book 2190, Page 1637, under Clerk’s File Number 04-032970, in the Public Records of St. Johns County, Florida, securing the original principal amount of $55,250,000.00, as affected by Subordination Agreement recorded in Official Records Book 2209, Page 1197, and Partial Release of Mortgage and Other Loan Documents recorded in Official Records Book 2298, Page 1821, all of the Public Records of St. Johns County, Florida.

• Second Mortgage and Security Agreement from SOUTH JACKSONVILLE PROPERTIES, LLC, a Florida limited liability company, and JACKSONVILLE WEST 95 PARTNERS, LLC, a Florida limited liability company, to WACHOVIA BANK, NATIONAL ASSOCIATION, dated April 30, 2004, filed on May, 4, 2004, in Official Records Book 2190, Page 1687, as affected by Subordination Agreement recorded in Official Records Book 2209,

42

Page 1197, and Partial Release of Mortgage and Other Loan Documents recorded in Official Records Book 2298, Page 1818, all of the Public Records of St. Johns County, Florida.

Cummer West
• Mortgage executed by R&F 44 Jacksonville, LLC, in favor of Wachovia Bank, National Association, recorded October 12, 2004, in Official Records Book 2298, Page 1847, given to secure the indebtedness in the original principal sum of $4,160,000.00.

Kendall Town Center	• Mortgage from Kendall Pointe Land Development, LLC to Wachovia Bank, National Association, recorded in Official Records Book 12497, page 2039.

Heller 301
• Mortgage and Security Agreement from Heller 301 Partners, LLC, a Florida limited liability company, to City National Bank of Florida, recorded January 18, 2005, in Official Records Book 1986, page 4563, of the public records of Manatee County, Florida.

Bayshore	None

Oak Creek	• Mortgage from S.W. Florida Land 411, L.L.C., a Florida limited liability company to National City Bank, recorded in Official Records Book 4073, page 1256.

Bronson 1 & Bronson 2	• Mortgage from Regional Development/27, LLC to National City Bank, recorded August 23, 2004, in Official Records Book 2581, page 190.

• Mortgage from Regional Development Group, Inc. and Dyer Blvd., LLC to National City Bank, recorded August 23, 2004, in Official Records Book 2581, page 1.

• Mortgage from Dyer Blvd., LLC and Regional Development Group, Inc. to National City Bank, recorded August 23, 2004, in Official Records Book 2581, page 39

Orange Avenue	None

Westwood 1 & 2
• Mortgage on Lot 14 Block F, lot 11 Block G, lots 15, 16, 21, 22, 23, and 24 Block K, and Lots 1 and 2 Block J Serena park as and described in Schedule A fro the Mortgage executed by Chandler M. Lucas and Shirley Lucas et al to Future Days of America, Inc., recorded in Official Records Book 2778 page 3160, of the Pubic Records of Lee County, Florida.

• Mortgage from Westwood, LLC to Florida Community Bank, recorded in Official Records Book 4079, Page 2780

43

and Mortgage Spreader Agreements recorded in Official Records Book 4080 page 2448, Official Records Book 4085 Page 1327, Official Records Book 4095 Page 387 and Official Records Book 4139 Page 2973, of the Public Records of Orange County, Florida.

Westyn Bay I	None

Westyn Bay II	• Mortgage executed by West Groves Venture, L.L.L.P. to SunTrust Bank, dated October 8, 2002, recorded October 10, 2002, in Official Records Book 6638, page 4058.

• As modified by Modification of Mortgage and Notice of Future Advance recorded in Official Records Book 6773, page 3169, Official Records Book 7057, page 961 and Official Records Book 7575, page 4538.

Legacy Park (Phase II only)
• Mortgage from Legacy Park Venture, L.L.L.P., a Florida limited liability partnership, to SunTrust Bank, recorded October 3, 2003, in Official Records Book 55335, page 468, as subordinated by Joinder And Consents recorded in Official Records Book 5740, page 762 and Official Records Book 5923, page 318.

Maurie Carter
• Mortgage executed by Tampa 301 Partners, LLC to Indymac Bank, F.S.B., recorded December 19, 2003, in Official Records Book 13407, page 652, modified by Mortgage. Note and Loan Documents Modification and Confirmation Agreement recorded in Official Records Book 14538, page 1683; and release of the mortgage recorded in Official Records Book 13991, page 644, as it affects the subject property under the Cross-Default and Cross Collateralization Agreement recorded in Official Records Book 14538, page 1703, of the Public Records of Hillsborough County, Florida.

Independence 185
• Mortgage from Bigwater Partners, LLC and Falcon Partners Realty and Capital II, LLC to Ohio Savings Bank, recorded September 13, 2002, in Official Records Book 6614, page 8221; being assigned to Wachovia Bank, National Association by Assignment of Note and Mortgage and Other Documents, recorded in Official Records Book 6956, page 4124;

• Aforesaid Mortgage being restated by Restated Mortgage and Notice of Future Advance Agreement between Bigwater Partners, LLC and Wachovia Bank, National Association, recorded in Official Records Book 6956, page 4130;

• Said Mortgage being further modified by Modification and Notice of Future Advance Agreement recorded in Official Records Book 7271, page 2451, all as affected by Partial Release of Mortgage recorded in Official Records Book 7610, page 4360, all of the Public Records of Orange County, Florida.

44

Summerport	• Mortgage executed by Falcon Village Center Partners, LLC, in favor Wachovia Bank, National Association, dated January 13, 2005, recorded January 18, 2005, in Official Records Book 7784, page 1827.
THERE WILL BE NO OUTSTANDING MORTGAGES ON THE FOLLOWING PROJECTS: DANIEL’S LANDING,
YOUNG PINES, METRO WEST 1 AND 2, VERSAILLES, TRADITION, SOUTH PARK, LAGUNA LAKES, LAKE
BUTLER, LIVE OAK I, WESTON RESERVE, CORAL LAKES (6 LOTS), TAMPA BAY GOLF & TENNIS (TRACT 2),
LEGACY PARK (PHASE 1), OLYMPIA POINTE (PHASE I).

45

SCHEDULE 6.21
PERMITTED INDEBTEDNESS
None.

46

SCHEDULE 9.6
NOTICES

If to Borrowers, to:	EH/Transeastern, LLC
c/o Tousa Homes LP
Suite 500-N
4000 Hollywood Blvd.
Hollywood, Florida 33021

With a copy to:	Technical Olympic USA, Inc.
Suite 500-N
4000 Hollywood Blvd.
Hollywood, Florida 33021
Attention: Tommy McAden, Executive Vice President
Fax No.: (954) 364-4010

With a copy to:	Technical Olympic USA, Inc.
Suite 500-N
4000 Hollywood Blvd.
Hollywood, Florida 33021
Attention: Patricia Petersen, Esq.
Senior Vice President & General Counsel
Fax No.: (954) 364-4037

If to F/R Member, to:	Falcone Group, LLC
1951 N.W. 19th Street, Suite 200
Boca Raton, Florida 33431
Attention: Arthur Falcone, Chief Executive Officer
Fax No.: (561) 338-2971

47

With a copy to:	Nason Yeager Gerson White & Lioce, P.A.
Mellon United National Bank Tower
1645 Palm Beach Lakes Boulevard
Suite 1200
West Palm Beach, Florida 33401
Attention: Gary Gerson, Esq.
Fax No.: (561) 686-5442

If to Administrative Agent:	Deutsche Bank Trust Company Americas
200 Crescent Court
Suite 550
Dallas, Texas 75201
Attention: Ann Ramsey
Fax No.: (214) 740-7910

With a copy to:	Latham & Watkins LLP
633 West Fifth Street
Suite 4000
Los Angeles, California 90071
Attention: Donald I. Berger, Esq.
Fax No. : (213) 891-8763

To a Lender:	To Administrative Agent
or to such other address as such party may indicate by a notice delivered to the other party hereto.

48

SCHEDULE I
PRO RATA SHARES
Deutsche Bank Trust Company Americas — 100%

49

SCHEDULE II
MORTGAGED PROPERTY/MORTGAGED PROPERTY OWNERS/SECURITY INSTRUMENT

Legal
Project Name	Description	Name of Owner	Security Instrument
Live Oak I	See Attached	EH/Transeastern	Mortgage
Legacy Park Phase I	See Attached	EH/Transeastern	Mortgage
Young Pines	See Attached	EH/Transeastern	Mortgage
Metrowest 1&2	See Attached	EH/Transeastern	Mortgage
Versailles	See Attached	EH/Transeastern	Mortgage
Tradition	See Attached	EH/Transeastern	Mortgage
Laguna Lakes	See Attached	EH/Transeastern	Mortgage
South Park	See Attached	EH/Transeastern	Mortgage
Independence Outparcel	See Attached	EH/Transeastern	Mortgage
Daniels Landing	See Attached	EH/Transeastern	Mortgage
Weston Reserve	See Attached	EH/Transeastern	Mortgage
Independence Land Development	See Attached	EH/Transeastern	Collateral Assignment
Lake Butler Sound	See Attached	EH/Transeastern	Mortgage
Duval Road I	See Attached	EH/Transeastern	Mortgage & Collateral Assignment
Coral Lakes I	See Attached	EH/Transeastern	Mortgage & Collateral Assignment
Tampa Bay Golf &Tennis	See Attached	EH/Transeastern	Mortgage & Collateral Assignment
Williams Island	See Attached	EH/Transeastern	Collateral Assignment
Coral Lakes II & III	See Attached	EH/Transeastern	Collateral Assignment
Olympia Pointe	See Attached	EH/Transeastern	Mortgage & Collateral Assignment
Big Water Independence	See Attached	EH/Transeastern	Collateral Assignment
Moss Park	See Attached	EH/Transeastern	Collateral Assignment
Live Oak II	See Attached	EH/Transeastern	Collateral Assignment
Grand Hampton	See Attached	EH/Transeastern	Collateral Assignment

50

Legal
Project Name	Description	Name of Owner	Security Instrument
Kendall Commons	See Attached	EH/Transeastern	Collateral Assignment
Duval Road II	See Attached	EH/Transeastern	Collateral Assignment
Cummer 1044/1400/691	See Attached	EH/Transeastern	Collateral Assignment
Cummer West	See Attached	EH/Transeastern	Collateral Assignment
Kendall Town Center	See Attached	EH/Transeastern	Collateral Assignment
Heller 301	See Attached	EH/Transeastern	Collateral Assignment
Orange Avenue	See Attached	EH/Transeastern	Collateral Assignment
Transeastern Independence	See Attached	EH/Transeastern	Mortgage
Summerport	See Attached	EH/Transeastern	Collateral Assignment

51

EXHIBIT A-l
FORM OF
GUARANTY
     THIS UNCONDITIONAL GUARANTY (this “Guaranty”) is dated as of August 1, 2005, and made by [                                           ], a [                                           ] (“Guarantor”), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as Administrative Agent for the Lenders described below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
RECITALS
     A. Pursuant to that certain Credit Agreement dated as of the date hereof (as the same may be Modified from time to time, the “Loan Agreement”) by and among EH/TRANSEASTERN, LLC, a limited liability company organized under the laws of the state of Delaware and TE/TOUSA SENIOR, LLC, a limited liability company organized under the laws of the state of Delaware (together, jointly and severally, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto (the “Lenders”), and Administrative Agent, the Lenders have agreed to make a loan to Borrowers in an initial principal amount of $450,000,000 (the “Loan”), consisting of $335,000,000 aggregate principal amount of Term Loans, and up to $115,000,000 aggregate principal amount of Revolving Commitments.
     B. It is a condition precedent to the making of the Loan by the Lenders that Guarantor shall have executed and delivered this Guaranty to the Administrative Agent.
     C. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement.
AGREEMENT
     NOW THEREFORE, to induce the Lenders to extend the Loan to Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantor hereby covenants and agrees as follows:
     1. Guarantee of Obligations. Guarantor does hereby unconditionally, absolutely and irrevocably guarantee to the Administrative Agent, for the benefit of the Lenders and their respective successors and assigns, as a primary obligor and not merely as a surety, (a) the due and punctual payment by Borrowers of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding or otherwise enforceable) on the Loan, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding or otherwise enforceable), of Borrowers to the Lenders and the

1

Administrative Agent under the Loan Agreement or the other Loan Documents, and (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of Borrowers under or pursuant to the Loan Agreement and the other Loan Documents (all the monetary and other obligations referred to in the preceding clauses (a) and (b) being collectively called the “Guaranteed Obligations”). Guarantor further agrees that the Guaranteed Obligations may be Modified, waived, accelerated or compromised from time to time, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any Modification, waiver, acceleration or compromise of any of the Guaranteed Obligations.
     2. Nature of Guaranty. This is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. Guarantor waives any right to require that any resort be had by the Administrative Agent or any Lender to any of the security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of Borrowers or any other person. This Guaranty may not be revoked by Guarantor and shall continue to be effective with respect to the Guaranteed Obligations arising or created after any attempted revocation by Guarantor. It is the intent of Guarantor that the obligations and liabilities of Guarantor hereunder are absolute and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully and finally satisfied, such obligations and liabilities shall not be discharged or released in whole or in part, by any act or occurrence which might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of Guarantor.
     3. Rights Independent. The obligations of Guarantor hereunder are independent of the Obligations of Borrowers or the obligations of any other Person, including any other Person executing a guaranty of any or all of the Guaranteed Obligations (such Person, an “Other Guarantor”) or any security for the Guaranteed Obligations, and the Administrative Agent may proceed in the enforcement hereof independently of any other right or remedy that the Administrative Agent may at any time hold with respect to the Guaranteed Obligations or any security or other guarantee therefor. The Administrative Agent may file a separate action or actions against Guarantor hereunder, whether action is brought and prosecuted with respect to any security or against Borrowers or any Other Guarantor or any other Person, or whether Borrowers or any Other Guarantor or any other Person is joined in any such action or actions. Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement of the Guaranteed Obligations. The liability of Guarantor hereunder shall be reinstated and revived, and the rights of the Administrative Agent and each Lender shall continue, with respect to any amount at any time paid on account of the Guaranteed Obligations which shall thereafter be required to be restored or returned by the Administrative Agent or any Lender upon the bankruptcy, insolvency, or reorganization of Borrowers or any other Person, or otherwise, all as though such amount had not been paid. Guarantor further agrees to the extent (i) Borrowers or Guarantor make any payment to the Administrative Agent or any Lender in connection with the Guaranteed Obligations and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the trustee, receiver or any other entity, whether under any Bankruptcy Law or otherwise, or (ii) in the event following the payment in full of the principal amount of the Loan, the Administrative Agent or any Lender is subject to further liability, loss, or expense covered by the indemnification obligations set forth in the Loan Documents (the payments and obligations

2

referred to in clauses (i) and (ii) above are hereafter referred to, collectively, as “Preferential Payments”), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by the Administrative Agent or such Lender, the Guaranteed Obligations or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.
     4. Authority to Modify the Guaranteed Obligations. Guarantor authorizes the Administrative Agent and each Lender, without notice to or demand on Guarantor and without affecting its liability hereunder or the enforceability hereof, from time to time to: (a) Modify, waive, accelerate or compromise the time for payment or the terms of the Guaranteed Obligations or any part thereof, including increase or decrease the rates of interest thereon; (b) Modify, waive, accelerate, compromise, or enter into or give any agreement, approval, or consent with respect to, the Guaranteed Obligations or any part thereof or any of the Loan Documents or any security or additional guaranties, or any condition, covenant, default, remedy, right, representation, or term thereof or thereunder; (c) accept new or additional instruments, documents, or agreements in exchange for or relative to any of the Loan Documents or the Guaranteed Obligations or any part thereof; (d) accept partial payments on the Guaranteed Obligations; (e) receive and hold additional security or guaranties for the Guaranteed Obligations or any part thereof or this Guaranty; (f) release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer, and enforce the Guaranteed Obligations or any security or any other guaranties, and apply any security and direct the order or manner of sale thereof as the Administrative Agent or such Lender in its discretion may determine; (g) release Borrowers or any other Person or any Other Guarantor from any personal liability with respect to the Guaranteed Obligations or any part thereof; (h) settle, release on terms reasonably satisfactory to the Administrative Agent or such Lender or by operation of law or otherwise, compound, compromise, collect, or otherwise liquidate or enforce any of the Guaranteed Obligations and any security or other guarantee in any manner, consent to the transfer of any security, and bid and purchase at any sale; and (i) consent to the merger or any other change, restructure, or termination of the corporate existence of Borrowers or any other Person and correspondingly restructure the Guaranteed Obligations, and any such merger, change, restructure, or termination shall not affect the liability of Guarantor hereunder or the enforceability hereof with respect to all Guaranteed Obligations.
     5. Waiver of Defenses.
          (a) Guarantor waives any right to require the Administrative Agent or any Lender, prior to or as a condition to the enforcement of this Guaranty, to: (i) proceed against Borrowers or any other Person or any Other Guarantor; (ii) proceed against or exhaust any security for the Guaranteed Obligations or to marshal assets in connection with foreclosing collateral security; (iii) give notice of the terms, time, and place of any public or private sale of any security for the Guaranteed Obligations; or (iv) pursue any other remedy in the Administrative Agent’s or such Lender’s power whatsoever.
          (b) Guarantor waives any defense arising by reason of: (i) any disability or other defense of Borrowers or any other Person with respect to the Guaranteed Obligations; (ii) the unenforceability or invalidity of the Guaranteed Obligations, any of the Loan Documents or

3

any security or any other guarantee for the Guaranteed Obligations, or the lack of perfection or failure of priority of any security for the Guaranteed Obligations; (iii) the cessation from any cause whatsoever of the liability of Borrowers or any other Person or any Other Guarantor (other than by reason of the full payment and discharge of the Guaranteed Obligations); (iv) any act or omission of the Administrative Agent or any Lender or any other Person which directly or indirectly results in or aids the discharge or release of Borrowers or any other Person or the Guaranteed Obligations or any security or other guarantee therefor by operation of law or otherwise; (v) the taking or accepting of any other security, collateral or guaranty, or other assurance of the payment or performance of all or any of the Guaranteed Obligations; (vi) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment by the Administrative Agent or any Lender (including any negligent impairment but excluding any gross negligent or willful impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations; (vii) the failure of the Administrative Agent, any Lender or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security (but excluding any gross negligence or willful misconduct on the part of the Administrative Agent or any Lender); (viii) the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the indebtedness evidenced by the Notes or the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantor that Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations or any security interest in such collateral; (ix) any payment by Borrowers to the Administrative Agent or any Lender is held to constitute a preference under the Bankruptcy Code or any another federal, state or local laws concerning bankruptcy, insolvency, reorganization or relief of debtors, or for any reason the Administrative Agent or any Lender is required to refund such payment or pay such amounts to Borrowers or any other Person legally entitled thereto; and (x) any and all other suretyship or guarantor defenses that may be available to Guarantor.
          (c) Guarantor waives: (i) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and all other notices of any kind or nature whatsoever with respect to the Guaranteed Obligations, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Guaranteed Obligations; (ii) any rights to set-offs, recoupments, claims or counterclaims; and (iii) any right to revoke or terminate this Guaranty.
     6.  Subordination.
          (a) Guarantor hereby covenants and agrees that the principal of, or interest on, all now existing and hereafter arising Indebtedness of Borrowers to Guarantor (the “Claims”) and all rights and remedies of Guarantor with respect thereto and any lien securing payment thereof are and shall continue to be subject, subordinate and rendered junior in the right of payment to all amounts due and payable in respect of the Guaranteed Obligations, as the same may be Modified, waived, accelerated or compromised from time to time.

4

          (b) Guarantor represents and warrants to the Administrative Agent that Guarantor is or will be the sole and absolute owner of the Claims and has not sold, assigned, transferred or otherwise disposed of any right it may have to repayment of the Claims or any security therefor. Guarantor hereby further covenants and agrees that upon the occurrence and during the continuation of any Potential Default or Event of Default, until the Guaranteed Obligations are paid and performed in full: (i) Guarantor will not receive, directly or indirectly, any payment, advance, credit or further security of any kind whatsoever on account of the Claims; (ii) Guarantor will not sell, assign, transfer or endorse the Claims or any part or evidence thereof; (iii) Guarantor will not Modify the Claims or any part or evidence thereof; and (iv) Guarantor will not take, or permit any action to be taken, to assert, collect or enforce the Claims or any part thereof.
          (c) Upon any distribution of all of the assets of any Borrower to its creditors upon the dissolution, winding up, liquidation, arrangement, or reorganization of any Borrower, whether in any bankruptcy, insolvency, arrangement, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Borrower or otherwise, any payment or distribution of any kind (whether in cash, property or securities) which is payable or deliverable upon or with respect to the Claims shall be held in trust for the Administrative Agent and the Lenders and shall be paid over or delivered to the Administrative Agent for the benefit of the Lenders to be applied against the payment or prepayment of the Guaranteed Obligations until the Guaranteed Obligations shall have been indefeasibly paid in full. If any proceeding referred to in the preceding sentence is commenced by or against any Borrower: (i) the Administrative Agent is hereby irrevocably authorized and empowered (in its own name or in the name of Guarantor or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to the preceding sentence and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Claims or enforcing any security interest or other lien securing payment of the Claims) as the Administrative Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Administrative Agent hereunder; and (ii) Guarantor shall duly and promptly take such action as the Administrative Agent may reasonably request (A) to collect the Claims for account of the Administrative Agent and to file appropriate claims or proofs of claim in respect of the Claims, (B) to execute and deliver to the Administrative Agent such powers of attorney, assignments, or other instruments as it may reasonably request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Claims, and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Claims.
          (d) All payments or distributions upon or with respect to the Claims which are received by Guarantor contrary to the provisions of this Guaranty shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds and property held by Guarantor and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Guaranteed Obligations.

5

     7. Deferral of Subrogation. Until all of the Guaranteed Obligations have been paid and performed in full, (i) Guarantor shall not exercise any rights of subrogation, contribution or reimbursement against any Borrower or any Other Guarantor of the Guaranteed Obligations, and (ii) Guarantor shall not exercise any right to enforce any right, power or remedy which the Administrative Agent or any Lender now has or may in the future have against Borrowers or any Other Guarantor and any benefit of, and any right to participate in, any security for this Guaranty or for the obligations of Borrowers or any Other Guarantor now or in the future held by the Administrative Agent or any Lender. If Guarantor nevertheless receives payment of any amount on account of any such subrogation, contribution or reimbursement rights or otherwise in respect of any payment by Guarantor of the Guaranteed Obligations prior to payment and performance in full of all of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Administrative Agent and immediately paid to the Administrative Agent for application to the Guaranteed Obligations in such order and manner as the Administrative Agent may determine.
     8. Condition of Borrowers. Guarantor represents and warrants to the Administrative Agent, for the benefit of the Lenders that: (a) this Guaranty is executed at the request of Borrowers; (b) Guarantor has established adequate means of obtaining from Borrowers on a continuing basis financial and other information pertaining to the business of each such Borrower; (c) Guarantor is now and will continue to be adequately familiar with the business, operations, condition, and assets of Borrowers; (d) Guarantor will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents; and (e) the agreements, waivers and acknowledgements contained herein are knowingly made in contemplation of such benefits. Guarantor hereby waives and relinquishes any duty on the part of the Administrative Agent or any Lender to disclose to Guarantor any matter, fact or thing relating to the business, operations, condition, or assets of Borrowers now known or hereafter known by the Administrative Agent or any Lender during the life of this Guaranty. With respect to any of Guaranteed Obligations, neither the Administrative Agent nor any Lender need inquire into the powers of Borrowers or the officers or employees acting or purporting to act on its behalf, and all Guaranteed Obligations made or created in good faith reliance upon the professed exercise of such powers shall be guaranteed hereby.
     9. Representations and Warranties of Guarantor. Guarantor represents and warrants to the Administrative Agent that all of representations and warranties relating to Guarantor contained in the Loan Agreement are true and correct. Guarantor further represents and warrants to the Administrative Agent that all of the representations and warranties set forth in Schedule 1 hereto are true and correct as of the date hereof.
     10. Payments. All payments made by Guarantor to or for the account of the Administrative Agent or any Lender shall be made without condition or deduction of any kind, including for any counterclaim, defense, recoupment of set-off. All payments made by Guarantor hereunder shall be made free and clear of and without deduction for any present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto (collectively, “Taxes”). Guarantor shall pay such Taxes and shall promptly furnish to the Administrative Agent copies of any tax receipts or such evidence of payment as the Administrative Agent or any Lender may reasonably require.

6

     11. Costs and Expenses in Enforcement. Guarantor agrees to pay to the Administrative Agent all out of pocket advances, charges, costs, and expenses, including reasonable attorneys fees, incurred or paid by the Administrative Agent in exercising any right, power, or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not an action is filed in connection therewith.
     12. Notices. All notices, requests, demands and other communications which are required or may be given under this Guaranty shall be in writing and shall be delivered to the parties hereto in the manner provided in the Loan Agreement to the following addresses:

To Guarantor:	c/o Technical Olympic USA, Inc.
Suite 500-N
4000 Hollywood Blvd.
Hollywood, FL 33021
Facsimile: (954) 364-4037
Attention: Patricia M. Petersen, Esq.

with a copy to:	Greenberg Traurig P.A.
1221 Brickell Avenue
Miami, FL 33131
Facsimile: (305) 579-0717
Attention: Paul Berkowitz, Esq.

To	Deutsche Bank Trust Company Americas
Administrative	200 Crescent Court, Suite 550
Agent:	Dallas, Texas 75201
Facsimile: (214) 740-7910
Attention: Ann Ramsey

With a copy to:	Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, California 90071
Facsimile: (213) 891-8763
Attention: Donald I. Berger, Esq.
Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided above.
     13. Termination. The guarantees made hereunder (a) shall terminate when all of the Guaranteed Obligations have been indefeasibly paid and performed in full, and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Lender or Guarantor upon the bankruptcy or reorganization of any Borrower, Guarantor or otherwise.
     14. No Waiver; Cumulative Remedies. The rights, powers and remedies of the Administrative Agent hereunder and under the other Loan Documents are cumulative and in addition to all rights, power and remedies provided under any and all agreements among

7

Guarantor, Borrowers, the Administrative Agent and the Lenders relating to the Guaranteed Obligations, at law, in equity or otherwise. Any delay or failure by the Administrative Agent to exercise any right, power or remedy shall not constitute a waiver thereof by the Administrative Agent or the Lenders, and no single or partial exercise by the Administrative Agent of any right, power or remedy shall preclude any other or further exercise thereof or any exercise of any other rights, powers or remedies. Without limiting the foregoing, the Administrative Agent on behalf of the Lenders is hereby authorized to demand specific performance of this Guaranty at any time when Guarantor shall have failed to comply with any of the provisions of this Guaranty applicable to it.
     15. Amendments. Subject to Section 9.2 of the Loan Agreement, this Guaranty may be Modified only by, and none of the terms hereof may be waived without, a written instrument executed by Guarantor and the Administrative Agent.
     16. Waivers. Guarantor warrants and agrees that each of the waivers set forth in this Guaranty are made with Guarantor’s full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.
     17. Binding Agreement. This Guaranty and the terms, covenants, and conditions hereof shall be binding upon and inure to the benefit of Guarantor, the Administrative Agent, each Lender, and their respective successors and assigns; provided, however, that Guarantor shall not be permitted to transfer, convey, assign or delegate this Guaranty or any interest herein without the prior written consent of the Administrative Agent and, to the extent required pursuant to the Loan Agreement, the Lenders. Each Lender may assign its interest hereunder in whole or in part in connection with an assignment of its interest in the Guaranteed Obligations pursuant to Section 9.8(1) of the Loan Agreement.
     18. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
     19. JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON- EXCLUSIVE JURISDICTION OF THOSE COURTS. GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY. GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR

8

OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.
     20. WAIVER OF JURY TRIAL. GUARANTOR, AND BY ACCEPTANCE OF THIS GUARANTY, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS, WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES TO THE LOAN AGREEMENT AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. GUARANTOR, AND BY ACCEPTANCE OF THIS GUARANTY, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS, AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, GUARANTOR, AND BY ACCEPTANCE OF THIS GUARANTY, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS, FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY.
     21. Severability. In case any one or more of the provisions contained in this Guaranty should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     22. Miscellaneous. All words used herein in the plural shall be deemed to have been used in the singular, and all words used herein in the singular shall be deemed to have been used in the plural, where the context and construction so require. Section headings in this Guaranty are included for convenience of reference only and are not a part of this Guaranty for any other purpose.

9

     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be duly executed as of the date first written above.

GUARANTOR:

[ ]

By:
Name:

Title:

Schedule 1
Representations and Warranties of Guarantor
          1. Organization; Requisite Power and Authority; Qualification.
(a)	Guarantor (A) is either a corporation, a limited partnership or a limited liability company duly incorporated, formed or organized, validly existing, and in good standing under the laws of the state of its incorporation, organization and/or formation, (B) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the failure to be so qualified and in good standing will have or is reasonably expected to have a Material Adverse Effect, and (C) has all requisite corporate, partnership or limited liability company power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement. Guarantor is a single member limited liability company for purposes of federal income taxation and for purposes of the tax laws of any state or locality in which it is subject to taxation based on its income.
(b)	True, correct and complete copies of the Organizational Documents of Guarantor have been delivered to the Administrative Agent and have not been Modified except to the extent indicated therein. All of the Organizational Documents are in full force and effect, and there are no defaults under such Organizational Documents (including with respect to any restrictions on Indebtedness contained therein), and no events which, with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents (including with respect to any restrictions on Indebtedness contained therein).
(c)	Guarantor has the requisite power and authority to execute, deliver and perform this Agreement and each of the other Loan Documents which are required to be executed on its behalf. The execution, delivery and performance of each of the Loan Documents which must be executed in connection with this Agreement by Guarantor and to which Guarantor is a party and the consummation of the transactions contemplated thereby are within such Guarantor’s partnership, company, or corporate powers, have been duly authorized by all necessary partnership, company, or corporate action and such authorization has not been rescinded. No other partnership, company, or corporate action or proceedings on the part of Guarantor is necessary to consummate such transactions.
(d)	Each of the Loan Documents to which Guarantor is a party has been duly executed and delivered on behalf of such Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to bankruptcy, insolvency, reorganization, or other laws affecting creditors’ rights generally and to principles of equity, regardless of whether considered in a proceeding in equity or at law), is in full force and effect and all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such

Guarantor on or before the Closing Date have been performed or complied with, and no Potential Default or Event of Default exists thereunder.
          2. No Conflict. As of the Closing Date, the execution, delivery and performance by the Guarantor of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to Guarantor, (ii) any of the Organizational Documents of Guarantor, or (iii) any order, judgment or decree of any court or other agency of government binding on Guarantor, except in the case of clauses (i), (ii) and (iii) to the extent such violation will not result in a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of Guarantor, except to the extent such conflict, breach or default will not result in a Material Adverse Effect; or (c) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of Guarantor except for such approvals or consents which will be obtained on or before the Closing Date and except for any such approvals or consents the failure of which to obtain will not result in a Material Adverse Effect.
          3. No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to Guarantor’s Knowledge, threatened by or against Guarantor or against Guarantor’s Properties or revenues which is likely to be adversely determined and which, if adversely determined, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The performance of any action by Guarantor required or contemplated by any Loan Documents is not restrained or enjoined (either temporarily, preliminarily or permanently).

EXHIBIT A-2
FORM OF
CARVE-OUT GUARANTY
     THIS UNCONDITIONAL GUARANTY (this “Guaranty”) is dated as of August 1, 2005, and made by TOUSA HOMES, L.P., a Delaware limited partnership (“TOUSA Member”), and TECHNICAL OLYMPIC USA, INC., a Delaware corporation (together with TOUSA Member, jointly and severally, the “Guarantors”), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as Administrative Agent for the Lenders described below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
RECITALS
     A. Pursuant to that certain Credit Agreement dated as of the date hereof (as the same may be Modified from time to time, the “Loan Agreement”) by and among EH/TRANSEASTERN, LLC, a limited liability company organized under the laws of the state of Delaware and TE/TOUSA SENIOR, LLC, a limited liability company organized under the laws of the state of Delaware (together, jointly and severally, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto (the “Lenders”), and Administrative Agent, the Lenders have agreed to make a loan to Borrowers in an initial principal amount of $450,000,000 (the “Loan”), consisting of $335,000,000 aggregate principal amount of Term Loans, and up to $115,000,000 aggregate principal amount of Revolving Commitments.
     B. It is a condition precedent to the making of the Loan by the Lenders that Guarantors shall have executed and delivered this Guaranty to the Administrative Agent.
     C. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement.
AGREEMENT
     NOW THEREFORE, to induce the Lenders to extend the Loan to Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantors hereby covenant and agree, jointly and severally, as follows:
     1. Guarantee of Obligations. Guarantors do hereby, jointly and severally, unconditionally, absolutely and irrevocably guarantee to the Administrative Agent, for the benefit of the Lenders and their respective successors and assigns, as a primary obligor and not merely as a surety (all the monetary and other obligations referred to in this Section being collectively referred to as the “Guaranteed Obligations”):
               (a) any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorney’s fees and expenses) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Administrative Agent or Lenders and arising out of or in connection with the matters listed below:

1

          (i) fraud or material misrepresentation by any Transaction Party in connection with the Loan Documents;
          (ii) the misappropriation by any Transaction Party or any Affiliate thereof of any Rents or Distributions in violation of Section 6.8;
          (iii) any failure of the Borrower Parties to perform their obligations to properly account to Administrative Agent for any proceeds of insurance or awards or condemnation as required by the Loan Documents, to properly apply same in accordance with the terms and provisions of the Loan Documents, or for the misapplication or misappropriation by the Borrower Parties of condemnation or insurance proceeds;
          (iv) any act by a Transaction Party or any Affiliate thereof constituting intentional misconduct or waste of the Mortgaged Property;
          (v) the Borrower Parties’ failure to observe the covenants set forth in Sections 6.1 and 6.4 of the Credit Agreement;
          (vi) the Borrowers failure to maintain the insurance required to be maintained under the Loan Documents or pay Taxes or Impositions, required to be paid under Section 5.8;
               (b) upon the occurrence of any of the following events, all of the Obligations:
                    (i) any Transaction Party files a petition or commences any proceeding as to which such Person is the debtor therein pursuant to the Bankruptcy Code, any successor statute, any similar debtor relief law, or any state insolvency proceedings, or
                    (ii) any Transaction Party shall institute any proceeding for the dissolution or liquidation of a Transaction Party, or shall make an assignment for the benefit of creditors with respect to a Transaction Party, or
                    (iii) any of the actions described in subsections (a) or (b) is commenced or filing is made as to which a Transaction Party is the debtor therein by any Affiliate of any Transaction Parties or through collusion with any third party.
Guarantors further agree that the Guaranteed Obligations may be Modified, waived, accelerated or compromised from time to time, in whole or in part, without notice to or further assent from them, and that they will remain bound upon its guarantee notwithstanding any Modification, waiver, acceleration or compromise of any of the Guaranteed Obligations.
     2. Nature of Guaranty. This is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. Guarantors waive any right to require that any resort be had by the Administrative Agent or any Lender to any of the security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of Borrowers or any other person. This Guaranty may not be revoked by Guarantors and shall continue to be

2

effective with respect to the Guaranteed Obligations arising or created after any attempted revocation by Guarantors. It is the intent of Guarantors that the obligations and liabilities of Guarantors hereunder are absolute and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully and finally satisfied, such obligations and liabilities shall not be discharged or released in whole or in part, by any act or occurrence which might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of Guarantors.
     3. Rights Independent. The obligations of Guarantors hereunder are independent of the Obligations of Borrowers or the obligations of any other Person, including any other Person executing a guaranty of any or all of the Guaranteed Obligations (such Person, an “Other Guarantor”) or any security for the Guaranteed Obligations, and the Administrative Agent may proceed in the enforcement hereof independently of any other right or remedy that the Administrative Agent may at any time hold with respect to the Guaranteed Obligations or any security or other guarantee therefor. The Administrative Agent may file a separate action or actions against Guarantors hereunder, whether action is brought and prosecuted with respect to any security or against Borrowers or any Other Guarantor or any other Person, or whether Borrowers or any Other Guarantor or any other Person is joined in any such action or actions. Guarantors waive the benefit of any statute of limitations affecting their liability hereunder or the enforcement of the Guaranteed Obligations. The liability of Guarantors hereunder shall be reinstated and revived, and the rights of the Administrative Agent and each Lender shall continue, with respect to any amount at any time paid on account of the Guaranteed Obligations which shall thereafter be required to be restored or returned by the Administrative Agent or any Lender upon the bankruptcy, insolvency, or reorganization of Borrowers or any other Person, or otherwise, all as though such amount had not been paid. Guarantors further agree to the extent (i) Borrowers or Guarantors make any payment to the Administrative Agent or any Lender in connection with the Guaranteed Obligations and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the trustee, receiver or any other entity, whether under any Bankruptcy Law or otherwise, or (ii) in the event following the payment in full of the principal amount of the Loan, the Administrative Agent or any Lender is subject to further liability, loss, or expense covered by the indemnification obligations set forth in the Loan Documents (the payments and obligations referred to in clauses (i) and (ii) above are hereafter referred to, collectively, as “Preferential Payments”), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by the Administrative Agent or such Lender, the Guaranteed Obligations or part thereof intended to be satisfied by such Preferential Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.
     4. Authority to Modify the Guaranteed Obligations. Each Guarantor authorizes the Administrative Agent and each Lender, without notice to or demand on Guarantors and without affecting its liability hereunder or the enforceability hereof, from time to time to: (a) Modify, waive, accelerate or compromise the time for payment or the terms of the Guaranteed Obligations or any part thereof, including increase or decrease the rates of interest thereon; (b) Modify, waive, accelerate, compromise, or enter into or give any agreement, approval, or consent with respect to, the Guaranteed Obligations or any part thereof or any of the Loan Documents or any security or additional guaranties, or any condition, covenant, default, remedy,

3

right, representation, or term thereof or thereunder; (c) accept new or additional instruments, documents, or agreements in exchange for or relative to any of the Loan Documents or the Guaranteed Obligations or any part thereof; (d) accept partial payments on the Guaranteed Obligations; (e) receive and hold additional security or guaranties for the Guaranteed Obligations or any part thereof or this Guaranty; (f) release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer, and enforce the Guaranteed Obligations or any security or any other guaranties, and apply any security and direct the order or manner of sale thereof as the Administrative Agent or such Lender in its discretion may determine; (g) release Borrowers or any other Person or any Other Guarantor from any personal liability with respect to the Guaranteed Obligations or any part thereof; (h) settle, release on terms reasonably satisfactory to the Administrative Agent or such Lender or by operation of law or otherwise, compound, compromise, collect, or otherwise liquidate or enforce any of the Guaranteed Obligations and any security or other guarantee in any manner, consent to the transfer of any security, and bid and purchase at any sale; and (i) consent to the merger or any other change, restructure, or termination of the corporate existence of Borrowers or any other Person and correspondingly restructure the Guaranteed Obligations, and any such merger, change, restructure, or termination shall not affect the liability of Guarantors hereunder or the enforceability hereof with respect to all Guaranteed Obligations.
     5. Waiver of Defenses.
          (a) Each Guarantor waives any right to require the Administrative Agent or any Lender, prior to or as a condition to the enforcement of this Guaranty, to: (i) proceed against Borrowers or any other Person or any Other Guarantor; (ii) proceed against or exhaust any security for the Guaranteed Obligations or to marshal assets in connection with foreclosing collateral security; (iii) give notice of the terms, time, and place of any public or private sale of any security for the Guaranteed Obligations; or (iv) pursue any other remedy in the Administrative Agent’s or such Lender’s power whatsoever.
          (b) Each Guarantor waives any defense arising by reason of: (i) any disability or other defense of Borrowers or any other Person with respect to the Guaranteed Obligations; (ii) the unenforceability or invalidity of the Guaranteed Obligations, any of the Loan Documents or any security or any other guarantee for the Guaranteed Obligations, or the lack of perfection or failure of priority of any security for the Guaranteed Obligations; (iii) the cessation from any cause whatsoever of the liability of Borrowers or any other Person or any Other Guarantor (other than by reason of the full payment and discharge of the Guaranteed Obligations); (iv) any act or omission of the Administrative Agent or any Lender or any other Person which directly or indirectly results in or aids the discharge or release of Borrowers or any other Person or the Guaranteed Obligations or any security or other guarantee therefor by operation of law or otherwise; (v) the taking or accepting of any other security, collateral or guaranty, or other assurance of the payment or performance of all or any of the Guaranteed Obligations; (vi) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment by the Administrative Agent or any Lender (including any negligent impairment but excluding any gross negligent or willful impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations; (vii) the failure of the Administrative Agent, any Lender or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other

4

handling or treatment of all or any part of any collateral, property or security (but excluding any gross negligence or willful misconduct on the part of the Administrative Agent or any Lender); (viii) the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the indebtedness evidenced by the Notes or the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by Guarantors that Guarantors are not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations or any security interest in such collateral; (ix) any payment by Borrowers to the Administrative Agent or any Lender is held to constitute a preference under the Bankruptcy Code or any another federal, state or local laws concerning bankruptcy, insolvency, reorganization or relief of debtors, or for any reason the Administrative Agent or any Lender is required to refund such payment or pay such amounts to Borrowers or any other Person legally entitled thereto; and (x) any and all other suretyship or defenses that may be available to Guarantors.
          (c) Each Guarantor waives: (i) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and all other notices of any kind or nature whatsoever with respect to the Guaranteed Obligations, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Guaranteed Obligations; (ii) any rights to set-offs, recoupments, claims or counterclaims; and (iii) any right to revoke or terminate this Guaranty.
     6. Subordination.
          (a) Each Guarantor hereby covenants and agrees that the principal of, or interest on, all now existing and hereafter arising Indebtedness of Borrowers to Guarantors (the “Claims”) and all rights and remedies of Guarantors with respect thereto and any lien securing payment thereof are and shall continue to be subject, subordinate and rendered junior in the right of payment to all amounts due and payable in respect of the Guaranteed Obligations, as the same may be Modified, waived, accelerated or compromised from time to time.
          (b) Guarantors represent and warrant to the Administrative Agent that Guarantors are or will be the sole and absolute owners of the Claims and have not sold, assigned, transferred or otherwise disposed of any right they may have to repayment of the Claims or any security therefor. Guarantors hereby further covenant and agree that upon the occurrence and during the continuation of any Potential Default or Event of Default, until the Guaranteed Obligations are paid and performed in full: (i) Guarantors will not receive, directly or indirectly, any payment, advance, credit or further security of any kind whatsoever on account of the Claims; (ii) Guarantors will not sell, assign, transfer or endorse the Claims or any part or evidence thereof; (iii) Guarantors will not Modify the Claims or any part or evidence thereof; and (iv) Guarantors will not take, or permit any action to be taken, to assert, collect or enforce the Claims or any part thereof.
          (c) Upon any distribution of all of the assets of any Borrower to its creditors upon the dissolution, winding up, liquidation, arrangement, or reorganization of any Borrower, whether in any bankruptcy, insolvency, arrangement, reorganization or receivership proceeding

5

or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Borrower or otherwise, any payment or distribution of any kind (whether in cash, property or securities) which is payable or deliverable upon or with respect to the Claims shall be held in trust for the Administrative Agent and the Lenders and shall be paid over or delivered to the Administrative Agent for the benefit of the Lenders to be applied against the payment or prepayment of the Guaranteed Obligations until the Guaranteed Obligations shall have been indefeasibly paid in full. If any proceeding referred to in the preceding sentence is commenced by or against any Borrower: (i) the Administrative Agent is hereby irrevocably authorized and empowered (in its own name or in the name of Guarantors or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to the preceding sentence and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Claims or enforcing any security interest or other lien securing payment of the Claims) as the Administrative Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Administrative Agent hereunder; and (ii) Guarantors shall duly and promptly take such action as the Administrative Agent may reasonably request (A) to collect the Claims for account of the Administrative Agent and to file appropriate claims or proofs of claim in respect of the Claims, (B) to execute and deliver to the Administrative Agent such powers of attorney, assignments, or other instruments as it may reasonably request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Claims, and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Claims.
          (d) All payments or distributions upon or with respect to the Claims which are received by Guarantors contrary to the provisions of this Guaranty shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds and property held by Guarantors and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Guaranteed Obligations.
     7. Deferral of Subrogation. Until all of the Guaranteed Obligations have been paid and performed in full, (i) Guarantors shall not exercise any rights of subrogation, contribution or reimbursement against any Borrower or any Other Guarantor of the Guaranteed Obligations, and (ii) Guarantors shall not exercise any right to enforce any right, power or remedy which the Administrative Agent or any Lender now has or may in the future have against Borrowers or any Other Guarantor and any benefit of, and any right to participate in, any security for this Guaranty or for the obligations of Borrowers or any Other Guarantor now or in the future held by the Administrative Agent or any Lender. If Guarantors nevertheless receive payment of any amount on account of any such subrogation, contribution or reimbursement rights or otherwise in respect of any payment by Guarantors of the Guaranteed Obligations prior to payment and performance in full of all of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Administrative Agent and immediately paid to the Administrative Agent for application to the Guaranteed Obligations in such order and manner as the Administrative Agent may determine.

6

     8. Condition of Borrowers. Each Guarantor represents and warrants to the Administrative Agent, for the benefit of the Lenders that: (a) this Guaranty is executed at the request of Borrowers; (b) such Guarantor has established adequate means of obtaining from Borrowers on a continuing basis financial and other information pertaining to the business of each such Borrower; (c) such Guarantor is now and will continue to be adequately familiar with the business, operations, condition, and assets of Borrowers; (d) such Guarantor will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents; and (e) the agreements, waivers and acknowledgements contained herein are knowingly made in contemplation of such benefits. Each Guarantor hereby waives and relinquishes any duty on the part of the Administrative Agent or any Lender to disclose to Guarantors any matter, fact or thing relating to the business, operations, condition, or assets of Borrowers now known or hereafter known by the Administrative Agent or any Lender during the life of this Guaranty. With respect to any of Guaranteed Obligations, neither the Administrative Agent nor any Lender need inquire into the powers of Borrowers or the officers or employees acting or purporting to act on its behalf, and all Guaranteed Obligations made or created in good faith reliance upon the professed exercise of such powers shall be guaranteed hereby.
     9. Representations and Warranties of Guarantors. Each Guarantor represents and warrants to the Administrative Agent that all of representations and warranties relating to such Guarantor contained in the Loan Agreement are true and correct. Each Guarantor further represents and warrants to the Administrative Agent that all of the representations and warranties set forth in Schedule 1 hereto are true and correct as of the date hereof.
     10. Payments. All payments made by Guarantors to or for the account of the Administrative Agent or any Lender shall be made without condition or deduction of any kind, including for any counterclaim, defense, recoupment of set-off. All payments made by Guarantors hereunder shall be made free and clear of and without deduction for any present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto (collectively, “Taxes”). Guarantors shall pay such Taxes and shall promptly furnish to the Administrative Agent copies of any tax receipts or such evidence of payment as the Administrative Agent or any Lender may reasonably require.
     11. Costs and Expenses in Enforcement. Guarantors agree to pay to the Administrative Agent all out of pocket advances, charges, costs, and expenses, including reasonable attorneys fees, incurred or paid by the Administrative Agent in exercising any right, power, or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not an action is filed in connection therewith.
     12. Notices. All notices, requests, demands and other communications which are required or may be given under this Guaranty shall be in writing and shall be delivered to the parties hereto in the manner provided in the Loan Agreement to the following addresses:

7

To Guarantors:	Technical Olympic USA, Inc.
Suite 500-N
4000 Hollywood Blvd.
Hollywood, FL 33021
Facsimile: (954) 364-4037
Attention: Patricia M. Petersen, Esq.

c/o TOUSA Homes, L.P.
c/o Technical Olympic USA, Inc.
Suite 500-N
4000 Hollywood Blvd.
Hollywood, FL 33021
Facsimile: (954) 364-4037
Attention: Patricia M. Petersen, Esq.

with a copy to:	Greenberg Traurig P.A.
1221 Brickell Avenue
Miami, FL 33131
Facsimile: (305) 579-0717
Attention: Paul Berkowitz, Esq.

To Administrative Agent:	Deutsche Bank Trust Company Americas
200 Crescent Court, Suite 550
Dallas, Texas 75201
Facsimile: (214) 740-7910
Attention: Ann Ramsey

With a copy to:	Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, California 90071
Facsimile: (213) 891-8763
Attention: Donald I. Berger, Esq.
Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided above.
     13. Termination. The guarantees made hereunder (a) shall terminate when all of the Guaranteed Obligations have been indefeasibly paid and performed in full, and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Lender or Guarantors upon the bankruptcy or reorganization of any Borrower, Guarantors or otherwise.
     14. No Waiver; Cumulative Remedies. The rights, powers and remedies of the Administrative Agent hereunder and under the other Loan Documents are cumulative and in addition to all rights, power and remedies provided under any and all agreements among Guarantors, Borrowers, the Administrative Agent and the Lenders relating to the Guaranteed

8

Obligations, at law, in equity or otherwise. Any delay or failure by the Administrative Agent to exercise any right, power or remedy shall not constitute a waiver thereof by the Administrative Agent or the Lenders, and no single or partial exercise by the Administrative Agent of any right, power or remedy shall preclude any other or further exercise thereof or any exercise of any other rights, powers or remedies. Without limiting the foregoing, the Administrative Agent on behalf of the Lenders is hereby authorized to demand specific performance of this Guaranty at any time when Guarantors shall have failed to comply with any of the provisions of this Guaranty applicable to it.
     15. Amendments. Subject to Section 9.2 of the Loan Agreement, this Guaranty may be Modified only by, and none of the terms hereof may be waived without, a written instrument executed by Guarantors and the Administrative Agent.
     16. Waivers. Each Guarantor warrants and agrees that each of the waivers set forth in this Guaranty are made with such Guarantor’s full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.
     17. Binding Agreement. This Guaranty and the terms, covenants, and conditions hereof shall be binding upon and inure to the benefit of Guarantors, the Administrative Agent, each Lender, and their respective successors and assigns; provided, however, that Guarantors shall not be permitted to transfer, convey, assign or delegate this Guaranty or any interest herein without the prior written consent of the Administrative Agent and, to the extent required pursuant to the Loan Agreement, the Lenders. Each Lender may assign its interest hereunder in whole or in part in connection with an assignment of its interest in the Guaranteed Obligations pursuant to Section 9.8(1) of the Loan Agreement.
     18. GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
     19. JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY. EACH GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

9

     20. WAIVER OF JURY TRIAL. EACH GUARANTOR, AND BY ACCEPTANCE OF THIS GUARANTY, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS, WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES TO THE LOAN AGREEMENT AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH GUARANTOR, AND BY ACCEPTANCE OF THIS GUARANTY, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS, AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, EACH GUARANTOR, AND BY ACCEPTANCE OF THIS GUARANTY, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS, FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY.
     21. Severability. In case any one or more of the provisions contained in this Guaranty should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     22. Miscellaneous. All words used herein in the plural shall be deemed to have been used in the singular, and all words used herein in the singular shall be deemed to have been used in the plural, where the context and construction so require. Section headings in this Guaranty are included for convenience of reference only and are not a part of this Guaranty for any other purpose.

10

     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed as of the date first written above.

GUARANTORS:

TECHNICAL OLYMPIC USA, INC.

By:
Name:
Title:

TOUSA HOMES, L.P.

By:
Name:
Title:

Schedule 1
Representations and Warranties of Each Guarantor
          1. Organization; Requisite Power and Authority; Qualification.
(a)	Such Guarantor (A) is either a corporation, a limited partnership or a limited liability company duly incorporated, formed or organized, validly existing, and in good standing under the laws of the state of its incorporation, organization and/or formation, (B) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the failure to be so qualified and in good standing will have or is reasonably expected to have a Material Adverse Effect, and (C) has all requisite corporate, partnership or limited liability company power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement.
(b)	True, correct and complete copies of the Organizational Documents of such Guarantor have been delivered to the Administrative Agent and have not been Modified except to the extent indicated therein. All of the Organizational Documents are in full force and effect, and there are no defaults under such Organizational Documents (including with respect to any restrictions on Indebtedness contained therein), and no events which, with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents (including with respect to any restrictions on Indebtedness contained therein).
(c)	Such Guarantor has the requisite power and authority to execute, deliver and perform this Agreement and each of the other Loan Documents which are required to be executed on its behalf. The execution, delivery and performance of each of the Loan Documents which must be executed in connection with this Agreement by such Guarantor and to which such Guarantor is a party and the consummation of the transactions contemplated thereby are within such Guarantor’s partnership, company, or corporate powers, have been duly authorized by all necessary partnership, company, or corporate action and such authorization has not been rescinded. No other partnership, company, or corporate action or proceedings on the part of such Guarantor is necessary to consummate such transactions.
(d)	Each of the Loan Documents to which such Guarantor is a party has been duly executed and delivered on behalf of such Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to bankruptcy, insolvency, reorganization, or other laws affecting creditors’ rights generally and to principles of equity, regardless of whether considered in a proceeding in equity or at law), is in full force and effect and all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such Guarantor on or before the Closing Date have been performed or complied with, and no Potential Default or Event of Default exists thereunder.

          2. No Conflict. As of the Closing Date, the execution, delivery and performance by such Guarantor of the Loan Documents to which it is a party and the consummation of the transactions contemplated by the Loan Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to such Guarantor, (ii) any of the Organizational Documents of such Guarantor, or (iii) any order, judgment or decree of any court or other agency of government binding on such Guarantor, except in the case of clauses (i), (ii) and (iii) to the extent such violation will not result in a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of such Guarantor, except to the extent such conflict, breach or default will not result in a Material Adverse Effect; or (c) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of such Guarantor except for such approvals or consents which will be obtained on or before the Closing Date and except for any such approvals or consents the failure of which to obtain will not result in a Material Adverse Effect.
          3. No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to such Guarantor’s Knowledge, threatened by or against such Guarantor or against such Guarantor’s Properties or revenues which is likely to be adversely determined and which, if adversely determined, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The performance of any action by such Guarantor required or contemplated by any Loan Documents is not restrained or enjoined (either temporarily, preliminarily or permanently).

EXHIBIT B TO CREDIT AGREEMENT
FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT
     This Assignment and Acceptance Agreement (this “Assignment”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”). Capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as it may be Modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions for Assignment and Assumption Agreement set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment as if set forth herein in full.
     For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by Administrative Agent as contemplated below, the interest in and to all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor’s outstanding rights and obligations under the respective facilities identified below (including, to the extent included in any such facilities, letters of credit and swing line loans) (the “Assigned Interest”). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and the Credit Agreement, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:	[and is an Affiliate/Approved Fund[*****]]

3.	Borrower(s):	EH/Transeastern, LLC, a Delaware limited liability company, and TE/TOUSA Senior, LLC, a Delaware limited liability company

4.	Administrative Agent:	Deutsche Bank Trust Company Americas, as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement, dated as of August 1, 2005, and entered into by and among EH/Transeastern, LLC and TE/TOUSA Senior, LLC (jointly and severally, the “Borrowers” and each a “Borrower”), the Lenders party thereto from time to time, and Deutsche Bank Trust Company Americas, as Administrative Agent for the Lenders.

6.	Assigned Interest:

	Aggregate Amount	Amount of
	of Commitment/Loans	Commitment/Loans
Facility Assigned	for all Lenders	Assigned
Term Loan Commitment	$335,000,000	$
Revolving Loan Commitment	$115,000,000	$
	$	$
Effective Date:                    , 20___[TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

[*****]	Select as applicable.

B-1

7. Notice and Wire Instructions:

[NAME OF ASSIGNOR]	[NAME OF ASSIGNEE]

Notices:	Notices:

Attention:	Attention:
Telecopier:	Telecopier:

with a copy to:	with a copy to:

Attention:	Attention:
Telecopier:	Telecopier:

Wire Instructions:	Wire Instructions:

B-2

The terms set forth in this Assignment are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE]

By:

Name:
Title:
Consented to and Accepted:
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent

By:
Name:
Title:

S-1

ANNEX 1
STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT
AND ACCEPTANCE AGREEMENT
1.	Representations and Warranties.
1.1	Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim (other than any Permitted Lien) and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with any Credit Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document delivered pursuant thereto, other than this Assignment (herein collectively the “Credit Documents”), or any collateral thereunder, (iii) the financial condition of the Borrowers, any of their Subsidiaries or Affiliates or any other Person obligated in respect of any Credit Document or (iv) the performance or observance by the Borrowers, any of their Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Credit Document.

1.2	Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies all requirements of an Eligible Assignee under the Credit Agreement, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement and such other Credit Documents, documents and information as it has deemed appropriate to make, independently and without reliance on Administrative Agent, the Assignor or any other Lender, its own credit analysis and decision to enter into this Assignment and to purchase the Assigned Interest, and (v) if it is a Non-US Lender, attached to this Assignment is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at that time, continue to make its own credit decisions in taking or not taking action under the Credit Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Credit Documents are required to be performed by it as a Lender.
2.	Payments. All payments with respect to the Assigned Interest shall be made on the Effective Date as follows:
2.1	With respect to the Assigned Interest for Term Loans, unless notice to the contrary is delivered to the Lender from Administrative Agent, payment to the Assignor by the Assignee in respect of the Assigned Interest shall include such compensation to the Assignor as may be agreed upon by the Assignor and the Assignee with respect to all unpaid interest which has accrued on the Assigned Interest to but excluding the Effective Date. On and after the applicable Effective Date, the Assignee shall be entitled to receive all interest paid or payable with respect to the Assigned Interest, whether such interest accrued before or after the Effective Date.

2.2	With respect to Assigned Interest for Revolving Loans, from and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which

S-1

have accrued to but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.[ * ]
3.	General Provisions. This Assignment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Assignment. This Assignment shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflict of laws principles thereof.

[ * ]	Administrative Agent should consider whether this method conforms to its systems. In some circumstances, the following alternative language may be appropriate: “From and after the Effective Date, Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.”

S-3

EXHIBIT C TO LOAN AGREEMENT
FORM OF CLOSING DATE CERTIFICATE
          THE UNDERSIGNED HEREBY CERTIFY AS FOLLOWS:
          1. We are, respectively, the [Secretary/Assistant Secretary] of EH/TRANSEASTERN, LLC, a limited liability company organized under the laws of the state of Delaware (“EH Transeastern”) and the [Secretary/Assistant Secretary] of TE/TOUSA SENIOR, LLC, a limited liability company organized under the laws of the state of Delaware (“TE/TOUSA Senior” and, together with EH/Transeastern, the “Borrowers”) and [OTHER BORROWER PARTIES AS APPLICABLE].
          2. Pursuant to Section 3.1 of that certain Credit Agreement, dated as of August 1, 2005 (as it may be Modified, the “Credit Agreement”; capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement), and entered into by and among Borrowers, the Lenders from time to time party thereto (the “Lenders”), and DEUTSCHE BANK TRUST COMPANY AMERICAS in its capacity as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”), Borrowers request that the Lenders make the following Loans to the Borrowers on August 1, 2005 (the “Closing Date”):

(a) Term Loans (in aggregate):	$	[ , , ]

(b) Revolving Loans (in aggregate):	$	[ , , ]

(b) Swing Line Loans (in aggregate):	$	[ , , ]
          3. We have reviewed the terms of Section 4 of the Credit Agreement and the definitions and provisions contained in such Credit Agreement relating thereto, and in our opinion we have made, or have caused to be made under our supervision, such examination or investigation as is necessary to enable us to express an informed opinion as to the matters referred to herein.
          4. Based upon our review and examination described in paragraph 3 above, we certify, respectively, in our capacities as [Secretary/Assistant Secretary] of EH Transeastern and [Secretary/Assistant Secretary] of TE/TOUSA Senior, that as of the date hereof:
     (i) as of the Closing Date, the representations and warranties contained in the Credit Agreement and each other Loan Document are true, correct and complete in all material respects on and as of the Closing Date to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all material respects on and as of such earlier date;
     (ii) as of the Closing Date, other than as described in the Credit Agreement, there shall not exist any action, suit, investigation, litigation or proceeding or other legal or regulatory developments, pending or threatened in any court or before any arbitrator or Governmental Authority that, singly or in the aggregate, materially impairs any of the transactions contemplated by the Loan Documents or the Asset Purchase Agreement, or that could reasonably be expected to have a Material Adverse Effect; and
     (iii) as of the Closing Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Default.

C-1-1

          5. Each Borrower Party has requested the applicable counsel to deliver to Administrative Agent and Lenders on the Closing Date favorable written opinions in form and substance reasonably acceptable to the Administrative Agent pursuant to Section 3.1(1)(x) of the Credit Agreement.
          6. Each Borrower Party has delivered or caused to be delivered the Borrowing Base Certificate pursuant to Section 3.1(1)(xiv) of the Credit Agreement.
          7. Attached hereto as Annex A are true, complete and correct copies of (a) the most recent audited financial statement of TEP Holdings Inc. and (b) pro forma financial statements for each of the Borrowers as at the Closing Date and reflecting the consummation of the transactions, the related financings and the other transactions contemplated by the Loan Documents to occur on or prior to the Closing Date.
[Remainder of page intentionally left blank.]

C-1-2

          The foregoing certifications are made and delivered as of August 1, 2005.

EH/TRANSEASTERN, LLC

By:
Name:
Title:

TE/TOUSA SENIOR, LLC

By:

Name:
Title:

[OTHER BORROWER PARTIES]

By:

Name:
Title:

S-1

ANNEX A-I TO
CLOSING DATE CERTIFICATE
HISTORICAL FINANCIAL STATEMENTS
C-1-Annex A-I

ANNEX A-II TO
CLOSING DATE CERTIFICATE
PRO FORMA FINANCIAL STATEMENTS
[SEE ATTACHED]
C-1-ANNEX A-II

EXHIBIT D TO CREDIT AGREEMENT
FORM OF RATE REQUEST
     Reference is made to that certain Credit Agreement, dated as of August 1, 2005 (as it may be Modified, the “Credit Agreement”; capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement), and entered into by and among EH/TRANSEASTERN, LLC, a limited liability company organized under the laws of the state of Delaware (“EH Transeastern”) and TE/TOUSA SENIOR, LLC, a limited liability company organized under the laws of the state of Delaware (“TE/TOUSA Senior” and, together with EH Transeastern, the “Borrowers”), the Lenders from time to time party thereto (the “Lenders”), and DEUTSCHE BANK TRUST COMPANY AMERICAS in its capacity as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
     Pursuant to Section 2.9 of the Credit Agreement, Borrowers desire to convert or to continue the following Loans, each such conversion and/or continuation to be effective as of ___, 200___:
     1. Term Loans:

$[___,___,___]	Eurodollar Rate Loans to be continued with Interest Period of ___ month(s)

$[___,___,___]	Base Rate Loans to be converted to Eurodollar Rate Loans with Interest Period of ___ month(s)

$[___,___,___]	Eurodollar Rate Loans to be converted to Base Rate Loans
     2. Revolving Loans:

$[___,___,___]	Eurodollar Rate Loans to be continued with Interest Period of ___ month(s)

$[___,___,___]	Base Rate Loans to be converted to Eurodollar Rate Loans with Interest Period of ___ month(s)

$[___,___,___]	Eurodollar Rate Loans to be converted to Base Rate Loans

D-1

Date: , 200_	EH/TRANSEASTERN, LLC

By:

Name:
Title:

TE/TOUSA SENIOR, LLC

By:

Name:
Title:

EXHIBIT E-l TO CREDIT AGREEMENT
FORM OF TERM LOAN NOTE

$[1][___,___,___]
[2] , 200_	New York, New York
     FOR VALUE RECEIVED, EH/Transeastern, LLC and TE/TOUSA Senior, LLC (jointly and severally, the “Borrowers” and each a “Borrower”), jointly and severally promise to pay [NAME OF LENDER] (“Payee”) or its registered assigns, on or before ___, 200_, as such date may be extended pursuant to Section 2.6 of the Credit Agreement (or accelerated following an Event of Default as further provided below) the principal amount of [1][DOLLARS] ($[___,___,_][1] in the installments referred to below.
     Borrowers also promise to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement, dated as of August 1, 2005 (as it may be Modified, the “Credit Agreement” ; capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement), and entered into by and among Borrowers, the Lenders party thereto from time to time, and Deutsche Bank Trust Company Americas, as Administrative Agent for the Lenders.
     This Note is one of the “Notes” evidencing the Term Loans in the original aggregate principal amount of $335,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Term Loan evidenced hereby was made and is to be repaid.
     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment and Acceptance Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, Borrowers, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrowers hereunder with respect to payments of principal of or interest on this Note.
     This Note is subject to mandatory prepayment and to prepayment at the option of Borrowers, each as provided in the Credit Agreement.
     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWERS AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES THEREOF.
     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.

[1]	Lender’s Term Loan Commitment
[2]	Date of Issuance
E-1-1

     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.
     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrowers, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.
     Borrowers promise to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Borrowers and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.
E-1-2

     IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

EH/TRANSEASTERN, LLC

By:

Name:
Title:

TE/TOUSA SENIOR, LLC

By:

Name:
Title:

EXHIBIT E-2 TO CREDIT AGREEMENT
FORM OF REVOLVING LOAN NOTE

$[1] [___,___,___] [2]___, 200_	New York, New York
     FOR VALUE RECEIVED, EH/Transeastern, LLC and TE/TOUSA Senior, LLC (jointly and severally, the “Borrowers” and each a “Borrowers”), jointly and severally promise to pay (NAME OF LENDER] (“Payee”) or its registered assigns, on or before ___, 200_, as such date may be extended pursuant to Section 2.6 of the Credit Agreement (or accelerated following an Event of Default as further provided below) the lesser of (a) [1] [DOLLARS] ($[1][___,___,___]) and (b) the unpaid principal amount of all advances made by Payee to Borrowers as Revolving Loans under the Credit Agreement referred to below.
     Borrowers also promise to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement, dated as of August 1, 2005 (as it may be Modified, the “Credit Agreement”; capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement), and entered into by and among Borrowers, the Lenders party thereto from time to time, and Deutsche Bank Trust Company Americas, as Administrative Agent for the Lenders.
     This Note is one of the “Notes” evidencing the Revolving Commitments in the original aggregate principal amount of $ 115,000,000 and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Revolving Loans evidenced hereby were made and are to be repaid.
     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Administrative Agent or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement. Unless and until an Assignment and Acceptance Agreement effecting the assignment or transfer of the obligations evidenced hereby shall have been accepted by Administrative Agent and recorded in the Register, Company, each Agent and Lenders shall be entitled to deem and treat Payee as the owner and holder of this Note and the obligations evidenced hereby. Payee hereby agrees, by its acceptance hereof, that before disposing of this Note or any part hereof it will make a notation hereon of all principal payments previously made hereunder and of the date to which interest hereon has been paid; provided, the failure to make a notation of any payment made on this Note shall not limit or otherwise affect the obligations of Borrowers hereunder with respect to payments of principal of or interest on this Note.
     This Note is subject to mandatory prepayment and to prepayment at the option of Borrowers, each as provided in the Credit Agreement.
     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWERS AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

[1]	Lender’s Revolving Credit Commitment

[2]	Date of Issuance
E-2-1

     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.
     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrowers, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.
     Borrowers promise to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Borrowers and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.
E-2-2

     IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

EH/TRANSEASTERN, LLC

By:

Name:
Title:

TE/TOUSA SENIOR, LLC

By:

Name:
Title:

S-1

TRANSACTIONS ON
REVOLVING LOAN NOTE

	Amount of Loan	Amount of Principal	Outstanding Principal	Notation
Date	Made This Date	Paid This Date	Balance This Date	Made By

EXHIBIT E-3 TO CREDIT AGREEMENT
FORM OF SWING LINE NOTE

$[1][___,___,___] [2] , 200_	New York, New York
     FOR VALUE RECEIVED, EH/Transeastern, LLC and TE/TOUSA Senior, LLC (jointly and severally, the “Borrowers” and each a “Borrowers”), jointly and severally promise to pay to Deutsche Bank Trust Company Americas, as Swing Line Lender (“Payee”), on or before ___, 200_, as such date may be extended pursuant to Section 2.6 of the Credit Agreement (or accelerated following an Event of Default as further provided below), the lesser of (a) [1][DOLLARS] ($[___,___,___]) and (b) the unpaid principal amount of all advances made by Payee to Borrowers as Swing Line Loans under the Credit Agreement referred to below.
     Borrowers also promise to pay interest on the unpaid principal amount hereof, from the date hereof until paid in full, at the rates and at the times which shall be determined in accordance with the provisions of that certain Credit Agreement, dated as of August 1, 2005 (as it may be Modified, the “Credit Agreement”; capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement), and entered into by and among Borrowers, the Lenders party thereto from time to time, and Deutsche Bank Trust Company Americas, as Administrative Agent for the Lenders.
     This Note is the “Swing Line Note” and is issued pursuant to and entitled to the benefits of the Credit Agreement, to which reference is hereby made for a more complete statement of the terms and conditions under which the Swing Line Loans evidenced hereby were made and are to be repaid.
     All payments of principal and interest in respect of this Note shall be made in lawful money of the United States of America in same day funds at the Principal Office of Swing Line Lender or at such other place as shall be designated in writing for such purpose in accordance with the terms of the Credit Agreement.
     This Note is subject to mandatory prepayment and to prepayment at the option of Borrowers, each as provided in the Credit Agreement.
     THIS NOTE AND THE RIGHTS AND OBLIGATIONS OF BORROWERS AND PAYEE HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.
     Upon the occurrence of an Event of Default, the unpaid balance of the principal amount of this Note, together with all accrued and unpaid interest thereon, may become, or may be declared to be, due and payable in the manner, upon the conditions and with the effect provided in the Credit Agreement.
     The terms of this Note are subject to amendment only in the manner provided in the Credit Agreement.
     No reference herein to the Credit Agreement and no provision of this Note or the Credit Agreement shall alter or impair the obligations of Borrowers, which are absolute and unconditional, to pay the principal of and interest on this Note at the place, at the respective times, and in the currency herein prescribed.

[1]	Swing Line Sublimit [the lesser of (i) $20,000,000, and (ii) the aggregate unused amount of Revolving Commitments then in effect]

[2]	Date of Issuance
E-3-1

     Borrowers promise to pay all costs and expenses, including reasonable attorneys’ fees, all as provided in the Credit Agreement, incurred in the collection and enforcement of this Note. Borrowers and any endorsers of this Note hereby consent to renewals and extensions of time at or after the maturity hereof, without notice, and hereby waive diligence, presentment, protest, demand notice of every kind and, to the full extent permitted by law, the right to plead any statute of limitations as a defense to any demand hereunder.
E-3-2

     IN WITNESS WHEREOF, Borrowers have caused this Note to be duly executed and delivered by its officer thereunto duly authorized as of the date and at the place first written above.

EH/TRANSEASTERN, LLC

By:

Name:
Title:

TE/TOUSA SENIOR, LLC

By:

Name:
Title:

S-1

TRANSACTIONS ON
SWING LINE NOTE

	Amount of Loan	Amount of Principal	Outstanding Principal	Notation
Date	Made This Date	Paid This Date	Balance This Date	Made By

L-5-Annex A-1

PLEDGE AGREEMENT
     THIS PLEDGE AND SECURITY AGREEMENT, dated as of July ___, 2005 (this “Agreement”), is made by TE/TOUSA SENIOR, LLC, a limited liability company organized under the laws of the state of Delaware (“Pledgor”), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as Administrative Agent for the Lenders described below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
RECITALS
     A. Pursuant to that certain Credit Agreement dated as of the date hereof (as the same may be Modified from time to time, the “Loan Agreement”) by and among Pledgor and EH/Transeastern, LLC, a limited liability company organized under the laws of the state of Delaware (the “Operating Company” and, together with Pledgor, jointly and severally, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto (the “Lenders”), and Administrative Agent, the Lenders have agreed to make a loan to the Borrowers in an initial principal amount of $450,000,000 (the “Loan”), consisting of $335,000,000 aggregate principal amount of Term Loans, and up to $115,000,000 aggregate principal amount of Revolving Commitments.
     B. Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.
AGREEMENT
     NOW THEREFORE, to induce the Lenders to extend the Loan, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Pledgor hereby covenants and agrees as follows:
     1. Definitions. In addition to all of the other capitalized terms defined herein, the following terms shall have the following respective meanings:
          1.1 “Code” means the Uniform Commercial Code, as in effect from time to time in the State of New York.
          1.2 “Collateral” means (i) the Pledged Interests, (ii) all additional Pledged Interests, rights and/or options acquired by Pledgor pursuant to Section 2.2(h) below or otherwise, (iii) all rights of Pledgor, if any, as creditor of the Pledged Entities; and (iv) all Proceeds. The inclusion of Proceeds in the Collateral does not authorize Pledgor to sell, dispose of or otherwise use the Collateral in any manner not specifically authorized hereby.
          1.3 “Corporations” means the corporations identified on Exhibit A attached hereto.

1

          1.4 “Distributions” means all dividends, distributions, liquidation proceeds, cash, profits, instruments and other property and economic benefits to which Pledgor is entitled with respect to the Pledged Interests whether or not received by or otherwise distributed to Pledgor, whether such dividends, distributions, liquidation proceeds, cash, profits, instruments and other property and economic benefits are paid or distributed by the Pledged Entities in respect of operating profits, sales, exchanges, refinancing, condemnations or insured losses of the company’s assets, the liquidation of the company’s assets and affairs, management fees, guaranteed payments, repayment of loans, reimbursement of expenses or otherwise in respect of or in exchange for any or all of the Pledged Interests.
          1.5 “Event of Default” means, for purposes of this Agreement, the occurrence of any of the following:
               (a) An “Event of Default” under the Loan Agreement shall have occurred and be continuing;
               (b) Any representation or warranty made by Pledgor hereunder shall be inaccurate or incomplete in any material respect on or as of the date made or deemed made;
               (c) Pledgor shall breach any of the covenants set forth in Section 4.1; or
               (d) Pledgor shall fail to observe or perform any other term or provision contained in this Agreement and such failure shall continue for thirty (30) days following the date Pledgor knew or, in the orderly conduct of its business, should have known of such failure.
          1.6 “LLCs” means the limited liability companies identified on Exhibit A attached hereto.
          1.7 “LLC Interests” means all membership, equity or ownership and/or other interests now or hereafter owned by Pledgor in the LLCs, and including all of Pledgor’s right, title and interest in and to: (i) any and all now existing and hereafter acquired membership, equity or ownership interest of Pledgor in the LLCs, whether in capital, profits or otherwise; (ii) any and all now existing and hereafter arising rights of Pledgor to receive Distributions or payments from the LLCs, whether in cash or in kind and whether such Distributions or payments are on account of Pledgor’s interest as owner of a membership, equity or ownership interest of the LLCs or as a creditor of the LLCs or otherwise, and all other economic rights and interests of any nature of Pledgor in the LLCs; (iii) any and all now existing and hereafter acquired management and voting rights of Pledgor of, in, or with respect to the LLCs, whether as an owner of a membership, equity or ownership interest of the LLCs or otherwise, and whether provided for under the Operating Agreements and/or applicable law, and all other rights of and benefits to Pledgor of any nature arising or accruing under the Operating Agreements; (iv) any and all now existing and hereafter acquired rights of Pledgor to any specific property owned by the LLCs; (v) if any of the membership, equity or ownership interests in the LLCs are evidenced in certificate form, the LLC Interests shall include all such certificates, delivered to Administrative Agent accompanied by stock powers (in form and substance reasonably acceptable to Administrative Agent) duly executed in blank; (vi) all rights of Pledgor to cause an

2

assignee to be substituted in the LLCs as a member in the place and stead of Pledgor; (vii) all rights, remedies, powers, privileges, security interest, Liens and claims of Pledgor for damages arising out of or for breach of or default under the Operating Agreements; (viii) all present and future claims, if any, of Pledgor against the LLCs under or arising out of the Operating Agreements for monies loaned or advanced, for services rendered or otherwise; (ix) all rights of Pledgor to access the books and records of the LLCs and to other information concerning or affecting the LLCs; (x) all rights of Pledgor to terminate the Operating Agreements, to perform thereunder, to compel performance and otherwise to exercise all remedies thereunder; (xi) all rights of Pledgor to acquire the rights or interest of any other member in the LLCs and (xii) all Proceeds of the foregoing.
          1.8 “Obligations” means all obligations and liabilities of Pledgor under the Loan Documents to which Pledgor is a party.
          1.9 “Operating Agreements” means the operating agreements and articles of organization, certificates of formation or other formation documents and all other agreements, certificates and other documents which govern the existence, operation and ownership of the LLCs, as the same are in effect as of the date hereof and as the same hereafter may be Modified from time to time in accordance with the Loan Agreement.
          1.10 “Organizational Documents” means (i) the articles or certificate of incorporation (including any amendments thereto or restatements thereof), bylaws and any certificate or statement of designation of the Corporations, (ii) the Operating Agreements and (iii) the Partnership Agreements.
          1.11 “Partnerships” means the partnerships identified on Exhibit A attached hereto.
          1.12 “Partnership Agreements” means the partnership agreements and certificates of limited partnership, together with all other agreements, certificates and other documents which govern the existence, operation and ownership of the Pledged Entities, as the same are in effect as of the date hereof and as the same hereafter may be Modified from time to time in accordance with the Loan Agreement.
          1.13 “Partnership Interests” means all partnership, equity or ownership and/or other interests now or hereafter owned by Pledgor in the Partnerships, and including all of Pledgor’s right, title and interest in and to: (i) any and all now existing and hereafter acquired membership, equity or ownership interest of Pledgor in the Partnerships whether in capital, profits or otherwise; (ii) any and all now existing and hereafter arising rights of Pledgor to receive Distributions or payments from the Partnerships, whether in cash or in kind and whether such Distributions or payments are on account of Pledgor’s interest as an owner of a partnership, equity or ownership interest of the Partnerships or as a creditor of the Partnerships or otherwise, and all other economic rights and interests of any nature of Pledgor in the Partnerships; (iii) any and all now existing and hereafter acquired management and voting rights of Pledgor of, in, or with respect to the Partnerships, whether as an owner of a partnership, equity or ownership interest of the Partnerships or otherwise, and whether provided for under the Partnership

3

Agreements and/or applicable law, and all other rights of and benefits to Pledgor of any nature arising or accruing under the Partnership Agreements; (iv) any and all now existing and hereafter acquired rights of Pledgor to any specific property owned by the Partnerships; (v) if the Partnership Interests are evidenced in certificate form, the Partnership Interests shall include all such certificates, delivered to Administrative Agent accompanied by stock powers (in form and substance reasonably acceptable to Administrative Agent) duly executed in blank; (vi) all rights of Pledgor to cause an assignee to be substituted in the Partnerships as a partner in the place and stead of Pledgor; (vii) all rights, remedies, powers, privileges, security interest, Liens and claims of Pledgor for damages arising out of or for breach of or default under the Partnership Agreements; (viii) all present and future claims, if any, of Pledgor against the Partnerships under or arising out of the Partnership Agreements for monies loaned or advanced, for services rendered or otherwise; (ix) all rights of Pledgor to access the books and records of the Partnerships and to other information concerning or affecting the Partnerships; (x) all rights of Pledgor to terminate the Partnership Agreements, to perform thereunder, to compel performance and otherwise to exercise all remedies thereunder; (xi) all rights of Pledgor to acquire the rights or interest of any other partner in the Partnerships and (xii) all Proceeds of the foregoing.
          1.14 “Pledged Entities” means the Corporations, the LLCs and the Partnerships.
          1.15 “Pledged Interests” means the LLC Interests, the Partnership Interests and the Pledged Stock.
          1.16 “Pledged Stock” means, with respect to Pledgor: (i) all shares of capital stock of the Corporations, now owned or hereafter acquired by Pledgor, and the certificates representing the shares of such capital stock (delivered to Administrative Agent accompanied by stock powers (in form and substance reasonably acceptable to Administrative Agent) duly executed in blank) and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such shares (such now-owned shares being identified on Schedule 1 attached hereto), and all options and warrants for the purchase of shares of the stock of the Corporations now or hereafter held in the name of Pledgor; (ii) all additional shares of stock or certificated interests of the Corporations from time to time acquired by Pledgor in any manner, and the certificates representing such additional shares (delivered to Administrative Agent accompanied by stock powers (in form and substance reasonably acceptable to Administrative Agent) duly executed in blank) and any interest of Pledgor in the entries on the books of any financial intermediary pertaining to such shares and interests, and, with respect to shares described in clause (i) above and this clause (ii), all securities convertible into and options, warrants, dividends, cash, instruments and other rights and options from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such shares (including all rights to request or cause the issuer thereof to register any or all of the Collateral under federal and state securities laws to the maximum extent possible under any agreement for such registration rights), and all put rights, tag-along rights or other rights pertaining to the sale or other transfer of such Collateral, together in each case with all right under any agreements, articles or certificates of incorporation or otherwise pertaining to such rights; (iii) all voting rights and rights to cash and non-cash dividends, instruments and other property from time to

4

time received, receivable or otherwise distributed in respect of, or in exchange for, any or all of the foregoing; and (iv) all Proceeds of the foregoing.
          1.17 “Pro Rata Share” means, when calculating a Lender’s portion of any distribution or amount, that amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of the Obligations owing to such Lender in accordance with the Loan Agreement and the other Loan Documents, and the denominator of which is the then outstanding amount of all the Obligations.
          1.18 “Proceeds” means, collectively, (i) all “proceeds” (as such term is defined in Section 9-102 of the Code) with respect to any of the Collateral, (ii) whatever is receivable or received when any of the Collateral is sold, collected, exchanged or otherwise disposed of, whether such disposition is voluntary or involuntary, and includes, without limitation, all rights to payment, including return premiums, with respect to any insurance relating thereto and also includes all interest, dividends and other property receivable or received on account of any of the Collateral or proceeds thereof, and in any event, shall include all Distributions or other income from any of the Collateral, all collections thereon or all Distributions with respect thereto, and (iii) all proceeds, products, accessions, rents, profits, income, benefits, substitutions and replacements of and to any of the Collateral.
     2. Pledge of Collateral.
          2.1 As security for the due and punctual payment and performance of all of the Obligations (whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, including without limitation the payment of amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a)), whether allowed or allowable as claims, Pledgor hereby (a) pledges, transfers, hypothecates and assigns to Administrative Agent the Collateral, for the purposes herein expressed, and (b) grants to Administrative Agent a continuing general first-priority lien on and security interest in and to the Collateral. Pledgor shall promptly deliver or cause to be delivered to Administrative Agent all certificates or instruments evidencing the Pledged Interests, together with duly executed stock powers or other appropriate endorsements. With respect to any Collateral in the possession of or registered in the name of a custodian bank or nominee therefor, or any Collateral represented by entries on the books of any financial intermediary, Pledgor agrees to cause such custodian bank or nominee to enter into an agreement with Administrative Agent reasonably satisfactory to Administrative Agent in form and content confirming that the Collateral is held for the account of Administrative Agent. With respect to any Collateral held in an account maintained by Administrative Agent as financial intermediary, Pledgor hereby gives notice to Administrative Agent of Administrative Agent’s security interest in such Collateral. In addition, Pledgor agrees that in the event that any Collateral is held by Administrative Agent in a fiduciary capacity for or on behalf of Pledgor as the beneficial owner thereof, any agreements executed by Pledgor in connection therewith are hereby amended to authorize and direct the pledge, hypothecation and/or transfer of such Collateral to Administrative Agent as secured party by Administrative Agent as fiduciary in accordance with the terms, covenants and conditions of this Pledge Agreement. The rights granted to Administrative Agent pursuant to this Pledge Agreement are in addition to the rights granted to Administrative Agent pursuant to any such

5

agreements. In case of conflict between the provisions of this Pledge Agreement and those of any other such agreement, the provisions hereof shall prevail.
          2.2 The Collateral shall be held and disposed of by Administrative Agent in accordance with the following provisions:
               (a) Administrative Agent shall retain a valid and perfected first-priority security interest in the Collateral until the date on which each and every one of the Obligations has been fully and indefeasibly performed in accordance with the terms of the Loan Agreement and the other Loan Documents, including the indefeasible payment in full of the principal amount of the Loan Agreement, and all interest accrued thereon.
               (b) Upon the occurrence and during the continuance of an Event of Default, Administrative Agent may exercise, in addition to its other rights and remedies hereunder, or in any of the other Loan Documents, all rights and remedies of a secured party under the Code with respect to the Collateral as in effect at the time and otherwise available by action or actions at law or in equity, including, without limitation:
                    (i) to sell, assign and effectively transfer the Collateral either at public or private sale, at the option of Administrative Agent, without recourse to judicial proceedings and without either demand, appraisement, advertisement or notice (except such notice as is expressly provided herein) of any kind, all of which are expressly waived;
                    (ii) to proceed by way of appropriate judicial proceedings to have the Collateral sold at judicial sale, with or without appraisement;
                    (iii) to seek an injunction of the prohibited action; or
                    (iv) to pursue any other available legal remedy; and, out of the Proceeds of the sale of the Collateral, Administrative Agent shall be entitled to receive, by preference and priority over all Persons whatsoever, the full remaining and unpaid balance of the Obligations, together with all interest, costs, reasonable attorneys’ fees and other charges.
               (c) Without limiting the provisions of Section 2.2(b), upon the occurrence and during the continuation of an Event of Default, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except for any notice required by law or as expressly provided herein) to or upon Pledgor, the Pledged Entities, the Guarantor, or any other Person (all and each of which other demands, defenses, advertisements and notices are hereby waived), Administrative Agent and/or its nominee(s) or designee(s) may forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), upon such terms and conditions as Administrative Agent may deem advisable and at such prices as Administrative Agent may deem best, for cash or on credit or for future delivery without assumption of any credit risk. Administrative Agent and/or such nominee(s) or designee(s) shall have the right upon any public sale or sales, and, to the extent permitted by law, upon any private sale or sales, to purchase the Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity Pledgor hereby waives and/or

6

releases to the extent permitted by applicable law. Administrative Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale in accordance with the Loan Agreement and the other Loan Documents. Administrative Agent or any Lender may be the purchaser(s) of any or all of the Collateral at any such sale and Administrative Agent, as agent for and representative of Lenders, shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by Administrative Agent at such sale. Each purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of Pledgor, and Pledgor hereby waives (to the extent permitted by applicable law) all rights of redemption, stay and/or appraisal which it now has or may have at any time in the future have under any rule of law or statute now existing or thereafter enacted. Notwithstanding anything to the contrary contained in this Agreement, the parties have agreed that (A) before Administrative Agent has consummated any sale or other disposition of the Collateral, it shall have provided written notice to Pledgor (concurrently with or following any Event of Default) of its intent to do so not less than 60 days prior to such sale or disposition, and (B) such 60 day period shall be deemed a commercially reasonable notice period under all circumstances. Administrative Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. Administrative Agent may adjourn any public or private sale from time to time by announcing the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Pledgor hereby waives any claims against Administrative Agent arising by reason of the fact that the price at which any Collateral may have been sold at such a private sale was less than the price which might have been obtained at a public sale, even if Administrative Agent accepts the first offer received and does not offer such Collateral to more than one offeree. In connection with any sale of the Collateral, Administrative Agent may specifically disclaim any warranties of title or the like, and such disclaimer shall not be considered to adversely affect the commercial reasonableness of such sale. If Administrative Agent sells any of the Collateral on credit, Pledgor will be credited only with payments actually made by the purchaser(s) of such Collateral which are received by Administrative Agent and applied to the Obligations. In the event a purchaser fails to pay for the Collateral, Administrative Agent may resell the Collateral and Pledgor shall be credited with the proceeds of the sale.
               (d) In addition to the remedies described in Sections 2.2(b) and 2.2(c) above, upon the occurrence and during the continuation of any Event of Default, (i) Administrative Agent and/or its nominee(s) or designee(s) shall have the right to receive any and all Distributions or other payments paid with respect to the Pledged Interests and the other Collateral, as applicable, and make application thereof in accordance with this Agreement (and any dividends and other payments received in trust by Pledgor for the benefit of Administrative Agent shall be segregated from the other funds of Pledgor), and (ii) provided an Event of Default has occurred and is continuing, at Administrative Agent’s election, all Pledged Interests shall be transferred to Administrative Agent and/or one or more nominee(s) or designee(s) thereof, and Administrative Agent and/or such nominee(s) or designee(s) may in the name of Pledgor or in Administrative Agent’s and/or such nominee(s)’ or designee(s)’ own name, collect all payments and assets due Pledgor pursuant to the Pledged Interests and/or the applicable Organizational Documents, and Administrative Agent and/or such nominee(s) or designee(s) may thereafter

7

exercise (x) all voting and other rights pertaining to the Pledged Interests, as applicable, to the extent permitted by law, and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to the Pledged Interests as if they were the absolute owners thereof (including the right to exchange at their discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other change in the entity structure of the Pledged Entities), or upon the exercise by Pledgor or Administrative Agent and/or such nominee(s) or designee(s) of any right, privilege or option pertaining to such Pledged Interests, and, in connection therewith, the right to deposit and deliver evidences of the Pledged Interests with any committee, depository, transfer agent, registrar or other designated agency (upon such terms and conditions as they may determine), all without liability except to account for property actually received by them, but neither Administrative Agent nor any such nominee or designee shall have any duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing. Further, unless and until Administrative Agent and/or such nominee(s) or designee(s) succeed to actual ownership thereof, pursuant to the exercise of Administrative Agent’s remedies described in Sections 2.2(b) and 2.2(c) above, neither Administrative Agent nor Lenders nor any such nominee or designee shall be obligated to perform or discharge any obligation, duty or liability in connection with the Pledged Interests. The rights of Administrative Agent hereunder shall not be conditioned or contingent upon the pursuit by Administrative Agent or Lenders of any other right or remedy against Pledgor, the Guarantor or any other guarantor of the Loan Agreement, or against any other person or entity which may be or become liable in respect of all or any part of the Obligations or against any other collateral security therefor, guarantee thereof or right of offset with respect thereto. Neither Administrative Agent, Lenders nor any such nominee or designee shall be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall they be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other person or entity or to take any other action whatsoever with regard to the Collateral or any part thereof, unless such actions are required by applicable law.
               (e) Administrative Agent is hereby authorized to and shall apply the net proceeds of such sale of, or other realization upon, any or all of the Collateral, after first deducting the costs and expenses of sale, including reasonable attorneys’ fees and reasonable costs of Administrative Agent and Lenders’ agents, to the payment of the Obligations in such order as Administrative Agent shall elect, in its sole discretion, it being understood that this Agreement shall remain in full force and effect and Administrative Agent shall retain all rights hereunder, until the date on which all of the Obligations have been indefeasibly satisfied in full, after deducting all such costs and expenses. If, after any sale of the Collateral pursuant to this Section 2.2, there shall be a balance remaining after the payment of all of the items described above, such balance shall be paid to persons or entities entitled by law to receive such balance to allocate among themselves, without any liability resulting from the allocation thereof on the part of Administrative Agent or Lenders.
               (f) Following the occurrence and during the continuance of an Event of Default, in addition to any other remedies available to Administrative Agent hereunder and without imposing upon Administrative Agent any duty to do so, Administrative Agent may, in its sole and absolute discretion, pay, purchase, contest or compromise any encumbrance, charge or

8

Lien which is prior or superior to its security interest in the Collateral and pay all expenses incurred in connection therewith (any payment or expense so incurred shall be deemed Obligations and shall be immediately due and payable and secured hereby), all of which shall be deemed authorized by Pledgor. All such expenses not paid or reimbursed by Pledgor when due shall accrue interest at the default rate specified in the Loan Agreement. Nothing in this Section 2.2(f) shall be construed as authorizing Pledgor to grant or permit any encumbrance, charge or Lien on the Collateral in violation of any other provision of this Agreement or the other Loan Documents.
               (g) In the event that Pledgor purchases or otherwise acquires or obtains any additional Pledged Interests in the Pledged Entities or any rights, options, subscriptions or warrants to acquire such Pledged Interests, all such Pledged Interests, options, rights, subscriptions or warrants shall automatically be deemed to be a part of the Collateral. If any such Pledged Interests are to be evidenced by a certificate, any such additional certificates shall be promptly delivered to Administrative Agent, together with assignments related thereto, or other instruments appropriate to transfer a certificate representing any Pledged Interests, duly executed in blank. Pledgor shall deliver to Administrative Agent all subscriptions, warrants, options and all such other rights, and upon the delivery to Administrative Agent, Administrative Agent shall hold such subscriptions, warrants, options and other rights as additional collateral pledged to secure the Obligations; provided, however, that if Administrative Agent determines, in its sole discretion, that the value of any such subscriptions, warrants, options or other rights shall terminate, expire or be materially reduced in value by holding the same as Collateral, Administrative Agent shall have the right (but not the obligation), in its sole discretion, to sell or exercise the same, and if exercised, then the monies disbursed by Administrative Agent in connection therewith shall become part of the Obligations and all the stock, securities, evidences of indebtedness and other items so acquired shall be titled in the name of the applicable Pledgor and shall become part of the Collateral.
               (h) Pledgor hereby expressly agrees and acknowledges that: (i) the Pledged Interests are not of a type customarily sold on a recognized market; and (ii) so long as Administrative Agent provides notice of sale of the Collateral in such form, to such persons, and through such publication as required under the Code, and as long as any public or private sale is held in the place required under such Section, Administrative Agent shall be deemed to have acted in good faith and in a commercially reasonable manner so long as it provides not less than 30 days notice of such sale.
               (i) Because of the Securities Act of 1933, as Modified (the “Securities Act”), or any other applicable laws or regulations, there may be legal restrictions or limitations affecting Administrative Agent in any attempts to dispose of certain portions of the Collateral in the enforcement of its rights and remedies hereunder. For these reasons, and without limiting the generality of the other provisions of this Agreement, Administrative Agent is hereby authorized by Pledgor, but not obligated, in the event of any Event of Default hereunder giving rise to Administrative Agent’s rights to sell or otherwise dispose of the Collateral, and after the giving of any notices required herein, to sell all or any part of the Collateral at private sale, subject to an investment letter or in any other manner which will not require the Collateral, or any part thereof, to be registered in accordance with the Securities Act, or other applicable rules and regulations

9

promulgated thereunder, or any other law or regulation, at the best price reasonably obtainable by Administrative Agent at any such private sale or other disposition in the manner mentioned above, and Pledgor specifically acknowledges that any such disposition shall be commercially reasonable under the Code, even though any such private sales may be at prices and on terms less favorable than those obtainable through a public sale without such restrictions, and agrees that Administrative Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Collateral for the period of time necessary to permit the issuer thereof to register it for sale as a registered security under the Securities Act or under applicable state securities laws, even if such issuer would, or should agree to, so register it. Administrative Agent is also hereby authorized by Pledgor, but not obligated, to take such actions, give such notices, obtain such consents, and do such other things as Administrative Agent may deem required or appropriate in the event of a sale or disposition of any of the Collateral. If Administrative Agent determines to exercise its right to sell any or all of the Collateral, upon written request, Pledgor shall and shall cause each issuer of any Pledged Interests owned by Pledgor to be sold hereunder from time to time to furnish to Administrative Agent all such information as Administrative Agent may request in order to determine the number of shares and other instruments included in the Collateral which may be sold by Administrative Agent in exempt transactions under the Securities Act and the rules and regulations of the Securities and Exchange Commission thereunder, as the same are from time to time in effect. Pledgor clearly understands that Administrative Agent may at its discretion approach a restricted number of potential purchasers and that a sale under such circumstances may yield a lower price for the Collateral, or any part or parts thereof, than would otherwise be obtainable if same were registered and sold in the open market. Pledgor agrees: (i) in the event Administrative Agent shall, upon an Event of Default hereunder, sell the Collateral, or any portion thereof, at such private sale or sales, Administrative Agent shall have the right to rely upon the advice and opinion of any member firm of a national securities exchange as to the best price reasonably obtainable upon such private sale thereof; and (ii) that such reliance shall be conclusive evidence that Administrative Agent handled such matter in a commercially reasonable manner under the Code.
               (j) In order to permit Administrative Agent to exercise the voting and other consensual rights which it may be entitled to exercise pursuant to this Section 2.2 and to receive all Distributions and other payments which it may be entitled to receive hereunder, (i) Pledgor shall promptly execute and deliver (or cause to be executed and delivered) to Administrative Agent all such proxies, dividend payment orders and other instruments as Administrative Agent may from time to time reasonably request and (ii) WITHOUT LIMITING THE EFFECT OF THE IMMEDIATELY PRECEDING CLAUSE (i), UPON THE OCCURRENCE AND DURING THE CONTINUANCE OF AN EVENT OF DEFAULT, PLEDGOR HEREBY GRANTS TO ADMINISTRATIVE AGENT AN IRREVOCABLE PROXY TO VOTE THE PLEDGED INTERESTS PLEDGED BY PLEDGOR AND TO EXERCISE ALL OTHER RIGHTS, POWERS, PRIVILEGES AND REMEDIES TO WHICH A HOLDER OF THE PLEDGED INTERESTS WOULD BE ENTITLED (INCLUDING WITHOUT LIMITATION GIVING OR WITHHOLDING WRITTEN CONSENTS OF MEMBERS OR PARTNERS, AS APPLICABLE, CALLING SPECIAL MEETINGS OF MEMBERS OR PARTNERS, AS APPLICABLE, AND VOTING AT SUCH MEETINGS), WHICH PROXY SHALL BE EFFECTIVE, AUTOMATICALLY AND WITHOUT THE

10

NECESSITY OF ANY ACTION (INCLUDING ANY TRANSFER OF ANY PLEDGED INTERESTS ON THE RECORD BOOKS OF THE ISSUER THEREOF) BY ANY OTHER PERSON (INCLUDING THE ISSUER OF THE PLEDGED INTERESTS OR ANY OFFICER OR AGENT THEREOF), AND WHICH PROXY SHALL ONLY TERMINATE UPON THE PAYMENT IN FULL OF THE OBLIGATIONS (WHICH, HOWEVER, SHALL REMAIN SUBJECT TO THE PREFERENTIAL PAYMENT PROVISIONS).
     3. Representations and Warranties of Pledgor. Pledgor hereby represents and warrants, as of the date hereof, that:
          3.1 Pledgor (i) is the record and beneficial owner of the Pledged Interests to the extent and in the manner set forth in Exhibit A attached hereto as of the date hereof, and (ii) will own any Pledged Interests and other Collateral hereafter acquired, in either case, free and clear of all claims, Liens, options and encumbrances of any kind and Pledgor has the right and authority to pledge and assign its portion of the Pledged Interests and grant a security interest therein as herein provided.
          3.2 The execution, delivery and performance of this Agreement by Pledgor will not cause a violation of or a default under the Organizational Documents of Pledgor or the Pledged Entities.
          3.3 The pledge, assignment, lien and security interest made and granted hereunder constitutes a valid pledge, assignment, lien and security interest of, on and in all of the Collateral owned by Pledgor; and, upon the filing of a financing statement in the state of organization of Pledgor, such lien and security interest shall constitute a perfected first-priority lien and security interest on and in the Collateral, which lien and security interest, to the extent provided in the Code, shall be enforceable as such against all creditors of Pledgor and any person or entity purporting to purchase or otherwise acquire any Collateral from Pledgor (subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally).
          3.4 The Organizational Documents are described on Exhibit B hereto. True, correct and complete copies of the Organizational Documents have been delivered to the Administrative Agent, each of which is in full force and effect, has not been Modified except to the extent indicated therein and there are no defaults under the Organizational Documents and no events which, with the passage of time or giving of notice or both, would constitute a default under the Organizational Documents.
          3.5 The state of formation and the mailing address of Pledgor are set forth on Exhibit C hereto. No change has been or will be made in the state of formation or the mailing address of the Pledged Entities or Pledgor except upon at least thirty (30) days’ prior notice to Administrative Agent and the delivery to Administrative Agent of such financing statements and other documents as Administrative Agent may require in connection therewith.
          3.6 No approval by, authorization of, or filing with any federal, state or other governmental commission, agency or authority is necessary in connection with the execution,

11

delivery and performance by Pledgor of this Agreement or to perfect the security interests granted herein.
          3.7 Other than rights of setoff granted to financial institutions with respect to accounts that may hold cash that constitutes a portion of the Collateral, there are no setoffs, counterclaims or defenses with respect to the Collateral owned by Pledgor and no agreement, oral or written, has been made with any other person or party under which any deduction or discount may be claimed with respect to such Collateral and Pledgor does not know of any fact which would prohibit or prevent Pledgor assigning or granting a security interest in the Collateral.
          3.8 The pledge, assignment, lien and security interest made and granted hereunder and the exercise of remedies by Administrative Agent hereunder do not violate, and do not require that any filing, registration or other act be taken with respect to, any Requirements of Law pertaining to the registration or transfer of securities, including without limitation the Securities Act of 1933 and the Securities Exchange Act of 1934, and any and all rules and regulations promulgated thereunder (as such laws may be Modified from time to time, collectively, the “Securities Laws”). The Pledged Interests are represented by a “certificated security” as that term is defined in Section 8-102 of the Code. Pledgor shall at all times comply with the Securities Laws as the same pertain to all or any portion of the Collateral or pledge, assignment, lien and security interest made and granted hereunder.
          3.9 No approval by or authorization or consent of any other Person is necessary to authorize or validate the execution and delivery of this Agreement, or if such approval, authorization, or consent is necessary, it is evidenced by the Consent and Waiver attached hereto or otherwise obtained.
          3.10 The interests comprising the Collateral, including the Pledged Interests (i) are not dealt in or traded on securities exchanges or in securities markets and (ii) are not “investment company securities” (as defined in Section 8-103(b) of the Code).
          3.11 The Pledgor hereby represents and warrants that (i) the terms of the Organizational Documents governing each of the Pledged Interests expressly provide that the Pledged Interests are securities governed by Article 8 of the UCC as in effect in each applicable jurisdiction, (ii) Section 13.2 of the Operating Agreement is in full force and effect, and (iii) the certificates evidencing the Pledged Interests contain a legend substantially as follows: “This certificate evidences an interest in [NAME OF ENTITY WITH RESPECT TO PLEDGED LLC INTEREST] and shall be a security governed by Article 8 of the Uniform Commercial Code as in effect in the State of New York and, to the extent permitted by applicable law, Article 8 of the Uniform Commercial Code of each other applicable jurisdiction.”
     4. Covenants of Pledgor.
          4.1 Pledgor hereby covenants and agrees as follows:

12

               (a) Except as permitted under the Loan Agreement, Pledgor will not amend, terminate, rescind, supplement or otherwise modify the Organizational Documents, or waive any rights thereunder.
               (b) Without the prior written consent of Administrative Agent, which consent may be granted or withheld in Administrative Agent’s sole and absolute discretion, and except as expressly provided herein or in the Loan Agreement (or as otherwise approved by the Lenders in accordance with the Loan Agreement), Pledgor shall not, either directly or indirectly, mortgage, sell, dispose of (whether directly or indirectly), hypothecate, pledge, create a security interest or Lien upon, encumber, give, or place in trust, any of the Pledged Interests, or any other Collateral owned by Pledgor, until the date on which all of the Obligations have been fully and indefeasibly paid in full and otherwise performed.
               (c) Pledgor shall, at Pledgor’s cost, maintain the portion of the Collateral owned by Pledgor and shall defend, at Pledgor’s cost, Administrative Agent’s security interest in and to the Pledged Interests or any other Collateral as applicable, against all persons and against all claims and demands whatsoever.
               (d) Pledgor shall promptly notify Administrative Agent, in writing, of the imposition at any time of any claim, option, Lien or encumbrance upon or against all or any portion of the Pledged Interests and/or any other Collateral.
               (e) Except as expressly provided in the Loan Agreement, without the prior written consent of Administrative Agent, at no time shall Pledgor cause or allow any Pledged Entity (nor, without limiting the foregoing, shall Pledgor vote to enable, or take any other action to permit, such Pledged Entity) to:
                    (i) make any Distribution under any of the Organizational Documents or otherwise, or purchase or redeem or obligate itself to purchase or redeem any Pledged Interests in violation of this Agreement or any of the other Loan Documents; or
                    (ii) redeem or cancel any Pledged Interests or issue or authorize to be issued any additional Pledged Interests; or
                    (iii) breach any of the covenants or obligations relating to (x) Pledgor under to this Agreement, and (y) Pledgor or the Pledged Entities under the Loan Agreement or the other Loan Documents.
               (f) Without limiting the provisions of Section 4.1(b) above, at such time as Pledgor enters into negotiation with any other party for the sale, transfer, pledge, assignment or encumbrance of, or the granting of any security interest in the Collateral, or of any other rights of each Pledgor under the Organizational Documents, Pledgor immediately will notify such other party of the existence of this Agreement.
               (g) Without limiting the foregoing provisions of this Section 4.1,except as expressly provided in the Loan Agreement (or as otherwise approved by the Administrative Agent in accordance with the Loan Agreement), Pledgor will not agree to admit

13

any new members or partners, as the case may be, into the Pledged Entities or transfer its interests in the Pledged Entities. Any such permitted or approval admission or transfer shall be made on the condition that such new member or partner, as the case may be, executes and delivers, and agrees to be bound by an agreement, in form and content substantially identical to this Agreement, pursuant to which such new member or partner, as the case may be, pledges its interest in the Pledged Entities to Administrative Agent to secure the Obligations, and such admission or transfer shall be otherwise in accordance with the terms of the Organizational Documents.
               (h) Pledgor authorizes Administrative Agent, at the expense of Pledgor, at any time and from time to time to file any initial financing statements, amendments thereto and continuation statements, with or without signature of Pledgor, as deemed necessary by Administrative Agent to perfect its security interest in the Collateral. Pledgor hereby ratifies its authorization for Administrative Agent to have filed any initial financing statements, amendments thereto or continuation statements if filed prior to the date of this Agreement. Pledgor will sign and deliver any financing statements and other documents and information, and perform such other acts, as Administrative Agent deems necessary or desirable from time to time to establish and maintain in favor of Administrative Agent valid and perfected security interest in the Collateral, free of all other Liens, encumbrances, security interests and claims. Pledgor shall also furnish to Administrative Agent all certificates or other instruments and papers evidencing or constituting any of the Collateral, together with appropriate endorsements and assignments and any information relating thereto, and shall do anything Administrative Agent may reasonably deem necessary or desirable from time to time from time to time to establish a valid security interest in and to further protect and perfect its interests in the Collateral.
               (i) Pledgor upon demand shall pay to Administrative Agent the amount of any and all reasonable expenses, including the fees and disbursements of counsel and of any experts and agents, which Administrative Agent may incur in connection with the sale of, collection from, or other realization upon, any of the Collateral; (ii) the exercise or enforcement of any of the rights of Administrative Agent hereunder; or (iii) the failure by Pledgor to perform or observe any of the provisions hereof.
               (j) In no event shall Pledgor do or permit to be done, or omit to do or permit the omission of, any act or thing, the doing or omission of which, would impair the validity, enforceability, perfection or priority of the security interests granted herein.
               (k) The Pledgor hereby covenants and agrees that it will not agree to any amendment or repeal of Section 13.2 of the Operating Agreement and in any event shall promptly notify the Administrative Agent in writing if for any reason the Pledged Interests shall cease to be securities for purposes of the UCC in any applicable jurisdiction.
          4.2 Pledgor hereby covenants and agrees that in the event that Administrative Agent, its designee or any purchaser at a foreclosure sale acquires all or any portion of the Pledged Interests, notwithstanding anything to the contrary in the Organizational Documents, such Person, at its option, shall be admitted as a member or partner, as the case may be, of the Pledged Entities, and shall be entitled to receive all benefits and exercise all rights in connection

14

therewith pursuant to the Organizational Documents; provided, however, that such Person shall have no liability for matters in connection with the Pledged Interests arising or occurring, directly or indirectly, prior to such Person’s becoming a member or partner, as the case may be, of the Pledged Entities.
     5. Voting Rights; Distributions. So long as no Event of Default shall have occurred and be continuing: (a) Pledgor shall be permitted to exercise all voting and other rights with respect to the Pledged Interests; and (b) subject to the provisions of the Loan Agreement, Pledgor shall be entitled to make and receive Distributions paid in respect of the Collateral; provided, however, that any and all Distributions paid or payable other than in cash in respect of, or in exchange for, any Collateral shall be, and shall forthwith be delivered to Administrative Agent to hold as, Collateral and shall, if received by Pledgor, be received in trust for the benefit of Administrative Agent, be segregated from the other property of Pledgor and be forthwith delivered to Administrative Agent as Collateral in the same form as so received (with all necessary endorsements). Upon the occurrence of an Event of Default, except as otherwise expressly provided in the Loan Agreement, the aforesaid rights shall immediately vest in Administrative Agent in accordance with Section 2.2(d) hereof.
     6. Power of Attorney. Pledgor hereby irrevocably appoints and instructs Administrative Agent (and its nominees and designees) as its attorney-in-fact to take any and all actions necessary and proper, upon notice to Pledgor, or to carry out the intent of this Agreement and to perfect and protect the lien, pledge, assignment and security interest of Administrative Agent created hereunder, provided, however, that Administrative Agent shall not exercise such grant except during the continuance of an Event of Default. Pledgor hereby ratifies, approves and confirms all actions taken by Administrative Agent and its agents and attorneys-in-fact pursuant to this Section 6. Neither Administrative Agent, Lenders nor any said agent or attorney-in-fact will be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law with respect to its dealings with the Collateral, except for acts constituting recklessness or willful misconduct. This power of attorney, being coupled with an interest, is irrevocable until the date upon which the Obligations have been indefeasibly satisfied in full. Without limiting the foregoing, if Pledgor fails to perform any agreement or obligation contained herein, Administrative Agent may itself perform, or cause performance of, where necessary or advisable in the name or on behalf of Pledgor, and at the expense of Pledgor, as applicable.
     7. Rights and Duties of Administrative Agent; Application of Proceeds.
          7.1 The provisions of this Section 7 are solely for the benefit of Administrative Agent and the Lenders, and neither Pledgor nor any Borrower shall have any rights or benefits pursuant to this Section 7. Notwithstanding any other provisions of this Agreement to the contrary, Administrative Agent (on behalf of the Lenders) may amend the provisions of this Section 7 and any other provision of this Agreement which govern the relationship and rights among Administrative Agent and the Lenders, without notice to Pledgor or any Borrower and without the consent of Pledgor or any Borrower. Through its acceptance of this Agreement, each Lender agrees to be bound by the terms hereof.

15

          7.2 Notwithstanding any provision of this Agreement to the contrary, as between Administrative Agent and the Lenders, the exercise by Administrative Agent of its rights and remedies hereunder shall be subject to and in accordance with the provisions of Sections 7.2 and 8.5 of the Loan Agreement.
          7.3 Neither Administrative Agent nor any Lender shall independently acquire for its own account (whether by way of direct grant, indemnification, subrogation or otherwise), any Lien affecting the Collateral or any portion thereof. Neither Administrative Agent nor any Lender shall acquire any Lien on any other property (real or personal, tangible or intangible or otherwise) of any Transaction Party which Lien secures the Loan or any portion thereof unless such Lien is granted in favor of Administrative Agent for the benefit of the Lenders, pari passu in accordance with their respective Pro Rata Shares. Any Liens obtained by the Administrative Agent or any Lender in violation of this Section 7.3 shall be immediately assigned to the Administrative Agent for the pari passu benefit of all Lenders in accordance with their respective Pro Rata Shares and until so assigned shall automatically be deemed held by the Administrative Agent or any such Lender in trust for the pari passu benefit of all Lenders in accordance with their respective Pro Rata Shares. If, following a Potential Default or an Event of Default, the Administrative Agent or any Lender shall receive any payment or proceeds from any Borrower Party in respect of the Obligations, such Person shall immediately pay such amounts to Administrative Agent for distribution in accordance with this Agreement. Nothing contained herein shall affect the setoff right of Lenders as set forth in Section 9.17 of the Loan Agreement.
          7.4 In its capacity as the Lenders’ contractual representative, the Administrative Agent is a “representative” of the Lenders within the meaning of Section 9-102(a)(72)(E) of the New York Uniform Commercial Code. The Lenders have empowered and authorized Administrative Agent, on their behalf, to execute and deliver to the Pledgor, this Agreement and any financing statements, agreements, documents or instruments as shall be necessary or appropriate to effect the purposes of this Agreement.
     8. Miscellaneous
          8.1 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be delivered to the parties hereto in the manner provided in the Loan Agreement to the following addresses:

To Pledgor:	TE/TOUSA Senior, LLC
c/o Technical Olympic USA, Inc.
Suite 500-N
4000 Hollywood Blvd.
Hollywood, FL 33021
Facsimile: (954) 364-4037
Attention: Patricia M. Petersen, Esq.

16

with a copy to:	Greenberg Traurig P.A.
1221 Brickell Avenue
Miami, FL 33131
Facsimile: (305) 579-0717
Attention: Paul Berkowitz, Esq.

To	Deutsche Bank Trust Company Americas
Administrative	200 Crescent Court, Suite 550
Agent:	Dallas, Texas 75201
Facsimile: (214) 740-7910
Attention: Ann Ramsey

With a copy to:	Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, California 90071
Facsimile: (213) 891-8763
Attention: Donald I. Berger, Esq.

To a Lender:	To the Administrative Agent
Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided above.
          8.2 No Assignment. Pledgor may not assign its rights or obligations under this Agreement without the prior written consent of the Administrative Agent and, to the extent required pursuant to the Loan Agreement, the Lenders. Subject to the foregoing, all provisions contained in this Agreement and the other Loan Documents and in any document or agreement referred to herein or therein or relating hereto or thereto shall inure to the benefit of the Administrative Agent and each Lender, their respective successors and assigns, and shall be binding upon Pledgor and its successors and assigns. Each Lender may assign its interest hereunder in whole or in part in connection with an assignment of its Pro Rata Share of the Loan pursuant to Section 9.8(1) of the Loan Agreement.
          8.3 No Assumption of Obligations; No Liability. Neither Administrative Agent nor Lenders assumes any of the obligations of Pledgor, including, without limitation, any claims that may arise or exist under or in connection with the Organizational Documents, nor shall Administrative Agent or Lenders be deemed to be a member or partner, as the case may be, of the Pledged Entities; Pledgor hereby indemnifies and agrees to hold Administrative Agent and Lenders harmless from any obligation or liability of Pledgor arising out of the Organizational Documents or the operation of the Pledged Entities. Neither Administrative Agent, Lenders nor any of their respective directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise. Notwithstanding the foregoing, in the event of a foreclosure by Administrative Agent on, or sale to Administrative Agent or any Lender(s) of, any of the Pledged Interests, the admission of Administrative Agent and such Lender(s) to the Pledged Entities and the

17

assumption by Administrative Agent and such Lender(s) of any obligations in connection therewith shall be governed by Section 4.2 hereof.
          8.4 Modification. Except for the provisions of Section 7 above and any related defined terms (which, so long as they apply solely to Section 7, may be Modified or waived with the written consent of Administrative Agent and the Required Lenders), and subject to Section 9.2 of the Loan Agreement, this Agreement may be Modified only by, and none of the terms hereof may be waived without, a written instrument executed by Pledgor and Administrative Agent.
          8.5 Severability. The illegality or unenforceability of any provision of this Agreement or any other Loan Document or any instrument or agreement required hereunder or thereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions hereof or thereof.
          8.6 No Waiver. No failure or delay on the part of Administrative Agent in the exercise of any power, right or privilege hereunder shall impair such power, right or privilege or be construed to be a waiver of any default or acquiescence therein, nor shall any single or partial exercise of any such power, right or privilege preclude any other or further exercise thereon for of any other power, right or privilege. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.
          8.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
          8.8 JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, PLEDGOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON- EXCLUSIVE JURISDICTION OF THOSE COURTS. PLEDGOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT. PLEDGOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.
          8.9 WAIVER OF JURY TRIAL. PLEDGOR, AND BY ACCEPTANCE OF THIS AGREEMENT, ADMINISTRATIVE AGENT AND EACH OF THE LENDERS, WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES TO THE LOAN AGREEMENT AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR

18

OTHERWISE. PLEDGOR, AND BY ACCEPTANCE OF THIS AGREEMENT, ADMINISTRATIVE AGENT AND EACH OF THE LENDERS, AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, PLEDGOR, AND BY ACCEPTANCE OF THIS AGREEMENT, ADMINISTRATIVE AGENT AND EACH OF THE LENDERS, FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS AGREEMENT OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.
          8.10 Construction of Agreement. All words used herein in the plural shall be deemed to have been used in the singular, and all words used herein in the singular shall be deemed to have been used in the plural, where the context and construction so require. Section headings in this Agreement are included for convenience of reference only and are not a part of this Agreement for any other purpose.

19

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PLEDGOR: TE/TOUSA Senior, LLC
By:
Name:
Title:

S-1

EXHIBIT A
Description of Pledged Entities and Pledged Interests
Corporations

Pledged Entity	Pledged Interest
None.	N/A
Limited Liability Companies

Pledged Entity	Pledged Interest
EH/Transeastern, LLC	100%
Partnerships

Pledged Entity	Pledged Interest
None.	N/A
A- l

EXHIBIT B
Organizational Documents
B-1

EXHIBIT C
State of Formation and Address
     Pledgor was formed under the laws of the State of Delaware and it has the following mailing address:
TE/TOUSA Senior, LLC
c/o Technical Olympic USA, Inc.
Suite 500-N
4000 Hollywood Blvd.
Hollywood, FL 33021
Facsimile: (954) 364-4037
Attention: Patricia M. Petersen, Esq.
C-1

Borrowing Base Certificate
Period ending [                    ], 200___

Deutsche Bank Trust Company Americas As Administrative Agent 200 Crescent Court, Suite 550 Dallas, Texas 75201 Facsimile: (214) 740-7910 Attention: Ann M. Ramsey	[ ], 200___
     Pursuant to that certain Credit Agreement, dated as of August 1, 2005, among EH/Transeastern, LLC, a limited liability company organized under the laws of the state of Delaware (the “Operating Company”), TE/TOUSA Senior, LLC, a limited liability company organized under the laws of the state of Delaware (“TOUSA Senior” and together with Operating Company, jointly and severally, the “Borrowers” and each a “Borrower”); the Lenders from time to time party thereto (collectively and severally, the “Lenders”); and Deutsche Bank Trust Company Americas (“DBTCA”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”)(as may be amended or otherwise modified from time to time, the “Credit Agreement”), the undersigned, a Responsible Officer of each of the Borrowers, hereby certifies and represents and warrants on behalf of each Borrower, respectively, as follows:
1.	The attached information is true, complete and correct as of the close of business on [ ],200___.

2.	This certificate is furnished to the Administrative Agent pursuant to Section 5.1 (9) of the Credit Agreement.

3.	The Borrowing Base has been calculated in accordance with the provisions of the Credit Agreement.
     Capitalized terms used herein without definition shall have the meaning ascribed to them in the Credit Agreement.

EH/TRANSEASTERN, LLC

By:

Name:

Title:

TE/TOUSA SENIOR, LLC

By:

Name:

Title:

EH/Transeastern, LLC and TE/TOUSA Senior, LLC
Borrowing Base Calculation
As of [                 ], 200

		Advance	Borrowing
Categories	Total FMV	Rate	Base

Qualified Purchase/Option Agreements		0.35
Unimproved Land Lots Under Development		0.50
Finished Lots		0.65
Unsold Homes Under Construction		0.65
Completed Unsold Homes		0.80
Sold Homes		0.80
Escrow Proceeds Receivables plus		0.90
Unrestricted Cash in excess of
$10,000,000		1.00

Total	$	%	$

Availability

Lesser of:
A)
Borrowing Base	$
Less:
Swing Loans Outstanding	$
Revolving Credit Outstanding
Term Loans Outstanding
Letters of Credit

Total availability	$

B)
Total maximum credit	$
Less:
Swing Loans Outstanding	$
Revolving Credit Outstanding
Letters of Credit			'

Total availability	$

Other covenants as a % of BB:

			Within
	Less Than	Actual	Covenant?
Qualified Purchase/Option Agreements	20.0%		[Y/N]
Unimproved Land	25.0%		[Y/N]
Lots Under Development and Finished	50.0%		[Y/N]
Lots
Unentitled Land	$40,000,000		[Y/N]

EXHIBIT H
TO CREDIT AGREEMENT
BLOCKED DEPOSIT ACCOUNT AGREEMENT
     This Blocked Deposit Account Agreement, dated as of July [___], 2005 (this “Agreement”), among EH/TRANSEASTERN, LLC, a limited liability company organized under the laws of the state of Delaware (“EH Transeastem”) and TE/TOUSA SENIOR LLC, a limited liability company organized under the laws of the state of Delaware (“TE/TOUSA Senior” and, together with EH Transeastem, the “Debtors”). DEUTSCHE BANK AG, NEW YORK BRANCH, as administrative agent for the Lenders (the “Administrative Agent”) and [NAME OF DEPOSIT BANK] in its capacity as a “bank” as defined in Section 9-102 of the UCC (in such capacity, the “Financial Institution”). Capitalized terms used but not defined herein shall have the meaning assigned thereto in to that certain Credit Agreement, dated as of July [___], 2005 (as amended, restated, supplemented or otherwise modified from time to time, the “Security Agreement”), and entered into by and among Debtors, the Lenders from time to time party thereto (the “Lenders”), and Administrative Agent. All references herein to the “UCC” shall mean the Uniform Commercial Code as in effect in the State of New York.
     Section 1. Establishment of Deposit Account. The Financial Institution hereby confirms and agrees that:
     (a) The Financial Institution has established account number [IDENTIFY ACCOUNT NUMBER] in the name “[IDENTIFY EXACT TITLE OF ACCOUNT]” (such account and any successor account, the “Deposit Account”) and the Financial Institution shall not change the name or account number of the Deposit Account without the prior written consent of (i) the Administrative Agent and (ii) prior to delivery pursuant to Section 7(a) of a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Debtors; and
     (b) The Deposit Account is a “deposit account” within the meaning of Section 9-102(a)(29) of the UCC.
     Section 2. Control of the Deposit Account. If at any time the Financial Institution shall receive any instructions originated by the Administrative Agent directing the disposition of funds in the Deposit Account, the Financial Institution shall comply with such instructions without further consent by the Debtors or any other person. The Financial Institution hereby acknowledges that it has received notice of the security interest of the Administrative Agent in the Deposit Account and hereby acknowledges and consents to such lien. The Financial Institution may comply with instructions from Debtors directing the disposition of funds in the Deposit Account until such time as the Financial Institution has received a Notice of Sole Control delivered pursuant to Section 8(a) hereof; provided that if the Debtors are otherwise entitled to issue instructions and
EXHIBIT H-1

such instructions conflict with any instructions issued the Administrative Agent, the Financial Institution shall follow the instructions issued by the Administrative Agent.
     Section 3. Subordination of Lien; Waiver of Set-Off. In the event that the Financial Institution has or subsequently obtains by agreement, by operation of law or otherwise a security interest in the Deposit Account or any funds credited thereto, the Financial Institution hereby agrees that such security interest shall be subordinate to the security interest of the Administrative Agent. Money and other items credited to the Deposit Account will not be subject to deduction, set-off, banker’s lien, or any other right in favor of any person other than the Administrative Agent (except that the Financial Institution may set off (i) all amounts due to the Financial Institution in respect of customary fees and expenses for the routine maintenance and operation of the Deposit Account and (ii) the face amount of any checks which have been credited to such Deposit Account but are subsequently returned unpaid because of uncollected or insufficient funds).
     Section 4. Choice of Law. This Agreement and the Deposit Account shall each be governed by the laws of the State of New York. Regardless of any provision in any other agreement, for purposes of the UCC, New York shall be deemed to be the Financial Institution’s jurisdiction (within the meaning of Section 9-304 of the UCC) and the Deposit Account shall be governed by the laws of the State of New York.
     Section 5. Conflict with Other Agreements.
     (a) In the event of any conflict between this Agreement (or any portion thereof) and any other agreement now existing or hereafter entered into, the terms of this Agreement shall prevail;
     (b) No amendment or modification of this Agreement or waiver of any right hereunder shall be binding on any party hereto unless it is in writing and is signed by all of the parties hereto; and
     (c) The Financial Institution hereby confirms and agrees that:
     (i) There are no other agreements entered into between the Financial Institution and the Debtors with respect to the Deposit Account; and
     (ii) It has not entered into, and until the termination of this Agreement, will not enter into, any agreement with any other person relating the Deposit Account and/or any funds credited thereto pursuant to which it has agreed to comply with instructions originated by such persons as contemplated by Section 9-104 of the UCC.
     Section 6. Adverse Claims. The Financial Institution does not know of any liens, claims or encumbrances relating to the Deposit Account. If any person asserts any lien, encumbrance or adverse claim (including any writ, garnishment, judgment, warrant
EXHIBIT H-2

of attachment, execution or similar process) against the Deposit Account, the Financial Institution will promptly notify the Administrative Agent and the Debtors thereof.
     Section 7. Maintenance of Deposit Account. In addition to, and not in lieu of, the obligation of the Financial Institution to honor instructions as set forth in Section 2 hereof, the Financial Institution agrees to maintain the Deposit Account as follows:
     (a) Notice of Sole Control. If at any time the Administrative Agent delivers to the Financial Institution a Notice of Sole Control in substantially the form set forth in Exhibit A hereto, the Financial Institution agrees that after receipt of such notice, it will take all instruction with respect to the Deposit Account solely from the Administrative Agent.
     (b) Statements and Confirmations. The Financial Institution will promptly send copies of all statements, confirmations and other correspondence concerning the Deposit Account simultaneously to each of the Debtors and the Administrative Agent at the address for each set forth in Section 11 of this Agreement; and
     (c) Tax Reporting. The name and taxpayer identification number of the Debtors for all interest, if any, relating to the Deposit Account, shall be reported to the Internal Revenue Service and all state and local taxing authorities.
     Section 8. Representations, Warranties and Covenants of the Financial Institution. The Financial Institution hereby makes the following representations, warranties and covenants:
     (a) The Deposit Account has been established as set forth in Section 1 and such Deposit Account will be maintained in the manner set forth herein until termination of this Agreement; and
     (b) This Agreement is the valid and legally binding obligation of the Financial Institution.
     Section 9. Indemnification of Financial Institution. The Debtors and the Administrative Agent hereby agree that (a) the Financial Institution is released from any and all liabilities to the Debtors and the Administrative Agent arising from the terms of this Agreement and the compliance of the Financial Institution with the terms hereof, except to the extent that such liabilities arise from the Financial Institution’s negligence, bad faith or willful misconduct, and (b) each Debtor, its successors and assigns shall at all times indemnify and save harmless the Financial Institution from and against any and all claims, actions and suits of others arising out of the terms of this Agreement or the compliance of the Financial Institution with the terms hereof, and from and against any and all liabilities, losses, damages, costs, charges, counsel fees and other expenses of every nature and character arising by reason of the same, until the termination of this Agreement, except, in any case, to the extent that such arises from the Financial Institution’s own negligence, bad faith or willful misconduct.
EXHIBIT H-3

     Section 10. Successors; Assignment. The terms of this Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective corporate successors or heirs and personal representatives who obtain such rights solely by operation of law. The Administrative Agent may assign its rights hereunder only with the express written consent of the Financial Institution and by sending written notice of such assignment to the Debtors.
     Section 11 Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given when delivered in person, or when sent by telecopy or other electronic means and electronic confirmation of error free receipt is received or two (2) days after being sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth below.

To Debtors:	EH/TRANSEASTERN, LLC
TE/TOUSA SENIOR, LLC
c/o Technical Olympic USA, Inc.
Suite 500-N
4000 Hollywood Blvd.
Hollywood, FL 33021
Facsimile: (954) 364-4037
Attention: Patricia M. Petersen, Esq.

with a copy to:	GREENBERG TRAURIG P.A. 1221 Brickell Avenue Miami, FL 33131 Facsimile: (305) 579-0717 Attention: Paul Berkowitz, Esq.

To Administrative Agent:	DEUTSCHE BANK TRUST COMPANY AMERICAS 200 Crescent Court, Suite 550
Dallas, Texas 75201
Facsimile: (214) 740-7910
Attention: Ann Ramsey

With a copy to:	LATHAM & WATKINS LLP
633 West Fifth Street, Suite 4000
Los Angeles, California 90071
Facsimile: (213) 891-8763
Attention: Donald I. Berger, Esq.

To a Lender:	To the Administrative Agent

Financial Institution:	[INSERT ADDRESS] Attention: Telecopier
EXHIBIT H-4

     Any party may change its address for notices in the manner set forth above.
     Section 12. Termination. The obligations of the Financial Institution to the Administrative Agent pursuant to this Agreement shall continue in effect until the security interest of the Administrative Agent in the Deposit Account has been terminated pursuant to the terms of the Security Agreement and the Administrative Agent has notified the Financial Institution of such termination in writing. The Administrative Agent agrees to provide Notice of Termination in substantially the form of Exhibit A hereto to the Financial Institution promptly upon the request of the Debtors on or after the termination of the Administrative Agent’s security interest in the Deposit Account pursuant to the terms of the Security Agreement. The termination of this Agreement shall not terminate the Deposit Account or alter the obligations of the Financial Institution to the Debtors pursuant to any other agreement with respect to the Deposit Account.
     Section 13. Counterparts. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.
     IN WITNESS WHEREOF, the parties hereto have caused this Deposit Account Control Agreement to be executed as of the date first above written by their respective officers thereunto duly authorized.

EH/TRANSEASTERN, LLC

By:

Name:
Title:

TE/TOUSA SENIOR, LLC

By:

Name:
Title:
EXHIBIT H-5

DEUTSCHE BANK TRUST COMPANY AMERICAS, as Administrative Agent

By:

Name:
Title:

[NAME OF FINANCIAL INSTITUTION], as Financial Institution

By:

Name:
Title:
EXHIBIT H-6

EXHIBIT A
TO DEPOSIT ACCOUNT CONTROL AGREEMENT
[Letterhead of Administrative Agent]
[Date]
[Name and Address of Financial Institution]
Attention:
     Re: Notice of Sole Control
Ladies and Gentlemen:
     As referenced in the Blocked Deposit Account Agreement, dated as of                     , 200___, among EH/TRANSEASTERN, LLC and TE/TOUSA SENIOR, LLC, you and the undersigned (a copy of which is attached), we hereby give you notice of our sole control over deposit account number                      (the “Deposit Account”) and all financial assets credited thereto. You are hereby instructed not to accept any direction, instructions or entitlement orders with respect to the Deposit Account or the financial assets credited thereto from any person other than the undersigned, unless otherwise ordered by a court of competent jurisdiction.
     You are instructed to deliver a copy of this notice by facsimile transmission to EH/TRANSEASTERN, LLC and TE/TOUSA SENIOR, LLC.

Very truly yours,

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent

By:

Name:
Title:

cc:	EH/TRANSEASTERN, LLC TE/TOUSA SENIOR, LLC
EXHIBIT H-A-1

EXHIBIT B
TO BLOCKED DEPOSIT ACCOUNT AGREEMENT
[Letterhead of the Administrative Agent]
[Date]
[Name and Address of Financial Institution]
Attention:
     Re: Termination of Blocked Deposit Account Agreement
     You are hereby notified that the Blocked Deposit Account Agreement, dated as of                     , 200[_], among EH/TRANSEASTERN, LLC and TE/TOUSA SENIOR, LLC, you and the undersigned (a copy of which is attached) has been terminated as of                      , 20___ , and, as of such date, you have no further obligations to the undersigned pursuant to such Agreement. Notwithstanding any previous instructions to you, you are hereby instructed to accept all future directions with respect to account number(s)                      from EH/TRANSEASTERN, LLC and TE/TOUSA SENIOR, LLC. This notice terminates any obligations you may have to the undersigned with respect to such account, however nothing contained in this notice shall alter any obligations which you may otherwise owe to EH/TRANSEASTERN, LLC and TE/TOUSA SENIOR, LLC pursuant to any other agreement.
     You are instructed to deliver a copy of this notice by facsimile transmission to EH/TRANSEASTERN, LLC and to TE/TOUSA SENIOR, LLC.

Very truly yours,

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Administrative Agent

By:

Name:
Title:
Exhibit H-B-1

EXHIBIT I TO CREDIT AGREEMENT
REQUEST FOR BORROWING
August 1, 2005

TO:	Deutsche Bank Trust Company Americas, as Administrative Agent 90 Hudson Street Mail Stop: JCY05-0511 Jersey City, NJ 07302 Attention: Mr. Deirdre Wall Facsimile: (201) 593-2310 Phone: (201)-593-2170
     Reference is made to that certain Credit Agreement, dated as of August 1, 2005 (as it may be Modified, the “Credit Agreement”; capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement), and entered into by and among EH/ TRANSEASTERN, LLC, a limited liability company organized under the laws of the state of Delaware (“EH Transeastern”) and TE/TOUSA SENIOR LLC, a limited liability company organized under the laws of the state of Delaware (“TE/TOUSA Senior” and, together with EH Transeastern, the “Borrowers”), the Lenders from time to time party thereto (the “Lenders”), and DEUTSCHE BANK TRUST COMPANY AMERICAS in its capacity as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
     Pursuant to Sections 2.1, 2.2(a), 2.2(b) and 2.5 of the Credit Agreement, the Borrowers hereby elect to make the following Borrowings:

1.	Date of Borrowings:	August 1, 2005

2.	Amount of Borrowings:	$335,000,000

     3. Interest Rate Options:
     ☐ (i) Base Rate Borrowings
     ☑ (ii) LIBO Rate Borrowings for an initial Interest Period of one month
You are hereby irrevocably instructed to disburse such amounts to the undersigned at the account designated on Exhibit A attached hereto.
     The Borrowers hereby represent and warrant to the Administrative Agent and the Lenders that:
     (a) the undersigned Person signing on behalf of the Borrower is a Responsible Officer of each such Borrower;
     (b) in the case of any Swing Line Loan hereunder, after giving effect to the proposed Borrowings, the Total Utilization of Revolving Commitments does not exceed the Revolving Commitments;
     (c) in the case of any Revolving Loan hereunder, after giving effect to the proposed Borrowings, the Total Utilization of Revolving Commitments does not exceed the Available Credit;
     (d) the representations and warranties of the Borrowers set forth in the Credit Agreement and in the other Loan Documents are true and correct in all material respects (subject to updates as approved by the Administrative Agent) on and as of the date hereof (or, if such representation and warranty is expressly stated to have been made as of a specific date, as of such specific date);
     (e) as of the date hereof and immediately after giving effect to the Borrowings requested hereby, no Potential Default or Event of Default shall have occurred and be continuing; and
          (f) after giving effect to the Borrowings requested hereby, the Borrowers remain in compliance with the covenants set forth in Article V and Article VI of the Credit Agreement.
[SIGNATURE PAGE APPEARS ON NEXT PAGE]

     BORROWERS:

EH/TRANSEASTERN, LLC

By:	/s/ Tommy L. McAden

Name: Tommy L. McAden
Title: Executive Vice President

TE/TOUSA SENIOR, LLC

By:	/s/ Tommy L. McAden

Name: Tommy L. McAden
Title: Executive Vice President

EXHIBIT A
Wiring Instructions
See other closing documents for wiring instructions to Chicago Title.

EXHIBIT J TO CREDIT AGREEMENT
FUNDING NOTICE
     Reference is made to that certain Credit Agreement, dated as of August 1, 2005 (as it may be Modified, the “Credit Agreement”; capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement), and entered into by and among EH/TRANSEASTERN, LLC, a limited liability company organized under the laws of the state of Delaware (“EH Transeastern”) and TE/TOUSA SENIOR LLC, a limited liability company organized under the laws of the state of Delaware “TE/TOUSA Senior” and, together with EH Transeastern, the “Borrowers”), the Lenders from time to time party thereto (the “Lenders”), and DEUTSCHE BANK TRUST COMPANY AMERICAS in its capacity as Administrative Agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
     Pursuant to Sections 2.1, 2.2(a) and 2.2(b) of the Credit Agreement, Borrowers desire that Lenders make the following Loans to the Borrowers in accordance with the applicable terms and conditions of the Credit Agreement on August 1, 2005 (the “Credit Date”):

1.	Revolving Loans

	☐	Base Rate Loans:	$

	☐	Eurodollar Rate Loans, with an Initial Interest Period of Month(s):	$

2.	Term Loan:		$

	☐	Base Rate Loans:

	☑	Eurodollar Rate Loans, with an Initial Interest Period of 1 Month:		$335,000,000

3.	Swing Line Loans:		$
     Company hereby certifies that:
     (i) after making the Loans requested on the Credit Date, the Total Utilization of Revolving Commitments shall not exceed the Revolving Commitments then in effect;
     (ii) as of the Credit Date, the representations and warranties contained in the Credit Agreement and each other Loan Document are true, correct and complete in all material respects on and as of such Credit Date to the same extent as though made on and as of such date, except to the extent, including, without limitation, with respect to Section 4.2, such representations and warranties specifically relate to an earlier date, in which case such representations and warranties are true, correct and complete in all material respects on and as of such earlier date; and
     (iii) as of the Credit Date, no event has occurred and is continuing or would result from the consummation of the borrowing contemplated hereby that would constitute an Event of Default or a Potential Default.
[Signature Page Follows]
J-l

Date: August 1, 2005	EH/TRANSEASTERN, LLC

	By:	/s/ Tommy L. McAden

Name: Tommy L. McAden
Title: EVP

TE/TOUSA SENIOR, LLC

	By:	/s/ Tommy L. McAden

Name: Tommy L. McAden
Title: EVP

EXHIBIT K TO CREDIT AGREEMENT
FORM OF LETTER OF CREDIT REQUEST
Dated 1
Deutsche Bank Trust Company Americas
as Administrative Agent for the Lenders party
to the Credit Agreement referred to below
60 Wall Street, 38th Floor
MS:NYC60-3812
New York, NY 10005
Attention: [Global Loan Operations, Standby Letter of Credit Unit]
Issuing Bank: 2
Dear Ladies and Gentlemen:
     Reference is made to that certain Credit Agreement, dated as of August 1, 2005 (as it may be Modified, the “Credit Agreement”; the terms defined therein and not otherwise defined herein being used herein as therein defined), by and among EH/Transeastern, LLC and TE/TOUSA Senior, LLC (jointly and severally, the “Borrowers” and each a “Borrower”), the Lenders party thereto from time to time, and Deutsche Bank Trust Company Americas, as Administrative Agent for the Lenders.
     We hereby request that the Issuing Bank, in its individual capacity, issue a Letter of Credit for the account of [name of applicable Borrower Party] on 3 (the “Date of Issuance”), which Letter of Credit shall be denominated in United States Dollars and shall be in the aggregate amount of 4.
     The beneficiary of the requested Letter of Credit will be 5, and such Letter of Credit will be in support of 1 and will have a stated expiration date of 2.

[1]	Date of Letter of Credit Request. On or after the Initial Borrowing Date and prior to the 30th day prior to the Revolving Loan Maturity Date.

[2]	If Letter of Credit is to be issued by Deutsche Bank AG, New York Branch, insert: Deutsche Bank AG, New York Branch, Global Loan Operations, Standby Letter of Credit Unit, 60 Wall Street, New York, New York 10005, MS NYC 60-3812. For Letters of Credit to be issued by other Issuing Bank insert name and address of applicable Issuing Bank.

[3]	Date of Issuance, which shall be at least three (3) Business Days from the date hereof (or such shorter period as is reasonably acceptable to the Issuing Bank).

[4]	Aggregate initial amount of the Letter of Credit.

[5]	Insert name and address of beneficiary.
K-1

          The Letter of Credit will contain the terms set forth in Schedule A.
We hereby certify that:
          (1) the representations and warranties contained in Article IV of the Credit Agreement and in the other Loan Documents are true and correct in all material respects on and as of the Date of Issuance to the same extent as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date; and
          (2) no Potential Default or Event of Default has occurred and is continuing nor, after giving effect to the issuance of the Letter of Credit requested hereby, would such a Potential Default or an Event of Default occur.

EH/TRANSEASTERN, LLC

By:

Name:
Title:

TE/TOUSA SENIOR, LLC

By:

Name:
Title:

[1]	Insert brief description of supportable obligations.

[2]	Insert the last date upon which drafts may be presented which may not be later than the dates referred to in Section 2.4(d) of the Credit Agreement.
K-2

SCHEDULE A TO
LETTER OF CREDIT REQUEST
TERMS
K-Schedule A-l

ENVIRONMENTAL INDEMNITY AGREEMENT
     THIS ENVIRONMENTAL INDEMNITY AGREEMENT (“Agreement”) is dated as of August 1, 2005, by and among EH/TRANSEASTERN, LLC, a limited liability company organized under the laws of the state of Delaware and TE/TOUSA SENIOR LLC, a limited liability company organized under the laws of the state of Delaware (“Borrowers” and each a “Borrower”), TOUSA HOMES, L.P., a Delaware limited partnership (“TOUSA Member”), and TECHNICAL OLYMPIC USA, INC., a Delaware corporation (together with Borrowers and TOUSA Member, jointly and severally, “Indemnitors”), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as Administrative Agent for the Lenders described below (in such capacity, together with its successors in such capacity, the “Administrative Agent”), with reference to the following facts:
RECITALS
     A. Pursuant to that certain Credit Agreement dated as of the date hereof (as the same may be Modified from time to time, the “Loan Agreement”) by and among Borrowers, the Lenders from time to time party thereto (the “Lenders”), and Administrative Agent (together with the Lender, the “Lender Parties”), the Lenders have agreed to make a loan to Borrowers in an initial principal amount of $450,000,000 (the “Loan”), consisting of $335,000,000 aggregate principal amount of Term Loans, and up to $115,000,000 aggregate principal amount of Revolving Commitments.
     B. The obligations of Indemnitors with respect to the Loan are secured, in part, by the Security Instruments, which encumber the Mortgaged Property.
     C. One of the conditions precedent to the Lenders’ obligation to make the Loan is that Indemnitors enter into this Agreement.
     D. All capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement.
AGREEMENT
     NOW THEREFORE, in consideration of the making of the Loan by Lenders to Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Indemnitors agree to the following:
     1. In the event any Lender Party is obligated by an applicable federal, state or local law, ordinance or regulation or otherwise directed by any governmental agency or authority, to (a) clean-up, remove or encapsulate or cause the clean-up, removal, or encapsulation of any Hazardous Materials from the Mortgaged Property, or (b) to perform any assessment or remedial acts with respect to any underground storage tank (“UST”) located in, on, over, under, from, affecting, or about the Mortgaged Property, Indemnitors shall, jointly and severally, (i) promptly undertake to arrange for such assessment clean-up, removal, encapsulation or remedial acts, (ii) exercise their commercially reasonable efforts to ensure that such assessment clean-up, removal, encapsulation or remedial acts shall be conducted in a timely and diligent manner, and (iii)

1

assume the cost and expense of such assessment clean-up, removal, encapsulation or remedial acts.
     2. In the event that at any time during which the Mortgaged Property is owned by a party having the benefit of this Agreement, any lien is recorded or filed against the Mortgaged Property pursuant to any federal, state or local law, ordinance, rule or regulation regarding Hazardous Materials or USTs, Indemnitors shall, jointly and severally, not later than thirty (30) days following any Indemnitors’ receipt of notification of the filing of such lien, satisfy the claim and cause the lien thereunder to be discharged of record (whether by payment, bonding or otherwise).
     3. In addition to the foregoing, Indemnitors shall, jointly and severally, protect, defend, indemnify and save harmless the Lender Parties and their officers, directors, shareholders, agents and employees (collectively, the “Indemnified Parties”) from and against any and all claims, actions, proceedings, losses, costs, damages, liabilities, obligations, causes of action, diminution in value of the Mortgaged Property (including any diminution in the sales price of the Mortgaged Property suffered by any Lender Party or any of its respective Affiliates), fines, penalties or expenses (including without limitation attorneys’ fees and expenditures for investigation, removal, clean-up, and remedial costs) imposed upon or incurred by or asserted against the Indemnified Parties by reason of: (a) the presence, disposal, escape, seepage, leakage, spillage, discharge, emission, release, threatened release, handling or transportation of any Hazardous Materials in, on, under, over, from, or affecting the Mortgaged Property; (b) the improper installation, maintenance or removal of any USTs on the Mortgaged Property; (c) any personal injury (including wrongful death) or property damage (real or personal) arising out of or related to any such Hazardous Materials or USTs in, on, under, over, from or affecting the Mortgaged Property; (d) any lawsuit brought or threatened, settlement reached, or government hearing, investigation, inquiry, proceeding or order relating to any such Hazardous Materials in, on, under, over, from or affecting the Mortgaged Property; or (e) any violation of laws, orders, regulations, requirements, or demands of governmental authorities which are based upon or in any way related to any such Hazardous Materials or USTs in, on, under, over, from or affecting the Mortgaged Property including, without limitation, the reasonable costs and expenses of any remedial action, consultants’ fees, reasonable attorneys’ fees, investigation and laboratory fees, court costs, and litigation expenses. Administrative Agent shall have the right to approve any counsel selected to defend any Lender Party or the other Indemnified Parties hereunder.
     4. Notwithstanding anything to the contrary contained herein, Indemnitors shall not be liable for any Hazardous Materials first placed on or under the Mortgaged Property (or any portion thereof) after ownership and control of the Mortgaged Property has been transferred to a third party following foreclosure or exercise of the power of sale under the Security Instrument (“Transfer of Ownership”); provided, however, that (i) the migration of any Hazardous Materials placed in, under, over, from or affecting the Mortgaged Property (or such portion thereof), which materials were present prior to Transfer of Ownership, shall remain the joint and several liability of Indemnitors; and (ii) Indemnitors shall have the burden of proving that such environmental condition occurred, subsequent to Transfer of Ownership.
     5. Notwithstanding anything to the contrary contained in the Loan Documents, this Agreement is not secured by the Mortgaged Property and the obligations herein are separate and

2

distinct from any obligations of the Indemnitors or Borrowers related to environmental matters which are set forth in the Security Instrument and the other Loan Documents.
     6. Each of the Indemnitors expressly acknowledge as follows: (a) that the effectiveness of this Agreement shall not be affected by and shall expressly survive the extinguishment of the aforementioned debt from Borrowers to any Lender Party; (b) that the effectiveness of this Agreement shall not be affected by and shall expressly survive the sale of the Mortgaged Property by Lender Parties or any of their respective Affiliates in the event that any such Person becomes the owner of all or any interest in the Mortgaged Property; (c) that this Agreement is not being given as security for Borrowers’ obligation to repay the Loan or as an assurance to the Lender Parties that the Mortgaged Property will retain sufficient value to satisfy the obligations of Borrowers to repay the Loan; and (d) that this Agreement is being given solely to allocate, as between Borrowers, Guarantors and the Lender Parties, the risk of expenses which may become necessary because of environmental problems with respect to the Mortgaged Property.
     7. Each reference herein to the Administrative Agent, Lenders or any Lender Party shall be deemed to include their successors and assigns, and any one or more purchasers of the Loan or the Mortgaged Property, if purchased from any Lender Party, to whose favor the provisions of this Agreement shall also inure. No consent by the Indemnitors shall be required for any assignment or reassignment of the rights of the Lender Parties hereunder to any one or more purchasers of the Loan or the Mortgaged Property or any portion thereof; provided, however, Indemnitors’ liability hereunder is not increased or decreased as a result of such assignment or reassignment. Each reference herein to the Indemnitors shall be deemed to include the heirs, executors, administrators, legal representatives, successors and assigns of the Indemnitors, all of whom shall be bound by the provisions of this Agreement.
     8. Each of the Indemnitors (and their representative, executing below, if any) has full power, authority and legal right to execute this Agreement and to perform all its obligations under this Agreement.
     9. This Agreement may not be modified, amended, waived, changed, discharged or terminated orally or by any act or failure to act on the part of the Administrative Agent, the Lenders or the Indemnitors, but only by an agreement in writing signed by the party against whom enforcement of any modification, amendment, waiver, extension, change, discharge or termination is sought.
     10. PURSUANT TO SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, INDEMNITORS AGREE THAT THIS AGREEMENT SHALL BE GOVERNED, CONSTRUED AND INTERPRETED AS TO VALIDITY, ENFORCEMENT AND IN ALL OTHER RESPECTS, IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THIS AGREEMENT SHALL ALSO CONSTITUTE AN INDEMNITY AGREEMENT UNDER ANY APPLICABLE PROVISIONS OF THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT (42 U.S.C. SECTION 9601, ET SEQ.), AS NOW OR HEREAFTER AMENDED.

3

     11. Should any litigation be commenced between the Indemnitors, the Administrative Agent and the Lenders with respect to this Agreement, the party prevailing in such litigation shall be entitled, in addition to such other relief as may be granted, to a reasonable sum for attorneys’ fees and court costs in such litigation, including without limitation any appeals or bankruptcy proceedings. All costs and other payments required to be paid by Indemnitors hereunder on behalf of the Lender Parties or otherwise shall be due on demand by the Administrative Agent, on behalf of the Lenders. If those payments are not paid promptly by Indemnitors on demand by the Administrative Agent, on behalf of the Lenders, and if the Administrative Agent or any Lender shall advance any funds in payment thereof, Indemnitors shall nevertheless remain jointly and severally liable for all amounts due hereunder plus interest at the default rate under Section 2.9(5) of the Loan Agreement on all such funds advanced by the Administrative Agent or any Lender until repaid by Indemnitors, in addition to all other rights and remedies of the Administrative Agent or the Lenders hereunder or by law.
     12. INDEMNITORS, ADMINISTRATIVE AGENT AND LENDERS, BY THEIR ACCEPTANCE OF THIS AGREEMENT, MUTUALLY, EXPRESSLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY FOR ANY PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT, IN THE INTEREST OF AVOIDING DELAYS AND EXPENSES ASSOCIATED WITH JURY TRIALS.
[Signature on Next Page]

4

     IN WITNESS WHEREOF, each Indemnitor has duly executed and delivered this Agreement as of the day first written above to become effective as stated herein.

INDEMNITORS:

EH/TRANSEASTERN, LLC

By:

Name:

Title:

TE/TOUSA SENIOR LLC

By:

Name:

Title:

TOUSA HOMES, L.P.

By:

Name:

Title:

TECHNICAL OLYMPIC USA, INC.

By:

Name:

Title:

5

List of Attachments
Schedule A — Legal Description

2

SCHEDULE A
Legal Description

EXHIBIT M TO CREDIT AGREEMENT
FORM OF COMPLIANCE CERTIFICATE
THE UNDERSIGNED HEREBY CERTIFIES AS FOLLOWS:
     1. I am the Chief Financial Officer of each of EH/Transeastern, LLC, a Delaware limited liability company (“Company”) and TE/TOUSA Senior, LLC, a Delaware limited liability company (“Parent”).
     2. I have reviewed the terms of that certain Credit Agreement, dated as of August 1, 2005 (as it may be Modified, the “Credit Agreement”; capitalized terms used herein but not defined herein shall have the meanings given to them in the Credit Agreement), and entered into by and among Company, Parent, the Lenders party thereto from time to time, and Deutsche Bank Trust Company Americas, as Administrative Agent for the Lenders, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Company and Parent during the accounting period covered by the attached financial statements.
     3. The examination described in paragraph 2 above did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default, or Potential Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth in a separate attachment, if any, to this Certificate, describing in reasonable detail, the nature of the condition or event, the period during which it has existed and the action which Company has taken, is taking, or proposes to take with respect to each such condition or event.
     The foregoing certifications, together with the computations set forth in Annex A hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered                     , 200___, pursuant to Section 5.1(3)(i) of the Credit Agreement.

EH/TRANSEASTERN, LLC

By:

Name:
Title: Chief Financial Officer

TE/TOUSA SENIOR, LLC

By:

Name:
Title: Chief Financial Officer
M-l

ANNEX A TO
COMPLIANCE CERTIFICATE
FOR THE FISCAL [QUARTER] [YEAR] ENDING [mm/dd/yy].

1. Consolidated EBITDA: sum of (a) through (n) =			$[ , , ]

(a	)	Consolidated Net Income:	$[ , , ]

(b	)	Consolidated Interest Expense (but only to the extent there was a corresponding reduction to Consolidated Net Income):	$[ , , ]

(c	)	provisions for Taxes based on income or gain, franchise, unitary, value added, single business or other similar concepts (but only to the extent there was a corresponding reduction to Consolidated Net Income):	$[ , , ]

(d	)	total depreciation expense (but only to the extent there was a corresponding reduction to Consolidated Net Income):	$[ , , ]

(e	)	total amortization expense (including, without limitation, transaction fees) (but only to the extent there was a corresponding reduction to Consolidated Net Income):	$[ , , ]

(f	)	fees and expenses directly incurred or reimbursed by Parent or any of its Consolidated Subsidiaries in connection with the Transactions (but only to the extent there was a corresponding reduction to Consolidated Net Income):	$[ , , ]

(g	)	Extraordinary Gains/Losses (but only to the extent there was a corresponding reduction to Consolidated Net Income):	$[ , , ]

(h	)	debt prepayment fees incurred in connection with the prepayment of any Indebtedness (but only to the extent there was a corresponding reduction to Consolidated Net Income):	$[ , , ]

(i	)	Permitted Tax Distributions and any other Restricted Payments permitted by subsections [___] of Section 6.5 of the Credit Agreement (but only to the extent there was a corresponding reduction to Consolidated Net Income):	$[ , , ]

(j	)	write-offs, write-downs, non-cash charges and other non-Cash items (excluding any such non-Cash item to the extent that it represents an accrual or reserve for potential Cash items in any future period or amortization of a prepaid Cash item that was paid in a prior period) (but only to the extent there was a corresponding reduction to Consolidated Net Income):	$[ , , ]

(k	)	indemnity or insurance payments received in connection with an Acquisition (but only to the extent there was a corresponding reduction to Consolidated Net Income):	$[ , , ]

(l	)	any amount by which the basis in any property or asset was increased due to purchase accounting (due to purchase accounting related to the Transactions) or “mark to market” during such period or any prior period to the extent that such amount was recognized as an item of

Exhibit M-2

		expense reducing Consolidated Net Income, whether upon sale or revaluation of such property or asset, collection of principal, amortization, or otherwise (but only to the extent there was a corresponding reduction to Consolidated Net Income):		$[ __, __, __ ]

(m	)	minority interest expense (but only to the extent there was a corresponding reduction to Consolidated Net Income):		$[ __, __, __ ]

2. Consolidated Cash Interest Expense:				$[ __, __, __ ]

3. Consolidated Interest Expense:				$[ __, __, __ ]

4. Consolidated Net Income: (i) + (ii) — (iii) =				$[ __, __, __ ]

(i	)	the net income (or loss) of Parent and its Consolidated Subsidiaries on a consolidated basis for such period taken as a single accounting period determined in conformity with GAAP:		$[ __, __, __ ]

(ii)		(a)	the income (or loss) of any Person accrued prior to the date it becomes a Consolidated Subsidiary of Parent or is merged into or consolidated with Parent or any of its Consolidated Subsidiaries or that Person’s Assets are acquired by Parent or any of its Consolidated Subsidiaries (but only to the extent included in computing such net income (or loss) in accordance with GAAP and without duplication):	$[ __, __, __ ]

		(b)	the income of any Consolidated Subsidiary of Parent to the extent that the declaration or payment of dividends or similar distributions by that Consolidated Subsidiary of that income is not at the time permitted by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Consolidated Subsidiary (but only to the extent included in computing such net income (or loss) in accordance with GAAP and without duplication):	$[ __, __, __ ]

		(c)	any after-tax gains or losses attributable to returned surplus Assets of any Pension Plan (but only to the extent included in computing such net income (or loss) in accordance with GAAP and without duplication):	$[ __, __, __ ]

		(d)	(to the extent not included in clauses (a) through (c) above) any net extraordinary gains (or plus net extraordinary losses) (but only to the extent included in computing such net income (or loss) in accordance with GAAP and without duplication):	$[ __, __, __ ]

5. Consolidated Senior Debt:				$[ __, __, __ ]

6. Consolidated Total Debt:				$[ __, __, __ ]

7. Consolidated Interest Coverage Ratio: (i)/(ii) =

M-3

(i	)	Consolidated EBITDA for the twelve-month period ending on such date:	$[ __, __, __ ]

(ii)		Consolidated Cash Interest Expense for the twelve-month period ending on such date:	$[ __, __, __ ]

		Actual:	_.___:1.00
		Required:	_.___:1.00

8. Total Leverage Ratio: (i)/(ii) =

(i	)	Consolidated Total Debt	$[ __, __, __ ]

(ii)		Consolidated EBITDA for the four Fiscal Quarters ending on such date:	$[ __, __, __ ]

		Actual:	_.___:1.00
		Required:	_.___:1.00

9. Senior Leverage Ratio: (i)/(ii) =

(i	)	Consolidated Senior Debt	$[ __, __, __ ]

(ii)		Consolidated EBITDA for the four Fiscal Quarters ending on such date:	$[ __, __, __ ]

		Actual:	_.___:l.00
		Required:	_.___:1.00

10. Minimum Liquidity I: (a) + (b) =

(a	)	Revolving Commitments then in effect less Total Utilization of Revolving Commitments:	$[ __, __, __ ]

(b	)	aggregate amount of Cash, Cash Equivalents and Foreign Cash Equivalents held by or credited to accounts of the Parent and its Consolidated Subsidiaries:	$[ __, __, __ ]

		Actual:	$[ __, __, __ ]
		Required:	[$25,000,000]

11. Minimum Liquidity II: (a) + (b) =

(a	)	Revolving Commitments then in effect less Total Utilization of Revolving Commitments:	$[ __, __, __ ]

(b	)	aggregate amount of Cash and Cash Equivalents subject to Blocked Deposit Account Control Agreements or Blocked Securities Account Control Agreements and Foreign Cash Equivalents subject to Foreign Charges Over Bank Accounts:	$[ __, __, __ ]

M-4

ASSIGNMENT OF CONTRACTS, LICENSES, PERMITS,
AGREEMENTS, WARRANTIES AND APPROVALS
          THIS ASSIGNMENT OF CONTRACTS, LICENSES, PERMITS, AGREEMENTS, WARRANTIES AND APPROVALS (this “Assignment”), dated as of the [                    ] day of July, 2005, is made by [                                        ], a [                    ] having an address at [                                        ] (“Assignor”), to DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York corporation having an office at 60 Wall Street, New York, New York 10005, as Administrative Agent for the Lenders (the “Agent”).
R E C I T A L S :
          [Assignor is the owner of the fee simple interest in the real property described on Exhibit A attached hereto (the “Project”);] [Assignor is the holder of certain rights to acquire the real property described on Exhibit A attached hereto (the “Project”);]
          Assignor and Agent are parties to a Credit Agreement dated as of the date hereof by and among EH/Transeastem, LLC, a limited liability company organized under the laws of the state of Delaware, and TE/TOUSA Senior LLC, a limited liability company organized under the laws of the state of Delaware, as borrowers (“Borrower”); the lenders from time to time party thereto (the “Lenders”); and Deutsche Bank Trust Company Americas, as administrative agent for the Lenders (said Credit Agreement, as modified and supplemented and in effect from time to time, the “Credit Agreement”: capitalized terms used but not defined herein having the meanings set forth in the Credit Agreement). The Credit Agreement provides for certain loans (the “Loans”) to be made by Agent to Borrowers in an original maximum aggregate principal amount of Five Hundred Million Dollars ($500,000,000.00).
          [Assignor has executed and delivered a Mortgage with Security Agreement, Assignment of Leases and Rents and Fixture Filing, dated as of the date hereof (in its original form and as hereafter amended, the “Mortgage”), establishing a first priority lien on the Project (subject to the Permitted Encumbrances) to secure the payment and performance of the Obligations.]
          The execution and delivery of this Assignment by Borrowers to Agent is a condition precedent to the obligation of Lenders to make the Loans.
          NOW, THEREFORE, for good and valuable consideration, receipt of which by the parties hereto is hereby acknowledged, the parties hereto hereby agree as follows:
          Section 1. Secured Obligations. This Assignment is made for the purpose of securing the following (collectively, the “Secured Obligations”):
     (i) the prompt and punctual payment when due of all amounts now outstanding or hereafter becoming due and payable under the Credit Agreement and the other Loan Documents and all modifications thereof; and
     (ii) the performance and observance of all other Obligations under the Loan Documents.
          Section 2. Assignment. As security for the payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, now existing or hereafter arising, Assignor hereby assigns, transfers, and pledges to Agent, and hereby grants to Agent a security interest in, all of Assignor’s right, title and interest, whether now owned or hereafter acquired, in to and under all agreements to which Assignor is a party executed in connection with the acquisition, entitlement, development, construction, operation, management and sale of the Project (including, without limitation, agreements for the sale, lease or exchange of goods or other property, and/or the performance of services), and all licenses, permits, variances and certificates used in connection with the development, construction, operation and sale of the Project (including, without limitation, business licenses, state health department licenses, food service licenses, liquor licenses, licenses to conduct business, certificates of need and all such other permits, licenses and rights, obtained from any Governmental Authority or private Person concerning development, construction, ownership, operation, use, occupancy or transfer of the Project) (each a “Contract”; collectively, the “Contracts”). Without limiting the foregoing, the term “Contracts” shall include:
     (i) those certain agreements and contracts, licenses, permits and other matters listed on Exhibit B attached hereto;
     (ii) all rights of Assignor to receive monies due and to become due under or pursuant to the Contracts;
     (iii) all claims of Assignor for damages arising out of or for breach of or default under the Contracts;
     (iv) all rights of Assignor to terminate, amend, supplement, modify or waive performance under the Contracts, to compel performance and otherwise to exercise all remedies thereunder; and
     (v) to the extent not included in the foregoing, all rights of Assignor in and to all cash and non-cash proceeds, products, offspring, rents, revenues, issues, profits, royalties, income, benefits, additions, substitutions, replacements and accessions of and to any and all of the foregoing.
          Section3. Exercise of Assigned Rights.
          (a) Assignor hereby irrevocably directs the grantor or licensor of or the contracting party to any Contract, to the extent permitted by such Contract and under any recognition or other agreement executed by such grantor, licensor or contracting party, upon demand from Agent, to recognize and accept Agent as the holder of such Contract for any and all purposes as fully as it would recognize and accept Assignor and the performance of Assignor thereunder. Following an Event of Default and during the continuance thereof, each such party to the Contracts upon written notice from Agent of the occurrence of an Event of Default, shall be and is hereby authorized by Assignor to perform under their respective Contract(s) for the benefit of Agent in accordance with the terms and conditions thereof without any obligation to determine whether or not such an Event of Default has in fact occurred or is continuing.
          (b) Notwithstanding anything to the contrary contained herein, subject to the other provisions of this Assignment and the Loan Documents, for so long as no Event of Default shall have occurred and be continuing, Assignor may exercise all of its rights and privileges under the Contracts. Assignor’s foregoing right shall immediately cease and terminate upon and during the continuance of any such Event of Default.
          Section 4. Representations and Warranties. Assignor hereby represents and warrants to Agent as follows:

     (i) Assignor has the full power, right and authority to execute and deliver this Assignment.
     (ii) Assignor lawfully holds rights and interests in the Contracts, has the authority to assign its interest under each said Contract (to the extent said assignment is permitted by law or the terms of the applicable Contract), and has not sold, assigned, transferred, mortgaged or pledged any such right or interest under the Contracts to any person other than Agent and has not executed any other document or instrument that might prevent or limit Agent from operating under or realizing the benefits of the terms, conditions and provisions of this Assignment.
     (iii) Assignor is not in default under the Contracts or any of them, and to Assignor’s Knowledge, no other party, if any, to the respective Contracts is in default thereunder
     (iv) No authorizations, consents, approvals, licenses, permits, filings or registrations with any governmental authority or agency are necessary for the execution, delivery or performance by Assignor of this Assignment or for the validity or enforceability thereof except those obtained on or prior to the Closing Date.
          Section 5. Covenants of Assignor. Assignor covenants and agrees as follows:
     (i) Assignor shall perform and observe, in a timely manner, all of the covenants, conditions, obligations and agreements of Assignor under the Contracts and shall suffer or permit no delinquency on its part to exist thereunder.
     (ii) Without the prior written consent of Agent, which consent shall not be unreasonably withheld or delayed, the Assignor shall not (A) sell, assign, transfer, mortgage or pledge any Contract or any such right or interest under any Contract or (B) cancel, terminate, amend, supplement or modify any of the Contracts.
     (iii) Assignor shall use its commercially reasonable efforts to enforce or secure the performance of each and every obligation, covenant, condition and agreement to be performed by the licensor, grantor or other contracting party under the Contracts.
     (iv) Within ten (10) days after execution of any of the Contracts, Assignor shall deliver a copy of an executed original of such Contract to Agent and, at the reasonable request of Agent, shall require each counterparty to a material Contract to execute and deliver to Agent a consent to this Assignment, such consent to be in a form acceptable to Agent, in its reasonable discretion.
          Section 6. Remedies. Upon the occurrence of any Event of Default, Agent shall have the right (but not the obligation), without notice to or demand on Assignor: (i) to exercise any and all rights and remedies provided under the Credit Agreement, the other Loan Documents or hereunder, as well as such remedies as may be available at law or in equity, and (ii) to correct any such Event of Default in such manner and to such extent as Agent may deem reasonably necessary to protect the security hereof, including specifically, without limitation, the right (but not the obligation) to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Agent, and also the right (but not the obligation) to perform and discharge each and every obligation, covenant, condition and agreement of Assignor under the Contracts, and, in exercising any such powers, to pay necessary costs and expenses, employ counsel, and incur and pay reasonable attorneys’ fees and expenses. For purposes of this paragraph, the term “attorneys” includes attorneys who are employees of Agent acting as counsel for Agent, and the terms “fees,” “costs” and “expenses” shall include, without limitation, the reasonable fees charged by Agent for its in-house counsel.
          Section 7. Enforcement of Contracts. At any time after the occurrence and during the continuance of an Event of Default, Agent, at its option, without notice, and without regard to the adequacy of security for the Secured Obligations, either in person or by agent, with or without bringing any action or proceeding, or by a receiver to be appointed by a court at any time hereafter, may enforce for its own benefit the Contracts, or any single Contract. The exercise of any rights under this Assignment shall not be deemed to cure or waive any Event of Default, or waive, modify or affect any notice of any potential Default or Event of Default, or invalidate any act done pursuant to such notice.
          Section 8. No Obligation of Agent: Assignor Remains Liable. Notwithstanding any legal presumption to the contrary, nothing contained herein shall operate or be construed to obligate Agent to perform or discharge, nor does Agent hereby undertake to perform or discharge, any of the terms, covenants, conditions, obligations, duties or liabilities contained in the Contracts or otherwise to impose any obligation upon Agent with respect to the Contracts. Notwithstanding anything to the contrary, (i) Assignor shall remain liable in respect of the Contracts to the extent set forth therein to perform and satisfy all of its duties and obligations thereunder to the same extent as if this Assignment had not been executed and (ii) the exercise by Agent of any of the rights and remedies hereunder shall not release Assignor from any of its duties or obligations under the Contracts.
          Section 9. Further Assurances. Assignor shall, from time to time upon the written request of Agent, promptly execute and deliver such further documents and take such further action as Agent may reasonably request in order to create, preserve, perfect and protect the assignment and security interest granted hereby or to enable Agent to exercise and enforce its rights and remedies hereunder. All of the foregoing shall be at Assignor’s expense (including, without limitation, (i) all filing, registration and recording fees and (ii) all stamp taxes and other taxes and charges in connection therewith).
          Section 10. Attorney-in-Fact. Agent is hereby appointed the attorney-in-fact of Assignor for the purpose of carrying out the provisions of this Assignment and taking any action and executing any instruments which Agent may deem necessary or advisable to accomplish the purposes hereof, including, without limitation, the right to sign and file any financing statement (or amendment or extension thereof) deemed necessary by Agent in connection herewith, which appointment as attorney-in-fact is irrevocable and coupled with an interest.
          Section 11. Security Agreement.
          (a) This Assignment shall also constitute a security agreement as that term is used in the Uniform Commercial Code (the “UCC”). Agent shall have, in addition to all other rights and remedies provided herein or in any other Loan Document, in law, at equity or otherwise, all rights and remedies of a secured party under the UCC. Agent shall give Assignor ten (10) days’ written notice of the time and place of any public sale of any Contract or the time after which any private sale or any other intended disposition is to be made. After deducting all expenses incurred in connection with the enforcement of its rights hereunder, Agent shall cause the proceeds of the Contracts to be applied to the payment of the Secured Obligations in such order as Agent may determine, and Assignor, subject to the terms of the other Loan Documents, shall remain liable for any deficiency.
          (b) Prior to or concurrently with the execution and delivery of this Assignment, Assignor authorizes Agent to file such financing statements and other documents in such offices as Agent may require to perfect the security interests granted by this Assignment.

          Section 12. No Liability; Indemnity. In the exercise of the powers herein granted to Agent, no liability shall be asserted or enforced by Assignor against Agent, all such liability being hereby expressly waived and released by Assignor except for claims resulting from the gross negligence or willful misconduct of Administrative Agent. Assignor shall indemnify, defend and hold Agent harmless against and from all liability, loss, damage and expense (including reasonable attorney’s fees and disbursements), which Agent may or shall incur or be subject to by reason of this Assignment, by reason of any act or omission of Assignor under any of the Contracts, or by reason of any action taken in good faith by Agent hereunder, and against and from any and all claims and demands whatsoever which may be asserted against Agent by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants and conditions contained in the Contracts. Should Agent incur any such liability, loss, damage or expense, the amount thereof (including reasonable costs and expenses, reasonable attorneys’ fees and expenses actually incurred), together with interest thereon at the default rate of interest set forth in Section 2.9(5) of the Credit Agreement, shall be secured hereby and by the other Security Instruments and all other Loan Documents and shall be payable by Assignor to Agent immediately upon demand.
          Section 13. Termination. Agent, by the acceptance of this Agreement, agrees that when all Secured Obligations shall have been paid in full and fully performed, this Assignment shall terminate, and Agent shall execute and deliver to Assignor, upon such termination, at Assignor’s sole cost and expense, such instruments of re-assignment, all without recourse and without any representation or warranty whatsoever, as shall be reasonably requested by Assignor.
          Section 14. Expenses. If any suit or other proceeding is instituted by Agent to enforce this Assignment (or any portion hereof), Assignor shall pay, upon demand, all of the reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Agent in connection therewith. The obligations of Assignor under this Section 14 shall survive the expiration or termination of this Assignment.
          Section 15. Reinstatement. This Assignment and the security interest created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of Assignor in respect of the Secured Obligations is rescinded or must otherwise be restored by any holder of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and Assignor shall indemnify Agent for all reasonable costs and expenses (including, without limitation, reasonable attorney’s fees and disbursements) incurred by Agent in connection with such rescission or restoration.
          Section 16. Miscellaneous.
          (a) No Waiver. No failure on the part of Agent or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Agent or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.
          (b) Marshaling. Agent shall not be required to marshal any present or future security for (including but not limited to this Assignment and the Contracts subject to the security interest created hereby), or guaranties of, the Secured Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of its rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, Assignor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Agent’s rights under this Assignment or under any other instrument evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or guaranteed, and to the extent that it lawfully may Assignor hereby irrevocably waives the benefits of all such laws. Agent shall have no duty as to the collection or protection of the Contracts or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the sole custody thereof.
          (c) Governing Law. This Assignment shall be governed by and construed in accordance with the laws of the State of New York without giving effect to its choice of law rules.
          (d) Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Agent in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
          (e) Cumulative Remedies. All rights and remedies set forth in this Assignment are cumulative, and Agent may recover judgment thereon, issue execution therefor, and resort to every other right or remedy available at law or in equity, without first exhausting and without affecting or impairing the security of any right or remedy afforded hereby; and no such right or remedy set forth in this Assignment shall be deemed exclusive of any of the remedies or rights granted to Agent in the Credit Agreement[, the Mortgage] or any other document. Nothing contained in this Assignment shall be deemed to limit or restrict the rights and remedies of Agent under any other document related to the Secured Obligations.
          (f) Waivers, Etc. This Assignment may not be amended, waived or discharged except by an instrument in writing duly executed by Assignor and Agent, except Agent may elect to waive any of its rights hereunder from time to time without permanently waiving any such right by virtue of any single such waiver or being obligated so to waive such right (or any other right) in any future similar or dissimilar circumstances.
          (g) Successors and Assigns. This Assignment shall be binding upon, and shall inure to the benefit of the respective successors and assigns of Assignor, Agent and each holder of any of the Secured Obligations; provided, however, that Assignor shall not assign or transfer its rights or obligations hereunder without the prior written consent of Agent.
          (h) Notices. All notices, requests and other communications provided for herein shall be given or made in writing in the manner specified in the Credit Agreement.
          (i) Headings. Headings used in this Assignment are for convenience of reference only and do not constitute part of this Assignment for any purpose.
          (j) WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, ASSIGNOR HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING BROUGHT BY ASSIGNOR OR AGENT INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH THIS ASSIGNMENT.

          (k) Counterparts. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Assignment by signing any such counterpart.
[signature page follows]

          IN WITNESS WHEREOF, the parties have executed this Assignment as of the day and year first written above.

ASSIGNOR:

, a

By:	, a , its

By:
Name:
Title:

AGENT:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By:

Name:
Title:
By:

Name:
Title:

Exhibit A
[insert description of property]

Exhibit B
LIST OF CERTAIN CONTRACTS

COMPLETION GUARANTY
     THIS COMPLETION GUARANTY (this “Guaranty”) is dated as of July [_], 2005, and made by TOUSA HOMES, L.P., a Delaware limited partnership (“TOUSA Member”), and TECHNICAL OLYMPIC USA, INC., a Delaware corporation (together with TOUSA Member, jointly and severally, the “Guarantors”), in favor of DEUTSCHE BANK TRUST COMPANY AMERICAS, in its capacity as Administrative Agent for the Lenders described below (in such capacity, together with its successors in such capacity, the “Administrative Agent”).
R E C I T A L S
     A. Pursuant to that certain Credit Agreement dated as of the date hereof (as the same may be Modified from time to time, the “Loan Agreement”) by and among EH/TRANSEASTERN, LLC, a limited liability company organized under the laws of the state of Delaware and TE/TOUSA SENIOR, LLC, a limited liability company organized under the laws of the state of Delaware (together, jointly and severally, the “Borrowers” and each a “Borrower”), the Lenders from time to time party thereto (the “Lenders”), and Administrative Agent, the Lenders have agreed to make a loan to Borrowers in an initial principal amount of $500,000,000 (the “Loan”), consisting of $350,000,000 aggregate principal amount of Term Loans, and up to $150,000,000 aggregate principal amount of Revolving Commitments.
     B. The Operating Company Entities have initiated certain Projects, as defined below, and Borrowers intend to use portions of the Revolving Commitments to pay for certain costs and expenses incurred or to be incurred in connection therewith.
     C. It is a condition precedent to the making of the Loan by the Lenders that Guarantors shall have executed and delivered this Guaranty to the Administrative Agent.
     D. Capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Loan Agreement.
A G R E E M E N T
     NOW THEREFORE, to induce the Lenders to extend the Loan to Borrowers, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Guarantors hereby covenant and agree, jointly and severally, as follows:
     (i) Completion Obligations.
          (a) Defined Terms. For purposes of this Guaranty the following capitalized terms shall have the meanings set forth herein:
               (1) “Development Activities” means the development, construction, equipping, and completion of any fixtures, infrastructure, or other works of improvement, including, without limitation, grading, installation of utilities, excavation, demolition, lot development, and any other activities that could give rise to a Mechanics Lien.

1

               (2) “Encroachments” means any overlaps, boundary line disputes, and any other encroachments with respect to any Real Property adjoining the Mortgaged Property or any easements encumbering the Mortgaged Property.
               (3) “Losses” means liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including reasonable attorney’s fees and expenses) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against Administrative Agent or Lenders.
               (4) “Mechanic’s Lien(s)” means any and all Liens filed by any Person, directly or indirectly (including through any number of tiers of contractors, subcontractors, or material suppliers) furnishing, or claiming to have furnished, materials, labor, or services for or in connection with a Project, other than any Lien held by Administrative Agent.
               (5) “Project” means performance and completion of all Development Activities with respect to any portion of the Mortgaged Property as to which Development Activities have commenced as of the date of this Guaranty. A Project shall not be deemed completed until all Development Activities contemplated by any applicable Contractual Obligations with respect to such Project, including any applicable Purchase/Option Agreement, has been completed and unconditional releases of all applicable Mechanics Liens has been delivered to Borrowers and Administrative Agent.
               (6) “Project Costs” means any and all costs, expenses, and liabilities for and/or in connection with a Project, including: costs for labor, goods, materials, and services; all architectural, engineering and consulting fees; all permitting fees, licensing fees, amounts payable under construction contracts and subcontracts, costs of bonds, and any and all other costs of such Project what could give rise to a Mechanics Lien. “Project Costs” shall also include any and all costs, expenses, and outlays intended to be funded under a Revolving Commitment, or that the Loan Agreement requires Borrowers to pay, with respect to a Project.
               (7) “Survey Exceptions” means (1) those exceptions to an ALTA lender’s title policy that would customarily be eliminated upon the delivery of an ALTA Survey , including the following sections of the Florida Form 9 Endorsement to an ALTA Title Policy: the second sentence of Section l(b) and sections l(b)(3), l(b)(4), 3(a), 4 and 5; and (2) an exception to an ALTA title policy which eliminates one or more of the coverages described in clause (1) as a result of existing development on the subject Real Property.
          (b) Payment of Project Costs. Guarantors do hereby, jointly and severally, unconditionally, absolutely and irrevocably guarantee to the Administrative Agent, for the benefit of the Lenders and their respective successors and assigns, as a primary obligor and not merely as a surety that Borrowers shall fully and punctually pay and discharge all Project Costs, in accordance with the Loan Agreement and the other Loan Documents, as the same may become due and payable, and pay and discharge all proper claims and demands (subject to any Good Faith Contest) for any Project Costs.
          (c) Removal of Mechanics Liens. Guarantor shall promptly pay, bond, or otherwise remove any Mechanics’ Liens that may be filed at any time with respect to the Project,

2

including, without limitation, any and all Mechanics Liens (1) disclosed pursuant to Title Policies issued (or committed to be issued) to Administrative Agent on or about the Closing Date; or (2) otherwise subject on or about the Closing Date to a recorded notice of commencement or similar document evidencing the commencement of a work of improvement on the subject Mortgaged Property. Notwithstanding the foregoing, (i) Guarantors shall not be required to take any action with respect to any Mechanic’s Lien that Borrowers have timely removed in accordance with the Loan Agreement or that are the subject of a Good Faith Contest; and (ii) Administrative Agent shall not be required to accept additional Real Property as a Borrowing Base Asset if Mechanics Liens encumber such properties at the time acquired; instead, any such Mechanics Liens shall be subject to Administrative Agent’s approval in its sole and absolute discretion.
          (d) Completion of Development Activities. Guarantors shall promptly and in compliance with the Loan Agreement complete or cause the completion of all Development Activities with respect to a Project in accordance with all applicable Contractual Obligations, all free and clear of all material defects and in full compliance with all Requirements of Law and free of Mechanic’s Liens.
          (e) Losses Arising from Survey Exceptions. Guarantors agree and acknowledge that (1) Borrowers have not delivered certain updated ALTA Survey s to Administrative Agent with respect to portions of the Mortgaged Property, and, as a result, the Title Policies issued at closing contain certain Survey Exceptions that would otherwise be unacceptable to Administrative Agent; and (2) Administrative Agent’s willingness to accept such Title Policies subject to the Survey Exceptions is expressly conditioned upon Guarantors, agreement to indemnify, defend, and hold harmless Administrative Agent against Losses that could have been avoided had an ALTA Survey been timely delivered and the Survey Exceptions removed from the Title Policies. In consideration of the foregoing, Guarantors do hereby, jointly and severally, unconditionally, absolutely and irrevocably guarantee to the Administrative Agent, for the benefit of the Lenders and their respective successors and assigns, as a primary obligor and not merely as a surety, any Losses arising out of or in connection with the existence of any Liens in respect of the Mortgaged Property, including, without limitation, any Encroachments, to the extent such Liens and Encroachments: (i) are not already specifically included as exceptions in the Title Policies (other than in or through any Survey Exceptions); and (ii) would have been revealed by a current ALTA Survey of the subject Mortgaged Property performed as of the date of the subject Title Policy. Guarantors agree to indemnify, defend, and hold harmless Administrative Agent and Lenders from and against any such Losses.
          (f) Reimbursement of Administrative Agent. If Administrative Agent shall, in accordance with the Loan Agreement: (a) cause any Development Activities with respect to a Project to be performed; (b) pay any Project Costs; or (c) cause any Mechanic’s Lien to be released, paid, bonded or discharged; then Guarantors shall immediately reimburse Administrative Agent for all sums paid by Administrative Agent including any reasonable attorneys, fees in connection therewith.
          (g) Guaranteed Obligations. Each of the obligations of Guarantors as set forth in this Section 1 are referred to as the “Guaranteed Obligations”. Each Guarantor further agrees that the Guaranteed Obligations may be not Modified, waived, accelerated or compromised from

3

time to time, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee notwithstanding any Modification, waiver, acceleration or compromise of any of the Guaranteed Obligations.
                    (ii) Nature of Guaranty. This is an irrevocable, absolute, continuing guaranty of payment and performance and not a guaranty of collection. Each Guarantor waives any right to require that any resort be had by the Administrative Agent or any Lender to any of the security held for payment of the Guaranteed Obligations or to any balance of any deposit account or credit on the books of the Administrative Agent or any Lender in favor of Borrowers or any other person. This Guaranty may not be revoked by Guarantors and shall continue to be effective with respect to the Guaranteed Obligations arising or created after any attempted revocation by Guarantors. It is the intent of Guarantors that the obligations and liabilities of Guarantors hereunder are absolute and unconditional under any and all circumstances and that until the Guaranteed Obligations are fully and finally satisfied, such obligations and liabilities shall not be discharged or released in whole or in part, by any act or occurrence which might, but for the provisions of this Guaranty, be deemed a legal or equitable discharge or release of Guarantors.
     (iii) Rights Independent. The obligations of Guarantors hereunder are independent of the Obligations of Borrowers or the obligations of any other Person, including any other Person executing a guaranty of any or all of the Guaranteed Obligations (such Person, an “Other Guarantor”) or any security for the Guaranteed Obligations, and the Administrative Agent may proceed in the enforcement hereof independently of any other right or remedy that the Administrative Agent may at any time hold with respect to the Guaranteed Obligations or any security or other guarantee therefor. The Administrative Agent may file a separate action or actions against Guarantors hereunder, whether action is brought and prosecuted with respect to any security or against Borrowers or any Other Guarantor or any other Person, or whether Borrowers or any Other Guarantor or any other Person is joined in any such action or actions. Each Guarantor waives the benefit of any statute of limitations affecting its liability hereunder or the enforcement of the Guaranteed Obligations. The liability of Guarantors hereunder shall be reinstated and revived, and the rights of the Administrative Agent and each Lender shall continue, with respect to any amount at any time paid on account of the Guaranteed Obligations which shall thereafter be required to be restored or returned by the Administrative Agent or any Lender upon the bankruptcy, insolvency, or reorganization of Borrowers or any other Person, or otherwise, all as though such amount had not been paid. Each Guarantor further agrees to the extent (i) Borrowers or any Guarantor make any payment to the Administrative Agent or any Lender in connection with the Guaranteed Obligations and all or any part of such payment is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid by the trustee, receiver or any other entity, whether under any Bankruptcy Law or otherwise, or (ii) in the event following the payment in full of the principal amount of the Loan, the Administrative Agent or any Lender is subject to further liability, loss, or expense covered by the indemnification obligations set forth in the Loan Documents (the payments and obligations referred to in clauses (i) and (ii) above are hereafter referred to, collectively, as “Preferential Payments”), then this Guaranty shall continue to be effective or shall be reinstated, as the case may be, and, to the extent of such payment or repayment by the Administrative Agent or such Lender, the Guaranteed Obligations or part thereof intended to be satisfied by such Preferential

4

Payment shall be revived and continued in full force and effect as if said Preferential Payment had not been made.
     (iv) Authority to Modify the Guaranteed Obligations. Each Guarantor authorizes the Administrative Agent and each Lender, without notice to or demand on Guarantors and without affecting its liability hereunder or the enforceability hereof, from time to time to: (a) Modify, waive, accelerate or compromise the time for payment or the terms of the Guaranteed Obligations or any part thereof, including increase or decrease the rates of interest thereon; (b) Modify, waive, accelerate, compromise, or enter into or give any agreement, approval, or consent with respect to, the Guaranteed Obligations or any part thereof or any of the Loan Documents or any security or additional guaranties, or any condition, covenant, default, remedy, right, representation, or term thereof or thereunder; (c) accept new or additional instruments, documents, or agreements in exchange for or relative to any of the Loan Documents or the Guaranteed Obligations or any part thereof; (d) accept partial payments on the Guaranteed Obligations; (e) receive and hold additional security or guaranties for the Guaranteed Obligations or any part thereof or this Guaranty; (f) release, reconvey, terminate, waive, abandon, subordinate, exchange, substitute, transfer, and enforce the Guaranteed Obligations or any security or any other guaranties, and apply any security and direct the order or manner of sale thereof as the Administrative Agent or such Lender in its discretion may determine; (g) release Borrowers or any other Person or any Other Guarantor from any personal liability with respect to the Guaranteed Obligations or any part thereof; (h) settle, release on terms reasonably satisfactory to the Administrative Agent or such Lender or by operation of law or otherwise, compound, compromise, collect, or otherwise liquidate or enforce any of the Guaranteed Obligations and any security or other guarantee in any manner, consent to the transfer of any security, and bid and purchase at any sale; and (i) consent to the merger or any other change, restructure, or termination of the corporate existence of Borrowers or any other Person and correspondingly restructure the Guaranteed Obligations, and any such merger, change, restructure, or termination shall not affect the liability of Guarantors hereunder or the enforceability hereof with respect to all Guaranteed Obligations.
     (v) Waiver of Defenses.
          (a) Each Guarantor waives any right to require the Administrative Agent or any Lender, prior to or as a condition to the enforcement of this Guaranty, to: (i) proceed against Borrowers or any other Person or any Other Guarantor; (ii) proceed against or exhaust any security for the Guaranteed Obligations or to marshal assets in connection with foreclosing collateral security; (iii) give notice of the terms, time, and place of any public or private sale of any security for the Guaranteed Obligations; or (iv) pursue any other remedy in the Administrative Agent’s or such Lender’s power whatsoever.
          (b) Each Guarantor waives any defense arising by reason of: (i) any disability or other defense of Borrowers or any other Person with respect to the Guaranteed Obligations; (ii) the unenforceability or invalidity of the Guaranteed Obligations, any of the Loan Documents or any security or any other guarantee for the Guaranteed Obligations, or the lack of perfection or failure of priority of any security for the Guaranteed Obligations; (iii) the cessation from any cause whatsoever of the liability of Borrowers or any other Person or any Other Guarantor (other than by reason of the full payment and discharge of the Guaranteed Obligations); (iv) any act or

5

omission of the Administrative Agent or any Lender or any other Person which directly or indirectly results in or aids the discharge or release of Borrowers or any other Person or the Guaranteed Obligations or any security or other guarantee therefor by operation of law or otherwise; (v) the taking or accepting of any other security, collateral or guaranty, or other assurance of the payment or performance of all or any of the Guaranteed Obligations; (vi) any release, surrender, exchange, subordination, deterioration, waste, loss or impairment by the Administrative Agent or any Lender (including any negligent impairment but excluding any gross negligent or willful impairment) of any collateral, property or security, at any time existing in connection with, or assuring or securing payment of, all or any part of the Guaranteed Obligations; (vii) the failure of the Administrative Agent, any Lender or any other Person to exercise diligence or reasonable care in the preservation, protection, enforcement, sale or other handling or treatment of all or any part of any collateral, property or security (but excluding any gross negligence or willful misconduct on the part of the Administrative Agent or any Lender); (viii) the fact that any collateral, security, security interest or lien contemplated or intended to be given, created or granted as security for the repayment of the indebtedness evidenced by the Notes or the Guaranteed Obligations shall not be properly perfected or created, or shall prove to be unenforceable or subordinate to any other security interest or lien, it being recognized and agreed by each Guarantor that such Guarantor is not entering into this Guaranty in reliance on, or in contemplation of the benefits of, the validity, enforceability, collectibility or value of any of the collateral for the Guaranteed Obligations or any security interest in such collateral; (ix) any payment by Borrowers to the Administrative Agent or any Lender is held to constitute a preference under the Bankruptcy Code or any another federal, state or local laws concerning bankruptcy, insolvency, reorganization or relief of debtors, or for any reason the Administrative Agent or any Lender is required to refund such payment or pay such amounts to Borrowers or any other Person legally entitled thereto; and (x) any and all other suretyship or guarantor defenses that may be available to Guarantors.
          (c) Each Guarantor waives: (i) all presentments, demands for performance, notices of nonperformance, protests, notices of protest, notices of dishonor, and all other notices of any kind or nature whatsoever with respect to the Guaranteed Obligations, and notices of acceptance of this Guaranty and of the existence, creation, or incurring of new or additional Guaranteed Obligations; (ii) any rights to set-offs, recoupments, claims or counterclaims; and (iii) any right to revoke or terminate this Guaranty.
     (vi) Subordination.
          (a) Each Guarantor hereby covenants and agrees that the principal of, or interest on, all now existing and hereafter arising Indebtedness of Borrowers to Guarantor (the “Claims”) and all rights and remedies of Guarantors with respect thereto and any lien securing payment thereof are and shall continue to be subject, subordinate and rendered junior in the right of payment to all amounts due and payable in respect of the Guaranteed Obligations, as the same may be Modified, waived, accelerated or compromised from time to time.
          (b) Guarantors represent and warrant to the Administrative Agent that Guarantors are or will be the sole and absolute owners of the Claims and have not sold, assigned, transferred or otherwise disposed of any right they may have to repayment of the Claims or any security therefor. Guarantors hereby further covenant and agree that upon the occurrence and

6

during the continuation of any Potential Default or Event of Default, until the Guaranteed Obligations are paid and performed in full: (i) Guarantors will not receive, directly or indirectly, any payment, advance, credit or further security of any kind whatsoever on account of the Claims; (ii) Guarantors will not sell, assign, transfer or endorse the Claims or any part or evidence thereof; (iii) Guarantors will not Modify the Claims or any part or evidence thereof; and (iv) Guarantors will not take, or permit any action to be taken, to assert, collect or enforce the Claims or any part thereof.
          (c) Upon any distribution of all of the assets of any Borrower to its creditors upon the dissolution, winding up, liquidation, arrangement, or reorganization of any Borrower, whether in any bankruptcy, insolvency, arrangement, reorganization or receivership proceeding or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of any Borrower or otherwise, any payment or distribution of any kind (whether in cash, property or securities) which is payable or deliverable upon or with respect to the Claims shall be held in trust for the Administrative Agent and the Lenders and shall be paid over or delivered to the Administrative Agent for the benefit of the Lenders to be applied against the payment or prepayment of the Guaranteed Obligations until the Guaranteed Obligations shall have been indefeasibly paid in full. If any proceeding referred to in the preceding sentence is commenced by or against any Borrower: (i) the Administrative Agent is hereby irrevocably authorized and empowered (in its own name or in the name of Guarantors or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to the preceding sentence and give acquittance therefor and to file claims and proofs of claim and take such other action (including, without limitation, voting the Claims or enforcing any security interest or other lien securing payment of the Claims) as the Administrative Agent may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of the Administrative Agent hereunder; and (ii) Guarantors shall duly and promptly take such action as the Administrative Agent may reasonably request (A) to collect the Claims for account of the Administrative Agent and to file appropriate claims or proofs of claim in respect of the Claims, (B) to execute and deliver to the Administrative Agent such powers of attorney, assignments, or other instruments as it may reasonably request in order to enable it to enforce any and all claims with respect to, and any security interests and other liens securing payment of, the Claims, and (C) to collect and receive any and all payments or distributions which may be payable or deliverable upon or with respect to the Claims.
          (d) All payments or distributions upon or with respect to the Claims which are received by Guarantor contrary to the provisions of this Guaranty shall be received in trust for the benefit of the Administrative Agent, shall be segregated from other funds and property held by Guarantors and shall be forthwith paid over to the Administrative Agent in the same form as so received (with any necessary endorsement) to be applied (in the case of cash) to, or held as collateral (in the case of non-cash property or securities) for, the payment or prepayment of the Guaranteed Obligations.
     (vii) Deferral of Subrogation. Until all of the Guaranteed Obligations have been paid and performed in full, (i) Guarantors shall not exercise any rights of subrogation, contribution or reimbursement against any Borrower or any Other Guarantor of the Guaranteed Obligations, and (ii) Guarantor shall not exercise any right to enforce any right, power or remedy which the Administrative Agent or any Lender now has or may in the future have against Borrowers or any

7

Other Guarantor and any benefit of, and any right to participate in, any security for this Guaranty or for the obligations of Borrowers or any Other Guarantor now or in the future held by the Administrative Agent or any Lender. If Guarantor nevertheless receives payment of any amount on account of any such subrogation, contribution or reimbursement rights or otherwise in respect of any payment by Guarantor of the Guaranteed Obligations prior to payment and performance in full of all of the Guaranteed Obligations, such amount shall be held in trust for the benefit of the Administrative Agent and immediately paid to the Administrative Agent for application to the Guaranteed Obligations in such order and manner as the Administrative Agent may determine.
     (viii) Condition of Borrowers. Each Guarantor represents and warrants to the Administrative Agent, for the benefit of the Lenders that: (a) this Guaranty is executed at the request of Borrowers; (b) such Guarantor has established adequate means of obtaining from Borrowers on a continuing basis financial and other information pertaining to the business of each such Borrower; (c) such Guarantor is now and will continue to be adequately familiar with the business, operations, condition, and assets of Borrowers; (d) such Guarantor will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents; and (e) the agreements, waivers and acknowledgements contained herein are knowingly made in contemplation of such benefits. Each Guarantor hereby waives and relinquishes any duty on the part of the Administrative Agent or any Lender to disclose to such Guarantor any matter, fact or thing relating to the business, operations, condition, or assets of Borrowers now known or hereafter known by the Administrative Agent or any Lender during the life of this Guaranty. With respect to any of Guaranteed Obligations, neither the Administrative Agent nor any Lender need inquire into the powers of Borrowers or the officers or employees acting or purporting to act on its behalf, and all Guaranteed Obligations made or created in good faith reliance upon the professed exercise of such powers shall be guaranteed hereby.
     (ix) Representations and Warranties of Guarantor. Each Guarantor represents and warrants to the Administrative Agent that all of representations and warranties relating to such Guarantor contained in the Loan Agreement are true and correct. Each Guarantor further represents and warrants to the Administrative Agent that all of the representations and warranties set forth in Schedule 1 hereto are true and correct as of the date hereof.
     (x) Payments. All payments made by Guarantors to or for the account of the Administrative Agent or any Lender shall be made without condition or deduction of any kind, including for any counterclaim, defense, recoupment of set-off. All payments made by Guarantors hereunder shall be made free and clear of and without deduction for any present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto (collectively, “Taxes”). Guarantors shall pay such Taxes and shall promptly furnish to the Administrative Agent copies of any tax receipts or such evidence of payment as the Administrative Agent or any Lender may reasonably require.
     (xi) Costs and Expenses in Enforcement. Each Guarantor agrees to pay to the Administrative Agent all out of pocket advances, charges, costs, and expenses, including reasonable attorneys fees, incurred or paid by the Administrative Agent in exercising any right, power, or remedy conferred by this Guaranty, or in the enforcement of this Guaranty, whether or not an action is filed in connection therewith.

8

     (xii) Notices. All notices, requests, demands and other communications which are required or may be given under this Guaranty shall be in writing and shall be delivered to the parties hereto in the manner provided in the Loan Agreement to the following addresses:

To Guarantors:	Technical Olympic USA, Inc.
Suite 500-N
4000 Hollywood Blvd.
Hollywood, FL 33021
Facsimile: (954) 364-4037
Attention: Patricia M. Petersen, Esq.

c/o TOUSA Homes, L.P.
c/oTechnical Olympic USA, Inc.
Suite 500-N
4000 Hollywood Blvd.
Hollywood, FL 33021
Facsimile: (954) 364-4037
Attention: Patricia M. Petersen, Esq.

with a copy to:	Greenberg Traurig P.A.
1221 Brickell Avenue
Miami, FL 33131
Facsimile: (305) 579-0717
Attention: Paul Berkowitz, Esq.

To	Deutsche Bank Trust Company Americas
Administrative	200 Crescent Court, Suite 550
Agent:	Dallas, Texas 75201
Facsimile: (214) 740-7910
Attention: Ann Ramsey

With a copy to:	Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, California 90071
Facsimile: (213) 891-8763
Attention: Donald I. Berger, Esq.
Any party may change the address to which notices are to be sent by notice of such change to each other party given as provided above.
     (xiii) Termination. The guarantees made hereunder (a) shall terminate when all of the Guaranteed Obligations have been indefeasibly paid and performed in full, and (b) shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Guaranteed Obligation is rescinded or must otherwise be restored by any Lender or Guarantor upon the bankruptcy or reorganization of any Borrower, Guarantor or otherwise.

9

     (xiv) No Waiver: Cumulative Remedies. The rights, powers and remedies of the Administrative Agent hereunder and under the other Loan Documents are cumulative and in addition to all rights, power and remedies provided under any and all agreements among Guarantors, Borrowers, the Administrative Agent and the Lenders relating to the Guaranteed Obligations, at law, in equity or otherwise. Any delay or failure by the Administrative Agent to exercise any right, power or remedy shall not constitute a waiver thereof by the Administrative Agent or the Lenders, and no single or partial exercise by the Administrative Agent of any right, power or remedy shall preclude any other or further exercise thereof or any exercise of any other rights, powers or remedies. Without limiting the foregoing, the Administrative Agent on behalf of the Lenders is hereby authorized to demand specific performance of this Guaranty at any time when Guarantors shall have failed to comply with any of the provisions of this Guaranty applicable to it.
     (xv) Amendments. Subject to Section 9.2 of the Loan Agreement, this Guaranty may be Modified only by, and none of the terms hereof may be waived without, a written instrument executed by each Guarantor and the Administrative Agent.
     (xvi) Waivers. Each Guarantor warrants and agrees that each of the waivers set forth in this Guaranty are made with such Guarantor’s full knowledge of their significance and consequences, and that under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.
     (xvii) Binding Agreement. This Guaranty and the terms, covenants, and conditions hereof shall be binding upon and inure to the benefit of Guarantors, the Administrative Agent, each Lender, and their respective successors and assigns; provided, however, that Guarantors shall not be permitted to transfer, convey, assign or delegate this Guaranty or any interest herein without the prior written consent of the Administrative Agent and, to the extent required pursuant to the Loan Agreement, the Lenders. Each Lender may assign its interest hereunder in whole or in part in connection with an assignment of its interest in the Guaranteed Obligations pursuant to Section 9.8(1) of the Loan Agreement.
     (xviii) GOVERNING LAW. THIS GUARANTY SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW, BUT OTHERWISE WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.
     (xix) JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH GUARANTOR CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH GUARANTOR IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION

10

OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS GUARANTY. EACH GUARANTOR WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.
     (xx) WAIVER OF JURY TRIAL. EACH GUARANTOR, AND BY ACCEPTANCE OF THIS GUARANTY, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS, WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THIS GUARANTY OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES TO THE LOAN AGREEMENT AGAINST ANY OTHER PARTY OR ANY PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. GUARANTOR, AND BY ACCEPTANCE OF THIS GUARANTY, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS, AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, GUARANTOR, AND BY ACCEPTANCE OF THIS GUARANTY, THE ADMINISTRATIVE AGENT AND EACH OF THE LENDERS, FURTHER AGREES THAT ITS RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THIS GUARANTY OR ANY PROVISION HEREOF OR THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS GUARANTY.
     (xxi) Severability. In case any one or more of the provisions contained in this Guaranty should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision hereof in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
     (xxii) Miscellaneous. All words used herein in the plural shall be deemed to have been used in the singular, and all words used herein in the singular shall be deemed to have been used in the plural, where the context and construction so require. Section headings in this Guaranty are included for convenience of reference only and are not a part of this Guaranty for any other purpose.

11

     IN WITNESS WHEREOF, each Guarantor has caused this Guaranty to be duly executed as of the date first written above.

GUARANTORS:

TECHNICAL OLYMPIC USA, INC.

By:
Name:
Title:

TOUSA HOMES, L.P.

By:
Name:
Title:

Schedule 1
Representations and Warranties of Each Guarantor
          1. Organization; Requisite Power and Authority; Qualification.
(a)	Such Guarantor (A) is either a corporation, a limited partnership or a limited liability company duly incorporated, formed or organized, validly existing, and in good standing under the laws of the state of its incorporation, organization and/or formation, (B) is duly qualified to do business and is in good standing under the laws of each jurisdiction in which the failure to be so qualified and in good standing will have or is reasonably expected to have a Material Adverse Effect, and (C) has all requisite corporate, partnership or limited liability company power and authority to own, operate and encumber its Property and to conduct its business as presently conducted and as proposed to be conducted in connection with and following the consummation of the transactions contemplated by this Agreement. Such Guarantor is a single member limited liability company for purposes of federal income taxation and for purposes of the tax laws of any state or locality in which it is subject to taxation based on its income.

(b)	True, correct and complete copies of the Organizational Documents of such Guarantor have been delivered to the Administrative Agent and have not been Modified except to the extent indicated therein. All of the Organization Documents are in full force and effect, and there are no defaults under such Organizational Documents (including with respect to any restrictions on Indebtedness contained therein), and no events which, with the passage of time or giving of notice or both, would constitute a default under such Organizational Documents (including with respect to any restrictions on Indebtedness contained therein).

(c)	Such Guarantor has the requisite power and authority to execute, deliver and perform this Agreement and each of the other Loan Documents which are required to be executed on its behalf. The execution, delivery and performance of each of the Loan Documents which must be executed in connection with this Agreement by such Guarantor and to which such Guarantor is a party and the consummation of the transactions contemplated thereby are within such Guarantor’s partnership, company, or corporate powers, have been duly authorized by all necessary partnership, company, or corporate action and such authorization has not been rescinded. No other partnership, company, or corporate action or proceedings on the part of such Guarantor is necessary to consummate such transactions.

(d)	Each of the Loan Documents to which such Guarantor is a party has been duly executed and delivered on behalf of such Guarantor and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms (subject to bankruptcy, insolvency, reorganization, or other laws affecting creditors’ rights generally and to principles of equity, regardless of whether considered in a proceeding in equity or at law), is in full force and effect and all the terms, provisions, agreements and conditions set forth therein and required to be performed or complied with by such Guarantor on or before the Closing Date have been performed or complied with, and no Potential Default or Event of Default exists thereunder.
          2. No Conflict. As of the Closing Date, the execution, delivery and performance by such Guarantor of the Loan Documents to which it is a party and the consummation of the Transactions contemplated by the Loan Documents do not and will not (a) violate (i) any provision of any law or any governmental rule or regulation applicable to such Guarantor, (ii) any of the Organizational Documents of such Guarantor, or (iii) any order, judgment or decree of any court or other agency of government binding on such Guarantor, except in the case of clauses (i), (ii) and (iii) to the extent such violation will not result in a Material Adverse Effect; (b) conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any material Contractual Obligation of such Guarantor, except to the extent such conflict, breach or default will not result in a Material Adverse Effect; or (c) require any approval of stockholders, members or partners or any approval or consent of any Person under any Contractual Obligation of such Guarantor except for such approvals or consents which will be obtained on or before the Closing Date and except for any such approvals or consents the failure of which to obtain will not result in a Material Adverse Effect.
          3. No Material Litigation. No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to such Guarantor’s Knowledge, threatened by or against such Guarantor or against such Guarantor’s Properties or revenues which is likely to be adversely determined and which, if adversely determined, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The performance of any action by such Guarantor required or contemplated by any Loan Documents is not restrained or enjoined (either temporarily, preliminarily or permanently).

This instrument was prepared by and
after recording should be returned to:
Donald I. Berger, Esq.
Latham & Watkins LLP
633 West Fifth Street, Suite 4000
Los Angeles, California 90071
COLLATERAL ASSIGNMENT OF CONTRACTS, CONTRACT RIGHTS, AND RELATED PROPERTY
          THIS COLLATERAL ASSIGNMENT OF CONTRACT, CONTRACT RIGHTS, AND RELATED PROPERTY (this “Assignment”), dated as of the 1st day of August, 2005, is made by EH/Transeastern, LLC, a Delaware Limited Liability Company having an address at 4000 N. Hollywood Boulevard, Suite 500N, Hollywood, Florida 33021 (“Assignor”), to DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York corporation having an office at 60 Wall Street, New York, New York 10005, as Administrative Agent for the Lenders (“Agent” and in its capacity as secured party and assignee hereunder, the “Assignee”).
RECITALS:
          Assignor and Assignee are parties to a Credit Agreement dated as of the date hereof by and among Assignor, and TE/TOUSA Senior LLC, a limited liability company organized under the laws of the state of Delaware, as borrowers (“Borrower”); the lenders from time to time party thereto (the “Lenders”); and Deutsche Bank Trust Company Americas, as administrative agent for the Lenders (said Credit Agreement, as modified and supplemented and in effect from time to time, the “Credit Agreement”). The Credit Agreement provides for certain loans (the “Loans”) to be made by Assignee to Borrowers in an original maximum aggregate principal amount of Four Hundred and Fifty Million Dollars ($450,000,000.00).
          Assignor is the holder of certain rights to acquire the real property described on Exhibit A attached hereto (the “Project”) pursuant to the terms of that certain agreement described in Schedule 1 attached hereto between the grantor, seller or owner described in Schedule 1 (the “Owner”), and Assignor, as grantee, buyer, purchaser, builder or optionee (the “Principal Contract”) a memorandum of which has been recorded in Official Records Book                     , Page                      of the Public Records of                                          County, Florida (the “Memorandum of Contract”).
          Assignor and its predecessor holder of the purchase rights under the Principal Contract have entered into an Assignment and Assumption of Option Agreement and Related Documents of even date herewith (the “Assignment Agreement”) pursuant to which various additional agreements, permits, and documents were assigned to Assignor.
          In connection with the execution of the Assignment Agreement, Assignor has entered into a Consent and Estoppel of Owner (“Owner Consent”) with the Owner pursuant to which the Owner has recognized certain rights and remedies of Assignee;

          The execution and delivery of this Assignment by Assignor to Assignee is a condition precedent to the obligation of Lenders to make the Loans.
          Capitalized terms used in this Assignment shall have the meanings set forth below or in the Glossary attached hereto as Appendix 1, and if not otherwise defined herein, shall have the meanings set forth in the Credit Agreement.
          NOW, THEREFORE, for good and valuable consideration, receipt of which by the parties hereto is hereby acknowledged, the parties hereto hereby agree as follows:
          Section 1. Secured Obligations. This Assignment is made for the purpose of securing the following (collectively, the “Secured Obligations”):
     (i) the prompt and punctual payment (whether at stated maturity, by acceleration or otherwise) when due of the Indebtedness and all amounts now outstanding or hereafter becoming due and payable under the Credit Agreement and the other Loan Documents and all modifications thereof; and
     (ii) the performance and observance of all other Obligations under the Loan Documents.
          Section 2. Assignment. As security for the Secured Obligations, Assignor hereby assigns, transfers and pledges to Assignee, and hereby grants to Assignee a security interest in, all of Assignor’s right, title and interest, whether now owned or hereafter acquired, in and to the following (collectively, the “Collateral”):
     (i) the Principal Contract, the Memorandum of Contract, any “Construction Agreement,” “Ancillary Documents,” or “Contract Documents” referred to in the Assignment Agreement (collectively, the foregoing are referred to as the “Contract Documents”); and
     (ii) all agreements to which Assignor is a party executed in connection with the acquisition, entitlement, development, construction, operation, and management of the Project (including, without limitation, agreements for the sale, lease or exchange of goods or other property, and/or the performance of services), other than the Contract Documents (the “Additional Contracts”); and
     (iii) all of the following rights of Assignor under and subject to the Contract Documents or Additional Contracts:
               (A) the right to exercise the option to purchase the Project and to consummate the closing of the purchase of the Project;
               (B) all rights of Assignor to receive monies due and to become due under or pursuant to the Contract Documents or Additional Contracts;
               (C) all claims of Assignor for damages arising out of or for breach of or default under the Contract Documents or Additional Contracts;
               (D) all rights of Assignor to terminate, amend, supplement, modify or waive performance under the Contract Documents or Additional Contracts, to compel performance and otherwise to exercise all remedies thereunder; and

          (iv) all zoning, development, and land use approvals, and all licenses, permits, variances and certificates used in connection with the development, construction, operation and sale of the Project (collectively, “Permits”);
          (v) all Rents and other Personalty;
          (vi) all the estate, right, title, interest, claim or demand whatsoever of Assignor, either at law or in equity, in and to the Awards;
          (vii) all other interest of every kind and character which Assignor now has or at any time hereafter acquires in and to the Project or the
   Contract Documents; and
          (viii) all substitutions, replacements and accessions with respect to the foregoing, and proceeds derived therefrom.
          Section 3. Exercise of Assigned Rights.
          (a) Assignor hereby irrevocably directs Owner, to the extent permitted by the Contract Documents and the Owner Consent and under any other recognition or other agreement executed by the Owner, upon demand from Assignee, to recognize and accept Assignee as the holder of the Contract Documents for any and all purposes as fully as it would recognize and accept Assignor and the performance of Assignor thereunder. Following an Event of Default and during the continuance thereof, the Owner, upon written notice from Assignee of the occurrence of an Event of Default, shall be and is hereby authorized by Assignor to perform under the Contract Documents for the benefit of Assignee in accordance with the terms and conditions thereof without any obligation to determine whether or not such an Event of Default has in fact occurred or is continuing.
          (b) Notwithstanding anything to the contrary contained herein, subject to the other provisions of this Assignment and the Loan Documents, for so long as no Event of Default shall have occurred and be continuing, Assignor may exercise all of its rights and privileges under the Contract Documents, Additional Contracts, and other Collateral. Assignor’s foregoing right shall immediately cease and terminate upon the occurrence and during the continuance of any such Event of Default.
          Section 4. Representations and Warranties. Assignor hereby represents and warrants to Assignee as follows:
     (i) Assignor has the full power, right and authority to execute and deliver this Assignment.
     (ii) Assignor lawfully holds rights and interests in the Collateral, has the authority to assign its interest under the Collateral, and has not sold, assigned, transferred, mortgaged or pledged any such right or interest under the Collateral any person other than Assignee and has not executed any other document or instrument that might prevent or limit Assignee from operating under or realizing the benefits of the terms, conditions and provisions of this Assignment.
     (iii) Assignor is not in default under the Contract Documents or any of them, and to Assignor’s Knowledge, neither Owner or any other party to the Contract Documents is in default thereunder.
     (iv) No authorizations, consents, approvals, licenses, permits, filings or registrations with any Governmental Authority are necessary for the execution, delivery or performance by

Assignor of this Assignment or for the validity or enforceability thereof except those obtained on or prior to the Closing Date.
     (v) To the best of Assignor’s knowledge and except as set forth in the reports listed on Schedule 4.1 to the Credit Agreement, (A) no enforcement, cleanup, removal or other governmental or regulatory actions have, at any time, been instituted, completed or threatened against the Project, or against Assignor with respect to the Project, pursuant to any applicable federal, state or local laws, ordinances, or regulations relating to any Hazardous Materials (“Hazardous Materials Laws”); (B) no violation or non-compliance with Hazardous Materials Laws has occurred with respect to the Project at any time; (C) no claims have, at any time, been made or threatened by any third party against the Project or against Assignor with respect to the Project, relating to damage, contribution, cost recovery compensation, loss or injury resulting from any Hazardous Materials (the matters set forth in clauses (A) and (B) above are hereinafter referred to as “Hazardous Materials Claims”); and (D) no occurrence or condition on any real property adjoining or in the vicinity of the Project exists which could cause the Project to be subject to any restrictions on the ownership, occupancy, transferability or use of the Project under any Hazardous Materials Laws. Assignor shall promptly advise Assignee in writing if any Hazardous Materials Claims are hereafter asserted, or if Assignor obtains knowledge of any discharge, release, or disposal of any Hazardous Materials in, on, under or about the Project, or that any condition described in clause (D) above has occurred.
          Section 5. Covenants of Assignor with Respect to Collateral. Assignor covenants and agrees as follows:
     (i) Assignor shall perform and observe, in a timely manner, all of the covenants, conditions, obligations and agreements of Assignor under the Contract Documents and Additional Contracts and shall suffer or permit no delinquency on its part to exist thereunder.
     (ii) (A) Without the prior written consent of Assignee, which consent may be granted or denied in Assignee’s sole discretion, the Assignor shall not sell, assign, transfer, mortgage or pledge the Contract Documents, Additional Contracts, or other Collateral, or (B) without the prior written consent of Assignee, which shall not be unreasonably withheld, cancel, terminate, amend, supplement or modify of the Contract Documents or Additional Contracts.
     (iii) Assignor shall use its commercially reasonable efforts to enforce or secure the performance of each and every material obligation, covenant, condition and agreement to be performed by the Owner under the Contract Documents.
     (iv) Assignor will promptly and faithfully comply with, conform to and obey all present and future Requirements of Law which may be applicable to it or to the Collateral, or any part thereof.
     (v) Assignor shall keep in full force and effect all licenses, permits and other governmental approvals which are necessary for the operation of the Collateral and any performance under the Contract Documents (including any construction activities on the Project) and Additional Contracts, and furnish evidence satisfactory to Assignee of such compliance. Without limiting the foregoing, Assignor shall not transfer or permit the transfer of any licenses, permits and other governmental approvals which are necessary for the development or operation of the Project in accordance with the Contract Documents, except from Owner to Assignor, without the prior written approval of Assignee, which approval may be withheld in Assignee’s sole and absolute discretion.

     (vi) Without limiting the generality of Section 5(iv) hereof, to the extent Assignor or its agents undertake or are required to undertake any actions on or in respect of the Project, Assignor shall keep and maintain the Project in compliance with, and shall not cause or permit the Project to be in violation of, any Florida, federal or local laws, ordinances or regulations relating to industrial hygiene or to the environmental conditions on, under or about the Collateral, including, but not limited to, soil and ground water conditions and underground storage tanks (“USTs”). Assignor shall not use, generate, manufacture, store, dispose of or permit to exist in, on, under or about the Project any Hazardous Materials. Assignor hereby agrees at all times to comply fully and in a timely manner with, and to cause all of its employees, agents, contractors and subcontractors and any other persons occupying or present on the Project on its behalf to so comply with, all applicable Florida, federal and local laws, regulations, guidelines, codes, statutes, and ordinances applicable to the use, generation, handling, storage, treatment, transport and disposal of any Hazardous Materials now or hereafter located or present on or under the Project, including, but not limited to, any USTs. Without Assignee’s prior written consent, which shall not be unreasonably withheld, Assignor shall take no remedial action with respect to any Hazardous Materials in, on, under, over, from or affecting the Project, and shall not enter into any settlement agreement, consent decree or other compromise or agreement related to any such Hazardous Materials. Assignee’s consent to such action shall not be construed to mean that Assignee has the capacity to cause or determine the appropriate Hazardous Materials management practices of Assignor but only is intended for Assignee to assure that its collateral hereunder is not being impaired.
     (vii) Inspection; Estoppel Certificates. Subject to the limitations set forth in the Contract Documents, Assignor will permit Assignee, at all reasonable times and with reasonable notice, to inspect the Project. Without limiting the foregoing, such inspections may include entry by Assignee or its agents on the Project: (i) to determine the status of construction, quality and condition of improvements on the Project, (ii) to ascertain the existence of Hazardous Materials on the Project, (iii) to determine the compliance of the Project and its use with any applicable law, rule or regulation and (iv) for any other purpose deemed reasonably necessary by Assignee. Assignee shall use commercially reasonable efforts to avoid interfering with ongoing construction, development and sales activities on the Project. Assignor and Assignee each will, from time to time, upon twenty (20) days, prior written request by the other party, execute, acknowledge and deliver to the requesting party, in the case of a request to Assignee, a certificate signed by an authorized officer or officers and in the case of a request to Assignor, an Officer’s Certificate, stating that this Assignment is unmodified and in full force and effect (or, if there have been modifications, that this Assignment is in full force and effect as modified and setting forth such modifications) and stating the amount of accrued and unpaid interest and the outstanding principal amount of the Note. The estoppel certificate from Assignor shall also state either that, to Assignor’s best knowledge and based on no independent investigation, no Default exists hereunder or under the Contract Documents or, if any Event of Default shall exist hereunder, specify any Event of Default of which Assignor has actual knowledge and the steps being taken to cure such Event of Default.
          Section 6. Hold Harmless. Assignor will defend and hold Assignee harmless from any action, proceeding or claim affecting the Project, this Assignment and/or the Collateral, to the extent such action, proceeding or claim did not result primarily from Assignee’s gross negligence or willful wrongdoing. Assignor shall appear in and defend (or pay the reasonable expenses of Assignee to defend, if Assignee gives Assignor notice of its election to handle such defense) any action or proceeding purporting to affect the security of this Assignment and/or the rights and/or powers of Assignee hereunder, and Assignor shall pay all costs and expenses (including costs of evidence of title and reasonable attorneys’ fees) in any action or proceeding in which Assignee may so appear and/or any suit by Assignee to realize upon the security provided by this Assignment, to enforce any obligations secured by this Assignment, and/or to prevent the breach hereof. Assignor’s obligations under this Section 6 shall survive payment of the Indebtedness and the release of the lien and security interest granted herein.
          Section 7. Mechanic’s Lien. Assignor shall not permit or suffer any mechanic’s, materialmen’s or other lien to be created or to remain a lien upon the Project or any portion thereof as a result of access to and entry upon the Project by Assignor or its agents; provided however, Assignor shall have the right to pursue a Good Faith Contest of any such claims in accordance with the requirements of the Credit Agreement.
          Section 8. Remedies. Upon the occurrence and during the continuance of any Event of Default, Assignee shall have the right (but not the obligation), without notice to or demand on Assignor: (i) to exercise any and all rights and remedies provided under the Credit Agreement, the other Loan Documents or hereunder, as well as such remedies as may be available at law or in equity, and (ii) to correct any such Event of Default in such manner and to such extent as Assignee may deem reasonably necessary to protect the security hereof, including specifically, without limitation, the right (but not the obligation) to appear in and defend any action or proceeding purporting to affect the security hereof or the rights or powers of Assignee, and also the right (but not the obligation), either in person or by agent, with or without bringing any action or proceeding, or by a receiver to be appointed by a court at any time hereafter, to perform and discharge each and every obligation, covenant, condition and agreement of Assignor under the Contract Documents, Additional Contracts, and Owner Consent, and, in exercising any such powers, to pay necessary costs and expenses, employ counsel, and incur and pay reasonable attorneys’ fees and expenses. For purposes of this paragraph, the term “attorneys” includes attorneys who are employees of Assignee acting as counsel for Assignee, and the terms “fees,” “costs” and “expenses” shall include, without limitation, the reasonable fees charged by Assignee for its in-house counsel.
          Section 9. Receiver. Assignee shall be entitled, as a matter of strict right, without notice and ex parte, and without regard to the value or occupancy of the security, or the solvency of the Assignor, Borrower or of any Guarantor, or the adequacy of the Collateral as security for the Indebtedness, to apply to any court of competent jurisdiction (including application on ex parte motion, if deemed necessary or desirable by Assignee), for the appointment of a receiver to perform the obligations of Assignor under the Contract Documents and Additional Contracts and to take possession of the Collateral and collect any Rents due Assignor. Such actions shall include, without limitation, each of the following to the extent permitted under the Contract Documents and the Owner Consent: taking charge of, managing, preserving, protecting, completing construction of, and operating the Project, or any combination thereof; making all necessary and needed repairs; paying all Impositions and all other costs incurred in connection with the Project; and, after payment of the expenses of the receivership, including reasonable attorneys’ and legal assistants’ fees and after compensation to the receiver for management and completion of the Project, applying all net proceeds derived therefrom in reduction of the Indebtedness or in such other manner as the court shall direct. The appointment of such receiver shall be a matter of strict right to Assignee, regardless of the adequacy of the security or of the solvency of any party obligated for payment of the Secured Obligations. All expenses, fees and compensation incurred pursuant to any such receivership shall be secured by the lien of this Assignment until paid. The receiver, personally or through agents, may exclude Assignor wholly from the Project and, to the extent permitted under the Contract Documents and the Owner Consent, have, hold, use, operate, manage and control the Project and may in the name of Assignor exercise all of Assignor’s rights and powers to maintain, construct, operate, restore, insure and keep insured the Project in such manner as such receiver deems appropriate.
          Section 10. Enforcement of Contract Documents. At any time after the occurrence and during the continuance of an Event of Default, Assignee, at its option, without notice, and without regard to the adequacy of security for the Secured Obligations, either in person or by agent, with or without bringing any action or proceeding, or by a receiver to be appointed by a court at any time hereafter, may enforce the Contract Documents and Additional Contracts for its own benefit. The exercise of any rights under this Assignment shall not be deemed to cure or waive any Event of Default, or waive, modify or affect any notice of any Potential Default or Event of Default, or invalidate any act done pursuant to such notice.
          Section 11. No Obligation of Assignee: Assignor Remains Liable. Notwithstanding any legal presumption to the contrary, nothing contained herein shall operate or be construed to obligate Assignee to perform or discharge, nor does Assignee hereby undertake to perform or discharge, any of the terms, covenants, conditions, obligations, duties or liabilities contained in the Contract Documents or Additional Contracts or otherwise to impose any obligation upon Assignee with respect to the Collateral. Notwithstanding anything to the contrary, (i) Assignor shall remain liable in respect of the Contract Documents and Additional Contracts to the extent set forth therein to perform and satisfy all of its duties and obligations thereunder to the same extent as if this Assignment had not been executed and (ii) the exercise by Assignee of any of the rights and remedies hereunder shall not release Assignor from any of its duties or obligations under the Contract Documents and Additional Contracts.
          Section 12. Further Assurances. Assignor shall, from time to time upon the written request of Assignee, promptly execute and deliver such further documents and take such further action as Assignee may reasonably request in order to create, preserve, perfect and protect the assignment and security interest granted hereby or to enable Assignee to exercise and enforce its rights and remedies hereunder. All of the foregoing shall be at Assignor’s expense (including, without limitation, (i) all filing, registration and recording fees and (ii) all stamp taxes and other taxes and charges in connection therewith).
          Section 13. Attornev-in-Fact. Assignee is hereby appointed the attorney-in-fact of Assignor for the purpose of carrying out the provisions of this Assignment and taking any action and executing any instruments which Assignee may deem necessary or advisable to accomplish the purposes hereof, including, without limitation, the right to sign and file any financing statement (or amendment or extension thereof) deemed necessary by Assignee in connection herewith, which appointment as attorney-in-fact is irrevocable and coupled with an interest.
          Section 14. Security Agreement.
          (a) This Assignment shall also constitute a security agreement as that term is used in the Uniform Commercial Code (the “UCC”) and for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the purpose of further securing payment and performance of the Indebtedness and the Obligations, Assignor hereby grants to Assignee a security interest and lien in all rights, titles, and interests now owned or hereafter acquired by Assignor in all Personalty and other collateral constituting a part of the Collateral.
          (b) Assignor represents and warrants that, except for any financing statement filed by Assignee, no presently effective financing statement covering the Personalty or any part of the Collateral, has been filed with any filing officer, and no other security interest has attached or has been perfected in the Collateral or any part thereof. Assignor shall from time to time within fifteen (15) days after request by Assignee, execute, acknowledge and deliver any financing statement, renewal, affidavit, certificate, continuation statement or other document as Assignee may request in order to evidence, perfect, preserve, continue, extend or maintain this security agreement and the security interest created hereby as a first lien on the Collateral. Assignor authorizes Assignee to file financing statements describing the Collateral or any part thereof.

          (c) Assignee shall have, in addition to all other rights and remedies provided herein or in any other Loan Document, in law, at equity or otherwise, all rights and remedies of a secured party under the UCC. Assignee shall give Assignor ten (10) days’ written notice of the time and place of any public sale of the Collateral or the time after which any private sale or any other intended disposition is to be made. After deducting all expenses incurred in connection with the enforcement of its rights hereunder, Assignee shall cause the proceeds of the Collateral to be applied to the payment of the Secured Obligations in such order as Assignee may determine, and Assignor, subject to the terms of the other Loan Documents, shall remain liable for any deficiency.
          Section 15. No Liability; Indemnity.
          (a) In the exercise of the powers herein granted to Assignee, no liability shall be asserted or enforced by Assignor against Assignee, all such liability being hereby expressly waived and released by Assignor except for claims resulting from the gross negligence or willful misconduct of Assignee. Assignor shall indemnify, defend and hold Assignee harmless against and from all liability, loss, damage and expense (including reasonable attorney’s fees and disbursements), which Assignee may or shall incur or be subject to by reason of this Assignment, by reason of any act or omission of Assignor under any of the Contract Documents, or by reason of any action taken in good faith by Assignee hereunder, and against and from any and all claims and demands whatsoever which may be asserted against Assignee by reason of any alleged obligation or undertaking on its part to perform or discharge any of the terms, covenants and conditions contained in the Contract Documents, Additional Contracts or otherwise with respect to the Collateral. Should Assignee incur any such liability, loss, damage or expense, the amount thereof (including reasonable costs and expenses, reasonable attorneys’ fees and expenses actually incurred), together with interest thereon at the default rate of interest set forth in Section 2.9(5) of the Credit Agreement, shall be secured hereby and by the other Security Instruments and all other Loan Documents and shall be payable by Assignor to Assignee immediately upon demand.
          (b) Without limiting any other indemnification obligations hereunder, Assignor shall indemnify and hold Assignee harmless from any loss, liability, cost, expense and/or claim (including without limitation the cost of any fines, remedial action, damage to the environment and cleanup and the fees of experts and reasonable attorneys fees) of or against Assignee arising from (i) the use, presence, generation, storage, release or disposal of any Hazardous Materials in, on, under, over, from or affecting the Collateral or the Project or the transport of any Hazardous Materials to or from the Project; and (ii) the violation of any law relating to industrial hygiene or environmental conditions in connection with the Collateral or the Project, including soil and ground water conditions and USTs; and (iii) the breach of any of the representations, warranties and covenants of Assignor with respect to Hazardous Materials set forth in this Assignment. Assignee shall have the right to approve any counsel selected by Assignor to defend Assignee hereunder. Assignee may hire engineers and other consultants of its choice to perform the inspections, and testing permitted under this Assignment relating to Hazardous Materials, all at Assignor’s sole expense. The inspection of the Project by Assignee or its agents will not relieve Assignor, of its obligation to comply with any environmental laws. Assignor’s obligations under this Section shall survive payment of the Indebtedness and the release of the lien granted herein.
          Section 16. Termination. Assignee, by the acceptance of this Agreement, agrees that when all Secured Obligations shall have been paid in full and fully performed, subject to Section 2.20(5) of the Credit Agreement and Section 18 below, this Assignment shall terminate, and Assignee shall execute and deliver to Assignor, upon such termination, at Assignor’s sole cost and expense, such instruments of re-assignment, all without recourse and without any representation or warranty whatsoever, as shall be reasonably requested by Assignor.

          Section 17. Expenses. Assignor agrees to pay to Assignee immediately and without demand all costs and expenses incurred by Assignee in exercising the remedies under this Assignment, the Credit Agreement, the Guaranties and the other Loan Documents, including but without limitation, court costs and attorneys’ fees expended or incurred by Assignee in any arbitrations, judicial reference, legal action or otherwise in connection with (a) the negotiation, preparation, amendment and enforcement of the Credit Agreement and the other Loan Documents, including without limitation during any workout or attempted workout, and/or in connection with the rendering of legal advice as to Assignee’s rights, remedies and obligations under the Credit Agreement or any of the other Loan Documents, (b) collecting any sum which becomes due to Assignee under the Credit Agreement or any of the other Loan Documents, (c) any proceeding for declaratory relief, any counterclaim to any proceeding or any appeal, or (d) the protection, preservation or enforcement of any rights or remedies of Assignee. All such costs and expenses shall accrue interest at the Default Interest Rate or the highest rate permitted under applicable law from the date of expenditure until said sums have been paid. Assignee shall be entitled to bid, at the sale of the Collateral held pursuant to any foreclosure of this instrument, the amount of said costs, expenses and interest in addition to the amount of the other Indebtedness and Secured Obligations as a credit bid, the equivalent of cash.
          Section 18. Reinstatement. This Assignment and the security interest created hereunder shall automatically be reinstated if and to the extent that for any reason any payment by or on behalf of Assignor in respect of the Secured Obligations is rescinded or must otherwise be restored by any holder of the Secured Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise and Assignor shall indemnify Assignee for all reasonable costs and expenses (including, without limitation, reasonable attorney’s fees and disbursements) incurred by Assignee in connection with such rescission or restoration.
          Section 19. Miscellaneous.
          (a) No Waiver. No failure on the part of Assignee or any of its agents to exercise, and no course of dealing with respect to, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise by Assignee or any of its agents of any right, power or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.
          (b) Marshaling. Assignee shall not be required to marshal any present or future security for (including but not limited to this Assignment and the Contract Documents subject to the security interest created hereby), or guaranties of, the Secured Obligations or any of them, or to resort to such security or guaranties in any particular order; and all of its rights hereunder and in respect of such securities and guaranties shall be cumulative and in addition to all other rights, however existing or arising. To the extent that it lawfully may, Assignor hereby agrees that it will not invoke any law relating to the marshaling of collateral which might cause delay in or impede the enforcement of Assignee’s rights under this Assignment or under any other instrument evidencing any of the Secured Obligations or under which any of the Secured Obligations is outstanding or by which any of the Secured Obligations is secured or guaranteed, and to the extent that it lawfully may Assignor hereby irrevocably waives the benefits of all such laws. Assignee shall have no duty as to the collection or protection of the Contract Documents or any income thereon, nor as to the preservation of rights against prior parties, nor as to the preservation of any rights pertaining thereto beyond the sole custody thereof.
          (c) Governing Law. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK EXCEPT TO THE EXTENT ANY SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL

LAW, IN WHICH CASE SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING; AND PROVIDED FURTHER, THAT THE LAWS OF THE STATE OF FLORIDA SHALL GOVERN AS TO THE CREATION, PERFECTION, PRIORITY AND ENFORCEMENT OF LIENS AND SECURITY INTERESTS IN PROPERTY LOCATED IN SUCH STATE, IT BEING UNDERSTOOD, HOWEVER, THAT TO THE FULLEST EXTENT PERMITTED BY THE LAWS OF THE STATE OF FLORIDA, THE LAW OF THE STATE OF NEW YORK SHALL GOVERN THE VALIDITY AND ENFORCEABILITY OF ALL THE LOAN DOCUMENTS, AND THE INDEBTEDNESS AND OBLIGATIONS ARISING HEREUNDER OR THEREUNDER.
          (d) Severability. If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of Assignee in order to carry out the intentions of the parties hereto as nearly as may be possible and (ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.
          (e) Cumulative Remedies. All rights and remedies set forth in this Assignment are cumulative, and Assignee may recover judgment thereon, issue execution therefor, and resort to every other right or remedy available at law or in equity, without first exhausting and without affecting or impairing the security of any right or remedy afforded hereby; and no such right or remedy set forth in this Assignment shall be deemed exclusive of any of the remedies or rights granted to Assignee in the Credit Agreement, any other Loan Documents, or any other document. Nothing contained in this Assignment shall be deemed to limit or restrict the rights and remedies of Assignee under any other document related to the Secured Obligations. For payment of the Indebtedness, Assignee may resort to any other security therefor held by Assignee in such order and manner as Assignee may elect. In the event Assignee shall have proceeded to enforce any right under the Credit Agreement, any Guaranty or any other Loan Document and such proceedings shall have been discontinued or abandoned for any reason, then in every such case Assignor, Borrower, Guarantors and Assignee shall be restored to their former positions and the rights, remedies and powers of Assignee shall continue as if no such proceedings had been taken. Without affecting the liability of any person (other than any person released pursuant to the provisions of this section) for payment of any Indebtedness secured hereby, and without affecting or impairing in any way the priority or extent of the liens of the Loan Documents upon any property not specifically released pursuant hereto, Assignee may at any time and from time to time (a) release any person liable for payment of any Indebtedness secured hereby; (b) extend the time or agree to alter the terms of payment of any of the Indebtedness; or (c) accept additional security of any kind; (d) release any property securing the Indebtedness.
          (f) Waivers. Etc. This Assignment may not be amended, waived or discharged except by an instrument in writing duly executed by Assignor and Assignee, except Assignee may elect to waive any of its rights hereunder from time to time without permanently waiving any such right by virtue of any single such waiver or being obligated so to waive such right (or any other right) in any future similar or dissimilar circumstances. Any failure by Assignee to insist upon strict performance by Assignor or Guarantor of any of the terms and provisions of any of the Loan Documents shall not be deemed to be a waiver of any of the terms or provisions of the Loan Documents and Assignee shall have the right thereafter to insist upon strict performance by the applicable Borrower Parties of any and all of them.
          (g) Successors and Assigns. This Assignment shall be binding upon, and shall inure to the benefit of the respective successors and assigns of Assignor, Assignee and each holder of any of the Secured Obligations; provided, however, that Assignor shall not assign or transfer its rights or obligations hereunder without the prior written consent of Assignee.

          (h) Notices. All notices, requests and other communications provided for herein shall be given or made in writing in the manner specified in the Credit Agreement.
          (i) Headings. Headings used in this Assignment are for convenience of reference only and do not constitute part of this Assignment for any purpose.
          (j) WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, ASSIGNOR HEREBY IRREVOCABLY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING BROUGHT BY ASSIGNOR OR AGENT INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER IN ANY WAY ARISING OUT OF, RELATED TO, OR IN CONNECTION WITH THIS ASSIGNMENT.
          (k) Counterparts. This Assignment may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and either of the parties hereto may execute this Assignment by signing any such counterpart.
          Section 20. Assignor’s Third Party Waivers. Assignor hereby acknowledges and agrees that this Assignment is subject to the terms of Section 2.20 of the Credit Agreement, including the waivers set forth in subsection (3) thereof.
[signature page follows]

     IN WITNESS WHEREOF, the Assignor executed this Assignment as of the day and year first written above.

ASSIGNOR:

SIGNATURES WITNESSED BY:
EH/Transeastern, LLC, a Delaware Limited Liability Company

By:

Tommy L. McAden,
Executive Vice President

Sign:
Print:

Sign:
Print:

(Corporate Seal)
STATE OF                                                  )
COUNTY OF                                              )
     THE FOREGOING INSTRUMENT was acknowledged before me this                      day of,                      2005, by                                         , as                                           of                                          , in its capacity as                                          of                                           , on behalf of the                                          and the                                         . He/she either                     is personally known to me, or                       has provided a valid                      driver’s license as identification.

Print Name:

(NOTARIAL SEAL)	Notary Public, State of

My Commission Expires:

APPENDIX 1
GLOSSARY
     1.1 Accounts: All of Assignor’s present and future rights to payment of money, accounts, accounts receivable which arise from or relate to construction on the Project and to all contracts and agreements which relate to the foregoing.
     1.2 Awards: All awards and payments made or hereafter to be made by any Governmental Authority having the power of eminent domain with respect to Assignor, including any awards and payments for any taking of all or a portion of the Collateral, as a result of, or by agreement in anticipation of, the exercise of the right of condemnation or eminent domain, or for any change or changes of grade of streets affecting the Collateral.
     1.3 Deposited Funds: All funds deposited with Assignee as required under the Loan Documents.
     1.4 Event of Default. An “Event of Default” under the Credit Agreement or a default under this Assignment beyond any cure periods provided with respect thereto.
     1.5 General Intangibles: All choses in action, causes of action and all other intangible personal property of Assignor of every kind and nature (other than the Accounts) including, without limitation, corporate or other business records relating to Assignor and/or the Collateral (including computer-readable memory and any computer hardware or software necessary to retrieve such memory), good will, inventions, designs, software and other intellectual property, patents, trademarks and applications therefor, trade names, trade styles, trade secrets, copyrights, registrations, licenses, franchises, customer lists, tax refund claims and the like, wherever located.
     1.6 Hazardous Materials: Any flammable explosives, radioactive materials, chemical liquids or solids, polychlorinated biphenyls, asbestos, liquid or gaseous products or hazardous wastes, pollutants, toxic pollutants, toxic substances and similar substances and materials defined as hazardous or toxic wastes, substances or materials under any applicable law, including, without limitation, the Florida Resource Recovery and Management Act (Section 403.702, et seq., Florida Statutes); the Pollutant Discharge Prevention and Control Act (Sections 376.011 — 376.17 and 376.19 - 376.21, Florida Statutes), the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601, et seq.); the Hazardous Materials Transportation Act (49 U.S.C. Section 1801, et seq.); the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.); any so-called “Superfund” or “Superlien” law; the Toxic Substance Control Act of 1976 (15 U.S.C. Section 2601 et seq.); the Clean Water Act (33 U.S.C. Section 1251 et seq.); and the Clean Air Act (42 U.S.C. Section 7901 et seq.); and also including any petroleum, including crude oil or any fraction thereof, natural gas, natural gas liquids, liquefied natural gas, or synthetic gas useable for fuel, or any mixture thereof.
     1.7 Impositions; All (a) real estate and personal property taxes and other taxes and assessments, water and sewer rates and charges, and all other governmental charges and any interest or costs or penalties with respect thereto, and charges for any easement or agreement maintained for the benefit of the Collateral which at any time prior to or after the execution of the Assignment may be assessed, levied, or imposed upon the Collateral or the rent or income received therefrom or any use or occupancy thereof, and (b) other taxes, assessments, fees and governmental charges levied, imposed or assessed upon or against Assignor or any of its properties.

     1.8 Indebtedness: The principal of and accrued interest on and all other amounts, payments and premiums due under the Credit Agreement (including any future advances), and all other amounts, now existing or hereafter arising of Borrower Parties, or any of them, owing to Assignee under and/or secured by the Assignment, or any amendments, modifications, renewals, substitutions and extensions of any of the foregoing. Indebtedness shall not include any obligations arising under the Indemnity Agreement.
     1.9 Indemnity Agreement: The Environmental Indemnity Agreement, dated as of even date herewith, executed by Borrower and Guarantors in favor of Assignee and any amendments, modifications, renewals, substitutions and extensions of any of the foregoing.
     1.10 Inventory: Any and all goods, merchandise and other personal property, whether tangible or intangible, now owned or hereafter acquired by Assignor which is held for sale, lease or license to customers, furnished to customers under any contract or service or held as raw materials, work in process, or supplies or materials used or consumed in Assignor’s business.
     1.11 Personalty All tangible and intangible personal property of Assignor (whether now owned or hereafter acquired), including all equipment, inventory, goods, consumer goods, chattel paper, instruments, working capital reserves, project escrows, money (which are rental, tax or insurance deposits), general intangibles, documents, minerals, crops and timber (as those terms are defined in the applicable Uniform Commercial Code) and all other personal property of Assignor which is used on, or in connection with or is acquired for such use, or which arises out of the development or improvement of the Project, together with all rights, titles and interests appurtenant thereof, (together with all additions, accessions, accessories, amendments and modifications thereto, extensions, renewals, replacements, enlargements and proceeds thereof, substitutions therefor, and income and profits therefrom), including all Inventory, Accounts, Deposited Funds, and General Intangibles,
     1.12 Rents: All of Assignor’s right, title and interest in and to all of the rents, royalties, issues, profits, revenue, income and other benefits of the Project or the Contract Documents or arising from the use or enjoyment of all or any portion thereof, whether now due, past due, or to become due.

Exhibit A
[INSERT DESCRIPTION OF PROPERTY]

SCHEDULE 1
DESCRIPTION OF CONTRACT
Option and Development Agreement dated as of                     , 200_, by and between                     , LLC, [a Florida limited liability company], as Owner (the “Owner”), and [Transeastern Properties, Inc., a Florida corporation], as Optionee, as amended by